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                                 SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  [X]FILED BY THE REGISTRANT     [_]FILED BY A PARTY OTHER THAN THE REGISTRANT

CHECK THE APPROPRIATE BOX:
  [_]Preliminary Proxy Statement
  [_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  [X]Definitive Proxy Statement
  [_]Definitive Additional Materials
  [_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              NEUREX CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
  [_]No fee required.
  [X]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:
        Common Stock, par value $.01 per share
    (2) Aggregate number of securities to which transaction applies: 26,291,827
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $30.9825(1)
    (4) Proposed maximum aggregate value of transaction: $814,586,530
    (5) Total fee paid: $162,918

  [X]Fee paid previously with preliminary materials.
  [X]Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1) Amount Previously Paid: $162,918
    (2) Form, Schedule or Registration Statement No.: Registration
        Statement on Form F-4, Registration No. 333-9056
    (3) Filing Party: Elan Corporation,
        plc
    (4) Date Filed: July 1, 1998
--------
Notes:
(1) Based upon the average of the high and low sale prices of American Depositary Shares of Elan Corporation, plc on The New York Stock Exchange on June 2, 1998 multiplied by the exchange ratio of 0.51.

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

                              NEUREX CORPORATION
                               3760 HAVEN AVENUE
                         MENLO PARK, CALIFORNIA 94025
                                                                   July 1, 1998

Dear Neurex Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Neurex Corporation ("Neurex") to be held at the administrative offices of Neurex, 190 Independence Drive, Menlo Park, California, on August 11, 1998, at 10:00 a.m., local time.

  At the Annual Meeting you will be asked to vote on a proposal to approve and adopt an Agreement and Plan of Merger, dated as of April 29, 1998 (the "Merger Agreement"), providing for the merger (the "Merger") of Neurex with a wholly-owned subsidiary of Elan Corporation, plc ("Elan"). Upon consummation of the Merger, (a) Neurex will become a wholly-owned subsidiary of Elan and (b) Neurex stockholders (other than Elan) will be entitled to receive 0.51 of an American Depositary Share of Elan (an "Elan ADS," each Elan ADS representing one ordinary share, par value 4 Irish pence, of Elan, evidenced by one American Depositary Receipt of Elan) for each share of Neurex common stock, par value $.01 (a "Neurex Share"), held by them (the "Exchange Ratio").

  The Board of Directors of Neurex has carefully considered the terms and conditions of the proposed Merger, including a written opinion, dated as of April 28, 1998, from its financial advisor, Morgan Stanley & Co. Incorporated ("Morgan Stanley"), to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the stockholders of Neurex. A copy of Morgan Stanley's written opinion, which sets forth a description of the assumptions made, matters considered and limits of its review, is attached to the accompanying Prospectus-Proxy Statement as Annex B. Neurex stockholders are urged to read carefully the opinion in its entirety.

  NEUREX'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, NEUREX AND THE NEUREX STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF NEUREX RECOMMENDS THAT NEUREX STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                            YOUR VOTE IS IMPORTANT

  The approval and adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the Neurex Shares outstanding and entitled to vote thereon. In view of the importance of the actions to be taken at this Annual Meeting of Neurex stockholders, we urge you to review carefully the accompanying Notice of Annual Meeting of Stockholders and the Prospectus-Proxy Statement, including the Annexes thereto, which include information on the Merger, the Merger Agreement, Elan and Neurex. Whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxy and return it as promptly as possible. If you attend the Annual Meeting in person, you may, if you wish, vote personally even if you have previously returned your proxy.

  PLEASE DO NOT SEND YOUR SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD AT THIS TIME. Promptly after the Merger is consummated, you will be sent a letter of transmittal which will include instructions as to the procedures to be used in exchanging your certificates representing Neurex Shares for certificates evidencing Elan ADSs.

  In the Notice of Annual Meeting of Stockholders that follows, we have also described other matters being submitted for your vote, all of which the Board of Directors of Neurex recommends Neurex stockholders vote FOR.

  On behalf of your Board of Directors, thank you for your continued support.

                                          Sincerely,

                                          /s/ Paul Goddard, Ph. D.
                                          Paul Goddard, Ph. D.
                                          President and Chief Executive
                                           Officer

                              NEUREX CORPORATION
                               3760 HAVEN AVENUE
                         MENLO PARK, CALIFORNIA 94025

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD AUGUST 11, 1998

  Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Neurex Corporation, a Delaware corporation ("Neurex"), will be held at the administrative offices of Neurex, 190 Independence Drive, Menlo Park, California, on August 11, 1998, at 10:00 a.m., local time, for the following purposes:

      (1) To consider and vote on a proposal (the "Merger Proposal") to approve and adopt an Agreement and Plan of Merger, dated as of April 29, 1998 (the "Merger Agreement"), by and among Elan Corporation, plc ("Elan"), Ganesh Acquisition Corp. ("Subco") and Neurex, pursuant to which, among other things, (a) Subco will be merged with and into Neurex with the result that Neurex will become a wholly-owned subsidiary of Elan (the "Merger") and (b) each share (other than shares held by Elan) of Neurex common stock, par value $.01 (a "Neurex Share"), outstanding will be converted into the right to receive 0.51 of an American Depositary Share of Elan (an "Elan ADS"). Each Elan ADS represents one ordinary share, par value 4 Irish pence, of Elan, and is evidenced by one American Depositary Receipt of Elan.

      (2) To consider and vote on a proposal to approve Neurex's 1998 Employee, Consultant and Director Stock Option Plan (the "1998 Stock Option Plan") and to authorize 1,000,000 Neurex Shares for issuance thereunder.

      (3) To consider and vote on the election of nine directors to Neurex's Board of Directors for terms expiring at the Neurex 1999 Annual Meeting.

      (4) To consider and vote on the ratification of the selection of Ernst & Young LLP as auditors of Neurex's financial statements for the year ending December 31, 1998.

      (5) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

  The proposals presented for vote are not conditioned on one another.

  The Board of Directors of Neurex has fixed the close of business on June 29, 1998 as the record date for the determination of the Neurex stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Approval of the Merger Proposal requires the affirmative vote of a majority of the Neurex Shares outstanding and entitled to vote thereon. The proposals set forth in paragraphs (2) and (4) above require the affirmative vote of a majority of the Neurex Shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. A plurality of the Neurex Shares present in person or represented by proxy at the Annual Meeting will be required to elect each director to the Board of Directors of Neurex pursuant to the proposal set forth in paragraph
(3) above. Under Delaware law, Neurex stockholders will not be entitled to appraisal rights in connection with the Merger.

  Information regarding the Merger, the Merger Agreement, Neurex, Elan and the proposals set forth in paragraphs (2), (3) and (4) above is contained in the accompanying Prospectus-Proxy Statement and the Annexes thereto, which are incorporated by reference herein and form a part of this Notice.

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IT IS IMPORTANT THAT YOUR INTERESTS BE REPRESENTED AT THE MEETING.

  THE BOARD OF DIRECTORS OF NEUREX HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, NEUREX AND THE NEUREX STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF NEUREX RECOMMENDS THAT NEUREX STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. THE BOARD OF DIRECTORS OF NEUREX ALSO RECOMMENDS THAT NEUREX STOCKHOLDERS VOTE FOR THE APPROVAL OF EACH OF THE REMAINING PROPOSALS.

                                          By Order of the Board of Directors

                                          /s/ Thomas L. Barton,
                                          Thomas L. Barton,
                                          Secretary

Menlo Park, California
July 1, 1998

            PLEASE DO NOT SEND ANY SHARE CERTIFICATES AT THIS TIME.

                          PROSPECTUS-PROXY STATEMENT

                                ---------------
 LOGO                        ELAN CORPORATION, PLC


                                  PROSPECTUS

                              NEUREX CORPORATION                        LOGO
                                ---------------

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS


                          TO BE HELD AUGUST 11, 1998

  This Prospectus-Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Neurex Corporation, a Delaware corporation ("Neurex"), for use at the Annual Meeting of Stockholders of Neurex (the "Annual Meeting") scheduled to be held on August 11, 1998, at 10:00 a.m., local time, at the administrative offices of Neurex, 190 Independence Drive, Menlo Park, California, and at any adjournments or postponements thereof.

  At the Annual Meeting, the Neurex stockholders of record as of the close of business on June 29, 1998 will be asked to consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger, dated as of April 29, 1998 (the "Merger Agreement"), by and among Elan Corporation, plc, a public limited company incorporated under the laws of Ireland ("Elan"), Ganesh Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Elan ("Subco"), and Neurex (the "Merger Proposal"). A copy of the Merger Agreement is attached as Annex A to this Prospectus-Proxy Statement. Pursuant to the Merger Agreement, upon the terms and conditions thereof, Subco will be merged with and into Neurex (the "Merger"). Neurex, as the surviving corporation in the Merger (the "Surviving Corporation"), will become a wholly-owned subsidiary of Elan, and each share of common stock, par value $.01, of Neurex (a "Neurex Share") then outstanding (other than shares owned by Elan) will be converted into the right to receive 0.51 of an American Depositary Share of Elan (an "Elan ADS"). Each Elan ADS represents one ordinary share, par value 4 Irish pence, of Elan (an "Ordinary Share"), and is evidenced by one American Depositary Receipt of Elan (an "Elan ADR"). No fractional Elan ADSs will be issued in the Merger; Neurex stockholders will receive cash in lieu thereof. See "The Merger Agreement--Conversion of Neurex Shares" and "--No Fractional Elan ADSs."

  At the Annual Meeting, Neurex stockholders will also be asked (i) to consider and vote on a proposal to approve Neurex's 1998 Employee, Consultant and Director Stock Option Plan (the "1998 Stock Option Plan") and to authorize 1,000,000 Neurex Shares for issuance thereunder; (ii) to consider and vote on the election of nine directors to Neurex's Board of Directors (the "Neurex Board") for terms expiring at the Neurex 1999 Annual Meeting; (iii) to consider and vote on the ratification of the selection of Ernst & Young LLP as auditors of Neurex's financial statements for the year ending December 31, 1998; and (iv) to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  This Prospectus-Proxy Statement also constitutes the prospectus of Elan filed with the Securities and Exchange Commission (the "Commission") as part of a Registration Statement on Form F-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Elan ADSs (and the Ordinary Shares represented thereby) to be issued to stockholders of Neurex upon the consummation of the Merger. All information concerning Elan contained or incorporated by reference in this Prospectus-Proxy Statement has been furnished by Elan and all information concerning Neurex prior to the Merger contained or incorporated by reference in this Prospectus-Proxy Statement has been furnished by Neurex.

  Neurex stockholders are urged to read and carefully consider the information contained in this Prospectus-Proxy Statement. This Prospectus-Proxy Statement, the letter to Neurex stockholders, the Notice of Annual Meeting of Stockholders and the related form of proxy are first being mailed or delivered to stockholders of Neurex on or about July 2, 1998. Any stockholder of Neurex who has given his, her or its proxy may revoke it at any time prior to its use. See "The Annual Meeting--Record Date; Voting Rights; Voting at the Meeting" and "--Voting of Proxies."

                                ---------------


  SEE "RISK FACTORS" BEGINNING ON PAGE 17 OF THIS PROSPECTUS-PROXY STATEMENT FOR A DISCUSSION OF CERTAIN MATTERS NEUREX STOCKHOLDERS SHOULD CONSIDER BEFORE VOTING FOR OR AGAINST THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                                ---------------

 THE ELAN ADSS (AND THE  ORDINARY SHARES REPRESENTED THEREBY) TO BE ISSUED IN
   THE  MERGER HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE COMMISSION  OR
     ANY  STATE SECURITIES COMMISSION NOR HAS THE COMMISSION  PASSED UPON
       THE  ACCURACY OR  ADEQUACY OF  THIS PROSPECTUS-PROXY  STATEMENT.
         ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

         The date of this Prospectus-Proxy Statement is July 1, 1998.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES
 LAWS.....................................................................   v
AVAILABLE INFORMATION.....................................................   v
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   vi
FORWARD LOOKING STATEMENTS................................................  vii
SUMMARY...................................................................   1
General...................................................................   1
The Companies.............................................................   1
The Annual Meeting........................................................   3
  Date, Time, Place and Purpose...........................................   3
  Record Date; Shares Entitled to Vote....................................   3
  Required Vote; Voting Agreement.........................................   3
  Revocability of Proxies.................................................   3
The Merger and the Merger Agreement.......................................   4
  Merger Terms............................................................   4
  Reasons for the Merger..................................................   4
  Recommendation of the Neurex Board of Directors.........................   4
  Opinion of Neurex's Financial Advisor...................................   5
  Interests of Certain Persons in the Merger..............................   5
  Anticipated Accounting Treatment........................................   5
  Certain U.S. Federal Income Tax Consequences............................   5
  Absence of Appraisal Rights.............................................   5
  Conditions to the Merger................................................   5
  Effective Time of the Merger............................................   6
  Termination of the Merger Agreement.....................................   6
  Governmental and Regulatory Matters.....................................   7
  Comparative Rights of Stockholders......................................   7
Summary Historical Consolidated Financial Data of Elan....................   8
Summary Historical Consolidated Financial Data of Neurex..................   9
Summary Unaudited Pro Forma Combined Financial Data.......................   11
  Unaudited Pro Forma Combined Balance Sheet..............................   12
  Unaudited Pro Forma Combined Statement of Income (year ended December
   31, 1997)..............................................................   13
  Unaudited Pro Forma Combined Statement of Income (three months ended
   March 31, 1998)........................................................   14
Comparative Per Share Data................................................   15
Comparative Market Price and Dividend Information.........................   15
  Comparative Market Price Information....................................   15
  Comparative Dividend Information........................................   16
RISK FACTORS..............................................................   17
  Risk Factors Relating to Elan...........................................   17
  Risk Factors Relating to Neurex.........................................   19
THE ANNUAL MEETING........................................................   19
  General.................................................................   19
  Matters to be Considered at the Annual Meeting..........................   19
  Record Date; Voting Rights; Voting at the Meeting.......................   19

                                                                           PAGE
                                                                           ----
  Adjournment of the Annual Meeting.......................................  20
  Voting of Proxies.......................................................  20
  Solicitation of Proxies.................................................  21
THE MERGER................................................................  21
  Background of the Merger................................................  21
  Neurex's Reasons for the Merger; Recommendation of the Neurex Board of
   Directors..............................................................  23
  Elan's Reasons for the Merger...........................................  23
  Opinion of Financial Advisor to Neurex..................................  24
  Interests of Certain Persons in the Merger..............................  27
  Resales of Elan ADSs....................................................  28
  Delisting and Deregistration of Neurex Shares; Listing of Elan ADSs.....  29
  Absence of Appraisal Rights.............................................  29
  Covenant not to Sell Elan ADSs..........................................  29
  Governmental Regulation.................................................  29
  Anticipated Accounting Treatment........................................  30
THE MERGER AGREEMENT......................................................  30
  General; Effective Time and Effects of the Merger.......................  30
  Conversion of Neurex Shares.............................................  30
  No Fractional Elan ADSs.................................................  31
  Exchange of Share Certificates..........................................  31
  Treatment of Neurex Stock Options.......................................  32
  Stock Purchase Plan.....................................................  32
  Employee Benefits.......................................................  32
  Certain Representations and Warranties..................................  33
  Conduct of Business of Neurex...........................................  33
  No Solicitation.........................................................  35
  Conditions..............................................................  36
  Termination.............................................................  37
  Fees and Expenses.......................................................  38
  Indemnification; Insurance..............................................  39
  Amendment...............................................................  39
  Waivers; Consents.......................................................  39
THE VOTING AGREEMENT......................................................  40
  Voting of Shares; Proxy.................................................  40
  Certain Representations and Warranties..................................  40
  Certain Covenants.......................................................  40
CERTAIN TAX CONSEQUENCES..................................................  41
  General.................................................................  41
  U.S. Federal Income Tax Consequences of the Merger......................  41
  Irish Tax Consequences after the Merger.................................  42
IRISH EXCHANGE CONTROL REGULATIONS AND UNITED NATIONS SANCTIONS...........  43
HISTORICAL CONSOLIDATED FINANCIAL DATA OF ELAN............................  45
HISTORICAL CONSOLIDATED FINANCIAL DATA OF NEUREX..........................  46
UNAUDITED PRO FORMA COMBINED FINANCIAL DATA...............................  47
  Unaudited Pro Forma Combined Balance Sheet..............................  48
  Notes to Unaudited Pro Forma Combined Balance Sheet.....................  49
  Unaudited Pro Forma Combined Statement of Income (year ended December
   31, 1997)..............................................................  50
  Unaudited Pro Forma Combined Statement of Income (three months ended
   March 31, 1998)........................................................  51

                                                                            PAGE
                                                                            ----
COMPARATIVE PER SHARE DATA.................................................  52
COMPARATIVE MARKET PRICE AND DIVIDEND INFORMATION..........................  52
  Comparative Market Price Information.....................................  52
  Comparative Dividend Information.........................................  53
DESCRIPTION OF ELAN SHARE CAPITAL..........................................  53
  Ordinary Shares..........................................................  53
  Executive Shares and "B' Executive Shares................................  55
DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS................................  55
  Deposit and Withdrawal of Shares.........................................  56
  Dividends, Other Distributions and Rights................................  56
  Record Dates.............................................................  57
  Voting of the Underlying Ordinary Shares.................................  57
  Amendment and Termination of the Deposit Agreement.......................  57
  Charges of Depositary....................................................  58
  General..................................................................  58
COMPARATIVE RIGHTS OF NEUREX STOCKHOLDERS AND ELAN SHAREHOLDERS............  58
  Authorized Capital Stock.................................................  59
  Stockholder Voting Rights................................................  59
  Special Meetings of Stockholders.........................................  59
  Consent of Stockholders in Lieu of Meeting...............................  60
  Rights of Inspection.....................................................  60
  Amendment of Governing Instruments.......................................  60
  Certain Provisions Relating to Share Acquisition.........................  61
  Rights of Appraisal......................................................  61
  Disclosure of Interests..................................................  62
  Sources and Payment of Dividends.........................................  63
  Classification of the Board of Directors.................................  63
  Removal of Directors.....................................................  63
  Vacancies on the Board of Directors......................................  64
  Stockholders' Suits......................................................  64
  Indemnification; Liability of Directors..................................  64
  Preemptive Rights........................................................  65
  Rights of Purchase and Redemption........................................  65
ADDITIONAL ITEMS REQUIRING THE VOTE OF NEUREX STOCKHOLDERS.................  66
ELECTION OF DIRECTORS......................................................  66
  Nominees.................................................................  66
  Board Committees and Meetings............................................  68
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS..........................  69
APPROVAL OF ADOPTION OF 1998 STOCK OPTION PLAN.............................  69
  Description of Proposed 1998 Stock Option Plan...........................  69
  Administration...........................................................  69
  Term of Options..........................................................  70
  Eligibility; Limitations.................................................  70
  Exercise of Options......................................................  70
  Adjustment Provisions....................................................  70
  Amendment and Term.......................................................  71
  Federal Income Tax Consequences..........................................  71
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS............................  72

                                                                           PAGE
                                                                           ----
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF NEUREX..........  73
  Compliance with Section 16(a) of the Securities Exchange Act of 1934....  74
CERTAIN TRANSACTIONS......................................................  75
EMPLOYEE BENEFIT PLANS....................................................  76
  401(k)..................................................................  76
  1992 Employee Stock Purchase Plan.......................................  76
  1997 Employee Stock Purchase Plan.......................................  77
  1988 Stock Option Plan..................................................  78
  Stock Options Granted as of February 28, 1998...........................  79
EXECUTIVE COMPENSATION....................................................  80
  Employment Agreements...................................................  82
  Remuneration of Non-Employee Directors of Neurex........................  83
REPORT OF THE COMPENSATION COMMITTEE OF THE NEUREX BOARD WITH RESPECT TO
 EXECUTIVE COMPENSATION...................................................  83
  Report on Repriced Options..............................................  84
  The Compensation Committee..............................................  84
NEUREX CORPORATION STOCK PERFORMANCE GRAPH................................  85
LEGAL MATTERS.............................................................  86
EXPERTS...................................................................  86
Annex A--Agreement and Plan of Merger..................................... A-1
Annex B--Opinion of Morgan Stanley & Co. Incorporated..................... B-1
Annex C--Voting Agreement................................................. C-1
Annex D--1998 Stock Option Plan........................................... D-1

                      ENFORCEABILITY OF CIVIL LIABILITIES
                  UNDER UNITED STATES FEDERAL SECURITIES LAWS

  Elan is a public limited company incorporated in Ireland. Certain directors, officers and controlling persons of Elan, as well as certain of the experts named herein, reside outside the United States of America (the "U.S.") and all or a substantial portion of their assets and the assets of Elan are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon such persons (other than Elan) or to enforce against them judgments of courts of the U.S. predicated upon civil liabilities under the U.S. federal securities laws. Elan has been advised by its Irish counsel, A&L Goodbody, that there is doubt as to the enforceability against such persons in Ireland, whether in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the U.S. federal securities laws.

  Elan has irrevocably appointed CT Corporation System, New York, New York, as its agent to receive service of process in actions against it arising out of or in connection with the U.S. federal securities laws or out of violations of such laws in any federal court or state court in New York, New York, relating to the transactions covered by this Prospectus-Proxy Statement.

                             AVAILABLE INFORMATION

  Elan and Neurex are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable to foreign private issuers and domestic issuers, respectively, and in accordance therewith file reports and other information with the Commission. The reports and other information filed by Elan and Neurex with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at 7 World Trade Center, Room 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports and other information regarding Elan may be inspected and copied at the offices of the New York Stock Exchange ("NYSE"), 20 Broad Street, New York, New York 10005, on which exchange the Elan ADSs are listed. Reports and other information regarding Neurex may be inspected and copied at the offices of The Nasdaq National Market ("Nasdaq"), 1735 K Street, N.W., Washington, D.C. 20006, on which market Neurex Shares are traded. Elan and Neurex public filings are also available from commercial document retrieval services. The web site maintained by the Commission is at http://www.sec.gov.

  In addition to the foregoing, Elan furnishes to registered holders of Ordinary Shares, and to The Bank of New York, as depositary (the "Depositary") under the Amended and Restated Deposit Agreement, dated as of May 17, 1996, among Elan, the Depositary and the holders from time to time of the Elan ADRs (the "Deposit Agreement"), for mailing to the record holders of Elan ADRs, all notices of shareholders' meetings and other reports and communications that are made generally available to its shareholders. The Depositary arranges for the mailing of such notices, reports and communications to such holders of record of Elan ADSs. As a foreign private issuer, Elan is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements.

  This Prospectus-Proxy Statement does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents previously filed by Elan (Commission File No. 1-13896) with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

      (i) Elan's Annual Report on Form 20-F for the fiscal period ended December 31, 1997 ("Elan's 1997 Annual Report");

      (ii) Elan's Reports on Form 6-K dated January 16, 1998, January 16, 1998, January 28, 1998, February 9, 1998, February 26, 1998, March 4,
    1998, March 26, 1998, April 9, 1998, April 24, 1998, May 5, 1998, June
    3, 1998, June 22, 1998 and June 30, 1998; and

      (iii) the descriptions of Elan's Ordinary Shares and Elan ADSs contained in Elan's Registration Statements on Form 8-A filed with the Commission on October 30, 1990, including any amendment or reports filed for purposes of updating such descriptions.

  In addition, all Annual Reports on Form 20-F and, to the extent designated therein, any Reports on Form 6-K, in each case, filed by Elan pursuant to
Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Annual Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

  The following documents previously filed by Neurex (Commission File No. 0-19560) with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

      (i) Neurex's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 ("Neurex's 1997 Annual Report");

      (ii) Neurex's Current Report on Form 8-K dated April 30, 1998; and

      (iii) Neurex's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed with the Commission on May 14, 1998.

  In addition, all documents filed by Neurex pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Annual Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

  Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Prospectus-Proxy Statement is qualified in its entirety by the information and consolidated financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

  Copies of documents incorporated by reference with respect to Elan or Neurex that are not presented herein or delivered herewith (not including exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents or herein) are available without charge to any person to whom this Prospectus-Proxy Statement is delivered upon written or oral request to the following:

            ELAN DOCUMENTS                        NEUREX DOCUMENTS


           Elan Corporation, plc                 Neurex Corporation
           Lincoln House                         3760 Haven Avenue
           Lincoln Place                         Menlo Park, California 94025
           Dublin 2, Ireland                     Attn: Brian Burns
           Attn: William F. Daniel               (650) 853-1500
           353-1-709-4000

  In order to ensure timely delivery, any request for documents should be made by August 4, 1998.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROSPECTUS-PROXY STATEMENT OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ELAN, NEUREX OR ANY OTHER PERSON. THIS PROSPECTUS-PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OR THE SOLICITATION OF A PROXY, BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS-PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE ASSETS, PROPERTIES OR AFFAIRS OF ELAN OR NEUREX SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THE DATE OF THE DOCUMENT THAT INCLUDES THE INFORMATION INCORPORATED BY REFERENCE.

                          FORWARD LOOKING STATEMENTS

  THIS PROSPECTUS-PROXY STATEMENT CONTAINS OR INCORPORATES BY REFERENCE CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ELAN AND NEUREX AND STATEMENTS RELATING TO THE PROSPECTS OF ELAN FOLLOWING THE MERGER. SEE "THE MERGER--NEUREX'S REASONS FOR THE MERGER; RECOMMENDATION OF THE NEUREX BOARD OF DIRECTORS" AND "--ELAN'S REASONS FOR THE MERGER" AND THOSE PRECEDED BY, FOLLOWED BY OR THAT INCLUDE THE WORDS "BELIEVES," "EXPECTS," "ANTICIPATES" OR SIMILAR EXPRESSIONS. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE
FOLLOWING: (1) THE FAILURE TO SUCCESSFULLY DEVELOP AND COMMERCIALIZE NEW PRODUCTS IN A TIMELY MANNER, (2) COSTS OR DIFFICULTIES IN INTEGRATING ELAN AND NEUREX ARE GREATER THAN EXPECTED OR INVOLVE THE LOSS OF KEY PERSONNEL RESULTING IN AN INABILITY OF ELAN TO CAPITALIZE ON NEUREX'S RESEARCH, DEVELOPMENT AND MARKETING CAPABILITIES TO THE DEGREE CONTEMPLATED BY ELAN AND NEUREX AND (3) COMPETITIVE PRESSURES IN THE HEALTH CARE INDUSTRY. FURTHER INFORMATION ON THESE AND OTHER RISKS WHICH COULD ADVERSELY AFFECT ELAN AFTER THE MERGER IS INCLUDED HEREIN AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN INCLUDING ELAN'S 1997 ANNUAL REPORT AND NEUREX'S 1997 ANNUAL REPORT.

                                    SUMMARY

  The following is a summary of certain information contained in this Prospectus-Proxy Statement. This summary does not contain a complete statement of all material information relating to the Merger and the Merger Agreement and is qualified in all respects by reference to the more detailed information and financial statements contained elsewhere or incorporated by reference in this Prospectus-Proxy Statement and in the Annexes hereto including, but not limited to, the Merger Agreement set forth in Annex A. Neurex stockholders are urged to read and consider carefully all of the information contained or incorporated by reference in this Prospectus-Proxy Statement and in the Annexes hereto.

                                    GENERAL

  This Prospectus-Proxy Statement relates to the proposed Merger of Subco with and into Neurex, pursuant to the Merger Agreement, a copy of which is attached as Annex A hereto and is incorporated herein by reference. In the Merger, Neurex stockholders will receive, for each Neurex Share, 0.51 of an Elan ADS (with each Elan ADS representing one Ordinary Share, evidenced by one Elan ADR) (the "Exchange Ratio").

                                 THE COMPANIES

ELAN CORPORATION, PLC
Lincoln House
Lincoln Place
Dublin 2, Ireland
Telephone: 353-1-709-4000

  Elan, headquartered in Dublin, Ireland, is a leading worldwide specialty pharmaceutical company with its principal research and manufacturing facilities located in Ireland, the U.S. and Israel. Elan is a world leader in the development of drug delivery systems and, through its pharmaceutical division, has expanded capabilities in the discovery, development and marketing of therapeutic products and diagnostic services for patients with neurological disorders.

  Elan currently conducts its business through its three operating divisions, Elan Pharmaceutical Technologies ("EPT"), Elan Pharmaceuticals and Elan Pharmaceutical Operations ("EPO").

Elan Pharmaceutical Technologies. EPT develops, markets and licenses to clients drug delivery products based on Elan's drug delivery systems. EPT's drug delivery technologies are designed to improve and control the absorption and utilization by the human body of active pharmaceutical compounds, allowing these compounds to be administered less frequently, with reduced side effects and/or in reduced dosages. These new dosage forms may also provide Elan's client pharmaceutical companies with the opportunity to improve the commercial prospects for existing drugs. One of EPT's principal objectives is to be the "Preferred Industry Partner" to certain leading pharmaceutical and biotechnology companies with respect to the development of drug delivery technologies applicable to a full range of pharmaceutical products.

  EPT markets its products in the major pharmaceutical markets of the world directly through joint ventures and through licensing arrangements with third parties. Currently, the principal products developed by EPT are: (i) a once-daily formulation of naproxen sodium used in the treatment of osteoarthritis and rheumatoid arthritis, marketed as Naprelan(R) in the U.S. by American Home Products Corporation ("AHP"); (ii) a once-daily formulation of diltiazem used in the treatment of hypertension and angina, marketed in the U.S. and Canada as

Cardizem(R) CD by Hoescht Marion Roussel, Inc., as Herbesser HP in Japan by Tanabe Seiyaku Co., Ltd., and by other licensees in certain other countries; and (iii) a once-daily formulation of verapamil used in the treatment of hypertension, marketed in the U.S. and Canada as Verelan(R) by AHP and other licensees in certain other countries.

  Elan Pharmaceuticals. Elan Pharmaceuticals, principally through Elan's wholly-owned subsidiary, Athena Neurosciences, Inc. ("Athena"), discovers, develops and markets therapeutic products and diagnostic services for patients with neurological disorders. Its research and development activities focus on Alzheimer's disease and other neurological diseases, including multiple sclerosis and Parkinson's disease.

  Elan Pharmaceuticals markets its products and services in the U.S. through its own sales and marketing group, including a national sales force of approximately 280 representatives, which currently markets: (i) Permax(R) for the adjunctive treatment of Parkinson's disease; (ii) Zanaflex(R) for the treatment of muscle spasticity; (iii) Diastat(R) for use as adjunctive treatment for certain types of epileptic seizures; (iv) Mysoline(R), an anticonvulsant; (v) Skelaxin(R) for the relief of acute painful musculoskeletal conditions; (vi) diagnostic testing services; and (vii) pharmacy products and services offered by the Athena(R) Rx Home Pharmacy.

  Elan Pharmaceuticals markets Elan's specialty pharmaceutical products outside of the U.S. in a number of countries (including the United Kingdom, Ireland, Sweden, Spain, the Philippines, China and Taiwan) through affiliated companies, joint ventures, licensees and distributors.

  Following the consummation of the Merger, Elan expects that Neurex will operate as a business unit of Elan Pharmaceuticals.

  Elan Pharmaceutical Operations. EPO manufactures and supplies products for EPT and Elan Pharmaceuticals and their respective customers, clients and licensees.

NEUREX CORPORATION
3760 Haven Avenue
Menlo Park, CA 94025
Telephone: (650) 853-1500

  Neurex has developed and is developing biopharmaceutical products principally for pain management and the treatment of cardiorenal and neurological diseases. Neurex's two lead products are CORLOPAM(R) (fenoldopam mesylate) and ziconotide (SNX-111). CORLOPAM was approved for U.S. commercialization in September 1997 and commercially launched in January 1998. Ziconotide for use in the treatment of chronic pain has completed pivotal clinical trials. Both CORLOPAM and ziconotide have potential in multiple indications. In addition, Neurex conducts an active research and licensing program to expand its product portfolio. Neurex's strategy is (i) to develop and directly market its products for acute care treatment in hospital settings, such as emergency rooms, intensive care units and pain clinics, in the U.S. and (ii) to enter into collaborative relationships to develop and market its chronic treatment products in the U.S., and all of its products outside the U.S.

  Neurex focuses its research efforts primarily on the discovery of new therapeutics which modulate the function of the central and peripheral nervous systems by regulating nerve cell communication. Neurex also conducts research in (i) programmed cell death (apoptosis) and its link to neurodegenerative diseases; (ii) the role of potassium channels in demyelinating diseases such as multiple sclerosis; and (iii) vesicle exocytosis, the controlled process by which neurotransmitters are released from the nerve terminal and its role in psychiatric disorders. Neurex has also expanded its interests in the treatment of pain by focusing on a number of programs including the use of sodium channels.

                               THE ANNUAL MEETING

DATE, TIME, PLACE AND PURPOSE

  The Annual Meeting will be held at the administrative offices of Neurex, 190 Independence Drive, Menlo Park, California, on August 11, 1998, at 10:00 a.m., local time, for the following purposes: (1) to consider and vote on the Merger Proposal; (2) to consider and vote on a proposal to approve the 1998 Stock Option Plan and to authorize 1,000,000 Neurex Shares for issuance thereunder;
(3) to consider and vote on the election of nine directors to the Neurex Board for terms expiring at the Neurex 1999 Annual Meeting; (4) to consider and vote on the ratification of the selection of Ernst & Young LLP as auditors of Neurex's financial statements for the year ending December 31, 1998; and (5) to transact such other business as may properly come before the Annual Meeting. See "Additional Items Requiring the Vote of Neurex Stockholders."

RECORD DATE; SHARES ENTITLED TO VOTE

  Only Neurex stockholders of record at the close of business on June 29, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 23,289,991 Neurex Shares outstanding and entitled to vote which were held by approximately 258 holders of record. Each holder of record of Neurex Shares on the Record Date is entitled to cast one vote per Neurex Share, exercisable in person or by a properly executed proxy, on each matter submitted at the Annual Meeting. See "The Annual Meeting--Record Date; Voting Rights; Voting at the Meeting."

REQUIRED VOTE; VOTING AGREEMENT

  The Merger Proposal requires the affirmative vote of the holders of a majority of the Neurex Shares outstanding and entitled to vote thereon. An abstention or a failure to vote with respect to the Merger Proposal will have the effect of a vote against the Merger Proposal. Brokers who hold Neurex Shares as nominees will not have discretionary authority to vote such Neurex Shares in the absence of instructions from the beneficial owners thereof. Any votes which are not cast by a nominee-broker will also have the effect of a vote cast against the Merger Proposal.

  As a condition to the willingness of Elan to enter into the Merger Agreement, each of the executive officers and directors of Neurex entered into a Voting Agreement with Elan, dated as of April 29, 1998 (the "Voting Agreement"). Pursuant to the Voting Agreement, each such person agreed, without any additional consideration being paid to such person, to vote all Neurex Shares owned or thereafter acquired by such person in favor of the Merger and appointed Elan as his or her attorney and proxy to vote such Neurex Shares at any meeting of stockholders of Neurex in connection with the Merger. The Voting Agreement covers an aggregate of 1,480,474 Neurex Shares, representing approximately 6.4% of the Neurex Shares outstanding as of June 29, 1998. See "The Annual Meeting--Record Date; Voting Rights; Voting at the Meeting" and "The Voting Agreement."

  A plurality of the Neurex Shares present in person or represented by proxy at the Annual Meeting will be required to elect each director to the Neurex Board. Approval of the remaining proposals requires the affirmative vote of a majority of the Neurex Shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. See "Additional Items Requiring the Vote of Neurex Stockholders."

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by (i) filing (including by telegram or facsimile) with the Secretary of Neurex, before the taking of the vote at the Annual Meeting, a later-dated proxy relating to the same shares or a written notice of revocation bearing a later date than the date of the proxy or (ii) attending the Annual Meeting and voting in person. Neurex stockholders who require assistance in changing or revoking a proxy should contact Neurex's Proxy Solicitor, ChaseMellon Shareholder Services L.L.P., at 235 Montgomery Street, 23rd Floor, San Francisco, California 94104, or by telephone at (415) 743-1423. See "The Annual Meeting--Voting of Proxies."

                      THE MERGER AND THE MERGER AGREEMENT

MERGER TERMS

  The Merger Agreement provides that, subject to the requisite approval of Neurex's stockholders and the satisfaction or, where permissible, waiver of certain other conditions, at the Effective Time (as defined below) of the Merger, Subco will be merged with and into Neurex, the separate corporate existence of Subco will cease and Neurex, as the Surviving Corporation, will become a wholly-owned subsidiary of Elan. Upon consummation of the Merger, each Neurex Share issued and outstanding immediately prior to the Effective Time of the Merger will be converted into the right to receive 0.51 of an Elan ADS. No fractional Elan ADSs will be received by Neurex stockholders in the Merger. In lieu of any such fractional Elan ADSs, each holder of Neurex Shares who otherwise would be entitled to receive a fractional Elan ADS pursuant to the Merger will be paid an amount in cash, without interest, equal to such fraction multiplied by the Market Value. "Market Value" shall mean, with respect to Elan ADSs issued, the mean between the high and low prices of the Elan ADSs as reported on the NYSE Composite Tape on the NYSE trading day immediately prior to the Effective Time. The fractional share interests of each Neurex stockholder will be aggregated and no Neurex stockholder will receive cash in an amount equal to or greater than the value of one full Elan ADS. See "The Merger Agreement--Conversion of Neurex Shares" and "--No Fractional Elan ADSs." With respect to the treatment of options of Neurex, see "The Merger Agreement-- Treatment of Neurex Stock Options."

REASONS FOR THE MERGER

  Neurex. Neurex believes that the Merger will result in a combined biopharmaceutical and drug development entity with substantially greater resources and a more diversified product base, development pipeline, manufacturing capability and international presence than Neurex. Following the Merger, Elan will be able to provide Neurex with the capital and resources necessary in order for Neurex to both continue its research into acute care pain management and other neurological disorders and have more flexibility in addressing the scientific and business aspects of its programs. Neurex believes that Elan's strengths in the testing, registration, manufacture and technology for delivery of pharmaceutical products will complement Neurex's own strengths in basic research, sales and marketing and distribution, allowing Neurex to more efficiently bring products to market. The Merger will allow continued expansion by the combined companies into other territories and other therapeutic areas. See "The Merger--Neurex's Reasons for the Merger; Recommendation of the Neurex Board of Directors."

  Elan. Elan believes that the business of both Elan and Neurex will be enhanced by their combination by being better positioned to capitalize on the market opportunities created by the continued consolidation of the pharmaceutical industry. Following the Merger, Elan will have expanded its global pharmaceutical operations by the addition of a new therapeutic area, acute care, and the expansion of product opportunities for pain management. The Merger supplements Elan's existing research, development, sales and marketing capabilities, continuing Elan's desire to build and increase those resources which are deemed essential to Elan's success in its industry. Elan believes that the Merger can significantly enhance the value of the combined companies through expanded distribution and marketing capabilities and increased opportunities for product acquisitions and research partnerships. See "The Merger--Elan's Reasons for the Merger."

RECOMMENDATION OF THE NEUREX BOARD OF DIRECTORS

  On April 28, 1998, the Neurex Board unanimously approved the Merger Agreement and the Merger as being in the best interests of Neurex and the Neurex stockholders. The Neurex Board unanimously recommends that Neurex stockholders vote FOR the approval and adoption of the Merger Agreement. The Neurex Board also recommends that Neurex stockholders vote FOR the approval of each of the remaining proposals described under "Additional Items Requiring the Vote of Neurex Stockholders." See "The Merger--Neurex's Reasons for the Merger; Recommendation of the Neurex Board of Directors."

OPINION OF NEUREX'S FINANCIAL ADVISOR

  Morgan Stanley & Co. Incorporated ("Morgan Stanley"), the financial advisor to Neurex, delivered to the Neurex Board its written opinion, dated April 28, 1998, to the effect that, as of the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to the Neurex stockholders. The full text of the opinion of Morgan Stanley, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex B to this Prospectus-Proxy Statement. STOCKHOLDERS OF NEUREX ARE URGED TO CAREFULLY READ SUCH OPINION IN ITS ENTIRETY. Neurex has agreed to pay Morgan Stanley a customary fee for its services in connection with the Merger, a substantial portion of which is conditioned upon the consummation of the Merger. See "The Merger--Opinion of Financial Advisor to Neurex."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the Neurex Board with respect to the Merger Agreement, Neurex stockholders should be aware that certain officers and directors of Neurex have interests in the Merger that are different from and in addition to the interests of Neurex stockholders generally. For further information, see "The Merger--Interests of Certain Persons in the Merger."

ANTICIPATED ACCOUNTING TREATMENT

  The Merger will be accounted for by Elan under the "purchase" method of accounting in accordance with U.S. generally accepted accounting principals ("U.S. GAAP"). See "The Merger--Anticipated Accounting Treatment."

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

  The consummation of the Merger is conditioned upon, among other things, receipt by Elan of an opinion of its tax counsel, Cahill Gordon & Reindel, and receipt by Neurex of an opinion of its tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP, in each case, that, among other things, the Merger will, subject to certain limitations, qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

  All Neurex stockholders should read carefully the discussion in "Certain Tax Consequences" and other sections of this Prospectus-Proxy Statement. Neurex stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger.

ABSENCE OF APPRAISAL RIGHTS

  Under the General Corporation Law of the State of Delaware (the "DGCL"), the stockholders of Neurex are not entitled to appraisal rights in connection with the Merger. See "The Merger Agreement--Absence of Appraisal Rights."

CONDITIONS TO THE MERGER

  The obligations of Elan, Subco and Neurex to effect the Merger are subject to the satisfaction or, where permissible, waiver of certain conditions set forth in the Merger Agreement including, without limitation, the following: (i) the effectiveness of the Registration Statement under the Securities Act; (ii) the approval and adoption of the Merger Agreement by the requisite vote of the stockholders of Neurex; (iii) the approval for listing on the NYSE of the Elan ADSs to be issued in connection with the Merger and the admission to the Official Lists of the Irish Stock Exchange Limited (the "Irish Stock Exchange") and the London Stock Exchange Limited (the "London Stock Exchange") of the Ordinary Shares represented thereby; (iv) there not having been entered and in effect any injunction or order that prohibits the Merger; (v) any waiting period applicable to the Merger under the HSR Act (as defined below) shall have expired or been terminated; (vi) no action shall have been taken under the Mergers, Take-overs and Monopolies (Control) Act, 1978 (as amended) of Ireland (the
"Irish Mergers Act") that prohibits the Merger and the relevant period under the Irish Mergers Act shall have expired; and (vii) Neurex and Elan shall have received the opinions of their respective tax counsel, in each case, that the Merger will, subject to certain limitations, qualify as a reorganization within the meaning of Section 368(a) of the Code.

  The obligation of Elan and Subco to effect the Merger is subject to the satisfaction or waiver of certain additional conditions set forth in the Merger Agreement including, without limitation, the following: (i) the accuracy of the representations and warranties of Neurex and the performance in all material respects of the agreements and obligations of Neurex under the Merger Agreement and the receipt of certificates of officers of Neurex to such effect; (ii) the absence since December 31, 1997 of (x) any material adverse change in the general affairs, management, business, operations, assets, condition (financial or otherwise) or prospects of Neurex and its subsidiary, taken as a whole (excluding any such material adverse change relating solely to ziconotide), or
(y) any Ziconotide Event (as defined below); (iii) all consents, approvals, filings and registrations required on the part of Neurex for the consummation of the Merger shall have been obtained or accomplished; (iv) the meeting between Neurex and the U.S. Food and Drug Administration (the "FDA") regarding, among other things, the filing of a New Drug Application (an "NDA") relating to ziconotide shall have occurred, the FDA shall have responded to such meeting, Elan shall have been provided with all documents, materials and other information prepared by the FDA or Neurex in connection therewith and Elan shall have been provided the opportunity to attend such meeting; and (v) Elan shall have received agreements from each of Neurex's executive officers restricting each such person's ability to dispose of Elan ADSs held by such person for a period of one year following the Effective Time.

  The obligation of Neurex to effect the Merger is subject to the satisfaction or waiver of certain additional conditions set forth in the Merger Agreement including, without limitation, the following: (i) the accuracy of the representations and warranties of Elan and Subco and the performance in all material respects of the agreements and obligations of Elan and Subco under the Merger Agreement and the receipt of certificates of officers of Elan and Subco to such effect; (ii) the absence since December 31, 1997 of any material adverse change in the general affairs, management, business, operations, assets, condition (financial or otherwise) or prospects of Elan and its subsidiaries, taken as a whole; and (iii) all consents and approvals of, and filings and registrations required on the part of Elan and Subco for the consummation of the Merger shall have been obtained or accomplished. See "The Merger Agreement--Conditions."

EFFECTIVE TIME OF THE MERGER

  If the Merger Agreement is approved and adopted by the requisite vote of Neurex stockholders and the other conditions to the Merger are satisfied or, where permissible, waived, the Merger will be consummated and become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (the time of such filing being the "Effective Time") in accordance with the DGCL. See "The Merger Agreement--General; Effective Time and Effects of the Merger."

TERMINATION OF THE MERGER AGREEMENT

  Neurex and Elan can agree in writing at any time to terminate the Merger Agreement without completing the Merger. In addition, either Elan or Neurex may terminate the Merger Agreement under certain circumstances including, but not limited to, the following: (i) if, without fault of the terminating party, the Merger is not consummated on or before November 30, 1998; (ii) if any court of competent jurisdiction or other governmental body takes any action permanently restraining, enjoining or otherwise prohibiting the Merger; (iii) if the Merger Agreement is not approved and adopted by the requisite vote of the Neurex stockholders; or (iv) if the other party fails to comply in all material respects with the covenants or agreements contained in the Merger

Agreement or there exists any breach or breaches of any representation or warranty of the other party contained in the Merger Agreement and, in either case, if such failure or breach, as the case may be, is capable of being cured prior to the Effective Time, such failure or breach, as the case may be, is not cured within 20 days of notice thereof.

  Elan may terminate the Merger Agreement under certain additional circumstances including, but not limited to, the following: (i) if the Neurex Board fails to recommend or withdraws or modifies in a manner adverse to Elan its recommendation or approval of the Merger Agreement or the Merger or makes any recommendation with respect to a competing transaction (including making no recommendation or stating an inability to make a recommendation) other than a recommendation to reject such competing transaction or (ii) if, subject to certain time limitations, Neurex or its representatives disclose non-public information to, or negotiate or discuss a competing transaction with a third party.

  Neurex may terminate the Merger Agreement five days after it notifies Elan of a more favorable third-party competing transaction meeting the requirements of the Merger Agreement that Neurex determines, based on the advice of legal counsel and Neurex's financial advisor, is reasonably likely to be consummated and that failing to take such action would be reasonably likely to constitute a breach of the Neurex Board's fiduciary duties to Neurex stockholders. See "The Merger Agreement--Termination."

GOVERNMENTAL AND REGULATORY MATTERS

  The Merger is subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations thereunder, which provide that certain transactions may not be consummated until required information and material have been furnished to the U.S. Antitrust Division of the Department of Justice (the "Justice Department") and the U.S. Federal Trade Commission (the "FTC") and certain waiting periods have expired or been terminated. Elan and Neurex completed the filing of the required information and material with the Justice Department and the FTC on May 19, 1998. On June 18, 1998, the applicable waiting period under the HSR Act expired. No additional filings or waiting periods are applicable with respect to the Merger pursuant to the HSR Act and the rules promulgated thereunder. The Merger is also subject to the Irish Mergers Act which provides that certain transactions may not be consummated until a notification has been made to the Minister for Enterprise, Trade and Employment (the "Enterprise Minister"), such further information (if any) as may be required has been furnished and either the Enterprise Minister has issued a clearance for the proposed transaction or the prescribed statutory period following notification has expired without the Enterprise Minister having prohibited the proposed transaction. Elan and Neurex gave notification of the Merger to the Enterprise Minister on May 13, 1998 and requested that the Enterprise Minister issue a clearance in respect thereof. On June 12, 1998, Elan and Neurex received the required clearance from the Enterprise Minister. See "The Merger--Governmental Regulation."

COMPARATIVE RIGHTS OF STOCKHOLDERS

  For a comparison of Delaware and Irish laws and of the Amended and Restated Certificate of Incorporation (the "Neurex Certificate") and Amended and Restated By-laws (the "Neurex By-laws") of Neurex and the Memorandum and Articles of Association of Elan ("Elan's Articles") governing the rights of Neurex stockholders and Elan shareholders, respectively, see "Comparative Rights of Neurex Stockholders and Elan Shareholders."

             SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF ELAN
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

  The summary historical consolidated financial data set forth below as of and for each of the years in the three-year period ended March 31, 1996, the nine months ended December 31, 1996 and the year ended December 31, 1997 have been derived from the audited consolidated financial statements of Elan and its subsidiaries. Such consolidated financial statements have been audited by KPMG, Chartered Accountants. The summary historical consolidated financial data as of and for the three months ended March 31, 1997 and 1998 have been derived from the unaudited consolidated financial statements of Elan and its subsidiaries. In the opinion of Elan's management, such unaudited consolidated financial data reflect all adjustments necessary to present fairly the information set forth therein. Results for the three months ended March 31, 1998 should not be regarded as indicative of the results that may be expected for the full year. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                                         NINE MONTHS         YEAR     THREE MONTHS ENDED
                             YEAR ENDED MARCH 31,           ENDED           ENDED          MARCH 31,
                          ------------------------------ DECEMBER 31,    DECEMBER 31, -------------------
                            1994         1995     1996       1996            1997       1997      1998
                          --------     -------- -------- ------------    ------------ -------- ----------
                                                                                          (UNAUDITED)
INCOME STATEMENT DATA:
Revenues:
 Product sales..........  $ 84,942     $ 87,694 $105,625  $ 117,973       $  215,486  $ 52,606 $   62,617
 Royalties and fees.....    48,261       62,537   85,937     71,937          115,881    26,696     51,229
 Research revenues......    21,231       32,470   36,680     45,649           57,789     9,745     20,820
                          --------     -------- --------  ---------       ----------  -------- ----------
 Total revenues.........   154,434      182,701  228,242    235,559          389,156    89,047    134,666
                          --------     -------- --------  ---------       ----------  -------- ----------
Operating income (loss).   (80,877)(1)   60,076   78,668   (582,763)(2)      136,050    31,542   (434,630)(3)
Income (loss) before
 taxation...............   (71,463)(1)   64,715   91,473   (571,794)(2)      176,300    37,547   (423,732)(3)
Net income (loss).......  $(72,613)(1) $ 64,050 $ 90,925  $(572,568)(2)   $  175,114  $ 37,154 $ (424,129)(3)
                          ========     ======== ========  =========       ==========  ======== ==========
Basic earnings per
 ordinary share(4)......  $  (1.18)(1) $   1.02 $   1.33  $   (6.42)(2)   $     1.76  $   0.38 $    (3.97)(3)
Diluted earnings per
 ordinary share(4)......  $    --  (5) $   0.90 $   1.20  $     --  (5)   $     1.58  $   0.35 $      --  (5)
Weighted average number
 of ordinary shares for
 the purposes of
 calculating-- Basic
 earnings per share.....    61,660       63,090   68,621     89,165           99,352    97,090    106,906
 Diluted earnings per
  share.................       --  (5)   71,079   83,623        --  (5)      113,080   109,986        --  (5)
                                  MARCH 31,                    DECEMBER 31,                MARCH 31,
                          ------------------------------ ---------------------------- -------------------
                            1994         1995     1996       1996            1997       1997      1998
                          --------     -------- -------- ------------    ------------ -------- ----------
BALANCE SHEET DATA:
Working capital.........  $238,654     $247,735 $477,985  $ 252,774       $  675,722  $272,152 $  618,655
Total assets............   396,006      490,932  703,195    765,900        1,219,452   769,040  1,275,493
Long-term obligations...   150,844      159,512  162,416    138,265          325,000   101,012    325,000
Total shareholders'
 equity.................   215,525      299,422  508,583    511,195          829,075   570,461    819,963

--------
(1) Reflects one-time charge of $122,844,000 arising from the acquisition of in-process research and development and a cash contribution to a research affiliate.
(2) Reflects one-time charge of $659,865,000 relating to the acquisition of in-process research and development, costs of restructuring and provision for loss on sale of business.
(3) Reflects one-time charge of $478,609,000 relating to the acquisition of in-process research and development and costs of restructuring.
(4) During the year ended December 31, 1997, Elan adopted SFAS No.128 "Earnings Per Share" ("SFAS 128") which required a change in the method used to compute earnings per share. Under this new standard, primary and fully diluted earnings per share were replaced with "basic" and "diluted" earnings per share. Basic earnings per share is based upon dividing the net income available to shareholders by the weighted average number of Ordinary Shares outstanding during the period. Diluted earnings per share is based upon dividing the net income available to shareholders by the weighted average number of Ordinary Shares outstanding during the period and adjusted for the effect of all dilutive potential Ordinary Shares that were outstanding during the period. Both the earnings per share figures and the weighted average number of Ordinary Shares figures for all periods presented have been stated or, where appropriate, restated in accordance with SFAS 128.
(5) No diluted earnings per share figure or number of shares for the purposes of calculating diluted earnings per share have been shown for the year ended March 31, 1994, the nine months ended December 31, 1996 and the three months ended March 31, 1998 because, as Elan had a net loss for these periods, the calculation would be anti-dilutive.

            SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF NEUREX
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

  The summary historical consolidated financial data set forth below with respect to Neurex's consolidated statements of operations for the year ended September 30, 1995, for the three months ended December 31, 1995 and for each of the two years in the period ended December 31, 1997, and with respect to the consolidated balance sheets at December 31, 1996 and 1997, are derived from, and should be read in conjunction with, the consolidated financial statements of Neurex, including the notes thereto, contained in Neurex's 1997 Annual Report, which is incorporated by reference in this Prospectus-Proxy Statement. Such consolidated financial statements have been audited by Ernst & Young LLP, independent auditors. Consolidated statement of operations data for each of the two years in the period ended September 30, 1994, and consolidated balance sheet data at September 30, 1993, 1994 and 1995, have been derived from consolidated financial statements audited by Ernst & Young LLP that are not incorporated by reference herein. The statement of operations data for the three months ended March 31, 1997 and 1998 and the balance sheet data at March 31, 1997 and 1998 are derived from unaudited consolidated financial statements. Such unaudited consolidated financial statements, in the opinion of management, reflect all adjustments, consisting solely of normal recurring adjustments, which Neurex considers necessary to present fairly such information for those periods. Results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the full fiscal year. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                                           THREE MONTHS
                                  YEAR ENDED                  ENDED        YEAR ENDED         THREE MONTHS
                                SEPTEMBER 30,              DECEMBER 31,   DECEMBER 31,      ENDED MARCH 31,
                          -------------------------------  ------------ ------------------  -----------------
                           1993     1994(1)        1995        1995       1996      1997     1997      1998
                          -------  ---------     --------  ------------ --------  --------  -------  --------
                                                                                              (UNAUDITED)
CONSOLIDATED STATEMENT
 OF OPERATIONS DATA:
Revenues:
 Product sales, net.....  $   --   $     --      $    --     $   --     $    --   $    --   $   --   $  2,100
 Collaborative agree-
  ments and grants:
 Related parties........      --       1,000          897        158       1,884     2,309      427       292
 Other..................    1,679      1,132        1,765        --        1,692        83       11       --
                          -------  ---------     --------    -------    --------  --------  -------  --------
 Total revenues.........    1,679      2,132        2,662        158       3,576     2,392      438     2,392
                          -------  ---------     --------    -------    --------  --------  -------  --------
Costs and expenses:
 Cost of sales..........      --         --           --         --          --        --       --        234
 Research and develop-
  ment..................    6,233      8,477       10,607      2,781      19,663    28,474    7,608     8,826
 Acquired in-process
  research and
  development(2)........      --      10,153          --         --          --        --       --        --
 Selling, general & ad-
  ministrative..........    2,083      1,933        2,079        595       3,923     9,686    1,509     4,637
                          -------  ---------     --------    -------    --------  --------  -------  --------
Total costs and ex-
 penses.................    8,316     20,563       12,686      3,376      23,586    38,160    9,117    13,697
                          -------  ---------     --------    -------    --------  --------  -------  --------
Loss from operations....   (6,637)   (18,431)     (10,024)    (3,218)    (20,010)  (35,768)  (8,679)  (11,305)
Interest income (ex-
 pense), net............     (580)       463           35        192       3,534     3,888    1,037       748
                          -------  ---------     --------    -------    --------  --------  -------  --------
Net loss................  $(7,217) $(17,968)     $ (9,989)   $(3,026)   $(16,476) $(31,880) $(7,642) $(10,557)
                          =======  =========     ========    =======    ========  ========  =======  ========
Basic and diluted net
 loss per share(3)......  $ (5.92) $   (1.70)(4) $  (0.80)   $ (0.17)   $  (0.80) $  (1.44) $ (0.35) $  (0.47)
                          =======  =========     ========    =======    ========  ========  =======  ========
Shares used in computing
 basic and diluted net
 loss per share.........    1,218     10,548       12,499     17,423      20,680    22,147   22,078    22,337
                          =======  =========     ========    =======    ========  ========  =======  ========

--------
(1) The operating results of Creagen, Inc. ("Creagen") have been included in Neurex's consolidated results from the date of acquisition, July 15, 1994.
(2) The acquired in-process research and development charges resulted from the acquisition of Creagen in July 1994 ($8.8 million) and the CORLOPAM licensing fee in April 1994 ($1.4 million).
(3) All net loss per share amounts for all periods have been presented and, where appropriate, restated to conform to the requirements of SFAS 128.
(4) Net loss per share in the year ended September 30, 1994, includes a $0.96 per share charge for acquired in-process research and development and licensing fees resulting from the acquisition of Creagen and the CORLOPAM licensing fee; net loss per share without these charges would have been $0.77 per share.

                              SEPTEMBER 30,       DECEMBER 31,      MARCH 31,
                         ----------------------- --------------- ---------------
                          1993   1994(1)  1995    1996    1997    1997    1998
                         ------- ------- ------- ------- ------- ------- -------
                                                                   (UNAUDITED)
CONSOLIDATED BALANCE
 SHEET DATA:
Cash, cash equivalents
 and short-term
 investments(2)......... $18,555 $11,385 $12,753 $87,243 $57,418 $81,153 $46,443
Working capital.........  16,418   7,580   9,369  79,975  45,921  72,039  35,752
Total assets............  19,774  13,500  17,617  89,571  60,664  83,747  51,856
Long-term obligations...      18     174   8,161   1,964     114   1,969      69
Total stockholders'
 equity(3)..............  17,517   9,022   3,289  79,958  48,776  72,413  38,646

--------
(1) The operating results of Creagen have been included in Neurex's consolidated results from the date of acquisition, July 15, 1994.
(2) In 1998, Neurex presented investments with maturities greater than one year, but liquid and available for sale, as short-term investments. The amounts above reflect the reclassification to short-term investments of $9,874,000 and $5,616,000 originally presented as long-term investments at December 31, 1996 and 1997, respectively.
(3) No dividends have been declared or paid on Neurex Shares.

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following summary unaudited pro forma combined financial data are based on the historical financial statements of Elan and Neurex and have been prepared to illustrate the effects of the Merger. The pro forma combined financial data should be read in conjunction with the historical financial statements of Elan and Neurex incorporated herein by reference and the unaudited pro forma combined financial data and accompanying notes set forth under "Unaudited Pro Forma Combined Financial Data." The pro forma combined statements of income for the year ended December 31, 1997 and for the three months ended March 31, 1998 give effect to the Merger and the consummation by Elan of the acquisition (the "Carnrick Acquisition") of GWC Health, Inc. ("Carnrick") and the acquisition (the "Sano Acquisition") of Sano Corporation ("Sano"), in each case, as if such event had occurred on January 1, 1997. The pro forma combined balance sheet at March 31, 1998 has been prepared as if the Merger and the Carnrick Acquisition had occurred on that date. The balance sheet of Elan at March 31, 1998 includes the assets and liabilities of Sano at that date, as the Sano Acquisition closed on February 27, 1998. The pro forma combined financial data have been prepared in accordance with U.S. GAAP using the purchase method of accounting. The pro forma combined financial data are presented for illustrative purposes only and are not necessarily indicative of any future results of operations or the results that might have occurred if the Merger, the Carnrick Acquisition or the Sano Acquisition had been consummated on the indicated dates. See "Unaudited Pro Forma Combined Financial Data."

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
(Dollars in thousands)

                                                 AT MARCH 31, 1998
                          -------------------------------------------------------------------
                                   HISTORICAL
                          -------------------------------   NEUREX     CARNRICK    COMBINED
                             ELAN      NEUREX    CARNRICK ADJUSTMENT  ADJUSTMENT   PRO FORMA
                          ----------  ---------  -------- ----------  ----------  -----------
ASSETS:
Current assets:
  Cash and cash
   equivalents..........  $  183,614  $   3,324  $ 1,969  $     --    $(132,000)  $    56,907
  Marketable investment
   securities...........     409,058     43,119    5,295        --          --        457,472
  Accounts receivable
   and
  prepayments...........     113,984      2,450    5,843        --          --        122,277
  Inventories...........      42,529        --    19,884        --          --         62,413
                          ----------  ---------  -------  ---------   ---------   -----------
    Total current
     assets.............     749,185     48,893   32,991        --     (132,000)      699,069
                          ----------  ---------  -------  ---------   ---------   -----------
Fixed assets:
  Property, plant and
   equipment (net)......     139,673      2,808    6,981        --          --        149,462
Other assets:
  Investments...........     129,822        --     1,800        --          --        131,622
  Intangible assets
   (net)................     256,813        --       712     39,952     106,429       403,906
  Other assets..........         --         155    1,450        --          --          1,605
                          ----------  ---------  -------  ---------   ---------   -----------
                             386,635        155    3,962     39,952     106,429       537,133
                          ----------  ---------  -------  ---------   ---------   -----------
    Total assets........   1,275,493     51,856   43,934     39,952     (25,571)    1,385,664
                          ==========  =========  =======  =========   =========   ===========
LIABILITIES AND
 SHAREHOLDERS' EQUITY:
Current liabilities:
  Accounts payable and
   accrued liabilities..     130,530     12,982    6,177        --        6,000       155,689
  Current portion of
   debt.................         --         159      460        --          --            619
                          ----------  ---------  -------  ---------   ---------   -----------
    Total current
     liabilities........     130,530     13,141    6,637        --        6,000       156,308
                          ----------  ---------  -------  ---------   ---------   -----------
Long-term debt..........     325,000         69    1,033        --       12,000       338,102
Other liabilities.......         --         --     4,518        --          --          4,518
                          ----------  ---------  -------  ---------   ---------   -----------
                             325,000         69    5,551        --       12,000       342,620
                          ----------  ---------  -------  ---------   ---------   -----------
Share capital...........       7,178        224    1,236       (224)     (1,236)        7,838
                                                                660
Additional paid-in
 capital................   1,517,905    156,700       17   (156,700)        (17)    2,354,925
                                                            837,020
Equity adjustments from
 foreign currency
 translation............     (34,840)       --        60        --          (60)      (34,840)
Unrealized net gain
 (loss) on available for
 sale securities........       6,152        (29)   1,445         29      (1,445)        6,152
Retained earnings
 (losses)...............    (676,432)  (118,249)  28,988    118,249     (28,988)   (1,447,339)
                                                           (759,082)    (11,825)
                          ----------  ---------  -------  ---------   ---------   -----------
  Shareholders' equity..     819,963     38,646   31,746     39,952     (43,571)      886,736
                          ----------  ---------  -------  ---------   ---------   -----------
    Total liabilities
     and shareholders'
     equity.............  $1,275,493  $  51,856  $43,934  $  39,952   $ (25,571)  $ 1,385,664
                          ==========  =========  =======  =========   =========   ===========

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
(Dollars in thousands, except per share data)

                                           YEAR ENDED DECEMBER 31, 1997
                          -------------------------------------------------------------------
                                      HISTORICAL
                          --------------------------------------                  COMBINED
                            ELAN      SANO     NEUREX   CARNRICK  ADJUSTMENT(1)  PRO FORMA(2)
                          --------  --------  --------  --------  ------------- -------------
Revenues:
  Product sales.........  $215,486  $    159  $    --   $51,183     $    --       $266,828
  Research revenues.....    57,789     2,232     2,392      --           --         62,413
  Royalties and fees....   115,881       --        --       --           --        115,881
                          --------  --------  --------  -------     --------      --------
  Total revenues........   389,156     2,391     2,392   51,183          --        445,122
                          --------  --------  --------  -------     --------      --------
Costs and expenses:
  Cost of goods sold....   106,182       132       --    15,412        9,759       131,485
  Selling, general and
   administrative.......    71,764     3,654     9,686   22,822          --        107,926
  Research and
   development..........    75,160    16,968    28,474    1,214          --        121,816
                          --------  --------  --------  -------     --------      --------
  Total operating
   expenses.............   253,106    20,754    38,160   39,448        9,759       361,227
                          --------  --------  --------  -------     --------      --------
Operating income (loss).   136,050   (18,363)  (35,768)  11,735       (9,759)       83,895
  Interest and other
   costs................    (5,843)     (167)      --       --        (9,000)      (15,010)
  Interest and other
   income...............    53,291     2,578     3,888       29          --         59,786
  Share of losses of
   associates...........    (7,458)      --        --       --           --         (7,458)
  Minority interest.....       260       --        --       --           --            260
                          --------  --------  --------  -------     --------      --------
Income (loss) before
 tax....................   176,300   (15,952)  (31,880)  11,764      (18,759)      121,473
  Taxation..............    (1,186)      --        --    (4,694)         --         (5,880)
                          --------  --------  --------  -------     --------      --------
Net income (loss) after
 tax....................  $175,114  $(15,952) $(31,880) $ 7,070     $(18,759)     $115,593
                          ========  ========  ========  =======     ========      ========
Earnings per ordinary
 share
  Basic.................  $   1.76                                                $   0.98
  Diluted...............  $   1.58                                                $   0.89
Weighted average number
 of ordinary shares
  Basic.................    99,352                                                 117,590
  Diluted...............   113,080                                                 133,216

--------
(1) The adjustment of $9,759,000 represents increased amortization following the revaluation of the assets of Neurex, Carnrick and Sano at their estimated fair value. Intangible assets will be amortized on a straight line basis over their expected useful lives, estimated at 15 years. The adjustment of $9,000,000 comprises the aggregate effect of the foregone interest and the interest expense on the cash consideration and promissory note, respectively, relating to the Carnrick Acquisition. For purposes of the pro forma combined statement of income, it is assumed that such cash consideration was paid and such promissory note was issued on January 1, 1997.
(2) As a result of the Merger, the Carnrick Acquisition and the Sano Acquisition, Elan will incur an aggregate one-time charge against earnings representing the acquisition of in-process research and development and costs of restructuring estimated at $1,249,516,000. This charge is excluded from the pro forma combined statement of income as it is a non-recurring item.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
(Dollars in thousands, except per share data)

                                       THREE MONTHS ENDED MARCH 31, 1998
                          ----------------------------------------------------------------
                                     HISTORICAL
                          ------------------------------------                  COMBINED
                          ELAN(1)  SANO(2)   NEUREX   CARNRICK  ADJUSTMENT(3) PRO FORMA(4)
                          -------  -------  --------  --------  ------------- ------------
Revenues:
  Product sales.........  $62,617  $    31  $  2,100  $ 6,220      $   --       $ 70,968
  Research revenues.....   20,820      318       292      --           --         21,430
  Royalties and fees....   51,229      --        --       --           --         51,229
                          -------  -------  --------  -------      -------      --------
  Total revenues........  134,666      349     2,392    6,220          --        143,627
                          -------  -------  --------  -------      -------      --------
Cost and expenses:
  Cost of goods sold....   29,073      435       234    2,445        2,440        34,627
  Selling, general and
   administrative.......   27,797    7,231     4,637    6,036          --         45,701
  Research and
   development..........   33,817    2,590     8,826      632          --         45,865
                          -------  -------  --------  -------      -------      --------
  Total operating
   expenses.............   90,687   10,256    13,697    9,113        2,440       126,193
                          -------  -------  --------  -------      -------      --------
Operating income (loss).   43,979   (9,907)  (11,305)  (2,893)      (2,440)       17,434
  Interest and other
   costs................     (289)     (33)      --       --        (2,369)       (2,691)
  Interest and other
   income...............   11,187      282       748       52          --         12,269
                          -------  -------  --------  -------      -------      --------
Income (loss) before
 tax....................   54,877   (9,658)  (10,557)  (2,841)      (4,809)       27,012
  Taxation..............     (397)     --        --     1,115          --            718
                          -------  -------  --------  -------      -------      --------
Net income (loss) after
 tax....................  $54,480  $(9,658) $(10,557) $(1,726)     $(4,809)     $ 27,730
                          =======  =======  ========  =======      =======      ========
Earnings per ordinary
 share
  Basic.................  $  0.51                                               $   0.23
  Diluted...............  $  0.46                                               $   0.20
Weighted average number
 of ordinary shares
  Basic.................  106,906                                                123,024
  Diluted...............  119,628                                                137,644

--------
(1) As a result of the Sano Acquisition, in the three months ended March 31, 1998, Elan incurred a one-time charge against earnings representing the acquisition of in-process research and development and costs of restructuring of approximately $478,609,000. This charge is excluded from the pro forma combined statement of income as it is a non-recurring item.
(2) These are the results of Sano for the two months ended February 28, 1998. The results of Sano for the month of March 1998 are included in the results of Elan for the three months ended March 31, 1998.
(3) The adjustment of $2,440,000 represents the increased amortization following the revaluation of the assets of Neurex, Carnrick and Sano at their estimated fair value. Intangible assets will be amortized on a straight line basis over their expected useful lives, estimated at 15 years. The adjustment of $2,369,000 comprises the aggregate effect of the foregone interest and the interest expense on the cash consideration and promissory note, respectively, relating to the Carnrick Acquisition. For purposes of the pro forma combined statement of income, it is assumed that such cash consideration was paid and such promissory note was issued on January 1, 1997.
(4) As a result of the Merger and the Carnrick Acquisition, Elan will incur a further one-time charge against earnings representing the acquisition of in-process research and development and costs of restructuring estimated at $770,907,000. This charge is excluded from the pro forma combined statement of income as it is a non-recurring item.

                           COMPARATIVE PER SHARE DATA

  The following table sets forth certain historical per share data for Elan and Neurex and unaudited pro forma and equivalent pro forma combined per share data to reflect the consummation of the Merger based upon the historical financial results of Elan and Neurex and the conversion of each Neurex Share into 0.51 of an Elan ADS. The pro forma data are not necessarily indicative of actual or future operating results or of the financial position that would have occurred or will occur upon consummation of the Merger. The data presented below should be read in conjunction with the unaudited pro forma combined financial data set forth under "Unaudited Pro Forma Combined Financial Data" and the separate historical consolidated financial statements of Elan and Neurex which are incorporated herein by reference. See "Unaudited Pro Forma Combined Financial Data."

                                            HISTORICAL                NEUREX
                                           ------------  PRO FORMA  EQUIVALENT
YEAR ENDED DECEMBER 31, 1997               ELAN  NEUREX  COMBINED  PRO FORMA (1)
----------------------------               ----- ------  --------- -------------
Diluted earnings per ordinary, common and
 equivalent share........................  $1.58 $(1.44)   $0.89       $0.46
Dividends................................    --     --       --          --
Book value per ordinary, common and
 equivalent share........................   7.96   2.19     7.65        3.90
                                            HISTORICAL                NEUREX
                                           ------------  PRO FORMA  EQUIVALENT
THREE MONTHS ENDED MARCH 31, 1998          ELAN  NEUREX  COMBINED  PRO FORMA (1)
---------------------------------          ----- ------  --------- -------------
Diluted earnings per ordinary, common and
 equivalent share........................  $0.46 $(0.47)   $0.20       $0.10
Dividends................................    --     --       --          --
Book value per ordinary, common and
 equivalent share........................   7.34   1.73     7.17        3.66

--------
(1) The equivalent pro forma per share amounts were calculated by multiplying pro forma income per share, pro forma dividends per share and pro forma book value per share by the Exchange Ratio of 0.51.

               COMPARATIVE MARKET PRICE AND DIVIDEND INFORMATION

COMPARATIVE MARKET PRICE INFORMATION

  Elan ADSs are listed and traded on the NYSE, the principal trading market for Elan's securities, under the symbol "ELN." Neurex Shares are listed and traded on the Nasdaq under the symbol "NXCO." The following table sets forth the high and low per share sale prices for the Elan ADSs and Neurex Shares on the NYSE Composite Tape and the Nasdaq, respectively, as reported in published financial sources, for the periods indicated.

                                                    ELAN ADSS (1) NEUREX SHARES
                                                    ------------- -------------
                                                     HIGH   LOW    HIGH   LOW
                                                    ------ ------ ------ ------
     CALENDAR 1998
     2nd Quarter (through June 30, 1998)........... $68.38 $57.00 $31.25 $19.50
     1st Quarter...................................  69.00  48.13  24.44  13.25
     CALENDAR 1997
     4th Quarter...................................  56.88  44.38  18.63  12.63
     3rd Quarter...................................  51.19  42.75  16.19  10.75
     2nd Quarter...................................  45.38  30.00  17.75   9.88
     1st Quarter...................................  38.75  32.75  18.25  11.63
     CALENDAR 1996
     4th Quarter...................................  33.25  23.00  19.25  11.75
     3rd Quarter...................................  32.63  24.75  22.50  12.50
     2nd Quarter...................................  33.88  28.19  25.75  16.00
     1st Quarter...................................  32.31  24.19  23.00   7.25

--------
(1) The prices for Elan ADSs have been adjusted to give effect to a two-for-one stock split effected on August 22, 1996.

  Elan's Ordinary Shares are also traded in Dublin on the Official List of the Irish Stock Exchange and in London on the Official List of the London Stock Exchange. The volume of trading in the Ordinary Shares on such markets is, however, very limited.

  On April 28, 1998, the last full day of trading before the issuance of a press release by Elan and Neurex announcing the proposed Merger, the high sale price, low sale price and closing price per Elan ADS was $65.38, $62.25 and $62.38, respectively, and the high sale price, low sale price and closing price per Neurex Share was $20.50, $19.50 and $19.75, respectively. On June 30, 1998, the last full day of trading prior to the date of this Prospectus-Proxy Statement, the high sale price, low sale price and closing price per Elan ADS was $64.25, $64.06 and $64.31, respectively, and the high sale price, low sale price and closing price per Neurex Share was $30.50, $30.38 and $30.38, respectively.

COMPARATIVE DIVIDEND INFORMATION

  Elan has not paid cash dividends on its Ordinary Shares in the past. The declaration of any cash dividends will be at the recommendation of Elan's Board of Directors (the "Elan Board"). The recommendations of the Elan Board will depend upon the earnings, capital requirements and financial condition of Elan and other relevant factors. Although Elan does not anticipate that it will pay any cash dividends on its Ordinary Shares in the foreseeable future, Elan expects that the Elan Board will review Elan's dividend policy on a regular basis. Dividends may be paid on Elan's Executive Shares (as defined below) or "B" Executive Shares (as defined below) at a time when no dividends are being paid on the Ordinary Shares. For additional information relating to the Executive Shares and "B" Executive Shares, see "Description of Elan Share Capital" and Note 14 to the Consolidated Financial Statements included in Elan's 1997 Annual Report incorporated herein by reference.

  Neurex has never paid dividends on Neurex Shares and does not anticipate that it will pay such dividends in the foreseeable future.

                                 RISK FACTORS

  In addition to the other information regarding Elan, Neurex and the Merger contained in this Prospectus-Proxy Statement, Neurex stockholders should consider the following factors in evaluating whether to vote FOR or AGAINST the approval and adoption of the Merger Agreement.

RISK FACTORS RELATING TO ELAN

  Dependence on Key Products. Revenues from the sale and/or manufacture of Permax(R) (pergolide mesylate) and Naprelan(R) (naproxen sodium) for the U.S. market accounted for approximately 14% and 8%, respectively, of Elan's total revenues for the year ended December 31, 1997 and approximately 10% and 8%, respectively, for the three months ended March 31, 1998. The patent covering Elan's naproxen sodium formulation for once-daily administration expires June 10, 2014. The patent covering the active ingredient in Permax expires February 8, 2000. Continued growth in Elan's revenues will depend on continued market demand for such products, as well as the successful introduction and marketing of new products. There can be no assurance that the demand for Elan's products will remain at current levels or that Elan will continue to be successful in developing or marketing new products.

  Integration of Acquisitions. Elan consummated the acquisition of Athena, the Sano Acquisition and the Carnrick Acquisition in July 1996, February 1998 and May 1998, respectively. Prior to these acquisitions, each of Athena, Sano and Carnrick were operated independently as separate and distinct businesses. Elan's success will depend, in part, on its ability to integrate these businesses and, upon consummation of the Merger, to integrate Neurex. There can be no assurance that Elan will be able to effectively manage or integrate these businesses, or that it will be successful in implementing appropriate operational, financial and management systems and controls to achieve the benefits expected to result from the acquisitions. Elan's efforts to integrate these businesses could be affected by a number of factors beyond Elan's control, such as regulatory developments, general economic conditions, increased competition and the loss of certain customers resulting from the acquisitions. In addition, the consolidation of each of these businesses will require substantial attention from Elan's management. Any diversion of management attention and any difficulties encountered in the transition and integration process could have a material adverse effect on Elan and its operations.

  Competition. The pharmaceutical industry is characterized by intense competition and rapid technological change. In recent years, a large number of pharmaceutical companies have become increasingly interested in the development and commercialization of products incorporating advanced or novel drug delivery systems and in the research, development and marketing of neurological therapeutic products. Elan's products could be rendered obsolete or made uneconomical by (i) the development of new pharmaceuticals to treat the diseases or conditions addressed by Elan's products and (ii) technological advances affecting the cost of production of, or marketing or pricing actions by, one or more of Elan's competitors. Elan believes that competition among branded prescription pharmaceuticals, including those incorporating its drug delivery systems, and generics will be based on, among other things, the degree of patent protection, product efficacy, safety, reliability, availability and price.

  No Assurance of Continued Successful Licensing and Marketing. Elan's revenues are derived from sales of products which may be marketed through agreements with third parties, by way of license agreements or otherwise. There can be no assurance that such third party arrangements can continue to be successfully negotiated or that any such arrangements will be on commercially reasonable terms. Even if acceptable and timely arrangements are available, there can be no assurance that products developed by Elan will be accepted in the marketplace or that, if initially accepted, sales of such products will not thereafter decline. Additionally, since Elan's clients or marketing partners for its drug delivery systems in many cases make material marketing and other commercialization decisions, a significant number of the variables that may affect Elan's revenues and net income are not exclusively within Elan's control.

  Government Regulation. The design, development, testing, manufacturing and marketing of pharmaceutical products and devices are subject to regulation by governmental authorities, including the FDA, and comparable regulatory authorities in other countries. The approval process is generally lengthy, expensive and subject to unanticipated delays. Currently, Elan is actively pursuing marketing approval for a number of its products from regulatory authorities, including the FDA. Continued growth in Elan's revenues and profits will depend, in part, on the successful introduction and marketing of some or all of such products. There can be no assurance as to when or whether such approvals from regulatory authorities will be received.

  All facilities and manufacturing techniques used for the manufacturing of products and devices for clinical use or for sale in the U.S. must be operated in conformity with current Good Manufacturing Practices ("GMP") regulations, the FDA regulations governing the production of pharmaceutical products. Elan's facilities are subject to scheduled periodic regulatory inspections to ensure compliance with GMP regulations. In 1995, Elan received two warning letters from the FDA which referenced previous inspections of Elan's Athlone, Ireland and Gainesville, Georgia manufacturing facilities, identifying certain conditions which the FDA considered to be deviations from GMP regulations. Elan implemented a number of corrective actions and, following reinspection of its facilities, believed that such facilities were in substantial compliance with GMP regulations. In 1997, Elan received another warning letter from the FDA dated November 7, 1997, referencing the FDA's September 1997 inspection of Elan's Gainesville, Georgia facility. The FDA identified certain conditions which it considered to be deviations from GMP regulations. As a result of discussions with the FDA following the September 1997 inspection, Elan implemented corrective actions. The FDA has conducted a re-inspection of this facility and made no observations concerning any GMP deviations. Therefore, Elan believes that it is in substantial compliance with GMP regulations. Any future determination by the FDA that Elan is not in substantial compliance with such regulations could have a material adverse effect on Elan.

  Uncertainty of Third Party Reimbursement; Pricing Pressure. Elan's ability to earn sufficient returns on its products may depend, in part, on the availability of reimbursement from third party payors, such as government health administration authorities, private health insurers and other organizations. Third party payors are increasingly challenging the price and cost-effectiveness of medical products and services. There can be no assurance that adequate third party reimbursement will be available to enable Elan to achieve or maintain price levels sufficient to realize an appropriate return on its investment in product development.

  In addition, global efforts to contain health care costs, particularly among managed care organizations, continue to exert downward pressure on product pricing. Further, a number of regulatory and legislative proposals aimed at changing the health care industry in the U.S. and other countries have been proposed. There can be no assurance that private sector reform or governmental health care reform measures, if adopted, will not have a negative impact upon Elan and its operations.

  Proprietary Technology; Unpredictability of Patent Protection. Elan's success, competitive position and amount of sales and royalty income will depend, in part, on its ability to obtain patents in various jurisdictions on its current and future technologies and products, to defend its patents and protect its trade secrets and to operate without infringing on the proprietary rights of others. Elan has filed, and expects to continue to file, patent applications seeking to protect its technologies and products. There can be no assurance, however, that Elan's existing patent applications will mature into issued patents or, if issued, that they will be enforceable. In addition, there can be no assurance that Elan's patents will not be challenged by third parties and, if challenged, will be held valid, or that any technologies or products developed by Elan will not infringe upon patents held by third parties. The expense involved in litigation regarding patent protection or a challenge thereto can be significant and cannot be estimated by Elan. In addition, if Elan relies on unpatented proprietary technology, there can be no assurance that others will not independently develop or obtain similar products or technologies.

  In September 1997, AHP, Elan's exclusive U.S. licensee of its verapamil patent, with Elan named as co-plaintiff, filed a lawsuit against each of Biovail Corporation International ("Biovail") and Mylan Pharmaceuticals, Inc. ("Mylan") for patent infringement. Biovail has filed counterclaims alleging non-infringement and certain antitrust and unfair competition violations and Mylan has filed a counterclaim for patent invalidity. Both of these lawsuits are currently in the discovery stages of litigation. Should one or both of these parties prevail in these proceedings, Elan expects that revenues from the manufacture and sale of Verelan(R) would decline.

RISK FACTORS RELATING TO NEUREX

  For a discussion of risk factors relating to Neurex, see "Business--Risk Factors" in Neurex's 1997 Annual Report which is incorporated by reference in this Prospectus-Proxy Statement.

                              THE ANNUAL MEETING

GENERAL

  This Prospectus-Proxy Statement is being furnished to Neurex stockholders in connection with the solicitation of proxies by the Neurex Board for use at the Annual Meeting scheduled to be held at the administrative offices of Neurex, 190 Independence Drive, Menlo Park, California, on August 11, 1998, at 10:00 a.m., local time, and at any adjournment or postponement thereof. This Prospectus-Proxy Statement, the Letter to Neurex stockholders, the Notice of Annual Meeting of Stockholders and the related form of proxy are first being mailed to Neurex stockholders on or about July 2, 1998.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

  At the Annual Meeting, Neurex stockholders will be asked to consider and vote on the Merger Proposal.

  AFTER CAREFUL CONSIDERATION, THE NEUREX BOARD HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, NEUREX AND THE NEUREX STOCKHOLDERS. THE NEUREX BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT NEUREX STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AT THE ANNUAL MEETING.

  At the Annual Meeting, Neurex stockholders will also be asked to consider and vote on:

    (1) a proposal to approve the 1998 Stock Option Plan and to authorize 1,000,000 Neurex Shares for issuance thereunder;

    (2) the election of nine directors to the Neurex Board for terms expiring at the Neurex 1999 Annual Meeting;

    (3) the ratification of the selection of Ernst & Young LLP as auditors of Neurex's financial statements for the year ending December 31, 1998; and

    (4) such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  THE NEUREX BOARD ALSO RECOMMENDS THAT NEUREX STOCKHOLDERS VOTE FOR THE APPROVAL OF PROPOSALS (1) AND (3) ABOVE AND THE ELECTION OF EACH OF THE NINE NOMINATED DIRECTORS.

RECORD DATE; VOTING RIGHTS; VOTING AT THE MEETING

  The Neurex Board has fixed June 29, 1998 as the Record Date for determination of Neurex stockholders entitled to notice of, and to vote at, the Annual Meeting. Each holder of record of Neurex Shares on the Record Date is entitled to cast one vote per share, exercisable in person or by a properly executed proxy, on each matter submitted at the Annual Meeting. On the Record Date, there were 23,289,991 Neurex Shares outstanding and entitled to vote which were held by approximately 258 holders of record.

  The presence, in person or by a properly executed proxy, of a majority of the Neurex Shares outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. The Merger Proposal requires the affirmative vote of the holders of a majority of the Neurex Shares outstanding and entitled to vote thereon. Pursuant to the Voting Agreement, each of the executive officers and directors of Neurex agreed, without any additional consideration being paid to such person, to vote all of the Neurex Shares owned or thereafter acquired by such person in favor of the Merger and appointed Elan as his or her attorney and proxy to vote such Neurex Shares at any meeting of stockholders of Neurex in connection with the Merger. The Voting Agreement covers an aggregate of 1,480,474 Neurex Shares, representing approximately 6.4% of the Neurex Shares outstanding as of June 29, 1998. See "The Voting Agreement."

  A plurality of the Neurex Shares present in person or represented by proxy at the Annual Meeting will be required to elect each director to the Neurex Board. Approval of the remaining proposals requires the affirmative vote of a majority of the Neurex Shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. See "Additional Items Requiring the Vote of Neurex Stockholders."

  An abstention or a failure to vote with respect to the Merger Proposal and any "broker non-vote" (as defined below) will have the effect of a vote cast against the Merger Proposal.

ADJOURNMENT OF THE ANNUAL MEETING

  In the event that there are insufficient votes to approve the Merger Proposal at the time of the Annual Meeting, such proposal will not be approved unless the Annual Meeting is adjourned in order to permit further solicitation of proxies from Neurex stockholders. Proxies that are being solicited by the Neurex Board grant the discretionary authority to vote for any such adjournment. If it is necessary to adjourn the Neurex Annual Meeting, and such adjournment is for a period of less than 30 days, no notice of the time and place of the adjourned meeting is required to be given to Neurex stockholders other than an announcement of such time and place at the Annual Meeting. A majority of the voting power represented and voting at the Annual Meeting is required to approve any such adjournment whether or not a quorum is present at the Annual Meeting.

VOTING OF PROXIES

  All Neurex stockholders who are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at such meeting and not revoked will be voted at such meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR approval of the Merger Proposal and FOR each of the other proposals stated in the Notice of Annual Meeting of Stockholders of Neurex and described under "Additional Items Requiring the Vote of Neurex Stockholders" (the "Additional Proposals"). A properly executed proxy marked "WITHHELD," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of Neurex Shares represented and entitled to vote at the Annual Meeting, will not be voted. Accordingly, since the affirmative vote of a majority of the Neurex Shares present in person or represented by proxy at the Annual Meeting is required for approval of the Additional Proposals and the affirmative vote of a majority of the Neurex Shares outstanding and entitled to vote thereon is required for approval of the Merger Proposal, a proxy marked "WITHHELD" will have the effect of a vote against each of these proposals. Neurex Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker is not empowered to vote) will be counted for purposes of determining whether there is a quorum at the Annual Meeting. Under rules applicable to brokers, a broker is precluded from exercising voting discretion with respect to the approval of either the Additional Proposals or the Merger Proposal and thus, absent specific instructions from the beneficial owner of such Neurex Shares, is not empowered to vote such Neurex Shares with respect to the approval of such proposals. Since the affirmative vote of a majority of the Neurex Shares present in person or represented by proxy at the Annual Meeting is required for approval of the Additional Proposals (provided that the number of votes cast represents more than

50% of the outstanding Neurex Shares), and for the election of each director nominated by the Neurex Board, a "broker non-vote" or the failure to be present in person or by proxy at the Annual Meeting will have no effect upon the outcome of the vote with respect to the Additional Proposals, provided that the total number of votes cast on such proposals represents more than 50% of the outstanding Neurex Shares. However, since the affirmative vote of a majority of the Neurex Shares is required to approve the Merger Proposal, a "broker non-vote" or the failure to vote in person or by proxy will have the effect of a vote against the Merger Proposal.

  If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn such meeting to another time or place, the persons named in the enclosed form of proxy, and acting thereunder, will have discretion to vote on such matters in accordance with their best judgment (unless authorization to use such discretion is withheld). Neurex is not aware of any matters expected to be presented at the Annual Meeting other than as described in its Notice of Annual Meeting of Stockholders.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing (including by telegram or facsimile) with the Secretary of Neurex, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of the proxy or by giving notice of revocation in open meeting; (ii) duly executing a later-dated proxy relating to the same shares and delivering (including by telegram or facsimile) it to the Secretary of Neurex before the taking of the vote at the relevant meeting; or (iii) attending the Annual Meeting and voting in person. In order to vote in person at the Annual Meeting, Neurex stockholders must attend the meeting and cast their votes in accordance with the voting procedures established for such meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy must be sent to: Neurex Corporation, 3760 Haven Avenue, Menlo Park, California 94025 (facsimile (650) 853-1538), Attention: Secretary. Neurex stockholders who require assistance in changing or revoking a proxy should contact Neurex's Proxy Solicitor, ChaseMellon Shareholder Services L.L.P., at 235 Montgomery Street, 23rd Floor, San Francisco, California 94104, or by telephone at (415) 743-1423.

SOLICITATION OF PROXIES

  Proxies are being solicited by and on behalf of the Neurex Board. Elan and Neurex will share equally all expenses related to printing, filing and mailing the Prospectus-Proxy Statement and all Commission and other regulatory filing fees incurred in connection with the Prospectus-Proxy Statement. See "The Merger Agreement--Fees and Expenses." In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of Neurex in person or by telephone, telegram or other means of communication. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Neurex has retained ChaseMellon Shareholder Services L.L.P. at an estimated cost of $6,500, plus reimbursement of reasonable expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made by Neurex with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of Neurex Shares held of record by such custodians, nominees and fiduciaries, and Neurex will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

                                  THE MERGER

BACKGROUND OF THE MERGER

  On January 13, 1998, following a presentation at a biotechnology conference by Neurex's Chief Executive Officer, Paul Goddard, Ph.D., members of Elan's management expressed an interest in Neurex's business prospects. On January 22, 1998, a Confidentiality Agreement was agreed upon by Elan and Neurex and executed shortly thereafter.

  On February 5, 1998, Dr. Goddard met with John Groom, President and Chief Operating Officer of Elan, to discuss the feasibility of a business combination of Neurex and Elan. Subsequently, Dr. Goddard provided to Elan certain confidential information regarding Neurex's business prospects.

  On March 2 and 3, 1998, Dr. Goddard met with members of Elan's executive management. At those meetings, the initial concept of a possible business combination of Elan and Neurex was raised by Elan. Dr. Goddard agreed to discuss the concept with the Neurex Board.

  On March 6, 1998, Dr. Goddard and Neurex's Chief Financial Officer, John Varian, held a conference call with two members of the Neurex Board, John Chappell and Ray Egan, to obtain their initial thoughts on such a transaction. It was agreed that the remainder of the Neurex Board and executive management team would be consulted.

  On March 10, 1998, the remainder of the Neurex Board and executive management team were informed of Elan's inquiry. At this meeting, the Neurex Board authorized Neurex's management to continue discussing various forms of strategic collaborations or other arrangements that might be mutually beneficial. The Neurex Board instructed Neurex's executive management team to meet with their counterparts from Elan.

  On March 19 and 20, 1998, members of Neurex's executive management team met with certain members of Elan's executive management team, the Elan Board and Elan's advisors. Following that meeting, a senior representative of Neurex and a senior representative of Elan agreed that interest in pursuing further discussions existed among the individuals who had attended the meeting.

  On March 21, 1998, the Neurex Board was informed of the result of the meeting and determined that Neurex was interested in continuing to explore the possibility of expanding their relationship with Elan, including, among other things, a possible business combination of the two companies, and that priority should be placed on the performance of due diligence by both Neurex and Elan. The Neurex Board also specifically directed Neurex's management to retain investment bankers to represent Neurex in potential discussions. Morgan Stanley was retained to represent Neurex and, throughout the remainder of March and into April, representatives of Elan and Neurex conducted a due diligence review of each other's business and operations.

  In connection with the performance of Neurex's due diligence review, on March 30 and 31, 1998, certain members of the Neurex Board met with certain members of the Elan Board and Elan's management to hear a presentation of Elan's current and prospective business operations. Also attending these meetings were the financial advisors for Neurex and Elan.

  In mid-April 1998, representatives of Elan, Neurex and their respective financial advisors met to discuss valuation issues. At such time, the parties were unable to agree on the valuation of Neurex. Representatives of each of Elan and Neurex and their respective legal and financial advisors continued their due diligence review of each other's businesses.

  On April 21, 1998, the Neurex Board received and reviewed a term sheet prepared by Elan outlining certain principal terms of a possible business combination. After extended discussion, the Neurex Board formally and unanimously rejected the proposed terms. In addition, the Neurex Board took the following actions: (i) directed Morgan Stanley, Neurex's financial advisor, to further discuss with Elan the proposed terms and (ii) established a special committee of the Neurex Board comprised solely of outside directors to conduct further negotiations with Elan.

  On April 27, 1998, the Neurex Board received revised terms from Elan, which it discussed in detail. Certain unacceptable items were identified and conveyed to Elan and its advisors. During the remainder of April 27, 1998 and April 28, 1998, negotiations continued on the remaining items.

  After the close of business on April 28, 1998, the final terms of the Merger Agreement were negotiated, including the Exchange Ratio, the amount and nature of termination fees and other key financial provisions. At that meeting, the Neurex Board received presentations from Neurex's financial and legal advisors, and the written opinion of Morgan Stanley to the effect that, as of such date, the Exchange Ratio was fair, from a financial point of view, to Neurex stockholders. The outside directors of the Neurex Board determined that the terms of the Merger Agreement were fair to, and in the best interests of, Neurex and Neurex stockholders, and accordingly the Neurex Board unanimously approved the Merger Agreement and resolved to recommend that the Neurex stockholders vote for the approval and adoption of the Merger Agreement. See "--Neurex's Reasons for the Merger; Recommendation of the Neurex Board of Directors." On April 29, 1998, Neurex and Elan executed the Merger Agreement and the parties issued a joint press release announcing the Merger.

NEUREX'S REASONS FOR THE MERGER; RECOMMENDATION OF THE NEUREX BOARD OF
DIRECTORS

  The Neurex Board has approved and adopted the Merger Agreement, believes that the Merger is fair to and in the best interests of Neurex and its stockholders and unanimously recommends the approval and adoption of the Merger Agreement by the stockholders of Neurex at the Annual Meeting. In the course of reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, the Neurex Board considered a number of factors, including, among others, the following: (i) the Neurex Board's view that the Merger will result in a combined biopharmaceutical and drug development entity with substantially greater resources and a more diversified product base, development pipeline, manufacturing capability and international presence; (ii) the Neurex Board's view that Elan will be able to provide Neurex with the capital and resources necessary in order for Neurex to both continue its research into acute care pain management and other neurological disorders and have more flexibility in addressing scientific and business aspects of these programs; (iii) the terms and conditions of the Merger, including the premium to be paid by Elan and the anticipated U.S. federal income tax-free nature of the transaction to Neurex stockholders; (iv) the presentation and written opinion of Morgan Stanley to the effect that the Exchange Ratio was fair, from a financial point of view, to the Neurex stockholders (other than Elan and its affiliates); (v) information regarding historical market prices and other information with respect to the Neurex Shares and the Elan ADSs, and the financial performance and condition, assets, liabilities, business operations, and prospects of each of Neurex and Elan and their projected future values and prospects as separate entities and on a combined basis; (vi) the Neurex Board's view that Elan's strengths in the testing, registration, manufacture and technology for delivery of pharmaceutical products will complement Neurex's own strengths in basic research, sales and marketing and distribution, allowing Neurex to more efficiently bring products to market; (vii) the Neurex Board's view that the Merger will allow continued expansion by the combined companies into other territories and other areas of neurology, with the acquisition of additional products developed by third parties on favorable terms being a viable method of enhancing near-term revenues; (viii) the compatibility of management of the two companies; (ix) the status of Neurex's current research collaborations and other commercial relationships; and (x) the Neurex Board's assessment of Neurex's strategic alternatives to the Merger, including remaining an independent company, licensing or otherwise transferring its rights to future discoveries and merging or consolidating with a party other than Elan.

  The foregoing discussion of the factors considered by the Neurex Board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Neurex Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determinations.

ELAN'S REASONS FOR THE MERGER

  Elan believes that the businesses of both Elan and Neurex will be enhanced through their combination by being better positioned to capitalize on the market opportunities created by the continued consolidation of the pharmaceutical industry. Following the Merger, Elan will have expanded its global pharmaceutical operations by the addition of a new therapeutic area, acute care, and the expansion of product opportunities for pain management. The Merger supplements Elan's existing research, development, sales and marketing capabilities, continuing Elan's objective to build and increase those resources which are deemed essential to Elan's success in its industry. Elan believes that the Merger can significantly enhance the value of the combined companies through expanded distribution and marketing capabilities and increased opportunities for product acquisitions and research partnerships.

OPINION OF FINANCIAL ADVISOR TO NEUREX

  Morgan Stanley was engaged by Neurex to provide financial advisory services in connection with the Merger. Morgan Stanley was selected by the Neurex Board to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Neurex. At the meeting of the Neurex Board on April 28, 1998, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that, as of such date and based upon and subject to the various considerations set forth in the opinion, the Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to the Neurex stockholders.

  THE FULL TEXT OF THE MORGAN STANLEY OPINION DATED APRIL 28, 1998, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION, IS ATTACHED TO THIS PROSPECTUS-PROXY STATEMENT AS ANNEX B. NEUREX STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. THE MORGAN STANLEY OPINION IS DIRECTED TO THE NEUREX BOARD AND ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO PURSUANT TO THE MERGER AGREEMENT FROM A FINANCIAL POINT OF VIEW AS OF THE DATE OF THE OPINION, AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER, NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY NEUREX STOCKHOLDERS AS TO HOW TO VOTE AT THE ANNUAL MEETING. THE SUMMARY OF THE MORGAN STANLEY OPINION SET FORTH IN THIS PROSPECTUS-PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In rendering its opinion, Morgan Stanley, among other things: (i) reviewed certain publicly available financial statements and other information of Elan and Neurex; (ii) reviewed certain internal financial statements and other financial and operating data concerning Elan and Neurex prepared by the managements of Elan and Neurex, respectively; (iii) analyzed certain financial projections prepared by the managements of Elan and Neurex; (iv) discussed the past and current operations and financial condition and the prospects of Elan, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Elan; (v) discussed the past and current operations and financial condition and the prospects of Neurex, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Neurex; (vi) reviewed the pro forma impact of the Merger on the earnings per share of Elan; (vii) reviewed the reported prices and trading activity for the Elan ADSs and Neurex Shares; (viii) compared the financial performance of Elan and Neurex and the prices and trading activity of the Elan ADSs and Neurex Shares with that of certain other publicly traded companies and their securities; (ix) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;
(x) reviewed and discussed with the senior managements of Elan and Neurex the strategic rationale for the Merger and certain alternatives to the Merger;
(xi) participated in discussions and negotiations among representatives of Elan and Neurex and their financial and legal advisors; (xii) reviewed the Merger Agreement and certain related agreements; and (xiii) considered such other factors as Morgan Stanley deemed appropriate.

  Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the internal financial statements, financial projections and/or other financial and operating data and discussions relating to the strategic, financial and operational benefits anticipated from the Merger provided by Elan and Neurex, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance and prospects of Elan and Neurex, respectively. Morgan Stanley relied upon the assessment by the managements of Elan and Neurex of their ability to retain key employees of both Elan and Neurex. Morgan Stanley also relied upon, without independent verification, the assessment by the managements of Elan and Neurex of the strategic and other benefits expected to result from the Merger. Morgan Stanley also relied upon, without independent verification, the assessment by the managements of Elan and Neurex of Elan's and Neurex's technologies and products, the timing and risks associated with the integration of Neurex with Elan, and the validity of, and timing and risks associated with, Elan's and Neurex's existing and future technologies and products, including the timing or likelihood of any results of clinical trials or of any necessary regulatory approvals. Morgan Stanley did not make any independent valuation or appraisal of the assets, liabilities or intellectual property of Elan or Neurex, respectively, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley assumed that the Merger will be accounted in accordance with U.S. GAAP, will be treated as a tax-free reorganization and/or exchange pursuant to the Code and will be consummated in accordance with the terms set forth in the Merger Agreement. Morgan Stanley's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion.

  The following is a brief summary of the analysis performed by Morgan Stanley in connection with its oral opinion and the preparation of its opinion letter dated April 28, 1998.

  Comparative Stock Price Performance. As part of its analysis, Morgan Stanley reviewed the recent stock price performance of Elan and Neurex and compared such performance with that of a group of biotechnology companies. The group included Agouron Pharmaceuticals, Inc., Amgen, Inc., Biogen, Inc., Centocor, Inc., Chiron Corporation, Genzyme Corporation, IDEC Pharmaceuticals Corporation, Immunex Corporation and MedImmune, Inc. (collectively, the "Biotech Index"). Morgan Stanley observed that over the period from April 28, 1997 to April 28, 1998, the market price of Neurex Shares increased 79.6%, compared with an increase of 87.6% for Elan ADSs, an increase of 71.3% for the Biotech Index and an increase of 36.7% for the S&P 500.

  Peer Group Comparison. Morgan Stanley compared certain financial information of Neurex with publicly available information of a group of biotechnology companies including Agouron Pharmaceuticals, Inc., Amgen, Inc., Biogen, Inc., Centocor, Inc., Chiron Corporation, Genzyme Corporation, IDEC Pharmaceuticals Corporation and MedImmune, Inc. (collectively, the "Biotechnology Companies"). Such analysis showed that as of April 28, 1998, Neurex's aggregate value was
90.4 times its last twelve months of revenue, compared to a median of 6.3 times for the Biotechnology Companies. Since Neurex was not projected to have earnings in calendar year 1998 based on median estimates from securities research analysts, there was not an observable multiple of equity market value to calendar year 1998 earnings. The median multiple of equity market value to 1998 calendar year earnings for Biotechnology Companies was 27.3 times. Neurex's equity market value was 46.5 times calendar year 1999 earnings based on median estimates from securities research analysts, compared to a median of
24.3 times for the Biotechnology Companies.

  Morgan Stanley also compared certain financial information of Elan with publicly available information of a group of drug delivery companies including ALZA Corporation, Biovail Corporation International, Dura Pharmaceuticals, Inc. and R.P. Scherer Corporation (collectively, the "Drug Delivery Companies") and with that of a group of pharmaceutical companies including Abbott Laboratories, AHP, Amgen, Inc., Bristol-Myers Squibb Co., Eli Lilly and Company, Johnson & Johnson, Merck & Co., Inc., Monsanto Company, Pfizer, Inc., Pharmacia & Upjohn, Inc., Schering-Plough Corporation and Warner-Lambert Company (collectively, the "Pharmaceutical Companies"). In particular, such analysis showed that as of April 28, 1998, Elan's market value traded at a multiple of 30.1 times calendar year 1998 earnings based on median estimates of securities research analysts, compared to a median of 28.7 times for Drug Delivery Companies and 27.7 times for Pharmaceutical Companies. Elan's market value traded at a multiple of 24.0 times calendar year 1999 estimated earnings based on median estimates of securities research analysts, compared to a median of 23.1 times for Drug Delivery Companies and 24.2 for Pharmaceutical Companies. The analysis also showed that as of April 24, 1998, Elan's calendar year 1999 price to earnings ratio, based on median estimates of securities research analysts, divided by the estimated long term growth rate, based on median estimates of securities research analysts, was 1.0, compared to 1.0 for Drug Delivery Companies and 1.8 for Pharmaceutical Companies.

  Analysis of Selected Precedent Transactions. As part of its analysis, Morgan Stanley reviewed 14 biotechnology transactions including 9 in which stock was used as consideration: Somatogen, Inc./Baxter International, Inc., Sano/Elan, Sequana Therapeutics, Inc./Arris Pharmaceutical Corporation, PerSeptive Biosystems Inc./Perkins-Elmer Corp., Somatix Therapy Corp./Cell Genesys Inc., Athena/Elan, Univax Biologics Inc./North American Biologicals, Glycomed Inc./Ligand Pharmaceuticals Inc. and Vestar Inc./Nexagen (collectively, the "Biotechnology Stock Transactions"). Morgan Stanley compared certain statistics for the Biotechnology Stock Transactions to the relevant financial statistics for Neurex based on the value of Neurex implied by the Exchange Ratio and the closing price for Neurex Shares as of April 28, 1998. The analysis showed in Biotechnology Stock Transactions technology value (defined as equity value less cash plus debt) ranging from 0.6 times to 1.8 times the preceding 30-day average equity value, technology value ranging from 0.9 times to 15.8 times cash, implied offer price premia/(discounts) ranging from (13.5%) to 68.6% over 30-day average price prior to transaction announcement, exchange ratio premia/(discounts) ranging from (7.9%) to 52.4% over the exchange ratio one day prior to transaction announcement and target exchange ratio premia/(discounts) ranging from (10.4%) to 65.0% over 30-day average exchange ratio prior to transaction announcement. These compared in the case of the consideration to be received by Neurex stockholders to a multiple of technology value of 1.5 times for the preceding 30-day average equity value, technology value multiple of 16.2 times cash, implied offer price premium of 46.6% over 30-day average price prior to transaction announcement, Exchange Ratio premium of 61.1% over the exchange ratio one day prior to transaction announcement and Exchange Ratio premium of 50.0% over 30-day average exchange ratio prior to transaction announcement.

  Exchange Ratio Analysis. Morgan Stanley reviewed the ratios of the closing prices of Neurex Shares divided by the corresponding prices of Elan ADSs over various periods during the twelve month period ending April 28, 1998 and computed the premia represented by the Exchange Ratio over the averages of these daily ratios over various periods. The averages of these ratios of the closing prices of Elan and Neurex were 0.339 for the previous 10 calendar days, 0.349 for the previous 20 calendar days, 0.340 for the previous 30 calendar days, 0.336 for the previous 60 calendar days, 0.325 for the previous 90 calendar days and 0.317 for the latest twelve-month period ending April 28, 1998. The Exchange Ratio represented premia of 51%, 46%, 50%, 52%, 57% and 61%, respectively, over the aforementioned average exchange ratios of the Elan and Neurex stock prices. The Exchange Ratio represented a 61% premium over the exchange ratio based on closing prices of Elan ADSs and Neurex Shares on April 28, 1998.

  Discounted Equity Value. Morgan Stanley performed an analysis of the present value per share of the implied value of Neurex on a stand-alone basis based on Neurex's future trading price. Morgan Stanley reviewed various valuation benchmarks for 10 emerging biotechnology companies with valuations based on earnings per share estimates in the calendar year 2000 and beyond (Advanced Tissue Sciences, Inc., Agouron Pharmaceuticals, Inc., AxyS Pharmaceuticals, Inc., Centocor, Inc., Cygnus, Inc., IDEC Pharmaceuticals Corporation, MedImmune, Inc., Pharmacyclics, Inc., Protein Design Labs, Inc. and Transkaryotic Therapies, Inc.). Morgan Stanley observed that, based on a range of earnings per share estimates for the calendar years 2000 and 2001, illustrative multiples of earnings per share ranging from 20.0 times to 30.0 times and illustrative discount rates ranging from 30.0% to 40.0%, the present value per Neurex Share on a stand-alone basis ranged from $16.82 to $64.58. Morgan Stanley compared the results of the stand-alone analysis to an analysis of the present value per share of the implied value of Neurex based on Elan's future trading price assuming consummation of the Merger and based on a range of earnings per share estimates for both companies for calendar years 2000 and 2001 prior to any synergies resulting from the Merger, multiples of earnings per share ranging from 24.1 times to 30.0 times and a discount rate of 15.0%. Based on this analysis, Morgan Stanley estimated a present value per equivalent Neurex Share ranging from $35.05 to $56.16.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Elan or Neurex.

  In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, the timing and likelihood of clinical trials or of any necessary regulatory approvals, general business and economic conditions and other matters, many of which are beyond the control of Elan or Neurex. Any estimates contained herein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the Exchange Ratio pursuant to the Merger Agreement from a financial point of view to the Neurex stockholders and were conducted in connection with the delivery of the Morgan Stanley opinion. The analyses do not purport to be appraisals or to reflect the prices at which Elan or Neurex might actually be sold. The Exchange Ratio pursuant to the Merger Agreement was determined through arm's-length negotiations between Elan and Neurex and was approved by the Neurex Board.

  The Neurex Board retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account or for the account of customers in the equity securities of Elan or Neurex.

  Pursuant to an engagement letter dated April 3, 1998, Morgan Stanley provided financial advisory services and a financial opinion in connection with the Merger, and Neurex agreed to pay Morgan Stanley fixed fees of $1.0 million and an additional $4.1 million to be paid if the Merger is consummated. Neurex has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to Morgan Stanley's engagement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the Neurex Board with respect to the Merger Agreement, Neurex stockholders should be aware that certain officers and directors of Neurex have interests in the Merger that are different from and in addition to the interests of Neurex stockholders generally. The Neurex Board was aware of these interests and took these interests into account in approving the Merger Agreement and the transactions contemplated thereby.

  Neurex Options. Pursuant to the Merger Agreement, as of the Effective Time, Elan will assume all of the obligations of Neurex under each of the Neurex Plans (as defined below), with the effect that each option to purchase Neurex Shares (a "Neurex Option") that is outstanding under the 1998 Stock Option Plan, a copy of which is attached as Annex D hereto, and the Neurex 1988 Employee and Consultant Stock Option Plan (the "1988 Stock Option Plan" and, together with the 1998 Stock Option Plan, the "Neurex Plans") immediately prior to the Effective Time, whether or not then vested, will be assumed by Elan and will constitute an option to acquire, on the same terms and conditions (except as set forth in the Merger Agreement) as were applicable under such Neurex Plan, the number of Elan ADSs (rounded down to the nearest whole share) equal to the number of Neurex Shares subject to such Neurex Option multiplied by the Exchange Ratio, at a price per share (rounded up to the nearest whole cent) equal to the aggregate exercise price for the Neurex Shares subject to such Neurex Option divided by the Exchange Ratio (an "Elan Exchange Option"). See "The Merger Agreement--Treatment of Neurex Stock Options." Pursuant to a resolution approved by the Neurex Board in December 1995 (the "December 1995 Resolution"), in the event of any merger, reorganization or consolidation of Neurex with or into any other entity, or the sale of all or substantially all of Neurex's assets (i) 50% of all unvested Neurex Options held by each executive officer of Neurex immediately prior to the effective time of such event shall immediately vest and (ii) the vesting period for the remaining unvested Neurex Options held by such executive officer shall be reduced by 50%. In addition, in the event that any former Neurex employee (including an executive officer) is terminated by Elan without cause within one year of the Effective Time, the unvested portion of any Neurex Option held by such employee shall immediately vest. Pursuant to stock option agreements under which Neurex directors were granted Neurex Options, the unvested portion of each Neurex Option held by any Neurex director will, at such director's option, either immediately vest at the Effective Time or continue to vest after the Effective Time pursuant to the vesting schedule set forth in such director's relevant stock option agreement. As of the Record Date, approximately 1,683,233 Neurex Shares were issuable to executive officers and directors of Neurex upon the exercise of outstanding Neurex Options, including approximately 1,347,370 Neurex Options which will vest upon the consummation of the Merger (assuming the vesting of all Neurex Options held by Neurex directors). Such options, given the Exchange Ratio of 0.51 Elan ADSs per Neurex Share, will be converted into Elan Exchange Options to purchase an aggregate of approximately 858,449 Elan ADSs.

  As soon as practicable after the Effective Time, Elan will grant options to purchase Elan ADSs under Elan's stock option plans to Neurex employees, including Neurex executive officers.

  Neurex and Elan Management. Following the Effective Time, the Neurex Board will consist of Donal J. Geaney, John Groom and Thomas G. Lynch. Immediately following the Effective Time, Paul Goddard, Ph.D., will be appointed (i) President of the Elan Pharmaceuticals division of Elan and (ii) to the Executive Committee of the Elan Board.

  Employment Arrangements. In connection with the Merger, Dr. Goddard may enter into an employment agreement with Elan. The terms of such employment agreement have not been finalized as of the date of this Prospectus-Proxy Statement.

  Severance Agreements with Officers. Each of the officers of Neurex is expected to enter into a severance agreement (a "Severance Agreement") with Neurex. Each Severance Agreement will provide, subject to certain restrictions, for the payment of benefits to those persons who are officers of Neurex immediately preceding the Effective Time and who are terminated from the employ of Neurex within one year of the Effective Time due to (i) involuntary termination without Cause (as defined in the Severance Agreements), (ii) resignation after a material reduction in compensation or benefits or (iii) resignation in response to a proposed relocation in excess of fifty miles from Neurex's Menlo Park, California address. The benefits to be paid under each Severance Agreement will consist of a lump sum payment equal to (i) in the case of Dr. Goddard, two years' Compensation ("Compensation" being defined in the Severance Agreements to include base salary plus the product of base salary multiplied by the average bonus percentage paid to that officer over the two years preceding the Effective
Time) and (ii) in the case of officers other than Dr. Goddard, 12 months' Compensation plus one month's Compensation for each full year of service with Neurex in excess of one year, but in no event more than 18 months' Compensation. In addition, the Surviving Corporation will continue, for each officer so terminated, medical, dental and life insurance benefits for not more than 12 months after the Effective Time. Finally, the Severance Agreements will provide for out-placement services at a cost not to exceed $15,000 per person.

  Indemnification; Insurance. Elan has agreed to indemnify present and former directors and officers of Neurex and to continue in effect for a period of six years following the Merger a directors' and officers' liability insurance policy substantially equivalent to that which Neurex currently maintains for directors and officers. See "The Merger Agreement--Indemnification; Insurance."

RESALES OF ELAN ADSS

  The Elan ADSs to be received by Neurex stockholders pursuant to the Merger Agreement have been registered under the Securities Act, thereby allowing such Elan ADSs to be freely traded without restriction by persons who will not be "affiliates" of Elan after the Merger or who were not "affiliates" of Neurex on the date of the Annual Meeting. All directors and certain officers and stockholders of Neurex may be deemed to have been "affiliates" of Neurex within the meaning of Rules 144 or 145 under the Securities Act. Any such person may resell the Elan ADSs received by him or her in the Merger only if such Elan ADSs are registered for such resale under the Securities Act or an exemption from such registrations under the Securities Act is available. Such persons may be permitted to effect resales under Rule 145 under the Securities Act (or Rule 144 in the case of persons who become "affiliates" of Elan) or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of Elan generally include individuals or entities that control, are controlled by or are under common control with, Elan, and may include certain officers and directors or such party as well as principal stockholders of such party. It is recommended that such persons obtain the advice of securities counsel prior to effecting any resales.

  Neurex has agreed that it will use all commercially reasonable efforts to cause each person who may be deemed an affiliate of Neurex to execute a written agreement (an "Affiliate Agreement") providing, among other things, that such person will not sell, assign or transfer any Elan ADSs received in the Merger in violation of the Securities Act or the rules and regulations thereunder.

DELISTING AND DEREGISTRATION OF NEUREX SHARES; LISTING OF ELAN ADSS

  Upon consummation of the Merger, the Neurex Shares will be delisted from the Nasdaq and will be deregistered under the Exchange Act.

  It is a condition to the consummation of the Merger that the Elan ADSs to be issued in the Merger be authorized for listing on the NYSE upon official notice of issuance and the Ordinary Shares be admitted (subject to allotment) to the Official Lists of the Irish Stock Exchange and the London Stock Exchange.

ABSENCE OF APPRAISAL RIGHTS

  In accordance with Section 262(b) of the DGCL, no holder of Neurex Shares shall be entitled to appraisal rights.

COVENANT NOT TO SELL ELAN ADSS

  In connection with the Merger, each of Neurex's officers will agree that, except with Elan's prior written consent, such officer will not and will not offer or agree to, directly or indirectly, (i) sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any security interest, lien, claim, pledge, right of first refusal, limitation on voting rights, charge or encumbrance of any nature whatsoever with respect to, Elan ADSs, (ii) sell any option or contract to purchase or purchase any option or contract to sell Elan ADSs or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Elan ADSs, in the case of each of clauses (i),
(ii) and (iii), whether such transaction is to be settled in Elan ADSs or any other securities and whether such Elan ADSs are acquired as a result of the Merger, upon the exercise of options or otherwise, for a period of one year from the Effective Time; provided that up to 25% of the sum of Elan ADSs acquired and Elan ADSs underlying Elan Exchange Options may be immediately or from time to time sold in accordance with applicable laws. The foregoing transfer restrictions applicable to each Neurex officer will (i) cease upon involuntary termination or death of such officer and (ii) will not apply to transfers to any trust of which such officer's direct family members are beneficiaries.

GOVERNMENTAL REGULATION

  Antitrust. Certain acquisition transactions, including the Merger, may not be consummated until certain information has been furnished to the Justice Department and the FTC pursuant to the HSR Act, and certain waiting period requirements thereunder have been satisfied. Elan and Neurex completed the filing of the required information and material with the Justice Department and the FTC with respect to the Merger Agreement on May 19, 1998. On June 18, 1998, the applicable waiting period under the HSR Act expired. No additional filings or waiting periods are applicable with respect to the Merger pursuant to the HSR Act and the rules promulgated thereunder.

  At any time before or after the Effective Time, the Justice Department or the FTC or a private person or entity could seek under the antitrust laws, among other things, to enjoin the Merger or to cause Elan to divest itself, in whole or in part, of Neurex or of other businesses conducted by Elan. There can be no assurance that a challenge to the Merger will not be made or that, if such a challenge is made, Elan and Neurex will prevail. The obligations of Elan and Neurex to consummate the Merger are subject to the condition that there be no preliminary or permanent injunction or other order by any court or governmental or regulatory authority of competent jurisdiction prohibiting consummation of the Merger.

  Certain transactions, including the Merger, may not be consummated until, pursuant to the Irish Mergers Act, a notification has been made to the Enterprise Minister, such further information (if any) as may be required has been furnished and either the Enterprise Minister has issued a clearance for the proposed transaction or a prescribed period following notification has expired without the Enterprise Minister having prohibited the proposed transaction. The prescribed period consists of the three months following the date of notification or, where the Enterprise Minister requests further information, the date of receipt of such information. Elan and Neurex gave notification of the Merger to the Enterprise Minister on May 13, 1998 and requested that the Enterprise Minister issue a clearance in respect thereof. On June 12, 1998, Elan and Neurex received the required clearance from the Enterprise Minister.

ANTICIPATED ACCOUNTING TREATMENT

  The Merger will be accounted for by Elan under the "purchase" method of accounting in accordance with U.S. GAAP. Therefore, the aggregate consideration paid by Elan in connection with the Merger will be allocated to Neurex's assets and liabilities based on their estimated fair values with any excess being treated as goodwill. Any allocation relating to in-process research and development will be written off at the time of the Merger. The assets and liabilities and results of operations of Neurex will be consolidated into the assets and liabilities and results of operations of Elan subsequent to the Effective Time.

                             THE MERGER AGREEMENT

  The following description of the material provisions of the Merger Agreement is only a summary and does not purport to be complete. This description is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.

GENERAL; EFFECTIVE TIME AND EFFECTS OF THE MERGER

  The Merger Agreement provides that, subject to the approval of the Merger Agreement by the stockholders of Neurex (under the DGCL, a majority of the outstanding Neurex Shares must vote in favor of the Merger Agreement) and the satisfaction or waiver of other conditions to the Merger, Subco will be merged with and into Neurex, with Neurex continuing as the Surviving Corporation and as a wholly-owned subsidiary of Elan.

  If the Merger Agreement is approved by the stockholders of Neurex, and the other conditions to the Merger are satisfied or, where permissible, waived, the Effective Time will occur at the time of filing of a certificate of merger, in the form required by and executed in accordance with the DGCL, with the Secretary of State of the State of Delaware. At the Effective Time, the Neurex Certificate and Neurex By-laws, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The directors of Subco immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of Neurex immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by law.

CONVERSION OF NEUREX SHARES

  The Merger Agreement provides that, as of the Effective Time, by virtue of the Merger and without any action on the part of any Neurex stockholder, (i) each Neurex Share issued and outstanding immediately prior to the Effective Time (except for shares, if any, owned by Neurex as treasury stock or owned by any subsidiary of Neurex or owned by Elan or any of its subsidiaries) shall be converted into the right to receive 0.51 of an Elan ADS, which Exchange Ratio shall be adjusted for any stock split, readjustment, stock dividend, exchange of shares, reclassification, recapitalization or otherwise in Elan ADSs, Ordinary Shares, or Neurex Shares; (ii) each share of common stock of Subco issued and outstanding immediately prior to the Effective Time shall be converted into such number of newly issued shares of common stock of the Surviving Corporation as shall equal the sum of the number of Neurex Shares outstanding immediately prior to the Effective Time; and (iii) each Neurex Share shall be canceled and retired and shall cease to exist and each holder of a certificate evidencing

Neurex Shares shall thereafter cease to have any rights with respect to the number of Neurex Shares evidenced by such certificate, except the right to receive the number of Elan ADSs into which the Neurex Shares evidenced by such certificate have been converted. See "--Exchange of Share Certificates."

NO FRACTIONAL ELAN ADSS

  No fractional Elan ADSs will be issued in the Merger. In lieu of any such fractional Elan ADSs, each holder of Neurex Shares who otherwise would be entitled to receive a fractional Elan ADS pursuant to the Merger will be paid an amount in cash equal to such fraction multiplied by the Market Value. "Market Value" shall mean, with respect to Elan ADSs issued, the mean between the high and low prices of the Elan ADSs as reported on the NYSE Composite Tape on the NYSE trading day immediately prior to the Effective Time. The fractional share interests of each Neurex stockholder will be aggregated, and no Neurex stockholder will receive cash in an amount equal to or greater than the value of one full Elan ADS.

EXCHANGE OF SHARE CERTIFICATES

  At the Effective Time, Elan will make available to The Bank of New York, as exchange agent (the "Exchange Agent"), for the benefit of the holders of Neurex Shares, for exchange, certificates evidencing a sufficient number of Ordinary Shares as would permit the Exchange Agent to issue such number of Elan ADSs issuable to holders of Neurex Shares.

  As promptly as practicable after the Effective Time, the Exchange Agent will mail to each record holder of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Neurex Shares (the "Certificates"), (i) a letter of transmittal (which specifies that delivery will be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Elan ADRs evidencing Elan ADSs.

  Upon surrender to the Exchange Agent of a Certificate for cancellation, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate will be entitled to receive in exchange therefor the appropriate number of Elan ADRs evidencing Elan ADSs.

  No dividends or other distributions declared or made after the Effective Time with respect to Elan ADSs (or underlying Ordinary Shares) with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the Elan ADSs, and no cash payment in lieu of any fractional shares will be paid to any such holder until the holder of such Certificate surrenders such Certificate. Subject to the effect of escheat, tax or other applicable laws, following surrender of any such Certificate, there will be paid to the holder of the certificates representing whole shares of Elan ADSs issued in exchange therefor, without interest, (i) the amount of any cash payable with respect to a fractional Elan ADS to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole Elan ADSs and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole Elan ADSs.

  At the Effective Time, the stock transfer books of Neurex will be closed and there will be no further registration of transfers of Neurex Shares thereafter on the records of Neurex. From and after the Effective Time, holders of Certificates will cease to have any rights with respect to Neurex Shares, except as otherwise provided in the Merger Agreement or by law.

TREATMENT OF NEUREX STOCK OPTIONS

  As of the Effective Time, by virtue of the Merger and without any action on the part of the participants therein, Elan shall assume all of the obligations of Neurex under each of the Neurex Plans, with the effect that each Neurex Option that is outstanding under the Neurex Plans immediately prior to the Effective Time, whether or not then vested, shall be assumed by Elan and shall constitute an Elan Exchange Option. Such Elan Exchange Option shall be exercisable upon the same terms and conditions as under the applicable Neurex Plan, except that (i) each Elan Exchange Option shall be exercisable for that number of Elan ADSs equal to the number of Neurex Shares subject to such Neurex Option multiplied by the Exchange Ratio and (ii) the option price per share of Elan ADSs shall be an amount equal to the option price per Neurex Share subject to such Neurex Option in effect immediately prior to the Effective Time divided by the Exchange Ratio.

  Pursuant to the December 1995 Resolution, in the event of any merger, reorganization or consolidation of Neurex with or into any other entity or the sale of all or substantially all of Neurex's assets (i) 50% of all unvested Neurex Options held by each executive officer of Neurex immediately prior to the effective time of such event shall immediately vest and (ii) the vesting period for the remaining unvested Neurex Options held by such executive officer shall be reduced by 50%.

  Pursuant to the Merger Agreement, at the Effective Time, Neurex expects to accelerate the vesting schedule of each Neurex Option held by any other employee of Neurex which was outstanding on the date of the Merger Agreement in a manner consistent with the December 1995 Resolution. In addition, in the event that any former Neurex employee (including an executive officer) is terminated by Elan without cause within one year of the Effective Time, the unvested portion of any Neurex Option held by such employee shall immediately vest. Pursuant to stock option agreements under which Neurex directors were granted Neurex Options, the unvested portion of each Neurex Option held by any Neurex director will, at such director's option, either immediately vest at the Effective Time or continue to vest after the Effective Time pursuant to the vesting schedule set forth in such director's relevant stock option agreement.

  As of the Record Date, approximately 2,977,684 Neurex Shares were issuable upon the exercise of outstanding Neurex Options, including approximately 2,153,211 Neurex Options which will vest upon the consummation of the Merger (assuming the vesting of all Neurex Options held by Neurex directors). Such Neurex Options, given the Exchange Ratio of 0.51 Elan ADSs per Neurex Share, will be converted at the Effective Time into Elan Exchange Options to purchase an aggregate of approximately 1,518,618 Elan ADSs.

  Elan has agreed to file with the Commission at the Effective Time a Registration Statement on Form S-8 or other appropriate form under the Securities Act to register the Elan ADSs issuable upon exercise of the Elan Exchange Options and to use its reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of all such options.

  As soon as practicable after the Effective Time, Elan will grant options to purchase Elan ADSs under Elan's stock option plans to Neurex employees, including executive officers.

STOCK PURCHASE PLANS

  Neurex has agreed that, on or before the Effective Time, it will terminate its 1992 Employee Stock Purchase Plan (the "1992 Neurex Purchase Plan") and
(ii) its 1997 Employee Stock Purchase Plan (the "1997 Neurex Purchase Plan" and, together with the 1992 Neurex Purchase Plan, the "Neurex Purchase Plans"). Any unused cash balances shall be refunded to participants (as defined in the Neurex Purchase Plans) in cash, without interest.

EMPLOYEE BENEFITS

  For a period of 12 months following the Effective Time, Elan has agreed, with certain limited exceptions, that employees of Neurex immediately prior to the Effective Time will receive benefits that are no less favorable, in the aggregate, than the benefits received by such employees immediately prior to the Effective Time; provided, however, that Elan and its subsidiaries will not be required to continue any employment relationship with any employee for any specified period of time.

CERTAIN REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains certain representations and warranties of Neurex relating to, among other things, the following: (i) due organization, valid existence and good standing of Neurex and its subsidiary and the absence of any violation of any of the provisions of their respective certificates of incorporation (or other applicable charter document) or by-laws; (ii) the authorization, execution, delivery and enforceability of the Merger Agreement and the transactions contemplated thereby; (iii) the absence of any required permit, authorization, consent or approval of any public body, except as provided in the Merger Agreement; (iv) the absence of any conflict between the execution and performance of the Merger Agreement and Neurex's organizational documents, applicable law and certain contracts; (v) the receipt of an opinion of Morgan Stanley as to the fairness of the Exchange Ratio to Neurex's stockholders; (vi) the approval and adoption of the Merger Agreement by the Neurex Board and the recommendation by the Neurex Board to Neurex stockholders of the Merger, the Merger Agreement and the other transactions contemplated thereby; (vii) the receipt of approvals and the taking of steps to exempt the Merger from the provisions of state antitakeover statutes; (viii) the absence of any brokerage, finder's or similar fee in connection with the Merger (except for fees to be paid to Morgan Stanley); (ix) the accuracy and completeness of information contained in this Prospectus-Proxy Statement (except for information provided by Elan); (x) Neurex's capital structure;
(xi) the accuracy and completeness of Neurex's recent reports filed with the Commission and the financial statements contained therein; (xii) the absence of undisclosed liabilities; (xiii) the absence of certain changes or events including, but not limited to, any event or events that would, or would reasonably be likely to, jeopardize the final approval by the FDA for sale in the U.S. of ziconotide for the treatment of pain by September 30, 2000 (a "Ziconotide Event"); (xiv) the absence of material pending or threatened litigation against Neurex; (xv) the existence of Neurex's insurance coverage;
(xvi) the enforceability of material contracts and the absence of material breaches, violations or defaults thereunder; (xvii) Neurex's labor relations and employment agreements; (xviii) compliance with laws, ordinances, regulations, rules and orders including, but not limited to, those related to products subject to the FDA's jurisdiction; (xix) the right to use intellectual property and the lack of any infringement claims against Neurex;
(xx) certain tax matters and the payment of taxes; (xxi) the absence of changes to, and the qualification, operation and liability under, certain employee benefit plans; (xxii) certain environmental matters; and (xxiii) the absence of actions that would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code.

  The Merger Agreement contains certain representations and warranties of Elan and Subco relating to, among other things, the following: (i) due organization, valid existence and good standing of Elan and Subco and the absence of any violation of any of the provisions of their respective charter documents; (ii) the authorization, execution, delivery and enforceability of the Merger Agreement and the transactions contemplated thereby; (iii) the absence of any required permit, authorization, consent or approval of any public body, except as provided in the Merger Agreement; (iv) the absence of any conflict between the execution and performance of the Merger Agreement and Elan's and Subco's organizational documents, applicable law and certain contracts; (v) the approval of the Merger, the Merger Agreement and the other transactions contemplated thereby by the Elan Board; (vi) the absence of any brokerage, finder's or similar fee in connection with the Merger (except for fees to be paid to Goldman Sachs International); (vii) the accuracy and completeness of information supplied by Elan or Subco and contained in this Prospectus-Proxy Statement; (viii) the accuracy and completeness of Elan's recent reports filed with the Commission and the financial statements contained therein; (ix) the absence of undisclosed liabilities; (x) the absence of certain changes or events; (xi) Elan's capital structure; (xii) the absence of material pending or threatened litigation against Elan or its subsidiaries; (xiii) certain tax matters; and (xiv) the absence of actions that would prevent the Merger from constituting a transaction qualifying under
Section 368(a) of the Code.

CONDUCT OF BUSINESS OF NEUREX

  Neurex has agreed, pursuant to the Merger Agreement, that, prior to the Effective Time, the operations of Neurex and its subsidiary will be conducted in the ordinary and usual course of business and consistent in all material respects with past practices. The Merger Agreement further provides that Neurex and its subsidiary will each use commercially reasonable efforts to preserve intact their business organizations, to keep available the services of their officers and employees and to preserve their current relationships with suppliers, distributors, customers and others having significant business relationships with them and will take no action which would adversely affect their ability to consummate the Merger or the other transactions contemplated thereby. Without limiting the generality of the foregoing, and except as otherwise expressly provided in the Merger Agreement, prior to the Effective Time, neither Neurex nor its subsidiary will, without the prior written consent of Elan: (i) amend its charter documents or by-laws;
(ii) authorize for issuance, issue, sell, deliver, grant any options, warrants, calls, subscriptions or other rights for, or otherwise agree or commit to issue, sell or deliver any shares of any class of capital stock of Neurex or its subsidiary or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of Neurex or its subsidiary, other than, in the case of Neurex, (a) pursuant to and in accordance with and subject to the limitations set forth in the Neurex Purchase Plans, Neurex Options or Neurex warrants and convertible or exchangeable notes, in each case, outstanding on the date of the Merger Agreement and (b) additional Neurex Options to purchase up to 50,000 Neurex Shares pursuant to and in accordance with and subject to the limitations set forth in Neurex Plans; provided, however, that Neurex shall be permitted to take such action as may be necessary to accelerate the vesting and exercisability schedule of the unvested and unexercisable portion of each Neurex Option that is outstanding immediately prior to date of the Merger Agreement in a manner that is consistent with the December 1995 Resolution;
(iii) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or that of any subsidiary; (iv) (a) (1) create or incur indebtedness for borrowed money, (2) assume, guarantee, endorse or otherwise as an accommodation become liable or responsible for the obligations of any other individual, firm or corporation or (3) make any loans, advances or capital contributions to or investments in any other individual, firm or corporation, except, in the case of each of the foregoing clauses (1), (2) and (3), in the ordinary course of business and consistent with past practice but in no event in an amount in excess of $500,000 in the aggregate; (b) enter into or amend any material contract, agreement, commitment, arrangement or transaction material to Neurex and its subsidiary taken as a whole; or (c) incur any liabilities except for liabilities that, individually or in the aggregate, would not have a Material Adverse Effect (as defined in the Merger Agreement); (v) (a) increase in any manner the compensation of any of its directors, officers or, except in the ordinary course of business and consistent with past practice, its employees;
(b) pay or agree to pay any pension, retirement allowance or other employee benefit, or enter into any contract, agreement or understanding with any of its past or present employees relating to any such pension, retirement allowance or other employee benefit, except, in each case, as required under agreements, plans or arrangements existing as of December 31, 1997; (c) grant any severance or termination pay to, or enter into any employment, consulting or severance agreement with, any person; (d) except in the ordinary course of business and consistent with past practice, or as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement that was not in existence on or prior to December 31, 1997, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, contract, agreement or understanding, or amend any such plans, contracts, agreements or understandings in existence prior to December 31, 1997; and (e) initiate, approve or allow to begin any new Purchase Period (as defined in the 1997 Neurex Purchase Plan) under the 1997 Neurex Purchase Plan or new Offer Period (as defined in the 1992 Neurex Purchase Plan) under the 1992 Neurex Purchase Plan; (vi) except as otherwise expressly contemplated by the Merger Agreement, sell, transfer, lease, license, pledge, mortgage or otherwise dispose of, or encumber, or agree to sell, transfer, lease, license, pledge, mortgage or otherwise dispose of or encumber, any material properties, real, personal or mixed; (vii) except in the ordinary course of business or as otherwise expressly contemplated by the Merger Agreement, grant any material licenses to use any Intellectual Property Rights (as defined in the Merger Agreement) or certain unpatented inventions or acquire any material licenses to use Intellectual Property Rights having a cost in excess of $500,000 in the aggregate; (viii) except as otherwise expressly contemplated by the Merger Agreement, enter into any other agreements, commitments or contracts, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business and consistent in all material respects with past practice and having a term of no more than one year; (ix) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with any other person with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights not in the ordinary course of business and consistent with past practice, except as expressly contemplated by the Merger Agreement;
(x) except as previously approved by the Neurex Board prior to the date of the Merger Agreement and as identified to Elan prior to the date of the Merger Agreement, authorize, commit to make or make capital expenditures in excess of $500,000 in the aggregate; provided, however, that Neurex may make capital expenditures of up to $1.0 million in the aggregate in connection with its facility located at 190 Independence Drive, Menlo Park, California; (xi) permit any insurance policy naming it as a beneficiary or a loss payee to be canceled, terminated or materially altered, except in the ordinary course of business and consistent with past practice and following written notice to Elan; (xii) maintain its books and records in a manner not in the ordinary course of business and consistent with past practice; (xiii) enter into any hedging, option, derivative or other similar transaction; (xiv) institute any change in its accounting methods, principles or practices or revalue any of its respective assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivables; (xv) settle or compromise any material federal, state, local or foreign Tax (as defined in the Merger Agreement) liability, make any new material Tax election, revoke or modify any existing Tax election, or request or consent to a change in any method of Tax accounting; (xvi) except for payment of professional fees relating to the Merger, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities (including accounts payable) in the ordinary course of business and consistent with past practice, or collect, or accelerate the collection of, any amounts owed (including accounts receivable) other than the collection in the ordinary course of business; (xvii) take, cause or permit to be taken any action, whether before or after the Effective Time, that could reasonably be expected to prevent the Merger from constituting a "reorganization" within the meaning of Section 368(a) of the Code or prevent an exchange of Neurex Shares for Elan ADSs pursuant to the Merger from qualifying as an exchange described in Section 354 of the Code (except with respect to any cash received in lieu of a fractional share) to which Section 367(a)(1) of the Code does not apply; (xviii) amend, modify, terminate, waive or permit to lapse other than by the passage of time any material right of first refusal, preferential right, right of first offer or any other material right of Neurex or its subsidiary; (xix) take any action that would or is reasonably likely to result in any of the covenants, agreements or conditions applicable to Neurex as set forth in the Merger Agreement not being satisfied as of the Closing Date (as defined in the Merger Agreement); and (xx) agree to do any of the foregoing.

NO SOLICITATION

  Pursuant to the terms of the Merger Agreement, Neurex has agreed that, prior to the Effective Time, it shall not, and shall not authorize or permit its subsidiary or any of its or its subsidiary's directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Neurex or its subsidiary or any acquisition of any kind of material portion of the assets or capital stock of Neurex and its subsidiary taken as a whole (an "Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any third party with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by the Merger Agreement; provided, however, that Neurex may, in response to an unsolicited, bona fide, written proposal from a third party regarding a Superior Proposal (as defined below) furnish information to, engage in discussions and negotiate with such third party, but only if the Neurex Board determines in good faith by a majority vote that taking such action is reasonably likely to lead to an Acquisition Transaction that is more favorable to the Neurex stockholders than the Merger and that failing to take such action would be reasonably likely to constitute a breach of the Neurex Board's fiduciary duties, having received prior to such determination (i) the written advice of outside legal counsel of Neurex that failing to take such action would be reasonably likely to constitute a breach of the Neurex Board's fiduciary duties and (ii) the written advice of Morgan Stanley or another financial advisor of nationally recognized reputation that the Superior Proposal would be reasonably likely to provide greater value to Neurex and the Neurex stockholders than the Merger. As used herein, "Superior Proposal" means a bona fide, written and unsolicited offer made by any financially responsible third party (other than Elan) with respect to an Acquisition Transaction for which any required financing is committed in writing by reputable financing sources.

CONDITIONS

  In addition to the requisite approval of the Merger Agreement by the stockholders of Neurex, the respective obligations of Elan, Subco and Neurex to consummate the Merger are subject to the satisfaction of certain conditions including, without limitation, the following: (i) (a) the Registration Statement shall have become effective under the Securities Act, and no stop order shall have been issued with respect thereto and (b) all necessary state securities and blue sky authorizations shall have been received; (ii) the Elan ADSs issuable in the Merger shall have been authorized for listing on the NYSE upon official notice of issuance and the Ordinary Shares shall have been admitted (subject to allotment) to the Official Lists of the Irish Stock Exchange and the London Stock Exchange; (iii) no writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered and remain in effect which prohibits the consummation of the Merger or limits the exercise by Elan and the Surviving Corporation of full rights to own and operate the business of Neurex and its subsidiary; (iv) any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and no action shall have been taken under the Irish Mergers Act prohibiting the Merger and the relevant period under the Irish Mergers Act for objection shall have expired; (v) all material authorizations, orders, consents, licenses, confirmations, clearances, permissions and approvals that may be required in any foreign jurisdiction for the purposes of applicable antitrust, competition, takeover or similar legislation in connection with the consummation of the Merger and the other transactions contemplated hereby shall have been received and shall remain in full force and effect; (vi) the receipt by Elan of an opinion of Cahill Gordon & Reindel and the receipt by Neurex of an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, each to the effect that, subject to certain limitations,
(a) the Merger will be treated as a reorganization under Section 368(a) of the Code, and (b) except for cash received in lieu of fractional Elan ADSs, no gain or loss will be recognized by a Neurex stockholder as a result of the Merger with respect to the Neurex Shares converted into Elan ADSs.

  The obligations of Neurex to effect the Merger are further subject to the satisfaction or, where permissible, waiver of the following conditions: (i) the representations and warranties of Elan and Subco that are qualified by reference to a Parent Material Adverse Effect (as defined in the Merger Agreement) or materiality are true and correct in all respects and the representations and warranties of Elan and Subco that are not so qualified shall be true and correct in all material respects, in each case, as of the date of the Merger Agreement and, except to the extent they speak as of an earlier date, as of the Effective Time as if made at and as of the Effective Time; (ii) subject to certain limitations, Elan and Subco shall have performed in all material respects their agreements, obligations and conditions under the Merger Agreement; (iii) Neurex shall have received certificates of certain officers of Elan and Subco evidencing compliance with the conditions set forth in the Merger Agreement; (iv) there shall not have occurred since December 31, 1997 any material adverse change in the general affairs, management, business, operations, assets, condition (financial or otherwise) or prospects of Elan and its subsidiaries taken as a whole; and (v) all necessary consents and approvals of, and notifications and disclosures to, and filings and registration with, any U.S. or any other governmental authority or any other third party required on the part of Elan and Subco for the consummation of the Merger and the other transactions contemplated by the Merger Agreement shall have been obtained or accomplished.

  The obligations of Elan and Subco to effect the Merger are further subject to the satisfaction or, where permissible, waiver of the following conditions:
(i) the representations and warranties of Neurex that are qualified by reference to a Material Adverse Effect (as defined in the Merger Agreement) or materiality are true and correct in all respects and the representations and warranties of Neurex that are not so qualified shall be true and correct in all respects, in each case, as of the date of the Merger Agreement and, except to the extent they speak as of an earlier date, as of the Effective Time as if made at and as of the Effective Time; (ii) subject to certain limitations, Neurex shall have performed in all material respects its agreements, obligations and conditions under the Merger

Agreement; (iii) Elan and Subco shall have received certificates of certain officers of Neurex evidencing compliance with the conditions set forth in the Merger Agreement; (iv) (a) there shall not have occurred since December 31, 1997 any material adverse change in the general affairs, management, business, operations, assets, conditions (financial or otherwise) or prospects of Neurex and its subsidiary taken as a whole (including the loss of a significant portion of the employees of Neurex), excluding any such material adverse change relating solely to ziconotide or (b) any Ziconotide Event; (v) all the consents, approvals, notifications, disclosures, filings and registrations required by the Merger Agreement shall have been obtained; (vi) (a) the meeting between Neurex and the FDA regarding, among other things, the filing by Neurex with the FDA of an NDA relating to ziconotide shall have occurred,
(b) the FDA shall have granted such meeting and acknowledged receipt of supporting materials for such meeting, (c) the FDA shall have responded during or after the meeting either verbally or in writing, (d) Neurex shall have provided to Elan copies of all documents, materials and other information prepared by the FDA or Neurex in connection therewith and (e) Elan shall have been provided the opportunity to attend and observe such meeting; and (vii) Elan shall have received agreements executed by each of the executive officers of Neurex restricting each such executive officer's ability to dispose of Elan ADSs held by such executive officer for a period of one year following the Effective Time.

TERMINATION

  The Merger Agreement may be terminated (i) by the written agreement of Elan and Neurex; (ii) by either party if, without fault of the terminating party, the Merger shall not have been consummated on or before November 30, 1998, which date may be extended by mutual consent of Elan and Neurex; (iii) by either party if any court of competent jurisdiction or other governmental body shall have issued a final and nonappealable order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger; (iv) by either party if the requisite stockholder approval of Neurex is not obtained at the Annual Meeting or any adjournment thereof; (v) by either party if the other party fails to comply in any material respect with any of the covenants or agreements contained in the Merger Agreement or breaches any representation or warranty contained in the Merger Agreement; provided that if such failure to comply or breach is capable of being cured prior to the Effective Time, such other party shall not have cured such failure or breach within 20 days of receiving notice thereof; (vi) by Elan if the Neurex Board fails to recommend the approval of the Merger Agreement and the Merger to Neurex stockholders, withdraws, amends or modifies its recommendation of the Merger Agreement or the Merger in a manner adverse to Elan, or makes any recommendation in respect of an Acquisition Transaction (including making no recommendation or stating an inability to make a recommendation), other than a recommendation to reject such Acquisition Transaction, or the Neurex Board shall have resolved to take any of the foregoing actions and publicly disclosed such resolution; (vii) by Elan if Neurex or its representatives shall furnish or disclose non-public information or negotiate, discuss, explore or otherwise communicate in any way with a third party with respect to any Acquisition Transaction, or the Neurex Board shall have resolved to do any of the foregoing and publicly disclosed such resolution; provided, however, that in such event Elan shall have no right to terminate until the earlier of (a) June 29, 1998 and (b) the 30th calendar day after Neurex or its representatives first furnishes or discloses nonpublic information to, or negotiates, discusses, explores or otherwise communicates with any third party with respect to an Acquisition Transaction (such earlier date being referred to as the "Trigger Date") and only if Neurex has not terminated all such activities prior to the Trigger Date; provided, further, that if, at any time after the Trigger Date, a Ziconotide Event shall have occurred and be continuing and each of the conditions set forth in the Merger Agreement shall have been satisfied or waived by the party or parties entitled to the benefit of such conditions, other than any condition which shall not have been satisfied solely as a result of such Ziconotide Event (the "Satisfaction Date"), then Elan shall have no right to terminate the Merger Agreement during the period from the 14th calendar day following the Satisfaction Date to the 44th calendar day following the Satisfaction Date and only if Neurex and its representatives have not terminated all such activities prior to such 44th day; and (viii) by Neurex if it shall have received a Superior Proposal and the Neurex Board reasonably determines in good faith by a majority vote that such Superior Proposal is more favorable to Neurex stockholders than the Merger and is reasonably likely to be consummated and that failing to take such action would be reasonably likely to constitute a breach of the Board's fiduciary duties to the Neurex stockholders, having received prior to such determination (a) the written advice of outside legal counsel of Neurex that failing to take such action would be reasonably likely to constitute a breach of the fiduciary duties of the Neurex Board and (b) the written advice of Morgan Stanley or another financial advisor of nationally recognized reputation that the Superior Proposal would be reasonably likely to provide greater value to Neurex and its stockholders than the Merger and Neurex shall have given Elan five days prior notice of its determination to terminate the Merger Agreement.

FEES AND EXPENSES

  Pursuant to the Merger Agreement, each of Elan and Subco, on the one hand, and Neurex, on the other hand, will bear their respective expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated thereby, except that expenses incurred in printing, mailing and filing (including, without limitation, Commission filing fees and stock exchange listing application fees) this Prospectus-Proxy Statement will be shared equally by Elan and Neurex.

  If the Merger Agreement is terminated by one of the parties upon the failure of the other party to comply in any material respect with any of the covenants or agreements contained in the Merger Agreement or the breach by such other party of any representation or warranty contained in the Merger Agreement and, if such failure to comply or breach is capable of being cured prior to the Effective Time, such other party shall not have cured such failure or breach within 20 days of receiving notice thereof, then within two business days of such termination, the party whose failure or breach resulted in such termination must pay to the non-breaching party up to $3 million to reimburse it for its documented fees and expenses (including the fees and expenses of counsel, accountants, consultants and advisors) incurred in connection with the Merger Agreement and the transactions contemplated thereby.

  If the Merger Agreement is terminated by Elan (a) upon the breach by Neurex of any representation or warranty contained in the Merger Agreement and Elan and Neurex mutually agree in writing that such termination was valid and in accordance with the Merger Agreement and resulted solely from a Ziconotide Event or (b) because the Merger shall not have been consummated by November 30, 1998 and Elan and Neurex mutually agree in writing that (i) such termination was valid and in accordance with the Merger Agreement and (ii) at the time of such termination a Ziconotide Event shall have occurred and be continuing and each of the conditions to the obligations of Elan, Subco and Neurex shall have been satisfied or waived by the party or parties entitled to the benefit of such conditions (other than any condition which shall not have been satisfied solely as a result of such Ziconotide Event) then, at Neurex's option exercised at the time of such termination, Elan shall, within 30 days of such termination, purchase 2,000,000 Neurex Shares at a purchase price in cash equal to $20 per share (subject to appropriate adjustments in the event of any split, combination or reclassification of Neurex Shares at any time subsequent to the date of the Merger Agreement). Elan shall be entitled to customary registration rights relating to such Neurex Shares including, but not limited to, one demand registration at Elan's expense.

  If the Merger Agreement is terminated (i) by Elan, if the Neurex Board fails to recommend the approval of the Merger Agreement and the Merger to the Neurex stockholders, withdraws, amends or modifies in a manner adverse to Elan its recommendation or approval of the Merger Agreement or the Merger or makes any recommendation with respect to an Acquisition Transaction (including making no recommendation or stating an inability to make a recommendation) other than a recommendation to reject such Acquisition Transaction, or the Neurex Board shall have resolved to take such action and publicly discloses such resolution; (ii) by Elan, if, subject to certain time limitations, Neurex or its representatives shall furnish or disclose non-public information to, or negotiate, discuss, explore or otherwise communicate in any way with, a third party with respect to an Acquisition Transaction, or the Neurex Board shall have resolved to take any such action and publicly discloses such resolution; or (iii) by Neurex, if Neurex has received a Superior Proposal and the Neurex Board, having received the written advice of outside legal counsel and of Morgan Stanley or another financial advisor of nationally recognized reputation, reasonably determines in good faith that such Superior Proposal is more favorable to Neurex stockholders than the Merger and is reasonably likely to be consummated and that failing to take such action would be reasonably likely to constitute a breach of the Neurex Board's fiduciary duties to

Neurex stockholders then, in the case of each of clauses (i), (ii) and (iii), within two business days of such termination, Neurex must pay to Elan (a) up to $3 million to reimburse Elan for its documented fees and expenses (including the fees and expenses of counsel, accountants, consultants and advisors) incurred in connection with the Merger Agreement and the transactions contemplated thereby and (b) a $24 million fee as liquidated damages.

INDEMNIFICATION; INSURANCE

  Elan has agreed to cause the Surviving Corporation to maintain and perform in the same manner Neurex's existing indemnification provisions with respect to present and former directors and officers of Neurex for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time, to the extent permitted or required under applicable law and the Neurex Certificate and Neurex By-laws in effect as of the date of the Merger Agreement.

  For a period of six years after the Effective Time, Elan has agreed to cause the Surviving Corporation to maintain in effect the current policies of directors' and officers' liability insurance maintained by Neurex (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred at or before the Effective Time; provided, however, that the Surviving Corporation will not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the annual premiums paid as of the date of the Merger Agreement by Neurex for such insurance.

AMENDMENT

  Subject to applicable law, the Merger Agreement may be amended, modified or supplemented only by written agreement of Elan, Subco and Neurex at any time prior to the Effective Time with respect to any of the terms contained therein; provided, however, that, after the Merger Agreement is adopted by the Neurex stockholders, no such amendment or modification shall change the amount or form of the consideration to be paid pursuant to the Merger Agreement.

WAIVERS; CONSENTS

  Any failure of Elan or Subco, on the one hand, or Neurex, on the other hand, to comply with any obligation, covenant, agreement or condition in the Merger Agreement may be waived by Elan, Subco and Neurex, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever the Merger Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing pursuant to the terms of the Merger Agreement.

                             THE VOTING AGREEMENT

  As a condition to the willingness of Elan to enter into the Merger Agreement, all executive officers and directors of Neurex entered into the Voting Agreement. The following summary of the Voting Agreement is qualified in its entirety by reference to the Voting Agreement, a copy of which is attached as Annex C hereto and is incorporated herein by reference.

VOTING OF SHARES; PROXY

  Pursuant to the Voting Agreement, each of Messrs. David L. Anderson, Thomas
L. Barton, Gerard N. Burrow, John F. Chappell, Sandra K. Cooper, Raymond C. Egan, John W. Glynn, Jr., Paul Goddard, Howard E. Greene, Jr., Robert R. Luther, John W. Varian, Paul L. Wood and Philip J. Young (together, the "Stockholders") has agreed until the Termination Date (as defined below), to cause the Neurex Shares owned by such Stockholder to be voted at any meeting of the stockholders of Neurex or in any consent in lieu of such a meeting in favor of the Merger Agreement and the transactions contemplated thereby, subject to such Stockholder's obligation to faithfully discharge his or her duty as a director, if applicable, of Neurex, provided that the Merger Agreement shall not have been amended to adversely affect the Stockholders in any material respect, without the consent of the Stockholders. For the purposes of the Voting Agreement, "Termination Date" means the earliest of (i) the termination of the Merger Agreement in accordance with its terms; (ii) the Effective Time; (iii) the termination of the Voting Agreement by the mutual written agreement of the parties hereto; or (iv) the termination of the Voting Agreement by Elan.

  Pursuant to the Voting Agreement, each Stockholder has irrevocably appointed Elan, subject to such Stockholder's obligation to faithfully discharge his or her duty as a director, if applicable, of Neurex, until the Termination Date, as his or her attorney and proxy with full power of substitution, to vote in such manner as Elan or its substitute shall, in Elan's sole discretion, deem proper and otherwise act (by written consent or otherwise) with respect to the Neurex Shares owned by such Stockholder (and all other securities issued to such Stockholder in respect of such Neurex Shares) which each Stockholder is entitled to vote at any meeting of stockholders of Neurex, however called, or in respect of any consent in lieu of any such meeting or otherwise in connection with the Merger Agreement and the transactions contemplated thereby.

CERTAIN REPRESENTATIONS AND WARRANTIES

  Representations and Warranties of the Stockholders. The Voting Agreement contains certain representations and warranties of the Stockholders with respect to: (i) authority to enter into and perform their obligations under the Voting Agreement; (ii) the enforceability and legality of the Voting Agreement; (iii) the lack of conflicts with laws and other agreements to which a Stockholder is a party; (iv) the required consent, approval, authorization or permission of, or filing with or notification to, governmental authorities;
(v) title to the Neurex Shares; and (vi) the absence of any brokers' and finders' fees.

  Representations and Warranties of Elan. The Voting Agreement contains certain representations and warranties of Elan with respect to corporate authority to enter into the contemplated transactions and the enforceability and legality of the Voting Agreement.

CERTAIN COVENANTS

  Covenants of the Stockholders. Each Stockholder has agreed pursuant to the Voting Agreement that such Stockholder will not (i) dispose of or encumber the Neurex Shares held by such Stockholder; (ii) except with respect to activities as a director of Neurex, will not solicit or encourage other proposals or negotiate or communicate in any way with any third party with respect to any other Acquisition Transaction; and (iii) will immediately cease and cause to be terminated all existing discussions or negotiations conducted prior to the date of the Voting Agreement.

  The Voting Agreement covers an aggregate of 1,480,474 Neurex Shares, representing approximately 6.4% of the Neurex Shares outstanding as of June 29, 1998.

                           CERTAIN TAX CONSEQUENCES

GENERAL

  The following discussion of certain U.S. federal income tax consequences of the Merger and certain U.S. federal income tax and Irish tax consequences of ownership of Elan ADSs is included for general information purposes only and does not purport to be a complete description of all potential tax consequences affecting the decision whether to vote to approve the Merger. The discussion applies only to U.S. Holders (as defined below) who hold Neurex Shares as "capital assets" within the meaning of Section 1221 of the Code and does not address all potential tax effects that may be relevant to Neurex stockholders subject to special federal income tax treatment, including foreign persons, persons who own (actually or constructively) 5% or more of either the total voting power or total value of all capital stock of Elan before or immediately after the Merger, persons who are residents of Ireland or engaged in a trade or business in Ireland through a permanent establishment, insurance companies, tax-exempt organizations, retirement plans and persons who acquired their Neurex Shares pursuant to the exercise of employee stock options or otherwise as compensation. The following discussion does not address the effect of applicable state, local or foreign (other than Irish) tax laws.

  A "U.S. Holder" means a holder of Neurex Shares who is (i) a citizen or resident of the U.S., (ii) a corporation or partnership created in or organized under the laws of the U.S. or any political subdivision thereof,
(iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust if a U.S. court can exercise primary supervision over the administration of such trust, and one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

  U.S. Holders of Elan ADSs are treated as owners of the Ordinary Shares underlying such ADSs for purposes of the Code and for purposes of the U.S.- related double taxation conventions relating to income and gains (the "Income Tax Convention") and to estate taxes (the "Estate Tax Convention").

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  This summary is based on the Code, Treasury regulations, administrative rulings and practice and judicial precedent in effect at the date of this Prospectus-Proxy Statement, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences discussed herein. This discussion is also based on certain representations made by Elan, Neurex and certain Neurex stockholders. If any of these representations is inaccurate, the tax consequences of the Merger could differ from those described herein.

  General Consequences of the Merger. The obligation of each of Elan and Neurex to consummate the Merger is conditioned on its receipt of an opinion from its counsel, Cahill Gordon & Reindel and Skadden, Arps, Slate, Meagher & Flom LLP, respectively, based on such facts, representations and assumptions as counsel may reasonably deem relevant (including certain representations regarding the ownership of Elan stock), to the effect (i) that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) that each of Elan, Subco and Neurex will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) that no gain or loss will be recognized by a stockholder of Neurex on the conversion of Neurex Shares into Elan ADSs pursuant to the Merger (except with respect to any cash received in lieu of a fractional share); provided that (a) Neurex complies with the reporting requirements contained in Treasury Regulation Section 1.367(a)-3(c)(6) and (b) if the Neurex stockholder owns (directly or indirectly and taking into account certain attribution rules) either 5% or more of the total voting power or 5% or more of the total value of Elan's outstanding capital stock immediately after the Merger (recognizing that in certain circumstances options to acquire Elan ADSs may be treated as Elan stock), such stockholder will, in a timely manner, enter into a five-year gain recognition agreement in accordance with the requirements of Temporary Treasury Regulation Section (S)1.367(a)-8. Based on those conclusions, the following additional federal income tax consequences would arise:

    (i) the tax basis of the Elan ADSs received by any such Neurex stockholder in the Merger will be equal to the tax basis of the Neurex Shares exchanged therefor, reduced by any amount of basis allocable to fractional share interests for which cash is received;

    (ii) the holding period of the Elan ADSs received by such Neurex stockholder in the Merger will include the holding period of the Neurex Shares exchanged therefor; and

    (iii) the receipt of cash in lieu of a fractional Elan ADS by any such Neurex stockholder pursuant to the Merger will result in taxable capital gain or loss to such stockholder based on the difference between the amount of cash received by such stockholder and such stockholder's basis in such fractional share.

  Taxation of Dividends. Dividends paid by Elan, if any, will not qualify for the dividends-received deduction otherwise generally available to corporate shareholders. Because more than 50% of Elan's stock is owned by U.S. persons, a portion of any dividends received by a U.S. holder of Elan ADSs may be treated as U.S. source dividend income for purposes of calculating such holder's U.S. foreign tax credit.

  U.S. Backup Withholding and Information Reporting. A holder of Elan ADSs may, under certain circumstances, be subject to certain information reporting requirements and backup withholding tax at the rate of 31% with respect to dividends paid on the Elan ADSs, or the proceeds of sale of the Elan ADSs, unless such holder (i) is a corporation or comes within certain other exempt categories, and when required, demonstrates this fact or (ii) provides a correct taxpayer identification number ("T.I.N."), certifies that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of Elan ADSs who does not provide a correct T.I.N. may be subject to penalties imposed by the U.S. Internal Revenue Service. Any amount withheld under these rules will be creditable against the holder's U.S. federal income tax liability.

IRISH TAX CONSEQUENCES AFTER THE MERGER

  The following is intended only as a general guide to the position under Irish tax law and will not apply to certain classes of investors, such as dealers. If you are in any doubt as to your tax position, you should consult with your tax advisor.

  Irish Taxation of Elan. Elan is a public limited company incorporated, and resident for tax purposes, in Ireland. Under current Irish legislation, a company is regarded as resident for tax purposes in Ireland if it is centrally managed and controlled in Ireland.

  The Tax Consolidation Act of 1997 provides that a company which is resident in Ireland and which is not resident elsewhere shall be entitled to have any income from a qualifying patent disregarded for taxation purposes. The legislation does not provide a termination date for this relief. A qualifying patent means a patent in relation to which the research, planning, processing, experimenting, testing, devising, designing, developing or similar activities leading to the invention which is the subject of the patent, were carried out in Ireland. Income from a qualifying patent means any royalty or other sum paid in respect of the use of the invention to which the qualifying patent relates, including any sum paid for the grant of a license to exercise rights under such patent, where that royalty or other sum is paid, for the purpose of activities which would be regarded under Irish law as the manufacture of goods, or by a person who is not connected with Elan. Accordingly, Elan's income from such qualifying patents is disregarded for taxation purposes in Ireland. Any Irish manufacturing income of Elan and its subsidiaries is taxable at the rate of 10% in Ireland until December 31, 2010. Any income of Elan which does not qualify for the patent exemption or the 10% rate of tax will be taxable at the Irish corporation tax rate of 32%.

  Irish Taxation of Capital Gains and Dividends. A person who is neither resident nor ordinarily resident in Ireland and who does not carry on a trade in Ireland through a branch or agency will not be subject to Irish capital gains tax on the disposal of Elan ADSs or Ordinary Shares, provided the Elan ADSs or the Ordinary Shares, as the case may be, are quoted on a stock exchange.

  Dividends paid by Elan are not subject to Irish withholding tax. No Irish income tax will be payable on dividends paid by an Irish resident company, such as Elan, to shareholders who are not resident or ordinarily resident in Ireland. A charge to Irish social security taxes and other levies can arise for individuals. However, under the social welfare agreement between Ireland and the United States, an individual who is liable for U.S. social security contributions can normally claim exemption from these taxes and levies.

  Irish Stamp Duty. Under current Irish legislation, no stamp duty will be payable upon the acquisition of Elan ADSs by persons acquiring such Elan ADSs upon consummation of the Merger, or upon any subsequent transfer of the Elan ADSs. Any transfer of the underlying Ordinary Shares, however (which may include a transfer from the Depositary to an Elan ADR holder but does not include a transfer where the beneficial interest does not pass or a transfer which is not a sale), would require the person acquiring such Ordinary Shares to pay Irish stamp duty (presently 1%). The stamp duty is calculated based upon the purchase price or market value, if higher, of such Ordinary Shares. If the transfer is by way of gift (or other non-arm's length transaction), the stamp duty is calculated based upon the market value of the Ordinary Shares transferred.

  Irish Capital Acquisitions Tax. A gift or inheritance of Elan ADSs or Ordinary Shares will be within the charge to Irish capital acquisition tax. Capital acquisitions tax is charged on a sliding scale of rates ranging between 15% and 40% above a tax free threshold. This tax free threshold is determined by the amount of the current benefit and of previous benefits within the charge to capital acquisitions tax and the relationship between the donor and the successor or donee. Gifts and inheritances between spouses are not subject to capital acquisitions tax. There is also a probate tax which is charged at 2% on the value of the estate of deceased persons which exceed a specified threshold. To the extent that they pass under a will or on intestacy, Elan ADSs and Ordinary Shares would be within the charge to this tax.

  The Estate Tax Convention generally provides for Irish capital acquisitions tax paid on inheritances in Ireland to be credited against tax payable in the U.S. and for tax paid in the U.S. to be credited against tax payable in Ireland, based on priority rules set forth in the Estate Tax Convention, in a case where Elan ADSs or Ordinary Shares are subject to both Irish capital acquisitions tax with respect to inheritance and U.S. federal estate tax. The Estate Tax Convention does not apply to capital acquisitions tax paid on gifts.

  THE FOREGOING SUMMARY OF U.S. AND IRISH TAX CONSEQUENCES IS BASED ON THE INCOME TAX CONVENTION, ESTATE TAX CONVENTION, U.S. LAW, IRISH LAW, AND REGULATIONS, ADMINISTRATIVE RULINGS AND PRACTICES OF THE U.S. AND IRELAND, ALL AS THEY EXIST AS OF THE DATE OF THIS PROSPECTUS-PROXY STATEMENT. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS THAT MAY BE RELEVANT TO NEUREX STOCKHOLDERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES. IN PARTICULAR, IT DOES NOT ADDRESS THE CONSEQUENCES TO NEUREX STOCKHOLDERS RESIDENT OR ORDINARILY RESIDENT OR DOMICILED IN IRELAND OR DOING BUSINESS IN IRELAND. NEUREX STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES AND WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS, ESTATE TAX LAWS AND PROPOSED CHANGES IN APPLICABLE LAWS.

        IRISH EXCHANGE CONTROL REGULATIONS AND UNITED NATIONS SANCTIONS

  Irish exchange control regulations ceased to apply from and after December 31, 1992. Except as indicated below, there are no restrictions on non-residents of Ireland dealing in domestic securities, which include shares or depositary receipts of Irish companies such as Elan. Except as indicated below, dividends and redemption proceeds also continue to be freely transferable to non-resident holders of such securities. The Financial Transfers Act, 1992 gives power to the Minister for Finance of Ireland to make provision for the restriction of financial transfers between Ireland and other countries. Financial transfers are broadly defined and include all transfers which would be movements of capital or payments within the meaning of the treaties governing the member states of the European Union. The acquisition or disposal of American Depositary Receipts representing shares issued by an Irish incorporated company and associated payments may fall within this definition. In addition, dividends or payments on redemption or purchase of shares and payments on a liquidation of an Irish incorporated company would fall within this definition. At present, the Financial Transfers Act, 1992 prohibits financial transfers only to, or by the order of, or on behalf of, residents of Libya and Iraq without the prior permission of the Central Bank of Ireland.

  Any transfer of, or payment in respect of an American Depositary Share involving the government of any country which is currently the subject of United Nations sanctions, any person or body controlled by any of the foregoing, or by any person acting on behalf of the foregoing, may be subject to restrictions pursuant to such sanctions as implemented into Irish law. Angola is currently the subject of such sanctions.

  Elan does not anticipate that orders under the Financial Transfers Act, 1992 or United Nations sanctions implemented into Irish law will have a material effect on its business.

                HISTORICAL CONSOLIDATED FINANCIAL DATA OF ELAN
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

  The selected historical consolidated financial data set forth below as of and for each of the years in the three-year period ended March 31, 1996, the nine months ended December 31, 1996 and the year ended December 31, 1997 have been derived from the audited consolidated financial statements of Elan and its subsidiaries. Such consolidated financial statements have been audited by KPMG, Chartered Accountants. The summary historical consolidated financial data as of and for the three months ended March 31, 1997 and 1998 have been derived from the unaudited consolidated financial statements of Elan and its subsidiaries. In the opinion of Elan's management, such unaudited consolidated financial data reflect all adjustments necessary to present fairly the information set forth therein. Results for the three months ended March 31, 1998 should not be regarded as indicative of the results that may be expected for the full year. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                                         NINE MONTHS         YEAR     THREE MONTHS ENDED
                             YEAR ENDED MARCH 31,           ENDED           ENDED          MARCH 31,
                          ------------------------------ DECEMBER 31,    DECEMBER 31, -------------------
                            1994         1995     1996       1996            1997       1997      1998
                          --------     -------- -------- ------------    ------------ -------- ----------
                                                                                          (UNAUDITED)
INCOME STATEMENT DATA:
Revenues:
 Product sales..........  $ 84,942     $ 87,694 $105,625  $ 117,973       $  215,486  $ 52,606 $   62,617
 Royalties and fees.....    48,261       62,537   85,937     71,937          115,881    26,696     51,229
 Research revenues......    21,231       32,470   36,680     45,649           57,789     9,745     20,820
                          --------     -------- --------  ---------       ----------  -------- ----------
 Total revenues.........   154,434      182,701  228,242    235,559          389,156    89,047    134,666
                          --------     -------- --------  ---------       ----------  -------- ----------
Operating income (loss).   (80,877)(1)   60,076   78,668   (582,763)(2)      136,050    31,542   (434,630)(3)
Income (loss) before
 taxation...............   (71,463)(1)   64,715   91,473   (571,794)(2)      176,300    37,547   (423,732)(3)
Net income (loss).......  $(72,613)(1) $ 64,050 $ 90,925  $(572,568)(2)   $  175,114  $ 37,154 $ (424,129)(3)
                          ========     ======== ========  =========       ==========  ======== ==========
Basic earnings per
 ordinary share(4)......  $  (1.18)(1) $   1.02 $   1.33  $   (6.42)(2)   $     1.76  $   0.38 $    (3.97)(3)
Diluted earnings per
 ordinary share(4)......  $    --  (5) $   0.90 $   1.20  $     --  (5)   $     1.58  $   0.35 $      --  (5)
Weighted average number
 of ordinary shares for
 the purposes of
 calculating-- Basic
 earnings per share.....    61,660       63,090   68,621     89,165           99,352    97,090    106,906
 Diluted earnings per
  share.................       -- (5)    71,079   83,623        -- (5)       113,080   109,986        -- (5)
                                  MARCH 31,                    DECEMBER 31,                MARCH 31,
                          ------------------------------ ---------------------------- -------------------
                            1994         1995     1996       1996            1997       1997      1998
                          --------     -------- -------- ------------    ------------ -------- ----------
BALANCE SHEET DATA:
Working capital.........  $238,654     $247,735 $477,985  $ 252,774       $  675,722  $272,152 $  618,655
Total assets............   396,006      490,932  703,195    765,900        1,219,452   769,040  1,275,493
Long-term obligations...   150,844      159,512  162,416    138,265          325,000   101,012    325,000
Total shareholders'
 equity.................   215,525      299,422  508,583    511,195          829,075   570,461    819,963

--------
(1) Reflects one-time charge of $122,844,000 arising from the acquisition of in-process research and development and a cash contribution to a research affiliate.
(2) Reflects one-time charge of $659,865,000 relating to the acquisition of in-process research and development, costs of restructuring and provision for loss on sale of business.
(3) Reflects one-time charge of $478,609,000 relating to the acquisition of in-process research and development and costs of restructuring.
(4) During the year ended December 31, 1997, Elan adopted SFAS 128 which required a change in the method used to compute earnings per share. Under this new standard, primary and fully diluted earnings per share were replaced with "basic" and "diluted" earnings per share. Basic earnings per share is based upon dividing the net income available to shareholders by the weighted average number of Ordinary Shares outstanding during the period. Diluted earnings per share is based upon dividing the net income available to shareholders by the weighted average number of Ordinary Shares outstanding during the period and adjusted for the effect of all dilutive potential Ordinary Shares that were outstanding during the period. Both the earnings per share figures and the weighted average number of Ordinary Shares figures for all periods presented have been stated or, where appropriate, restated in accordance with SFAS 128.
(5) No diluted earnings per share figure or number of shares for the purposes of calculating diluted earnings per share have been shown for the year ended March 31, 1994, the nine months ended December 31, 1996 and the three months ended March 31, 1998 because, as Elan had a net loss for these periods, the calculation would be anti-dilutive.

               HISTORICAL CONSOLIDATED FINANCIAL DATA OF NEUREX
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

  The selected consolidated financial data set forth below with respect to Neurex's consolidated statements of operations for the year ended September 30, 1995, for the three month period ended December 31, 1995 and for each of the two years in the period ended December 31, 1997, and with respect to the consolidated balance sheets at December 31, 1996 and 1997, are derived from, and should be read in conjunction with, the consolidated financial statements of Neurex, including the notes thereto, contained in Neurex's 1997 Annual Report, which is incorporated by reference in this Prospectus-Proxy Statement. Such consolidated financial statements have been audited by Ernst & Young LLP, independent auditors. Consolidated statement of operations data for each of the two years in the period ended September 30, 1994, and consolidated balance sheet data at September 30, 1993, 1994 and 1995, have been derived from consolidated financial statements audited by Ernst & Young LLP that are not incorporated by reference herein. The statement of operations data for the three months ended March 31, 1997 and 1998 and the balance sheet data at March 31, 1997 and 1998 are derived from unaudited consolidated financial statements. Such unaudited consolidated financial statements, in the opinion of management, reflect all adjustments, consisting solely of normal recurring adjustments, which Neurex considers necessary to present fairly such information for those periods. Results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the full fiscal year. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                                           THREE MONTHS
                                  YEAR ENDED                  ENDED        YEAR ENDED         THREE MONTHS
                                SEPTEMBER 30,              DECEMBER 31,   DECEMBER 31,      ENDED MARCH 31,
                          -------------------------------  ------------ ------------------  -----------------
                           1993     1994(1)        1995        1995       1996      1997     1997      1998
                          -------  ---------     --------  ------------ --------  --------  -------  --------
                                                                                              (UNAUDITED)
CONSOLIDATED STATEMENT
 OF OPERATIONS DATA:
Revenues:
 Product sales, net.....  $   --   $     --      $    --     $   --     $    --   $    --   $   --   $  2,100
 Collaborative
  agreements and grants:
 Related parties........      --       1,000          897        158       1,884     2,309      427       292
 Other..................    1,679      1,132        1,765        --        1,692        83       11       --
                          -------  ---------     --------    -------    --------  --------  -------  --------
 Total revenues.........    1,679      2,132        2,662        158       3,576     2,392      438     2,392
                          -------  ---------     --------    -------    --------  --------  -------  --------
Costs and expenses:
 Cost of sales..........      --         --           --         --          --        --       --        234
 Research and develop-
  ment..................    6,233      8,477       10,607      2,781      19,663    28,474    7,608     8,826
 Acquired in-process
  research and
  development(2)........      --      10,153          --         --          --        --       --        --
 Selling, general & ad-
  ministrative..........    2,083      1,933        2,079        595       3,923     9,686    1,509     4,637
                          -------  ---------     --------    -------    --------  --------  -------  --------
Total costs and ex-
 penses.................    8,316     20,563       12,686      3,376      23,586    38,160    9,117    13,697
                          -------  ---------     --------    -------    --------  --------  -------  --------
Loss from operations....   (6,637)   (18,431)     (10,024)    (3,218)    (20,010)  (35,768)  (8,679)  (11,305)
Interest income (ex-
 pense), net............     (580)       463           35        192       3,534     3,888    1,037       748
                          -------  ---------     --------    -------    --------  --------  -------  --------
Net loss................  $(7,217) $(17,968)     $ (9,989)   $(3,026)   $(16,476) $(31,880) $(7,642) $(10,557)
                          =======  =========     ========    =======    ========  ========  =======  ========
Basic and diluted net
 loss per share(3)......  $ (5.92) $   (1.70)(4) $  (0.80)   $ (0.17)   $  (0.80) $  (1.44) $ (0.35) $  (0.47)
                          =======  =========     ========    =======    ========  ========  =======  ========
Shares used in computing
 basic and diluted net
 loss per share.........    1,218     10,548       12,499     17,423      20,680    22,147   22,078    22,337
                          =======  =========     ========    =======    ========  ========  =======  ========

-------
(1) The operating results of Creagen have been included in Neurex's consolidated results from the date of acquisition, July 15, 1994.
(2) The acquired in-process research and development charges resulted from the acquisition of Creagen in July 1994 ($8.8 million) and the CORLOPAM licensing fee in April 1994 ($1.4 million).
(3) All net loss per share amounts for all periods have been presented and, where appropriate, restated to conform to the requirements of SFAS 128.
(4) Net loss per share in the year ended September 30, 1994, includes a $0.96 per share charge for acquired in-process research and development and licensing fees resulting from the acquisition of Creagen and the CORLOPAM licensing fee; net loss per share without these charges would have been $0.77 per share.

                              SEPTEMBER 30,       DECEMBER 31,      MARCH 31,
                         ----------------------- --------------- ---------------
                          1993   1994(1)  1995    1996    1997    1997    1998
                         ------- ------- ------- ------- ------- ------- -------
                                                                   (UNAUDITED)
CONSOLIDATED BALANCE
 SHEET DATA:
Cash, cash equivalents
 and short-term
 investments(2)......... $18,555 $11,385 $12,753 $87,243 $57,418 $81,153 $46,443
Working capital.........  16,418   7,580   9,369  79,975  45,921  72,039  35,752
Total assets............  19,774  13,500  17,617  89,571  60,664  83,747  51,856
Long-term obligations...      18     174   8,161   1,964     114   1,969      69
Total stockholders'
 equity(3)..............  17,517   9,022   3,289  79,958  48,776  72,413  38,646

-------
(1) The operating results of Creagen have been included in Neurex's consolidated results from the date of acquisition, July 15, 1994.
(2) In 1998, Neurex presented investments with maturities greater than one year, but liquid and available for sale, as short-term investments. The amounts above reflect the reclassification to short-term investments of $9,874,000 and $5,616,000 originally presented as long-term investments at December 31, 1996 and 1997, respectively.
(3) No dividends have been declared or paid on Neurex shares.

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following unaudited pro forma combined financial data are based on the historical financial statements of Elan and Neurex and have been prepared to illustrate the effects of the Merger. The pro forma combined financial data and accompanying notes should be read in conjunction with the historical financial statements of Elan and Neurex incorporated herein by reference. The pro forma combined statements of income for the year ended December 31, 1997 and for the three months ended March 31, 1998 give effect to the Merger and the consummation by Elan of the Carnrick Acquisition and the Sano Acquisition, in each case, as if such event had occurred on January 1, 1997. The pro forma combined balance sheet at March 31, 1998 has been prepared as if the Merger and the Carnrick Acquisition had occurred on that date. The pro forma combined financial data have been prepared in accordance with U.S. GAAP using the purchase method of accounting. The balance sheet of Elan at March 31, 1998 includes the assets and liabilities of Sano at that date, as the Sano Acquisition closed on February 27, 1998. The pro forma combined financial data do not contain any adjustment to reflect any restatement of the net assets of Neurex to conform with Elan's accounting policies or any costs, benefits or synergies that may result from the integration of Elan and Neurex following the Merger. The pro forma combined financial data are presented for illustrative purposes only and are not necessarily indicative of any future results of operations or the results that might have occurred if the Merger, the Carnrick Acquisition and the Sano Acquisition had been consummated on the indicated dates.

  The Merger will be accounted for using the purchase method of accounting. The aggregate purchase price of the Merger will be allocated to the tangible and intangible assets and liabilities acquired based upon their estimated fair values. Any allocation relating to in-process research and development will be written off at the time of the Merger. The allocation of the aggregate purchase price reflected in the pro forma combined financial data is preliminary. The final allocation of the purchase price is contingent upon final appraisals of the acquired assets.

  The calculation of the number of Elan ADSs to be issued for Neurex is based on the Exchange Ratio of 0.51 Elan ADSs for each Neurex Share.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
(Dollars in thousands)

                                                 AT MARCH 31, 1998
                          -------------------------------------------------------------------
                                   HISTORICAL
                          -------------------------------   NEUREX     CARNRICK    COMBINED
                             ELAN      NEUREX    CARNRICK ADJUSTMENT  ADJUSTMENT   PRO FORMA
                          ----------  ---------  -------- ----------  ----------  -----------
ASSETS:
Current assets:
 Cash and cash
  equivalents...........  $  183,614  $   3,324  $ 1,969  $     --    $(132,000)  $    56,907
 Marketable investment
  securities............     409,058     43,119    5,295        --          --        457,472
 Accounts receivable and
  prepayments...........     113,984      2,450    5,843        --          --        122,277
 Inventories............      42,529        --    19,884        --          --         62,413
                          ----------  ---------  -------  ---------   ---------   -----------
   Total current assets.     749,185     48,893   32,991        --     (132,000)      699,069
                          ----------  ---------  -------  ---------   ---------   -----------
Fixed assets:
 Property, plant and
  equipment (net).......     139,673      2,808    6,981        --          --        149,462
Other assets:
 Investments............     129,822        --     1,800        --          --        131,622
 Intangible assets
  (net).................     256,813        --       712     39,952     106,429       403,906
 Other assets...........         --         155    1,450        --          --          1,605
                          ----------  ---------  -------  ---------   ---------   -----------
                             386,635        155    3,962     39,952     106,429       537,133
                          ----------  ---------  -------  ---------   ---------   -----------
   Total assets.........   1,275,493     51,856   43,934     39,952     (25,571)    1,385,664
                          ==========  =========  =======  =========   =========   ===========
LIABILITIES AND
 SHAREHOLDERS' EQUITY:
Current liabilities:
 Accounts payable and
  accrued liabilities...     130,530     12,982    6,177        --        6,000       155,689
 Current portion of
  debt..................         --         159      460        --          --            619
                          ----------  ---------  -------  ---------   ---------   -----------
   Total current
    liabilities.........     130,530     13,141    6,637        --        6,000       156,308
                          ----------  ---------  -------  ---------   ---------   -----------
Long-term debt..........     325,000         69    1,033        --       12,000       338,102
Other liabilities.......         --         --     4,518        --          --          4,518
                          ----------  ---------  -------  ---------   ---------   -----------
                             325,000         69    5,551        --       12,000       342,620
                          ----------  ---------  -------  ---------   ---------   -----------
Share capital...........       7,178        224    1,236       (224)     (1,236)        7,838
                                                                660
Additional paid-in
 capital................   1,517,905    156,700       17   (156,700)        (17)    2,354,925
                                                            837,020
Equity adjustments from
 foreign currency
 translation............     (34,840)       --        60        --          (60)      (34,840)
Unrealized net gain
 (loss) on available for
 sale securities........       6,152        (29)   1,445         29      (1,445)        6,152
Retained earnings
 (losses)...............    (676,432)  (118,249)  28,988    118,249     (28,988)   (1,447,339)
                                                           (759,082)    (11,825)
                          ----------  ---------  -------  ---------   ---------   -----------
 Shareholders' equity...     819,963     38,646   31,746     39,952     (43,571)      886,736
                          ----------  ---------  -------  ---------   ---------   -----------
   Total liabilities and
    shareholders'
    equity..............  $1,275,493  $  51,856  $43,934  $  39,952   $ (25,571)  $ 1,385,664
                          ==========  =========  =======  =========   =========   ===========

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(1) The Merger is expected to result in the issuance of 11,877,895 Elan Ordinary Shares, resulting in an increase in share capital and additional paid-in capital of $660,000 and $769,978,000, respectively. In addition, Neurex has options exercisable for 2,977,684 Neurex Shares. Under the Merger Agreement, the holders of the options of Neurex will receive similar rights in Elan, adjusting the number of Neurex Shares into which such options are exercisable and the exercise price therefor for the Exchange Ratio of 0.51. The amount by which the quoted market value of the Elan ADSs exceeds the proceeds to be received upon the exercise of such options is included in additional paid-in capital and in the purchase price. The price per share of Elan ADSs used for the purpose of this calculation is the closing price of Elan ADSs at June 29, 1998 of $64.88. Neurex also has rights exercisable for 1,700 Neurex Shares, the effect of which is included in additional paid-in capital and in the purchase price. The total resulting purchase price approximates $837,680,000. The preliminary allocation of the purchase price is as follows:

     Increase in fair value of intangible assets................ $ 39,952,000(a)
     In-process research and development........................  759,082,000(b)
     Net assets of Neurex per balance sheet at March 31, 1998...   38,646,000
                                                                 ------------
                                                                 $837,680,000
                                                                 ============

    --------
    (a) Reflects an increase in the carrying value of intangible assets to their estimated fair value based on the preliminary allocation of the purchase price.
    (b) Reflects a one-time charge against earnings, representing the acquisition of in-process research and development estimated at $759,082,000 based on the preliminary allocation of the purchase price. This charge is excluded from the unaudited pro forma combined statements of income as it is a non-recurring item.

(2) The Carnrick Acquisition will result in the payment of $132,000,000 in cash and the issuance of an $18,000,000 promissory note to the stockholders of Carnrick. The preliminary allocation of the total purchase price of $150,000,000 is as follows:

     Increase in fair value of intangible assets............... $106,429,000(a)
     In-process research and development.......................   11,825,000(b)
     Net assets of Carnrick per balance sheet at March 31,
      1998.....................................................   31,746,000
                                                                ------------
                                                                $150,000,000
                                                                ============

    --------
    (a) Reflects an increase in the carrying value of intangible assets to their estimated fair value based on the preliminary allocation of the purchase price.
    (b) Reflects a one-time charge against earnings, representing the acquisition of in-process research and development estimated at $11,825,000 based on the preliminary allocation of the purchase price. This charge is excluded from the unaudited pro forma combined statements of income as it is a non-recurring item.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
(Dollars in thousands, except per share data)

                                           YEAR ENDED DECEMBER 31, 1997
                          ------------------------------------------------------------------
                                      HISTORICAL
                          --------------------------------------                  COMBINED
                            ELAN      SANO     NEUREX   CARNRICK  ADJUSTMENT(1) PRO FORMA(2)
                          --------  --------  --------  --------  ------------- ------------
Revenues:
 Product sales..........  $215,486  $    159  $    --   $51,183     $    --       $266,828
 Research revenues......    57,789     2,232     2,392      --           --         62,413
 Royalties and fees.....   115,881       --        --       --           --        115,881
                          --------  --------  --------  -------     --------      --------
 Total revenues.........   389,156     2,391     2,392   51,183          --        445,122
                          --------  --------  --------  -------     --------      --------
Costs and expenses:
 Cost of goods sold.....   106,182       132       --    15,412        9,759       131,485
 Selling, general and
  administrative........    71,764     3,654     9,686   22,822          --        107,926
 Research and
  development...........    75,160    16,968    28,474    1,214          --        121,816
                          --------  --------  --------  -------     --------      --------
 Total operating
  expenses..............   253,106    20,754    38,160   39,448        9,759       361,227
                          --------  --------  --------  -------     --------      --------
Operating income (loss).   136,050   (18,363)  (35,768)  11,735       (9,759)       83,895
 Interest and other
  costs.................    (5,843)     (167)      --       --        (9,000)      (15,010)
 Interest and other
  income................    53,291     2,578     3,888       29          --         59,786
 Share of losses of
  associates............    (7,458)      --        --       --           --         (7,458)
 Minority interest......       260       --        --       --           --            260
                          --------  --------  --------  -------     --------      --------
Income (loss) before
 tax....................   176,300   (15,952)  (31,880)  11,764      (18,759)      121,473
 Taxation...............    (1,186)      --        --    (4,694)         --         (5,880)
                          --------  --------  --------  -------     --------      --------
Net income (loss) after
 tax....................  $175,114  $(15,952) $(31,880) $ 7,070     $(18,759)     $115,593
                          ========  ========  ========  =======     ========      ========
Earnings per ordinary
 share
 Basic..................  $   1.76                                                $   0.98
 Diluted................  $   1.58                                                $   0.89
Weighted average number
 of ordinary shares
 Basic..................    99,352                                                 117,590
 Diluted................   113,080                                                 133,216

--------
(1) The adjustment of $9,759,000 represents increased amortization following the revaluation of the assets of Neurex, Carnrick and Sano at their estimated fair value. Intangible assets will be amortized on a straight line basis over their expected useful lives, estimated at 15 years. The adjustment of $9,000,000 comprises the aggregate effect of the foregone interest and the interest expense on the cash consideration and promissory note, respectively, relating to the Carnrick Acquisition. For the purposes of the pro forma combined statement of income, it is assumed that such cash consideration was paid and such promissory note was issued on January 1, 1997.
(2) As a result of the Merger, the Carnrick Acquisition and the Sano Acquisition, Elan will incur an aggregate one-time charge against earnings representing the acquisition of in-process research and development and costs of restructuring estimated at $1,249,516,000. This charge is excluded from the pro forma combined statement of income as it is a non-recurring item.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
(Dollars in thousands, except per share data)

                                        THREE MONTHS ENDED MARCH 31, 1998
                          -----------------------------------------------------------------
                                      HISTORICAL
                          -------------------------------------                  COMBINED
                          ELAN(1)   SANO(2)   NEUREX   CARNRICK  ADJUSTMENT(3) PRO FORMA(4)
                          --------  -------  --------  --------  ------------- ------------
Revenues:
 Product sales..........  $ 62,617  $    31  $  2,100  $ 6,220      $   --       $ 70,968
 Research revenues......    20,820      318       292      --           --         21,430
 Royalties and fees.....    51,229      --        --       --           --         51,229
                          --------  -------  --------  -------      -------      --------
 Total revenues.........   134,666      349     2,392    6,220          --        143,627
                          --------  -------  --------  -------      -------      --------
Cost and expenses:
 Cost of goods sold.....    29,073      435       234    2,445        2,440        34,627
 Selling, general and
  administrative........    27,797    7,231     4,637    6,036          --         45,701
 Research and
  development...........    33,817    2,590     8,826      632          --         45,865
                          --------  -------  --------  -------      -------      --------
 Total operating
  expenses..............    90,687   10,256    13,697    9,113        2,440       126,193
                          --------  -------  --------  -------      -------      --------
Operating income (loss).    43,979   (9,907)  (11,305)  (2,893)      (2,440)       17,434
 Interest and other
  costs.................      (289)     (33)      --       --        (2,369)       (2,691)
 Interest and other
  income................    11,187      282       748       52          --         12,269
                          --------  -------  --------  -------      -------      --------
Income (loss) before
 tax....................    54,877   (9,658)  (10,557)  (2,841)      (4,809)       27,012
 Taxation...............      (397)     --        --     1,115          --            718
                          --------  -------  --------  -------      -------      --------
Net income (loss) after
 tax....................  $ 54,480  $(9,658) $(10,557) $(1,726)     $(4,809)     $ 27,730
                          ========  =======  ========  =======      =======      ========
Earnings per ordinary
 share
 Basic..................  $   0.51                                               $   0.23
 Diluted................  $   0.46                                               $   0.20
Weighted average number
 of ordinary shares
 Basic..................   106,906                                                123,024
 Diluted................   119,628                                                137,644

--------
(1) As a result of the Sano Acquisition, in the three months ended March 31, 1998, Elan incurred a one-time charge against earnings representing the acquisition of in-process research and development and costs of restructuring of approximately $478,609,000. This charge is excluded from the pro forma combined statement of income as it is a non-recurring item.
(2) These are the results of Sano for the two months ended February 28, 1998. The results of Sano for the month of March 1998 are included in the results of Elan for the three months ended March 31, 1998.
(3) The adjustment of $2,440,000 represents the increased amortization following the revaluation of the assets of Neurex, Carnrick and Sano at their estimated fair value. Intangible assets will be amortized on a straight line basis over their expected useful lives, estimated at 15 years. The adjustment of $2,369,000 comprises the aggregate effect of the foregone interest and the interest expense on the cash consideration and promissory note, respectively, relating to the Carnrick Acquisition. For purposes of the pro forma combined statement of income, it is assumed that such cash consideration was paid and such promissory note was issued on January 1, 1997.
(4) As a result of the Merger and the Carnrick Acquisition, Elan will incur a further one-time charge against earnings representing the acquisition of in-process research and development and costs of restructuring estimated at $770,907,000. This charge is excluded from the pro forma combined statement of income as it is a non-recurring item.

                          COMPARATIVE PER SHARE DATA

  The following table sets forth certain historical per share data for Elan and Neurex and unaudited pro forma and equivalent pro forma combined per share data to reflect the consummation of the Merger based upon the historical financial results of Elan and Neurex and the conversion of each Neurex Share into 0.51 of an Elan ADS. The pro forma data are not necessarily indicative of actual or future operating results or of the financial position that would have occurred or will occur upon consummation of the Merger. The data presented below should be read in conjunction with the unaudited pro forma combined financial data set forth under "Unaudited Pro Forma Combined Financial Data" and the separate historical consolidated financial statements of Elan and Neurex which are incorporated herein by reference. See "Unaudited Pro Forma Combined Financial Data."

                                             HISTORICAL                NEUREX
                                            ------------  PRO FORMA  EQUIVALENT
YEAR ENDED DECEMBER 31, 1997                ELAN  NEUREX  COMBINED  PRO FORMA(1)
----------------------------                ----- ------  --------- ------------
Diluted earnings per ordinary, common and
 equivalent share.........................  $1.58 $(1.44)   $0.89      $0.46
Dividends.................................    --     --       --         --
Book value per ordinary, common and equiv-
 alent share..............................   7.96   2.19     7.65       3.90

                                            HISTORICAL                NEUREX
                                           ------------  PRO FORMA  EQUIVALENT
THREE MONTHS ENDED MARCH 31, 1998          ELAN  NEUREX  COMBINED  PRO FORMA(1)
---------------------------------          ----- ------  --------- ------------
Diluted earnings per ordinary, common and
 equivalent share......................... $0.46 $(0.47)   $0.20      $0.10
Dividends.................................   --     --       --         --
Book value per ordinary, common and
 equivalent share.........................  7.34   1.73     7.17       3.66

--------
(1) The equivalent pro forma per share amounts were calculated by multiplying pro forma income per share, pro forma dividends per share and pro forma book value per share by the Exchange Ratio of 0.51.

               COMPARATIVE MARKET PRICE AND DIVIDEND INFORMATION

COMPARATIVE MARKET PRICE INFORMATION

  Elan ADSs are listed and traded on the NYSE, the principal trading market for Elan's securities, under the symbol "ELN." Neurex Shares are listed and traded on the Nasdaq under the symbol "NXCO." The following table sets forth the high and low per share sale prices for the Elan ADSs and Neurex Shares on the NYSE Composite Tape and the Nasdaq, respectively, as reported on published financial sources, for the periods indicated.

                                                     ELAN ADSS(1)  NEUREX SHARES
                                                     ------------- -------------
                                                      HIGH   LOW    HIGH   LOW
                                                     ------ ------ ------ ------
   CALENDAR 1998
     2nd Quarter (through June 30, 1998)............ $68.38 $57.00 $31.25 $19.50
     1st Quarter....................................  69.00  48.13  24.44  13.25
   CALENDAR 1997
     4th Quarter....................................  56.88  44.38  18.63  12.63
     3rd Quarter....................................  51.19  42.75  16.19  10.75
     2nd Quarter....................................  45.38  30.00  17.75   9.88
     1st Quarter....................................  38.75  32.75  18.25  11.63
   CALENDAR 1996
     4th Quarter....................................  33.25  23.00  19.25  11.75
     3rd Quarter....................................  32.63  24.75  22.50  12.50
     2nd Quarter....................................  33.88  28.19  25.75  16.00
     1st Quarter....................................  32.31  24.19  23.00   7.25

--------
(1) The prices for Elan ADSs have been adjusted to give effect to a two-for-one stock split effected on August 22, 1996.

  The Ordinary Shares are also traded in Dublin on the Official List of the Irish Stock Exchange and in London on the Official List of the London Stock Exchange. The volume of trading in Ordinary Shares on such markets is, however, very limited.

  On April 28, 1998, the last full day of trading before the issuance of a press release by Elan and Neurex announcing the proposed Merger, the high sale price, low sale price and closing price per Elan ADS was $65.38, $62.25 and $62.38, respectively, and the high sale price, low sale price and closing price per Neurex Share was $20.50, $19.50 and $19.75, respectively. On June 30, 1998, the last full day of trading prior to the date of this Prospectus-Proxy Statement, the high sale price, low sale price and closing price per Elan ADS was $64.25, $64.06 and $64.31, respectively, and the high sale price, low sale price and closing price per Neurex Share was $30.50, $30.38 and $30.38, respectively.

COMPARATIVE DIVIDEND INFORMATION

  Elan has not paid cash dividends on its Ordinary Shares in the past. The declaration of any cash dividends will be at the recommendation of the Elan Board. The recommendations of the Elan Board will depend upon the earnings, capital requirements and financial condition of Elan and other relevant factors. Although Elan does not anticipate that it will pay any cash dividends on its Ordinary Shares in the foreseeable future, Elan expects that the Elan Board will review Elan's dividend policy on a regular basis. Dividends may be paid on Elan's Executive Shares (as defined below) or "B" Executive Shares (as defined below) at a time when no dividends are being paid on the Ordinary Shares. For additional information relating to the Executive Shares and "B" Executive Shares, see "Description of Elan Share Capital" and Note 14 to the Consolidated Financial Statements included in Elan's 1997 Annual Report incorporated herein by reference.

  Neurex has never paid dividends on Neurex Shares and does not anticipate that it will pay such dividends for the foreseeable future.

                       DESCRIPTION OF ELAN SHARE CAPITAL

  Elan's authorized share capital consists of 300,000,000 Ordinary Shares, 1,000 Executive Shares, par value one Irish pound per share (the "Executive Shares"), and 25,000 "B' Executive Shares, par value 4 Irish pence per share (the "B" Executive Shares").

ORDINARY SHARES

  General. All of the 112,600,805 Ordinary Shares issued as of June 29, 1998 were fully paid (except for 42,553 Ordinary Shares), duly authorized and validly issued. Holders of Ordinary Shares are entitled to receive such dividends as may be recommended by the Elan Board and approved by the shareholders and/or such interim dividends as the Elan Board may decide. On liquidation or a winding up of Elan, the assets available for distribution among the holders of Elan ADSs and Ordinary Shares not otherwise represented by Elan ADSs shall be distributed pro rata. Ordinary Shares have no conversion or redemption rights.

  Voting Rights. Subject to any special rights or restrictions as to voting attached to any class of shares, holders of Ordinary Shares are entitled to one vote per share, either in person or by proxy, whenever a formal vote is called for by a poll. On non-contentious matters brought before a general or special meeting of stockholders, a vote shall be taken by a show of hands, in which every shareholder present in person or by proxy will have one vote; provided, however, that no individual will have more than one vote. Elan's Articles provide that three or more shareholders present in person or by proxy holding not less than one-third of the issued Ordinary Shares constitute a quorum at a meeting of shareholders. A majority of votes cast is required for ordinary resolutions; however, a 75% vote is required for adoption of a special resolution, such as a proposed amendment to Elan's Articles or authorizing a voluntary liquidation of Elan. Variation of the rights relating to a class of shares requires the approval of a special resolution by the class in question. Shareholders do not have cumulative voting rights for the election of directors, which means that the holders of a majority of the shares can elect all of the directors. There are no special rights or restrictions as to voting attached to Ordinary Shares.

  Shareholder Meetings. Under Irish law, a company's annual general meeting of shareholders ("annual meeting") must take place in Ireland and any business transacted at a meeting held in breach of this requirement will be void, unless all shareholders entitled to attend and vote at such meeting consent in writing to the meeting being held elsewhere or alternatively a resolution providing that the meeting be held elsewhere has been passed at the preceding annual meeting of shareholders, and the articles of association do not require that the annual meeting be held in Ireland. Elan's Articles permit annual meetings to be held outside Ireland if the above procedures are followed.

  Under Irish law, extraordinary general shareholders' meetings may be convened by the board of directors or at the request of shareholders holding not less than one-tenth of the paid-up capital of the company as at the relevant date. An annual meeting must be held each year and not more than 15 months shall elapse between the date of one annual meeting and that of the next. The Enterprise Minister may, on the application of any shareholder, call or direct the calling of a general meeting if default is made in holding such meeting. Irish law requires at least 14 days' written notice of a meeting, except that an annual meeting or a meeting for passing a special resolution requires at least 21 days' written notice.

  Issuance of Shares. Irish company law restricts the power of the board of directors to allot shares and to grant share subscription rights and rights to convert securities of a company into shares unless the shareholders pass a resolution conferring such powers on the board of directors for periods of up to five years. By an ordinary resolution passed by Elan's shareholders on April 24, 1998, the Elan Board is authorized to enter into agreements, during the period expiring April 23, 2003, to allot shares up to the amount of Elan's present authorized but unissued share capital. In addition, Elan may not pay, directly or indirectly, a commission in excess of 10% of the price at which shares are issued to any person subscribing for or procuring subscriptions for Ordinary Shares.

  Preemptive Rights. Irish law provides that equity shares (and rights to subscribe for or convert securities into equity shares) must, before being issued or granted for cash, be offered, pro rata, to the existing holders of equity shares. The shareholders may by special resolution eliminate this requirement for periods of up to five years. Elan's shareholders passed a special resolution on April 24, 1998 eliminating the requirement for these preemptive rights for agreements entered into prior to the period expiring July 23, 1999 or the date of the next annual general meeting of Elan, whichever is the earlier to occur.

  Derivative Action Suits. As a general principle of Irish law, only a company itself can be the proper plaintiff for the purposes of maintaining proceedings in respect of wrongs done to the company. Neither an individual shareholder nor any group of shareholders has any right of action in such circumstances. There are, however, certain exceptions to this principle available under equitable principles on a case-by-case basis. For example, the controlling shareholders cannot perpetrate a fraud on the minority shareholders or commit an act which is illegal or ultra vires. Additionally, if a company purports to act on the strength of a decision by a simple majority where certain decisions call for more than a simple majority, an individual shareholder is entitled to bring suit. In cases where the controlling shareholders will not institute proceedings in the name of the company in those instances where they are properly called for, one or more of the aggrieved minority shareholders may bring what has come to be known as a derivative action, namely an action that derives from the injury to the company rather than the injury to individual shareholders. A minority shareholder is also able to initiate proceedings in the name of the company in certain other limited circumstances.

  Class Action Suits. In contrast to a derivative action, which lies where it is alleged that a wrong has been done to the company, Irish law permits an action by a shareholder in his own right where he alleges that his personal rights have been infringed. If such a shareholder has rights which are identical to those enjoyed by other members or by all members of the same class of shareholders, it is possible for the shareholder to commence a suit in a representative capacity on behalf of himself and the other persons affected.

  Additionally, under Irish company law any member of a company who claims that the affairs of the company are being conducted, or that the powers of the directors of the company are being exercised, in a manner oppressive to him or any of the members (including himself) or in disregard of his or their interests as members, may apply to the courts for an appropriate order.

  Interlocking and Interested Directors. Irish company law provides that it shall be the duty of a director of a company who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the company to declare the nature of his interest at a meeting of the directors of the company. Regulation 70(d) of Elan's Articles provides, among other things, that a director may not generally vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of his interests in shares or other securities of or otherwise in or through Elan. Such regulation also provides that if any question shall arise at any meeting as to the materiality of a director's interest or as to the entitlement of any director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the members of the Elan Board whose votes are not in question. Additionally, it is provided by such regulation that the shareholders of Elan may, by ordinary resolution, ratify any transaction not duly authorized by reason of a contravention of the regulation. The above principles could apply where a director of Elan is or was a director and/or stockholder of or otherwise connected with another company with which Elan had entered into contracts.

EXECUTIVE SHARES AND "B' EXECUTIVE SHARES

  There are presently issued 1,000 Executive Shares, all fully paid, which are held by one person. There are presently issued 21,375 "B' Executive Shares, all fully paid, which are held by one person. The Executive Shares do not confer on the holder thereof the right to receive notice of or to attend and vote at any meeting of Elan under any circumstances except with respect to matters relating to such holder as a class. A "B' Executive Share confers on the holder thereof the same voting rights as are enjoyed by a holder of an Ordinary Share. Neither the Executive Shares nor the "B' Executive Shares have the right to any profits of Elan, except as Elan may from time to time decide to distribute as a dividend on such shares. These shares were established by Elan as a means of enabling its key employees to participate in profits of Elan. In the event of the winding up of Elan, Executive Shares shall have a priority over Ordinary Shares, and the "B' Executive Shares shall rank pari passu with the Ordinary Shares, with respect to return of capital but neither the Executive Shares nor the "B' Executive Shares shall be entitled to participate further in any way in the profits or assets of Elan. Elan does not currently intend to issue any additional Executive or "B' Executive Shares.

                  DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

  Elan ADRs evidencing Elan ADSs (each of which represents one Ordinary Share) are issuable pursuant to the Deposit Agreement by and among Elan, the Depositary, and the owners and holders of ADRs. Each Elan ADS represents one Ordinary Share (or evidence of a right to receive such share) deposited in accordance with the Deposit Agreement with The Bank of Ireland, Dublin, Ireland, as agent of the Depositary, or any successor to such agent (the "Custodian"). An Elan ADR may represent any number of Elan ADSs.

  The following statement includes a summary of certain provisions of the Deposit Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the Deposit Agreement. Copies of the Deposit Agreement are available for inspection at the Corporate Trust Office of the Depositary at 101 Barclay Street, New York, New York 10286, at the office of the Depositary's agent and at the designated office of the Custodian in Dublin, Ireland.

DEPOSIT AND WITHDRAWAL OF SHARES

  The Depositary has agreed that upon the deposit with the Custodian in Dublin, or upon delivery to the Depositary at its Corporate Trust Office for forwarding to the Custodian at the risk of the depositor, of Ordinary Shares or evidence of rights to receive such Ordinary Shares and, subject to the terms of the Deposit Agreement, it will execute and deliver through its Corporate Trust Office to the person or persons specified by the depositor an Elan ADR or ADRs registered in the name of such person or persons for the number of Elan ADSs issuable in respect of such deposit.

  Upon surrender of Elan ADRs at the Corporate Trust Office of the Depositary, and upon payment of the charges provided in the Deposit Agreement, Elan ADR holders are entitled to delivery at the Corporate Trust Office of the Depositary or at the office of the Custodian in Dublin of the Ordinary Shares and any other property at the time represented by the surrendered Elan ADRs, except that the Depositary may make delivery of such other property at its Corporate Trust Office. The forwarding of share certificates and other documents of title for such delivery at the Corporate Trust Office of the Depositary in New York City will be at the risk and expense of the Elan ADR holder.

DIVIDENDS, OTHER DISTRIBUTIONS AND RIGHTS

  The Depositary is required to distribute all cash dividends and other cash distributions which it receives on the underlying Ordinary Shares to the holders of Elan ADRs in proportion to the number of Elan ADSs representing such Ordinary Shares held by each of them. The amount distributed will be reduced by any amounts required to be withheld by Elan or the Depositary on account of taxes.

  If a distribution by Elan consists of a stock dividend or a free distribution of Ordinary Shares, the Depositary may, with Elan's approval, and shall if Elan so requests, distribute to the holders of outstanding Elan ADRs, in proportion to their holdings, additional Elan ADRs for an aggregate number of Elan ADSs representing the number of Ordinary Shares received as such dividend or free distribution. If additional Elan ADRs are not so distributed, each Elan ADS shall thenceforth also represent the additional Ordinary Shares distributed with respect to the Ordinary Shares represented thereby.

  If Elan offers, or causes to be offered, to the holders of Ordinary Shares any right to subscribe for additional Ordinary Shares or any rights of any other nature, the Depositary will, if requested by Elan, either (i) make such rights available to holders of Elan ADRs by means of warrants or otherwise, if lawful and feasible, or (ii) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for the accounts of the holders of Elan ADRs otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such holders because of exchange restrictions, or the date of delivery of any Elan ADR or ADRs, or otherwise. The Depositary will not make available to holders of Elan ADRs any right to subscribe for or to purchase any securities unless a registration statement is in effect or unless the offering and sale of such securities to such holders is exempt from registration under the provisions of the Securities Act.

  Should such distribution of rights not be possible, the Depositary intends to endeavor to dispose of the rights for the benefit of the holders of Elan ADRs, as stated above. Any disposal of rights may substantially reduce the equity of the holders of Elan ADRs.

  In the event that the Depositary determines that any distribution in property (including Ordinary Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property, after deduction of such taxes, to the Elan ADR holders entitled thereto.

RECORD DATES

  Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash is made, or whenever rights are issued with respect to the Ordinary Shares, or whenever the Depositary receives notice of any meeting of holders of securities represented by Elan ADRs, the Depositary will fix a record date for the determination of the holders of Elan ADRs who are entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

VOTING OF THE UNDERLYING ORDINARY SHARES

  Upon receipt of a notice of any meeting of holders of Ordinary Shares or securities represented by the Elan ADRs, the Depositary, as soon as practicable thereafter, will mail the information contained in such notice of meeting to the record holders of Elan ADRs.

  The record holders of Elan ADRs at the close of business on the date specified by the Depositary are entitled under the Deposit Agreement, subject to any applicable provisions of law and Elan's Articles, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Ordinary Shares or other securities represented by the Elan ADSs. The Depositary has agreed it will endeavor, insofar as practicable, to vote the Ordinary Shares or other securities so represented in accordance with such instructions. The Depositary has agreed not to vote the Ordinary Shares or other securities so represented unless it has received such instructions from the record holders of Elan ADRs.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

  The Elan ADRs and the Deposit Agreement may at any time be amended by agreement between Elan and the Depositary. Federal securities regulations require that holders of the Elan ADRs be given 30 days advance notice of changes in the fee schedule in the Deposit Agreement. Any amendment which imposes or increases any fees or charges (other than the fees of the Depositary for the execution and delivery or cancellation of Elan ADRs and taxes or other governmental charges), or which otherwise prejudices any substantial existing right of Elan ADR holders, will not take effect as to outstanding Elan ADRs until the expiration of three months after notice of such amendment has been given to the record holders of outstanding Elan ADRs. Every holder of an Elan ADR at the time such amendment so becomes effective will be deemed, by continuing to hold such Elan ADR, to consent to such amendment and to be bound by the Deposit Agreement as so amended. In no event may any amendment impair the right of any Elan ADR holder to surrender his Elan ADR and receive therefor the underlying Ordinary Shares and any other property represented thereby.

  Whenever so directed by Elan, the Depositary has agreed to terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Elan ADRs then outstanding at least 30 days prior to the date fixed in such notice of such termination. The Depositary may likewise terminate the Deposit Agreement at any time 60 days after the Depositary shall have delivered to Elan a notice of its election to so resign and a successor Depositary shall not have been appointed and accepted its appointment within such 60 days. The Deposit Agreement provides that Elan will use its best efforts to appoint a successor Depositary. If any Elan ADRs remain outstanding after the day of termination, the Depositary thereafter will discontinue the registration of transfer of Elan ADRs, will suspend the distribution of dividends to the holders thereof and will not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends or other distributions pertaining to the underlying Ordinary Shares, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver securities together with any dividends or other distribution received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered Elan ADRs. At any time after the expiration of two years from the date of termination, the Depositary has the right under the Deposit Agreement to sell the underlying Ordinary Shares and any other property and hold the net proceeds for the pro rata benefit of the holders of Elan ADRs which have not theretofore been surrendered.

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

CHARGES OF DEPOSITARY

  The Depositary charges a fee to the party to whom Elan ADRs are delivered against deposits and the party surrendering Elan ADRs for delivery of Ordinary Shares or other underlying securities represented by the Elan ADRs issued or surrendered. Elan pays all other charges of the Depositary, including charges for issuance of Elan ADRs payable as a dividend or distribution or in connection with a rights offering to shareholders, except for taxes and other governmental charges, any applicable transfer or registration fees on the deposit or withdrawal of Ordinary Shares, and certain cable, telex, facsimile and delivery charges, any of which are payable by persons depositing or withdrawing Ordinary Shares, and such expenses as are incidental to the conversion of foreign currency into dollars.

GENERAL

  Elan will, through the Depositary, distribute to holders of Elan ADRs annual reports including its financial statements. Neither the Depositary nor Elan will be liable to the holders of Elan ADRs if prevented or delayed by law or any circumstances beyond their control in performing their obligations under the Deposit Agreement. The obligations of Elan and the Depositary under the Deposit Agreement are expressly limited to performing in good faith their respective duties specified therein.

  The Elan ADRs are transferable on the books of the Depositary; provided, however, that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Elan ADR or withdrawal of Ordinary Shares, the Depositary or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees payable by the holders of Elan ADRs. The Depositary may refuse to execute and deliver Elan ADRs, register the transfer of any Elan ADR or make any distribution of, or related to, Ordinary Shares until it has received such proof of citizenship or residence, exchange control approval or other information as it may deem necessary or proper. The execution and delivery, transfers and surrenders of Elan ADRs generally may be suspended, during any period when the transfer books of the Depositary are closed, if such suspension action is deemed necessary or advisable by the Depositary or Elan at any time or from time to time. Holders of Elan ADRs are entitled to withdraw their deposited Ordinary Shares at any time, subject only to (i) temporary delays caused by closing the transfer books of the Depositary or Elan, as the case may be, or the deposit of shares in connection with voting at a stockholders' meeting, or the payment of dividends; (ii) the payment of fees, taxes and similar charges; and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Elan ADRs or the withdrawal of deposited securities. The holders of Elan ADSs may inspect the books for the registration and transfer of Elan ADRs at all reasonable times, provided that such inspection shall not be for the purpose of communicating with holders of Elan ADSs in the interest of a business or matter other than the business of Elan or a matter related to the Deposit Agreement or the Elan ADSs.

        COMPARATIVE RIGHTS OF NEUREX STOCKHOLDERS AND ELAN SHAREHOLDERS

  As a result of the Merger, Neurex stockholders will receive Elan ADSs representing Ordinary Shares of Elan, a public limited company incorporated under the laws of Ireland. The following is a summary of certain material differences between the current rights of Elan shareholders and Neurex stockholders under Irish law and the DGCL, respectively, and under the Neurex Certificate and Neurex By-laws and Elan's Articles. The following summary does not purport to be a complete description of the rights of shareholders of Elan and stockholders of Neurex under, and is qualified in its entirety by reference to, relevant Irish law, the DGCL, the Neurex Certificate and Neurex By-laws and Elan's Articles. For information as to where the governing instruments of Neurex and Elan may be obtained, see "Available Information."

  Pursuant to Section 14 of the Exchange Act and the rules promulgated thereunder (the "Proxy Rules"), Neurex is required to comply with certain notice and disclosure requirements relating to the solicitation of proxies in respect of stockholder meetings. As a foreign private issuer, Elan is not subject to the Proxy Rules.

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

However, Elan is subject to the rules of the Irish Stock Exchange and the London Stock Exchange regulating notices of shareholder meetings and solicitation of proxies. Under the applicable requirements, notice of a shareholder meeting is normally accompanied by a shareholder circular (and, in the case of an annual general meeting, by an annual report and accounts) containing an explanation of the purpose of the meeting and the recommendations of the Elan Board with respect to actions to be taken. All such communications are sent by the Depositary to holders of Elan ADSs promptly upon receipt thereof. As a foreign private issuer with securities listed on the NYSE and registered under Section 12 of the Exchange Act, Elan is also required under the Exchange Act to publicly file with the Commission and the NYSE annual reports and other information. As an issuer with securities listed on the Nasdaq and registered under Section 12 of the Exchange Act, Neurex is also required under the Exchange Act to publicly file with the Commission and the Nasdaq an annual report and other information.

AUTHORIZED CAPITAL STOCK

  The authorized capital stock of Neurex currently consists of 45,000,000 shares of common stock, $.01 par value per share, and 15,000,000 shares of preferred stock, $.01 par value per share.

  The authorized share capital of Elan currently consists of 300,000,000 Ordinary Shares, 1,000 Executive Shares and 25,000 "B' Executive Shares.

STOCKHOLDER VOTING RIGHTS

  Under the DGCL, each stockholder is entitled to one vote per share unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation. Under the Neurex Certificate and the Neurex By-laws, holders of Neurex Shares are entitled to one vote per share on all matters, and cumulative voting is not permitted. A quorum consists of a majority of the shares entitled to vote, unless otherwise required by law.

  Under Irish law, the voting rights of shareholders are governed by the Irish Companies Acts and by a company's articles of association. Holders of Ordinary Shares are entitled to one vote per share, either in person or by proxy whenever a formal vote is called for by a poll. On non-contentious matters brought before a general or special meeting of shareholders, a vote shall be taken by a show of hands in which every shareholder present in person and every proxy shall have one vote; provided, however, that no individual shall have more than one vote. Cumulative voting is essentially unknown under Irish law. Elan's Articles specify that three members present in person or by proxy being holders of not less than one third of the issued Ordinary Shares shall be a quorum.

SPECIAL MEETINGS OF STOCKHOLDERS

  Under the DGCL, a special meeting of stockholders may be called only by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by-laws. The Neurex By-laws provide that a special meeting of stockholders may be called by the Neurex Board or the Chief Executive Officer of Neurex.

  Under Irish law, an extraordinary general meeting of shareholders may be called by the board of directors or by shareholders holding not less than one-tenth of the paid-up capital of the company carrying voting rights at general meetings. An extraordinary general meeting, if convened for the passing of a special resolution, requires 21 days' notice (a special resolution, to be passed, requires the approval of at least 75% of the votes cast at the meeting) and, if convened for the passing only of an ordinary resolution, requires 14 days' notice (an ordinary resolution, to be passed requires the approval of a majority of the votes cast). An annual general meeting requires 21 days' notice regardless of the type of resolution to be proposed. "Special resolutions" generally involve

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

proposals to change the name of the company, to alter its capital structure in certain respects, to change or amend the rights of shareholders, to permit the company to issue new shares for cash without applying the shareholders' preemptive rights, to amend the company's objects (purpose clause) and articles of association and to carry out certain other matters where the company's articles of association or the Irish Companies Acts prescribe that a "special resolution" is required. All other proposals relating to the ordinary course of the company's business such as the election of directors would be the subject of an "ordinary resolution."

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING

  Under the DGCL, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at any meeting of stockholders may instead be taken without a meeting, without prior notice or a vote if a written consent to the action is signed by holders of outstanding shares of stock having at least the number of votes that would be required to authorize such action at a meeting of stockholders entitled to vote thereon were present and voting. The Neurex Certificate prohibits action by written consent of the stockholders.

  Under Irish law, a company's articles of association may provide that a resolution in writing executed by or on behalf of each shareholder who would have been entitled to vote upon it if it had been proposed at a general meeting will be as effective as if it had been passed at a general meeting properly convened and held. Elan's Articles do not contain any such provision.

RIGHTS OF INSPECTION

  The DGCL allows any stockholder to inspect during business hours the stockholder list and the corporation's other books and records for a purpose reasonably related to such person's interest as a stockholder.

  Except when closed in accordance with the provisions of the Irish Companies Acts, the register and index of names of members of an Irish company may be inspected during business hours by its members, without charge, and by other persons upon payment of a charge, and copies may be obtained on payment of a charge. The members of an Irish company may, without charge, also inspect the minutes of meetings of the members during business hours and obtain copies upon payment of a charge. The published annual accounts of an Irish company are required to be laid before the members in general meeting and a member is entitled to a copy of such accounts. The members of Elan, including the holders of Elan ADSs, have no rights to inspect the accounting records of Elan or minutes of meetings of directors. Certain registers required to be kept by the company are open to public inspection, and service contracts of directors of the company (which have at least three years unexpired or require at least three years' notice to terminate without compensation) must be available for inspection during business hours.

AMENDMENT OF GOVERNING INSTRUMENTS

  Under the DGCL, any amendment, alteration or repeal of any article of the certificate of incorporation requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon and of a majority of the outstanding stock of each class entitled to vote thereon as a class. If the certificate of incorporation requires a greater vote or the articles being amended, altered or repealed require a greater vote for action by the board of directors or the stockholders, such greater vote is required to alter, amend or repeal such article. The Neurex Certificate does not require a greater vote than the DGCL prescribes. Even if not otherwise entitled to vote upon a proposed amendment, the holders of the outstanding shares of any class (or series of any class) are entitled under the DGCL to vote as a class upon such proposed amendment if it would alter the number of authorized shares or par value of the shares of such class (or series) or adversely affect the powers, preferences or special rights of the shares of such class (or series).

  Under the DGCL, the by-laws of a corporation generally may be amended or repealed by the affirmative vote of the holders of a majority of the issued and outstanding stock of the corporation entitled to vote thereon as a class. As permitted by the DGCL, the Neurex Certificate provides that the Neurex By-laws may be altered, amended or repealed by the Neurex Board.

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

  Under Irish Law, the shareholders have the authority to alter most provisions of a company's memorandum and all provisions of its articles of association by a special resolution subject, in the case of certain amendments to the memorandum of association, to the right of dissenting shareholders to apply to the courts to cancel the amendments. Under Irish law, the board of directors is not authorized to change the memorandum or the articles of association. Amendments affecting the rights of the holders of any class of shares may, depending on the rights attached to such class and the nature of the amendments, also require approval of the class affected at a separate class meeting, although an amendment so approved will be subject to confirmation by the court if the holders of at least 10% of the shares of that class apply to the court for the cancellation of the amendment.

CERTAIN PROVISIONS RELATING TO SHARE ACQUISITION

  The DGCL generally prevents a corporation from entering into certain business combinations with an interested stockholder (defined as any person or entity that is the beneficial owner of at least 15% of a corporation's voting stock or an affiliate or associate of the corporation who was the owner of 15% or more of the corporation's voting stock at any time in the preceding three years) or its affiliates, unless (i) the corporation's board of directors approved the business combination or transaction prior to the time the stockholder became an interested stockholder, (ii) the interested stockholder acquired 85% of the corporation's voting stock in the same transaction in which it exceeded 15% or (iii) the business combination is approved by the board of directors and by a vote of two-thirds of the outstanding voting stock not owned by the interested stockholder.

  Takeovers of certain Irish public companies, including Elan, are regulated by the Takeover Rules, which are similar to the City Code in the United Kingdom except that, unlike the City Code they are statutory based (the "Takeover Rules"), which prescribe rules administered by the Irish Takeover Panel, which oversees the conduct of such takeovers. One of the provisions of the Takeover Rules is to the effect that (i) when any person acquires, whether by a series of transactions over a period of time or not, shares which (taken together with shares held or acquired by persons acting in concert with him) carry 30% or more of the voting rights of a public company or (ii) when any person, together with persons acting in concert with him, holds not less than 30% but not more than 50% of the voting rights and such person, or any person acting in concert with him, acquires in any period of twelve months additional shares carrying more than 1% of the voting rights, such person must generally make an offer for all of the equity shares of the company (whether voting or non-voting) for cash, or accompanied by a cash alternative, at not less than the highest price paid for the relevant shares during the twelve months preceding the date of the offer.

  The Irish Companies Acts provide for schemes of arrangement, which are arrangements or compromises between a company and any class of its shareholders (or any class of its creditors) and are used for certain types of reconstructions, amalgamations, capital reorganizations or takeovers. They require the approval at a specially convened meeting of a majority of the shareholders in number representing 75% in value of the relevant class of shares present and voting, either in person or by proxy, and the sanction of the court. Once so approved and sanctioned, all shareholders of the relevant class are bound by the terms of the scheme; a dissenting shareholder would have no dissenters' rights. The Irish Companies Acts also provide that where a take-over offer is made for the shares of a certain class of a company incorporated in Ireland and, within four months of the date of the offer the offeror has, by virtue of acceptances of the offer, acquired or contracted to acquire not less than 80% in value of the shares to which the offer relates, the offeror may before the expiration of six months after the date of the offer by notice compulsorily require shareholders of the relevant class who do not accept the offer to transfer their shares on the terms of the offer. A dissenting shareholder may apply to the court within one month of the date on which such notice was given objecting to the compulsory transfer or its terms. The court is unlikely (in the absence of fraud or oppression) to exercise its discretion to order that the compulsory transfer not take effect, but it may vary the terms of the transfer as it thinks fit.

RIGHTS OF APPRAISAL

  Under the DGCL, stockholders who follow prescribed statutory procedures are entitled, in the event of certain mergers or consolidations, to surrender their shares to the corporation in exchange for the judicially

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

determined "fair value" of such shares. A stockholder, however, is not entitled to such appraisal rights if the shares of stock held by the stockholder are listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation converts such shares of stock into anything except shares of stock of the surviving corporation, shares of stock of any other corporation that at the effective date of the merger will be either listed on a national securities exchange or held of record by more than 2,000 stockholders, cash in lieu of fractional shares of such stock or any combination of such shares and cash in lieu of fractional shares. Neurex stockholders are not entitled to appraisal rights. See "The Merger--Absence of Appraisal Rights."

  Although Irish law does not generally provide for appraisal rights, if a shareholder applies to a court as described under "Certain Provisions Relating to Share Acquisition" above, the court may specify such terms for the acquisition as it considers appropriate.

DISCLOSURE OF INTERESTS

  Section 67 of the Companies Act, 1990 provides that a person (including a company or other legal entity) who acquires an interest or becomes aware that he has acquired an interest of 5% or more of any class of shares comprised in a public company's "relevant share capital" (which, for these purposes, means that company's issued share capital carrying rights to vote in all circumstances at general meetings of the company) is obliged to notify that company in writing of his interest within five business days (that is, excluding Saturdays, Sundays and public holidays in Ireland) after becoming so interested or so aware. Thereafter, any changes in such interest of at least 1% calculated as required by the Companies Act, 1990 or which reduce such interest below 5% must be notified to the company. In addition, a person is obliged to notify the Irish Stock Exchange if his or her interest in the shares of any company listed on that exchange reaches, exceeds or falls below 10%, 25%, 50% or 75% of the relevant class of shares. The Ordinary Shares are "relevant share capital" for this purpose. Failure by any person to notify punctually and properly is an offense, and as a consequence of such failure (except where it relates to his ceasing to be interested in shares) no right or interest in respect of the relevant shares will be enforceable by him, directly or indirectly, by action or legal proceeding. Application may be made to the Irish courts to remove this restriction, but this would not be successful unless the court was satisfied that the failure to notify was not due to any deliberate act of omission on the part of the applicant.

  In addition, Section 81 of the Companies Act, 1990 provides that a public company may by notice in writing (a "Section 81 Notice") require a person whom the company knows or has reasonable cause to believe to be, or to have been at any time during the three years immediately preceding the date on which the notice is issued, interested in shares comprised in the company's "relevant share capital" to confirm that fact or (as the case may be) to indicate whether or not that is the case, and where he holds or has during the relevant time held an interest in such shares, to give such further information as may be required relating to his interest and any other interest in the shares of which he is aware. The disclosure must be made within such reasonable period as may be specified in the relevant notice (which may, depending on the circumstances, be as short as one or two days).

  For the purpose of the above obligations, the interest of a person in shares means, subject to certain exceptions, any kind of interest in shares including interests in any shares (i) in which his spouse, or his child or stepchild under the age of 18 is interested, (ii) in which a corporate body is interested and either (a) that corporate body is or its directors are accustomed to act in accordance with that person's directions or instructions or (b) that person controls one-third or more of the voting power of that corporate body or (iii) in which another party is interested and the person and that other party are parties to a "concert party" agreement under section 73 of the Companies Act, 1990 (being an agreement which provides for one or more parties to it to acquire interest in shares of the company, which imposes obligations or restrictions on any one or more of the parties as to the use, retention or disposal of such interests acquired pursuant to such agreement and pursuant to which any interest in the company's shares is in fact acquired by any of the parties). The holding of an Elan ADR evidencing an Elan ADS would generally constitute an interest in the underlying Ordinary Shares.

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

  Where a Section 81 Notice is served by a company on a person who is or was interested in shares of the company and that person fails to give the company any information required by the notice within the time specified in the notice, the company may apply to the court for an order directing that any transfer of those shares will be void, no voting rights in respect of such shares may be exercised, no further shares shall be issued in respect of such shares or otherwise to such person and, other than in a liquidation, no payments, including dividends, shall be made in respect of such shares. Such restrictions may also void any agreement to transfer such shares. In addition, it is a criminal offense in Ireland to fail to comply with a Section 81 Notice.

SOURCES AND PAYMENT OF DIVIDENDS

  The DGCL permits the payment of dividends on common stock, subject to any restrictions contained in the certificate of incorporation, without stockholders' consent out of a corporation's surplus (the excess of net assets over capital) or out of net profits for the current and preceding fiscal years. If the net assets are diminished to an amount less than the aggregate amount of capital represented by the outstanding stock having a preference on the distribution of assets, then no distribution paid out of net profits shall be made until the deficiency in the amount of capital represented by the preferred shares shall have been repaired. The Neurex Certificate and Neurex By-laws do not restrict the payment of dividends on the Neurex Shares.

  Under Irish law, a company may pay dividends on its ordinary shares, subject to the prior rights of holders of its preferred shares, only out of its distributable profits (accumulated, realized profits less accumulated, realized losses) and not out of share capital, which includes share premiums (paid-in surplus). Amounts credited to the share premium account (representing the excess of the consideration for the issue of outstanding shares over the aggregate par value of such shares) may not be paid out as cash dividends but may be used, among other things, to pay up unissued shares which may then be distributed to shareholders in proportion to their holdings. In addition, a public company such as Elan may make a distribution at any time only if, at that time and immediately after such distribution, the amount of its net assets is not less than the aggregate of its called-up (i.e., issued and paid-up) share capital and undistributable reserves.

  Under Elan's Articles, subject to applicable law, the shareholders may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend may exceed the amount recommended by the Elan Board. In addition, subject to applicable law, if the profits of Elan available for distribution appear to justify such payments, the Elan Board may from time to time pay interim dividends.

CLASSIFICATION OF THE BOARD OF DIRECTORS

  Under the DGCL, the certificate of incorporation of a Delaware corporation may provide for the classification of the board of directors with respect to the time for which directors severally hold office. The Neurex Certificate does not provide for such classification of the Neurex Board.

  Irish law permits a company to provide for the classification of the board of directors with respect to the time for which directors severally hold office. Elan's Articles do not provide for such classification of the Elan Board. Elan's Articles require that, at every annual meeting, one-third (or the nearest number to one-third) of the directors (other than the chairman) will retire from office (provided that if the number of directors subject to retirement by rotation is two, one of them will retire and if the number of such directors is one, he or she will retire) and that all vacant directorships may be filled at the meeting. The directors to retire in each year are the directors who have been longest in office since their last election or appointment. Although this tri-annual rotation of directors is similar to a classified board, it is different in that any director who is one of the one-third of directors who have been longest in office since their last election or appointment at the time of the annual meeting will retire from office regardless of the actual year of such director's last appointment. A retiring director is eligible for re-election.

REMOVAL OF DIRECTORS

  Under the DGCL, the entire board of directors or any individual director may be removed from office, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. If the

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stockholders are entitled to cumulative voting in the election of directors, unless the entire board is removed, no individual director may be removed without cause if the number of votes cast against the resolution for his removal would be sufficient if cumulatively voted to elect one or more directors to the board. If the board of directors is classified, a director may be removed by a vote of stockholders only for cause, unless the certificate of incorporation provides otherwise. The Neurex Board is not classified and therefore directors may be removed without cause.

  Under the Irish Companies Acts, shareholders have the right, irrespective of the provisions of the articles of association, to remove a director by ordinary resolution, provided that notice of the intention to propose it has been given to the company not less than 28 days before the relevant meeting.

VACANCIES ON THE BOARD OF DIRECTORS

  As permitted under the DGCL, the Neurex By-laws provide that the board of directors may increase or decrease the number of directors and fill any vacancy on the board, including vacancies resulting from an increase in the number of directors.

  Under Irish law, shareholders of an Irish public company may, by ordinary resolution, appoint a person as a director either to fill a vacancy or as an additional director. The board of directors also has the power to appoint a person as a director to fill a vacancy or as an additional director, provided that such appointment will only last until the next following annual general meeting of the company, at which the director concerned may be elected.

STOCKHOLDERS' SUITS

  Under the DGCL, a stockholder may institute a lawsuit on behalf of the corporation. An individual stockholder also may commence a lawsuit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. Neither the Neurex Certificate nor the Neurex By-laws prescribe any procedure for the exercise of these stockholder rights.

  Irish law permits an action by a shareholder is his own right (or in a representative capacity on behalf of himself and other affected consenting shareholders of the same class if their rights are identical) where he alleges that his personal rights have been infringed. Additionally, under Irish law, any shareholder of a company who claims that the affairs of the company are being conducted, or that the powers of the directors of the company are being exercised, in a manner oppressive to him or any of the shareholders (including himself) or in disregard of his or their interests as shareholders, may apply to court for an appropriate order.

  As a general principle of Irish law, a shareholder generally has no right to sue in the name of the company; the company itself is the proper plaintiff for the purposes of maintaining proceedings in respect of wrongs done to the company. There are, however, certain exceptions to this principle available under equitable principles on a case-by-case basis. For example, the controlling shareholders cannot perpetrate a fraud on the minority shareholders or commit an act that is illegal or ultra vires. Additionally, if a company purports to act on the strength of a decision by a simple majority of votes where such a decision requires more than a simple majority, an individual shareholder is entitled to bring suit. In certain circumstances, if controlling shareholders fail to institute proceedings in the name of the company when such proceedings are properly called for, one or more of the aggrieved minority shareholders may apply to the court to bring what has come to be known as a derivative action, namely an action that derives from the injury to the company rather than the injury to individual shareholders.

INDEMNIFICATION; LIABILITY OF DIRECTORS

  The DGCL provides that a corporation may, and in certain circumstances, must, indemnify its directors, officers, employees or agents for expenses, judgments or settlements actually and reasonably incurred by them in connection with suits and other legal actions or proceedings if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and had no reasonable cause

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

to believe their conduct was unlawful. The DGCL also permits a corporation to adopt procedures for advancing expenses to directors, officers and others without the need for a case-by-case determination of eligibility, so long as in the case of officers and directors, they undertake to repay the amounts advanced if it is ultimately determined that the officer or director was not entitled to be indemnified. The Neurex Certificate and the Neurex By-laws provide for indemnification of officers and directors to the fullest extent permitted by, and the Neurex By-laws contain provisions for advancing expenses in the manner provided for in, the DGCL.

  The DGCL permits a Delaware corporation to include in its certificate of incorporation a provision that would eliminate a director's monetary liability for certain breaches of his fiduciary duty in a lawsuit by or on behalf of the corporation or in an action by stockholders of the corporation. The Neurex Certificate eliminates a director's or officer's monetary liability in a lawsuit by or on behalf of the corporation or in an action by stockholders of the corporation to the full extent permitted by the DGCL.

  Irish law does not permit a company to indemnify a director or an officer of the company or any person employed by the company as auditor against any liability of such person by virtue of any rule of law in respect of his negligence, default, breach of duty or breach of trust in relation to the company except any liability incurred by such person in defending any legal proceedings (whether civil or criminal) in which judgment is given in his favor or in which he is acquitted or in certain proceedings brought by him in which, although he is liable, a court finds that he acted honestly and reasonably and that having regard to all the circumstances he ought fairly to be excused and relief is granted by the court. Elan's Articles contain such an indemnity in respect of such persons (other than any person employed as auditor).

  Irish law does not permit a company to exempt any director or other officer of the company or any person employed by the company as auditor from any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

PREEMPTIVE RIGHTS

  Unless the certificate of incorporation expressly provides otherwise, stockholders of a Delaware corporation do not have preemptive rights. The Neurex Certificate does not provide for preemptive rights.

  Under Irish law, equity shares (shares other than shares which with respect to dividends and capital carry a right to participate only up to a specified amount in a distribution) and rights to subscribe for, or to convert any security into, equity shares must, before being issued or granted for cash, be offered to the existing equity shareholders in proportion to the respective nominal values of their holdings, unless the articles of association or a special resolution passed at a general meeting of shareholders provide otherwise. By a resolution passed by Elan's shareholders on April 24, 1998, the Elan Board is authorized, during the period expiring July 23, 1999, or the date of the next annual general meeting of Elan, whichever occurs earliest, to allot equity shares up to the amount of Elan's present authorized but unissued share capital otherwise than pro rata to its existing shareholders.

RIGHTS OF PURCHASE AND REDEMPTION

  Under the DGCL, a corporation may purchase shares of any class of its capital stock or redeem shares of any class or series of preferred stock unless its capital is impaired or would become impaired as a result of such purchase or redemption. However, a purchase or redemption of preferred stock may be made out of the corporation's capital if such shares will be retired upon their acquisition and the capital of the corporation thereby reduced. The Neurex Certificate does not restrict this right.

  Under Irish law, a company may issue redeemable shares if authorized by its articles of association and subject to the conditions stated therein. A public company, such as Elan, may purchase its own shares, including any redeemable shares, if authorized by its articles of association and provided that such purchase is, in the case of an on-market purchase, within the scope of an authority given by ordinary resolution of the shareholders specifying the maximum number and permissible price range of shares to which it relates and is, in other cases, made pursuant to a contract authorized in advance by special resolution of the shareholders.

  Under Irish law, shares may be redeemed or purchased only if fully paid and only out of distributable profits unless the shares are to be canceled on redemption or purchase, when they can also be redeemed or, as the case may be, purchased out of the proceeds of a new issue of shares made for the purpose of the redemption or purchase. Any amount, in excess of the par value thereof, payable on redemption or purchase of shares may be paid out of profits and, if the shares are to be canceled, may be paid out of the proceeds of a new issue of shares up to an amount equal to the lesser of the aggregate of premiums received by the company on the issue of the shares to be redeemed or purchased and the amount of the company's share premium account at the time of the redemption or purchase (including amounts transferred to that account in respect of premiums on the new issue). The share premium account must be reduced by the amount of any such payment.

  Elan's Articles permit it to issue redeemable shares and to purchase its own shares. No redeemable shares have been issued, and no purchase of any of its shares has been made, by Elan. Elan annually seeks the authority of its shareholders to make on-market purchases of its shares and to re-issue off-market any treasury shares resulting from any such on-market purchases.

          ADDITIONAL ITEMS REQUIRING THE VOTE OF NEUREX STOCKHOLDERS

  In addition to the Merger Proposal, Neurex stockholders will consider and vote on the following matters:

  (1) the election of nine directors to the Neurex Board for terms expiring at the 1999 Neurex Annual Meeting;

  (2) the ratification of the selection of Ernst & Young LLP as auditors of Neurex's financial statements for the year ending December 31, 1998;

  (3) the approval of Neurex's 1998 Stock Option Plan and the authorization of 1,000,000 Neurex Shares for issuance thereunder; and

  (4) such other business as may properly come before the Annual Meeting.

                             ELECTION OF DIRECTORS

NOMINEES

  Nine directors of Neurex are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until his successor is elected and qualified. If the Merger is consummated, each Neurex director shall resign. The Neurex Board has nominated for election as directors the nine persons indicated in the following table. Proxy holders may not vote for a greater number of persons than the number of nominees named below. In the election of directors, the proxy holders intend, unless directed otherwise, to vote for the election of the nominees named below, all of whom are now members of the Neurex Board. In the event that cumulative voting is employed in the election of directors, the proxy holders intend, unless directed otherwise, to distribute the votes represented by each proxy among the nominees named herein so as to elect all or as many of them as possible. Neurex's By-laws currently fix the number of directors on the Neurex Board at ten. There exists one vacancy on the Neurex Board resulting from the March 17, 1998 resignation of Roberto Crea as an officer and director and as a result there are only nine
(9) nominees. It is not anticipated that any of the nominees will decline or be unable to serve as a director. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated by the present Board of Directors to fill the vacancy. In any event, proxies will not be voted for more than nine (9) persons.

                      THE NEUREX BOARD RECOMMENDS A VOTE
                        IN FAVOR OF EACH NAMED NOMINEE.

  The following table gives certain information as to each person nominated for election as a director:

                             AS OF APRIL 15, 1997

     NAME                                                     AGE DIRECTOR SINCE
     ----                                                     --- --------------
     Paul Goddard, Ph.D. ....................................  48      1991
     Robert R. Luther, M.D. .................................  49      1996
     Thomas L. Barton........................................  55      1983
     David L. Anderson.......................................  54      1987
     Gerard N. Burrow, M.D. .................................  65      1996
     John F. Chappell........................................  61      1992
     Raymond C. Egan.........................................  55      1996
     John W. Glynn, Jr. .....................................  57      1989
     Howard E. Greene, Jr. ..................................  55      1986

  Paul Goddard has served as Neurex's Chief Executive Officer since March 1991. Since May 1991, he has been a member of the Neurex Board and was elected Chairman in November 1991. Prior to joining Neurex, Dr. Goddard was employed by SmithKline Beecham Corporation ("SmithKline Beecham") and its predecessors. From 1984 to 1991, he served as Senior Vice President and Director, Japan-Pacific region of SmithKline Beecham. From 1976 to 1984, he was employed by SmithKline Beckman Corporation, a predecessor of SmithKline Beecham, most recently as Vice President, Strategic Marketing. Dr. Goddard received a B.S. in Biochemistry from the University of London and a Ph.D. from St. Mary's Hospital, Paddington, England, in Aetiology and Epidemiology of Colon Cancer. He also serves as a member of the Board of Directors of Molecular Devices Corporation, Onyx Pharmaceuticals, Inc., and Ribi ImmunoChem Research, Inc.

  Robert R. Luther is the Executive Vice President of Development and has served as a member of the Neurex Board since 1996. He has been an officer of Neurex since March 1992. From 1980 through February 1992, Dr. Luther was employed by Abbott Laboratories, in various positions, most recently as Division Director, Pharmaceutical Research and Development. He received his B.S. and M.D. degrees from Northwestern University and he is a fellow of the American College of Clinical Pharmacology.

  Thomas L. Barton, a founder of Neurex, has served as its General Counsel and Secretary and as a member of the Neurex Board since 1983. Mr. Barton was a partner in the law firm of Holtzmann, Wise & Shepard LLP from 1982 until July 1995. Since that time he has been a partner in the law firm of Wise & Shepard LLP. Mr. Barton received his undergraduate degree from Yale University, his MBA from Stanford Business School and his J.D. from Northwestern University.

  David L. Anderson has served as a director of Neurex since November 1987. He serves as the Managing Director of the general partner of Sutter Hill Ventures, a California Limited Partnership ("Sutter Hill"), a venture capital investment firm, since 1974. He is also a member of the Board of Directors of Dionex Corporation, BroadVision, Inc., Molecular Devices Corporation and Cytel Corporation ("Cytel").

  Gerard N. Burrow has served as a director of Neurex since August 1996. Dr. Burrow is Special Advisor for Health Affairs to the President of Yale University. From 1992 to 1997, he served as the Dean of the Yale School of Medicine. He also served as Vice Chancellor for Health Services and Dean of the School of Medicine at the University of California, San Diego. He is a member of the Board of Directors of Johnson & Johnson.

  John F. Chappell has served as a director of Neurex since January 1992. Mr. Chappell is the President of Plexus Ventures, Inc. ("Plexus"), an investment firm which he founded in December 1990. Prior to founding Plexus, Mr. Chappell was employed for 28 years by SmithKline Beecham and its predecessors. From July 1989 to July 1990, he served as the Chairman and a director of SmithKline Beecham. He was the President of SmithKline & French Laboratories from September 1988 to July 1989 and was the President of SmithKline &

French International from February 1985 to September 1988. He is currently serving as a director of Ribi ImmunoChem Research, Inc. and Tanox Biosystems, Inc. He also has served as a director of the Pharmaceutical Manufacturers' Association and of the Industrial Biotechnology Association.

  Raymond C. Egan has served as director of Neurex since August 1996. Mr. Egan is the President and founder of Princeton Healthcare Consultants, a health care consulting company founded in 1995. Prior to founding his company, Mr. Egan was with Bristol-Myers Squibb Co. where he held a number of executive and marketing positions.

  John W. Glynn, Jr. has served as a director of Neurex since November 1989. He has been a general partner of Glynn Ventures, a venture capital partnership, and Glynn Capital Management, an investment management firm, both founded by Mr. Glynn, since 1983. Mr. Glynn is also a member of the Board of Directors of The Pacific Bank.

  Howard E. Greene, Jr., has served as a director of Neurex since November 1986. He has been Chairman of the Board of Directors of Amylin Pharmaceuticals, Inc. ("Amylin"), a biotechnology company, since 1987.Mr. Greene has also been a general partner of the general partner of Biovest Partners, a California Limited Partnership, a venture capital investment firm, since October 1986. Mr. Greene is a director of Allergan, Inc., the Chairman of the Board of Directors of Cytel and Amylin and a trustee of the Scripps Clinic and Research Foundation.

BOARD COMMITTEES AND MEETINGS

  During the year ended December 31, 1997, there were six meetings of the Neurex Board. Each member of the Neurex Board attended 75% or more of the aggregate of the meetings of the Neurex Board and the meetings of all Committees of the Neurex Board on which he served.

  The Audit Committee was established on September 28, 1993. The members of the Audit Committee are John Glynn, David Anderson and Thomas Barton, none of whom are employees of Neurex. The functions of the Audit Committee are to define the scope of the audit, review the auditor's reports and comments, and monitor the internal auditing procedures of Neurex. The Audit Committee met three times during Neurex's year ended December 31, 1997.

  The Compensation Committee was established on September 28, 1993. The members of the Compensation Committee are David Anderson and John Glynn, neither of whom is employed by Neurex. The Compensation Committee makes recommendations with respect to the compensation of senior officers and the granting of stock options and stock awards. The Compensation Committee met three times during Neurex's year ended December 31, 1997.

  The Nominating Committee was established on November 18, 1993. The members of the Nominating Committee are David Anderson and Howard E. Greene, Jr., neither of whom is employed by Neurex. The Nominating Committee makes recommendations as to the size of the Neurex Board and the selection, nomination and recruitment of directors. It does not solicit independent nominations from stockholders or any other third parties and will not consider nominations put forward by stockholders. The Nominating Committee did not meet during the year ended December 31, 1997.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Neurex Board has selected Ernst & Young LLP as Neurex's independent auditors for the year ending December 31, 1998, and has further directed that management submit the selection of the auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP was first appointed independent auditors of Neurex in October 1991. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

  Stockholder ratification of the selection of Ernst & Young LLP as Neurex's independent auditors is not required by Neurex's By-laws or otherwise. However, the Neurex Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection the Neurex Board will reconsider whether to retain that firm. Even if the selection is ratified, the Neurex Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Neurex Board determines that such a change would be in the best interests of Neurex and its stockholders.

                      THE NEUREX BOARD RECOMMENDS A VOTE
    IN FAVOR OF THE RATIFICATION OF SELECTION OF THE INDEPENDENT AUDITORS.

                               ----------------

                APPROVAL OF ADOPTION OF 1998 STOCK OPTION PLAN

  Stockholders are being asked to approve the adoption of the 1998 Stock Option Plan and the reservation for issuance of 1,000,000 Neurex Shares thereunder. Neurex previously granted options under the 1988 Stock Option Plan; however, by its terms, the 1988 Stock Option Plan terminated on April 20, 1998. In February 1998, in order to continue to attract and retain personnel who possess a high degree of competence, experience and motivation, the Neurex Board adopted the 1998 Stock Option Plan and reserved 1,000,000 Neurex Shares for issuance thereunder.

  In the opinion of the Neurex Board, adoption of the 1998 Stock Option Plan would provide the necessary flexibility to attract, motivate and reward employees and directors of and consultants to, Neurex in a manner that would improve Neurex's financial performance. As of February 28, 1998, Neurex had 141 current employees and 7 outside directors, all of whom were eligible to participate in the 1998 Stock Option Plan. The affirmative vote of the holders of a majority of Neurex Shares voting at the Annual Meeting is necessary to approve the 1998 Stock Option Plan.

DESCRIPTION OF PROPOSED 1998 STOCK OPTION PLAN

  In February 1998, the Neurex Board adopted the 1998 Stock Option Plan, subject to stockholder approval. Under the 1998 Stock Option Plan, there are 1,000,000 Neurex Shares reserved for issuance upon exercise of options granted to key employees and directors of, and consultants to, Neurex. The 1998 Stock Option Plan provides for the grant of both incentive stock options, intended to qualify as such under Section 422 of the Code, and nonstatutory stock options. The 1998 Stock Option Plan will terminate on February 3, 2008, unless sooner terminated by the Neurex Board. The following description of the 1998 Stock Option Plan is qualified in its entirety by reference to the 1998 Stock Option Plan attached hereto as Annex D. Capitalized terms used in this section and not otherwise defined herein shall have the meanings ascribed to them in the 1998 Stock Option Plan.

ADMINISTRATION

  The administration of the 1998 Stock Option Plan may be delegated by the Neurex Board to the Compensation Committee subject to certain restrictions. Subject to these restrictions and the limitations set forth in the 1998 Stock Option Plan, the Compensation Committee has the authority to select the persons to whom grants are to be made, to designate the number of shares to be covered by each option, to establish vesting schedules, to determine whether an option is to be an incentive stock option or a nonstatutory stock option and to specify other terms of the options.

TERM OF OPTIONS

  The maximum term of options granted under the 1998 Stock Option Plan is ten
(10) years in the case of incentive stock options and ten (10) years and one
(1) week in the case of a nonstatutory stock option; provided that in the case of an incentive option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term. Options granted under the 1998 Stock Option Plan generally are nontransferable and expire three months after the termination of an optionee's employment, directorship, or consultancy relationship with Neurex. In general, if an optionee is permanently disabled or dies during his or her employment by, or service to, Neurex, such person's options will expire within such period as the Administrator prescribes in the stock option agreement; generally, such period is one (1) year. If options granted under the 1998 Stock Option Plan expire or otherwise terminate without being exercised, the Neurex Shares not purchased pursuant to such options again becomes available for issuance under the 1998 Stock Option Plan.

ELIGIBILITY; LIMITATIONS

  Nonstatutory stock options may be granted under the 1998 Stock Option Plan to employees, directors and consultants of Neurex. Incentive stock options may be granted only to employees. If the aggregate fair market value of all shares of Neurex common stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options will be treated as nonstatutory stock options.

EXERCISE OF OPTIONS

  The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock option grants to employees and consultants vest and become exercisable over four years. Stock option grants to non-employee directors vest monthly over a three year period.

  The exercise price of nonstatutory stock options granted under the 1998 Stock Option Plan must equal at least 85% of the fair market value of the Neurex Shares on the date of grant and the exercise price of incentive stock options must equal at least 100% of the fair market value of the Neurex Shares on the date of grant. The exercise price of options granted to any person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock must be at least 100% of the fair market value of Neurex Shares on the date of grant in the case of a nonstatutory stock option and 110% of the fair market value of the Neurex Shares on the date of grant in the case of an incentive stock option. The exercise price of a nonstatutory stock option may be determined by the Administrator; provided, however, that the exercise price of a nonstatutory stock option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code may not be less than 100% of the fair market value of the Neurex Shares on the date of grant.

ADJUSTMENT PROVISIONS

  In the event any change is made to the Neurex Shares issuable under the 1998 Stock Option Plan by reason of any stock dividend, stock split, combination of shares, exchange of shares or other change affecting the outstanding Neurex Shares as a class without receipt of consideration, then appropriate adjustments shall be made by the Neurex Board to (i) the aggregate number and/or class of shares issuable under the 1998 Stock Option Plan, and (ii) the number and/or class of shares and the exercise price per share of the stock subject to each outstanding option in order to preclude the dilution or enlargement of benefits hereunder.

  In the event that Neurex is not the surviving entity in any merger, reorganization or consolidation (collectively, a "Reorganization") the options shall terminate unless they are assumed by the surviving corporation in the Reorganization. As a matter of policy, in the event of a Reorganization, options granted to outside directors, at their discretion, will either immediately vest or will continue normal vesting after the Reorganization and, subject to the discretion of the Neurex Board, 50% of unvested options granted to executive officers become immediately exercisable and the remaining 50% will have their vesting period reduced by 50%.

AMENDMENT AND TERM

  The Neurex Board may amend or modify the 1998 Stock Option Plan at any time provided that no such amendment or modification may adversely affect outstanding options without the consent of the holders thereof. In addition, in order to obtain the benefits provided by Section 422 of the Code and Rule 16b-3 under the Exchange Act, the Neurex Board will determine at the time of making each amendment whether or not it is necessary to submit the amendment to the stockholders for approval. The 1998 Stock Option Plan became effective when adopted by the Neurex Board in February 1998 and continues until terminated by the Neurex Board; however, no option granted under the 1998 Stock Option Plan shall become exercisable, and no shares shall be issued, unless and until the 1998 Stock Option Plan has been approved by Neurex's stockholders. In no event will the 1998 Stock Option Plan terminate later than February 3, 2008.

FEDERAL INCOME TAX CONSEQUENCES

  Incentive Stock Options under the 1998 Stock Option Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code. There are generally no federal income tax consequences to the optionee or Neurex by reason of the grant or exercise of an incentive stock option. If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of an option, any gain or loss on a disposition of such stock will be long term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods, at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of the excess of the stock's fair market value on the date of exercise over the exercise price, or
(ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss upon the disqualifying disposition will be a capital gain or loss which will be long term or short term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

  To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the company will be entitled, subject to certain requirements, to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

  Nonstatutory stock options granted under the 1998 Stock Option Plan generally have the following federal income tax consequences:

  There are no tax consequences to the optionee or Neurex by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, Neurex is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to certain requirements, Neurex will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short term depending on whether the stock was held for more than one year. Slightly different rules apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

                     THE NEUREX BOARD RECOMMENDS A VOTE IN
       FAVOR OF THE ADOPTION OF NEUREX'S 1998 STOCK OPTION PLAN AND THE AUTHORIZATION OF 1,000,000 NEUREX SHARES FOR ISSUANCE THEREUNDER.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth, as of June 26, 1998, certain information with respect to each person known by Neurex to be a beneficial owner, as defined in Rule 13d-3 ("Rule 13d-3") promulgated by the Commission under the Exchange Act, of more than 5% of the outstanding Neurex Shares.

                                                                  PERCENTAGE OF
              NAME AND ADDRESS                 NUMBER OF SHARES    OUTSTANDING
             OF BENEFICIAL OWNER              BENEFICIALLY OWNED COMMON STOCK(1)
             -------------------              ------------------ ---------------
Equitable Companies Incorporated.............     1,912,720           8.2%
 1290 Avenue of the Americas
 New York, NY 10104(2)
Medtronic, Inc. .............................     1,406,711           6.0%
 7000 Central Avenue N.E.
 Minneapolis, MN 55432(3)
Elan Corporation, plc........................     1,480,474           6.4%
 Lincoln House
 Lincoln Place
 Dublin 2, Ireland(4)
Travelers Group Inc. ........................     1,354,065           5.8%
 388 Greenwich Street
 New York, NY 10013(5)
Larry N. Feinberg............................     1,224,729           5.3%
 712 Fifth Avenue
 45th Floor
 New York, NY 10019

--------
(1) Percentage of beneficial ownership is calculated assuming 23,289,991 Neurex Shares were outstanding on June 26, 1998. Beneficial ownership is determined in accordance with the Rules of the Commission and generally includes voting or investment power with respect to securities. Neurex Shares subject to options and warrants currently exercisable or exercisable within 60 days after June 26, 1998, are deemed outstanding for computing percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all Neurex Shares shown as beneficially owned by them.
(2) Pursuant to a Schedule 13G dated and filed with the Commission on February 13, 1998, these shares are held indirectly by Equitable Companies Incorporated ("Equitable"), Mutuelles AXA, and AXA-UAP; and directly by various entities controlled by Equitable, including AXA Sun Life & Provincial Holdings (UK) ("AXA Sun Life"), Alliance Capital Management L.P. ("Alliance") and Donaldson, Lufkin, and Jenrette Securities Corporation ("Donaldson"), all of whom own such shares in their capacities as investment advisors, investment companies, or investment managers. AXA Sun Life reports sole investment power and voting power for 386,550 shares. Alliance reports sole investment power and sole voting power for 1,525,770 and 20,370 shares, respectively. According to the Schedule 13G, shared investment power is held with respect to 400 shares and shared voting power is held with respect to 1,503,800 shares.
(3) Includes 1,179,085 shares owned by Medtronic Asset Management, Inc., a wholly-owned subsidiary of Medtronic, Inc. Also includes 669,646 Neurex Shares held by the Medtronic Foundation.
(4) Includes 1,480,474 Neurex Shares over which Elan has sole voting power pursuant to the Voting Agreement.
(5) Pursuant to a Schedule 13G dated and filed with the Commission on February 6, 1998, Travelers Group Inc., and Salomon Smith Barney Holdings Inc., each reports shared investment and voting power. Salomon Smith Barney Holdings Inc. is a wholly-owned subsidiary of Travelers Group Inc.

                             SECURITY OWNERSHIP OF
                  DIRECTORS AND EXECUTIVE OFFICERS OF NEUREX

  The following table sets forth certain information concerning the ownership of each director and each executive officer, including their beneficial ownership as defined in Rule 13d-3, of Neurex Shares and beneficial ownership of Neurex Shares by all officers and directors as a group. All such ownership is as of June 26, 1998. Included in share ownership are shares that may be acquired upon the exercise of options that are currently exercisable or become exercisable on or before September 25, 1998 ("Exercisable Options").

                                                                    SHARES      PERCENT
                                                                 BENEFICIALLY BENEFICIALLY
          NAME                         POSITION(S)                  OWNED      OWNED(12)
          ----                         -----------               ------------ ------------
David L. Anderson(1).... Director                                   265,725       1.1%
Thomas L. Barton(2)..... Director, General Counsel and Secretary    137,332        *
Gerard N. Burrow,
 M.D.(3)................ Director                                    19,471        *
John F. Chappell(4)..... Director                                   117,429        *
Sandy K. Cooper......... V.P., Human Resources                          --         *
Raymond C. Egan(5)...... Director                                    21,033        *
John W. Glynn, Jr.(6)... Director                                    49,269        *
Paul Goddard, Ph.D.(7).. Director, Chairman, President & CEO        570,381       2.4%
Howard E. Greene,
 Jr.(6)................. Director                                    52,686        *
Robert R. Luther,
 M.D.(8)................ Director, Executive V.P. of Development    230,681       1.0%
Dawn McGuire(9)......... V.P. Clinical/Medical Affairs               21,664        *
John W. Varian(10)...... V.P. Finance & CFO                          31,249        *
Paul L. Wood, Ph.D. .... V.P. Research/Pre-Clinical Development         --         *
Philip J. Young(11)..... V.P. Sales and Marketing                    57,290        *
All Directors and
 executive officers
 as a group (14
 persons)...............                                          1,574,390       6.8%

--------
  * Less than one percent
 (1) Includes 48,134 shares held of record by Sutter Hill Ventures and 37,609 shares held by Anvest LP. Mr. Anderson is the Managing Director of the general partner of Sutter Hill and a general partner of Anvest LP. Mr. Anderson disclaims beneficial ownership of the shares held by the two partnerships, except as to his proportionate interest therein. Does not include 164,221 shares held by Sutter Hill in which Mr. Anderson has no beneficial or pecuniary interest and over which he exercises no investment or voting power. Includes 11,332 shares that may be acquired upon the exercise of Exercisable Options.
 (2) Includes 11,332 shares that may be acquired upon the exercise of Exercisable Options.
 (3) Includes 19,471 shares that may be acquired upon the exercise of Exercisable Options.
 (4) Includes 18,165 shares that may be acquired upon the exercise of Exercisable Options, 38,600 shares held by Plexus, and 18,053 shares that may be acquired upon the exercise of Exercisable Options held by Plexus, of which Mr. Chappell is the sole shareholder.
 (5) Includes 21,033 shares that may be acquired upon the exercise of Exercisable Options.
 (6) Includes 18,165 shares that may be acquired upon the exercise of Exercisable Options.
 (7) Includes 562,061 shares that may be acquired upon the exercise of Exercisable Options.
 (8) Includes 186,327 shares that may be acquired upon the exercise of Exercisable Options.
 (9) Includes 21,664 shares that may be acquired upon the exercise of Exercisable Options.
(10) Includes 31,249 shares that may be acquired upon the exercise of Exercisable Options.
(11) Includes 57,290 shares that may be acquired upon the exercise of Exercisable Options.
(12) Percentage of beneficial ownership is calculated assuming 23,289,991 Neurex Shares were outstanding on June 26, 1998.

  Roberto Crea resigned from Neurex as a director and Vice President of Research and Technology Development on March 17, 1998, positions he had held since July 1994. Prior to joining Neurex, he was the Chairman and Chief Executive Officer of Creagen, Inc., from its founding in 1991 until its acquisition by Neurex in July 1994. Prior to Creagen, Dr. Crea was a founder and director of Creative BioMolecules, Inc. From 1978 to 1982, Dr. Crea was with Genentech, Inc. as Director of DNA Chemistry. He received a Ph.D. in Chemistry from the University of Pavia, Italy.

  Sandy K. Cooper has been Neurex's Vice President of Human Resources since April 1998. Prior to joining Neurex, Ms. Cooper served as Senior Director of Human Resources for Nellcor Puritan Bennett, an international medical device company, from 1993 to 1998. Ms. Cooper also served as Director of Human Resources for Ceco Corporation from 1991 to 1993. Ms. Cooper obtained a B.S. from Missouri Southern State College and a Masters in Business Administration from Webster University.

  John W. Varian has been Neurex's Vice President and Chief Financial Officer since June 1997. Prior to joining Neurex, Mr. Varian served as Vice President, Finance and Chief Financial Officer of Anergen, Inc., a biotechnology company, from 1991 to 1997. Mr. Varian also served as a Senior Manager with Ernst & Young LLP. Mr. Varian is a certified public accountant and received his Bachelors Degree in Business Administration from Western Michigan University.

  Paul L. Wood has been Neurex's Vice President of Research/Preclinical Development since March 9, 1998. Prior to joining Neurex, Dr. Wood served as Vice President of Preclinical Development for CoCensys, Inc., a biotechnology company, from August 1993 until March 1998. Dr. Wood is a pharmacologist who obtained his B.S. in biology/biochemistry from Trent University and his Ph.D. in pharmacology from Queen's University.

  Philip J. Young has been Neurex's Vice President of Sales and Marketing since November 1996. Prior to joining Neurex, Mr. Young was employed by Pharmacia, Inc., Peptide Hormones Division, in various positions, most recently as Director of Sales and Marketing. Mr. Young also served as Director of Marketing at Gilead Sciences, Inc., from May 1994 until November 1995. Mr. Young received his B.S. in Sociology from James Madison University.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires Neurex's directors and executive officers, and persons who own more than ten percent of a registered class of Neurex's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Neurex Shares and other equity securities of Neurex. Officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish Neurex with copies of all Section 16(a) forms they file.

  To Neurex's knowledge, based solely on a review of the copies of such reports furnished to Neurex and written representations that no other reports were required, during the calendar year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that Mr. Young filed his initial report on Form 3 late. The April Form 4 report for Mr. Chappell was filed on time, but was later amended to include information regarding one transaction. The Form 4 report for Mr. Barton was filed on time, but was later amended to include information regarding one transaction.

                             CERTAIN TRANSACTIONS

  On November 13, 1995, Warner-Lambert Company purchased $1,500,000 of Neurex Shares at $4.50 per share and on March 29, 1996, Warner-Lambert purchased $1,500,000 of Neurex Shares at $19.93 per share. In connection with a former agreement, Warner-Lambert also paid Neurex $1,500,000 on October 1, 1995, $500,000 on January 1, 1996, $250,000 on April 1, 1996, and $250,000 on July
1, 1996, in lieu of milestone payments, subject to repayment by Neurex by offsetting such amounts against future royalties, if any.

  A note receivable from Roberto Crea, a former director and Senior Vice President of Research and Technology Development, totaling $123,000 at December 31, 1996, bearing interest at 8.75% per annum was paid in full (including accrued interest of $7,000) on the maturity date of August 8, 1997. The note had been secured by 100,000 Neurex Shares held in escrow and a deed of trust on Dr. Crea's home in San Mateo, California.

  Promissory note receivables in the amounts of $35,000 and $75,000 from Philip Young, Vice President of Sales and Marketing, were issued during 1997 bearing interest at 5.81% per annum, and secured by certain securities and real property located in San Mateo, California. The first note totaling $75,000 will be forgiven as compensation expense to the officer at a rate of 33% per year as long as the officer is employed by Neurex. The second note totaling $35,000 is due in full on February 28, 2000, or immediately if the officer's employment is terminated for any reason whatsoever.

  On January 1, 1995, Neurex entered into a Consultant Agreement with Plexus, a Pennsylvania corporation wholly-owned by John Chappell, a director of Neurex. This agreement was terminated by Neurex upon the successful contract negotiations with Beaufour Ipsen of France for CORLOPAM, for which Plexus assisted. Plexus remains entitled to certain success fees payable in cash and stock, based upon the total value of certain future transactions with Beaufour Ipsen.

  On July 18, 1996, Neurex entered into a Business Development Agreement with Plexus to assist Neurex in the development, registration and commercialization of Neurex products in certain Asian countries. Under the terms of the agreement, Plexus received options to purchase 25,000 Neurex Shares and will receive monthly retainer fees and is entitled to certain success fees based upon the total value of any transactions entered into by Neurex with the assistance of Plexus. The original term of the agreement was 12 months, but it may be terminated earlier by Neurex upon 60 days notice. In July 1997, the parties extended the agreement for an additional 12 month term. The fees paid by Neurex to Plexus did not exceed 5% of the gross revenues in the last fiscal years.

  Thomas L. Barton, a director, Secretary and General Counsel of Neurex, was a member of the law firm of Holtzmann, Wise & Shepard, which provided legal services to Neurex from Neurex's inception through July 1995. Mr. Barton is currently a member of the law firm of Wise & Shepard LLP, which provides legal services to Neurex. The fees paid by Neurex did not exceed five percent of the gross revenues of either Holtzmann, Wise & Shepard or Wise & Shepard LLP in 1995 and 1997. In 1996 Wise & Shepard LLP was paid $374,000 by Neurex.

  Neurex believes that the foregoing transactions were in its best interests. All of the foregoing transactions were approved by a majority of the independent and disinterested members of the Neurex Board, were on terms no less favorable to Neurex than could be obtained from unaffiliated third parties and were in conjunction with bona fide business purposes of Neurex. As a matter of policy, all future transactions between Neurex and any of its officers, directors or principal stockholders will be approved by a majority of the independent and disinterested members of the Neurex Board, will be on terms no less favorable to Neurex than could be obtained from unaffiliated third parties and will be in connection with bona fide business purposes of Neurex.

  There is no pending litigation or proceeding involving a director, officer, employee or other agent of Neurex as to which indemnification is being sought nor is Neurex aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agents.

                            EMPLOYEE BENEFIT PLANS

  The following is a brief summary of plans in effect during the calendar year ended December 31, 1997, under which officers, directors, employees and consultants of Neurex received benefits. The closing price of Neurex Shares reported on the Nasdaq on the Record Date was $30.50 per share.

401(K)

  In July of 1988, Neurex adopted a tax-qualified employee savings and retirement plan (the "401(k) Plan"), which generally covers all of Neurex's full-time employees who have attained age 21. Pursuant to the 401(k) Plan, employees may elect to defer up to 10% of their current compensation (subject to certain statutorily prescribed limits, including an annual limit of $9,500 in 1997). These deferred amounts are contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, additional matching and Neurex contributions on behalf of participants. Since the 401(k) Plan's inception, Neurex has not elected to contribute to each participant's contribution. The 401(k) Plan is intended to qualify under Sections 401(k) and 401(a) of the Code. Contributions to such a qualified plan are deductible to Neurex when made and neither the contributions nor the income earned on those contributions is taxable to participants until withdrawn. All 401(k) Plan contributions are credited to separate accounts maintained in trust by two individual trustees. Contributions are invested, at the participant's direction, in one or more of the investment funds available under the 401(k) Plan. All account balances are adjusted at least annually to reflect the investment earnings and losses of the trust fund. Each participant is fully vested in his or her salary deferral accounts under the 401(k) Plan. Distributions may be made from a participant's account pursuant to the 401(k) Plan's hardship withdrawal provisions as well as upon a participant's termination of employment, disability or attainment of age 59 1/2. Distributions will be in the form of a lump sum, installment payments or an annuity, in the participant's discretion. Federal tax laws limit the amount that may be added to a participant's accounts for any one year under a qualified plan such as the 401(k) Plan to the lesser of (i) $30,000 or (ii) 25% of the participant's compensation (net of salary deferral contributions) for the year.

1992 EMPLOYEE STOCK PURCHASE PLAN

  In December 1992, Neurex adopted the 1992 Neurex Purchase Plan, which was intended to qualify under Section 423 of the Code. Any employee who worked more than twenty (20) hours per week, worked for Neurex for at least two (2) years, and owned less than 5% of the outstanding shares of the capital stock of Neurex was eligible to participate in the 1992 Neurex Purchase Plan. To purchase shares under the 1992 Purchase Plan, participating employees could elect to pay cash or to have periodic payroll deductions. Each offering period ran 24 to 27 months and was divided into four consecutive purchase periods of six months, allowing eligible employees to join the 1992 Neurex Purchase Plan and participating employees to purchase shares. The price at which stock was purchased under the 1992 Neurex Purchase Plan was equal to 85% of the fair market value of Neurex Shares on the first day of the applicable offering period or the last day of the applicable purchase period, whichever was lower.

  A total of 153,846 Neurex Shares were reserved for issuance under the 1992 Neurex Purchase Plan. As of December 31, 1997, a total of 117,802 Neurex Shares had been issued to employees and 36,044 shares remained available for future issuance under the 1992 Neurex Purchase Plan. As of February 28, 1998, participants in the 1992 Neurex Purchase Plan had the right to purchase 4,714 Neurex Shares. The 1992 Neurex Purchase Plan terminated on May 1, 1998.

  The following table sets forth as to the executive officers named in the table under "Executive Compensation" who purchased shares pursuant to the 1992 Neurex Purchase Plan, all current executive officers as a group and all other employees as a group (i) the number of Neurex Shares purchased under the 1992 Neurex

Purchase Plan during the period from its inception until December 31, 1997;
(ii) the aggregate purchase price thereof and (iii) the fair value of stock purchased through December 31, 1997, under the 1992 Neurex Purchase Plan:

              1992 NEUREX EMPLOYEE STOCK PURCHASE PLAN EXERCISES

                                        NUMBER OF   AGGREGATE     FAIR VALUE OF
                NAME               YEAR  SHARES   PURCHASE PRICE STOCK PURCHASED
                ----               ---- --------- -------------- ---------------
   Paul Goddard, Ph.D. ..........  1997   1,400      $ 13,090      $   15,400
                                   1996   6,920        24,999         160,890
   Robert R. Luther, M.D. .......  1997   1,400        13,090          15,400
                                   1996   6,920        24,999         160,890
   Bradford M. Wait..............  1997     --            --              --
                                   1996   6,920        24,999         160,890
   All current executive officers
    as a group (5)...............  1997   2,800        26,180          30,800
                                   1996  20,760        74,996         482,670
   All current employees (who are
    not also executive officers)
    as a group (136).............  1997  20,749       198,655         234,451
                                   1996  58,555       234,817       1,363,647

1997 EMPLOYEE STOCK PURCHASE PLAN

  In May 1997, the shareholders of Neurex adopted the 1997 Neurex Purchase Plan, which is intended to qualify under Section 423 of the Code. A total of 400,000 Neurex Shares are reserved for issuance under the 1997 Neurex Purchase Plan. Under the 1997 Neurex Purchase Plan, participating employees elect to withhold a specified percentage of each salary payment over certain offering periods (the "Offering Period"). The Neurex Board has set the length of the Offering Periods at six (6) months. The first day of each Offering Period is the "Offering Date" for the Offering Period and the last day of each Offering Period is the "Purchase Date" for the Offering Period. The Neurex Board will have the authority to change the duration of future Offering Periods if the change is announced prior to the Offering Date of the first Offering Period to be affected.

  Any employee who works more than twenty (20) hours per week, has worked for Neurex for at least six (6) months prior to an Offering Period, and who owns less than 5% of the outstanding shares of capital stock of Neurex may participate in the 1997 Neurex Purchase Plan. Participants will participate in the 1997 Neurex Purchase Plan during each pay period through payroll deductions. A Participant will make contributions to the 1997 Neurex Purchase Plan at a rate equal to not less than 1%, up to a maximum of 10% (or such lower limit as set by the Committee) of his or her base earnings of each pay period from Neurex. Notwithstanding the level of payroll deductions, no Participant will be permitted to purchase shares under the 1997 Neurex Purchase Plan at a rate which, when aggregated with any other purchases under other Neurex stock purchase plans, (i) exceeds 10% of such employee's gross compensation; or (ii) exceeds $25,000 of fair market value of common stock (determined as of the first trading day in an Offering Period) in any year.

  Enrollment in the 1997 Neurex Purchase Plan with respect to an Offering Period will constitute a grant, as of the Offering Date, of an option to purchase shares at a purchase price equal to 85% of the lesser of (i) the fair market value of the shares on the Offering Date or (ii) the fair market value of the shares on the Purchase Date. The fair market value of a Neurex Share will be the last reported sale price of Neurex Shares on the Nasdaq on the Offering Date or Purchase Date. The number of whole shares a Participant will be able to purchase in any Offering Period will be determined by dividing the total payroll amount withheld from the Participant during the Offering Period by the purchase price per share determined as described above. The 1997 Neurex Purchase Plan will terminate on July 1, 1998.

  The following table sets forth as to the executive officers named in the table under "Executive Compensation" who purchased shares pursuant to the 1997 Neurex Purchase Plan, all current executive officers as a group and all other employees as a group (i) the number of Neurex Shares purchased under the 1997 Neurex Purchase Plan during the period from its inception until December 31, 1997; (ii) the aggregate purchase price thereof and (iii) the fair value of stock purchased through December 31, 1997, under the 1997 Neurex Purchase
Plan:

              1997 NEUREX EMPLOYEE STOCK PURCHASE PLAN EXERCISES

                                       NUMBER OF   AGGREGATE     FAIR VALUE OF
NAME                                    SHARES   PURCHASE PRICE STOCK PURCHASED
----                                   --------- -------------- ---------------
Paul Goddard, Ph.D. ..................     --            --             --
Robert R. Luther, M.D. ...............   1,053      $ 12,083       $ 14,216
Roberto Crea, Ph.D. ..................     822         9,432         11,097
All current executive officers as a
 group (5)............................   1,875        21,516         25,313
All current employees (who are not
 also executive officers)
 as a group (136).....................   9,462       108,576        127,737

1988 STOCK OPTION PLAN

  In April 1988, the Neurex Board adopted and the stockholders of Neurex approved the 1988 Stock Option Plan. A total of 4,311,111 Neurex Shares has been reserved for issuance under the 1988 Stock Option Plan. The 1988 Stock Option Plan expires by its own terms on April 20, 1998. As of December 31, 1997, options to purchase 3,161,422 shares were outstanding at a weighted average exercise price of $9.1265 per share and 168,301 options had been exercised. As of February 28, 1998, Neurex had 141 current employees and 7 outside directors, all of whom were eligible to participate in the 1988 Stock Option Plan.

  The 1988 Stock Option Plan provides for the grant to employees of "incentive stock options" within the meaning of section 422 of the Code and nonstatutory stock options to employees, consultant and directors of Neurex. The 1988 Stock Option Plan permits Neurex to grant nonstatutory stock options to purchase Neurex Shares to non-employee directors ("Outside Directors") of Neurex. At the present time, as a matter of policy, Outside Directors newly elected or appointed to the Neurex Board after March 30, 1995 are granted options to purchase 12,000 Neurex Shares upon election and all Outside Directors are granted options to purchase an additional 8,000 Neurex Shares on March 30th of each year for so long as they serve as directors of Neurex. The exercise price of all options granted to Outside Directors is the closing price of Neurex Shares on the grant date and such grants shall vest monthly over a three (3) year period.

  The administration of the 1988 Stock Option Plan has been delegated by the Neurex Board to the Compensation Committee. Subject to the limitations set forth in the 1988 Stock Option Plan, the Compensation Committee has the authority to select the persons to whom grants are to be made, to designate the number of shares to be covered by each option, to establish vesting schedules, to determine whether an option is to be an incentive stock option or a nonstatutory stock option and to specify other terms of the options. Options granted to employees typically vest at the rate of 1/4th of the shares after one (1) year and an additional 1/48th of the shares per month for three
(3) years thereafter.

  The exercise price of nonstatutory stock options granted under the 1988 Stock Option Plan must equal at least 85% of the fair market value of the Neurex Shares on the date of grant, and the exercise price of incentive stock options must equal at least 100% of the fair market value of the Neurex Shares on the date of grant. The exercise price of options granted to any person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock must be at least 100% of the fair market value of the Neurex Shares on the date of grant in the case of a nonstatutory stock option and 110% in the case of an incentive stock option, and, in the case of an incentive stock option granted to such persons, the term of these options cannot exceed five years. The maximum term of options granted under the 1988 Stock Option Plan is ten years and one week. Options granted under the 1988 Stock Option Plan generally are nontransferable and expire three months after the termination of an optionee's employment or directorship relationship with Neurex. In general, if an optionee is permanently disabled or dies during his or her employment by, or service to, Neurex, such person's options may be exercised up to one year following such disability or death.

  As of February 28, 1998, options (net of canceled or expired options) covering an aggregate of 3,701,890 Neurex Shares had been granted under the 1988 Stock Option Plan since its inception and 609,221 Neurex Shares were available for future grants under the 1988 Stock Option Plan. The following table presents, as of February 28, 1998, the total number of options that have been granted under the 1988 Stock Option Plan to (i) each executive officer of Neurex, (ii) all executive officers as a group, (iii) all directors (who are not also officers) as a group, and (iv) all employees (who are not also officers or directors) as a group. Please see "Executive Compensation" for information with respect to grant of options to the executive officers.

                 STOCK OPTIONS GRANTED AS OF FEBRUARY 28, 1998

NAME AND POSITION                                                 NO. OF SHARES
-----------------                                                 -------------
Paul Goddard, Ph.D., Chairman, President and Chief Executive
 Officer.........................................................     816,241
Robert R. Luther, M.D., Executive Vice President of Development..     358,206
Roberto Crea, Ph.D., Senior Vice President of Research and
 Technology Development..........................................     170,000
John W. Varian, Vice President of Finance and Administration and
 Chief Financial Officer.........................................     115,000
Philip J. Young, Vice President of Sales and Marketing...........     175,000
All current executive officers as a group (5)....................   1,634,447
All current directors (who are not also executive officers) as a
 group (7).......................................................     196,095
All current employees (who are not also executive officers or
 directors) as a group (136).....................................   1,871,348

                            EXECUTIVE COMPENSATION

  The following tables set forth the total compensation paid by Neurex to its Chief Executive Officer and its executive officers who had the highest combination of salary and bonuses for services rendered in all capacities for the calendar years ended December 31, 1997, and 1996; the three months ended December 31, 1995 (1995.25); and the fiscal year ended September 30, 1995.

                          SUMMARY COMPENSATION TABLE

                                           ANNUAL           LONG-TERM
                                        COMPENSATION       COMPENSATION
                                     ------------------    ------------   ALL OTHER
                                                            OPTIONS /    COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR(1) SALARY($) BONUS($)      SARS(#)         ($)
---------------------------  ------- --------- --------    ------------  ------------
Paul Goddard, Ph.D......        1997 $323,771  $100,000(4)   100,000       $   --
 Chairman, President and
  Chief Executive               1996  298,639   125,000          --            --
 Officer                     1995.25   72,750       --           --            --
                                1995  277,814    56,000(5)   502,565(6)        --
Robert R. Luther, M.D...        1997  238,238    44,262(4)    30,000           --
 Executive V.P. of
  Development                   1996  225,775    66,000          --            --
                             1995.25   55,000       --       242,735(7)        --
                                1995  212,060    34,000(5)   150,000        11,000(10)
Roberto Crea, Ph.D......        1997  198,000       --           --            --
 S.V.P. of Research &
  Technology                    1996  197,040    20,000          --            --
 Development                 1995.25   48,000       --           --            --
                                1995  188,500    15,000(5)   170,000(8)        --
Bradford M. Wait........        1997  171,628    17,267(4)    15,000           --
 V.P. of Finance and
  Administration &              1996  129,632    33,000          --            --
 Chief Financial Officer     1995.25   32,000       --           --            --
                                1995  124,638    15,000(5)    42,693(9)        --
John W. Varian(2).......        1997   75,795    15,159(4)   115,000           --
 V.P. & Chief Financial
  Officer
Philip J. Young(3)......        1997  203,750    59,270(4)    50,000       124,184(11)
 V.P. of Sales and
  Marketing                     1996   33,333       --       125,000         7,117(11)

--------
 (1) In 1996, Neurex changed its year end from a fiscal year ending September 30 to a calendar year ending December 31. The period 1995.25 reflects the stub period October 1, 1995, through December 31, 1995.
 (2) Mr. Varian joined Neurex on June 17, 1997. Accordingly, the Summary Compensation information includes only that compensation earned by Mr. Varian from July 1, 1997, through December 31, 1997. Mr. Varian's compensation in 1997 was at an annual rate of $160,000.
 (3) Mr. Young joined Neurex on November 1, 1996. Accordingly, the Summary Compensation information includes only that compensation earned by Mr. Young from November 1, 1996, through December 31, 1997.
 (4) Includes amounts earned in 1997 and paid in 1998.
 (5) Includes amounts earned in 1994 and paid in 1995.
 (6) Includes repriced options to purchase 402,565 Neurex Shares.
 (7) Includes repriced options to purchase 192,735 Neurex Shares.
 (8) Includes repriced options to purchase 150,000 Neurex Shares.
 (9) Includes repriced options to purchase 27,693 Neurex Shares.
(10) Represents cost of living allowance for $11,000 as part of his employment agreement.
(11) Represents relocation expense of $7,117 in 1996 and $124,184 in 1997 associated with his employment arrangement with Neurex.

            OPTION GRANTS TO NEUREX OFFICERS IN 1997 CALENDAR YEAR

                                                                    POTENTIAL REALIZABLE
                         NUMBER OF  % OF TOTAL                     VALUE AT ASSUMED ANNUAL
                         SECURITIES   OPTIONS   EXERCISE            RATES OF STOCK PRICE
                         UNDERLYING GRANTED TO  OR BASE               APPRECIATION FOR
                          OPTIONS    EMPLOYEES   PRICE                 OPTION TERM(4)
                          GRANTED   IN CALENDAR  ($/PER    EXP.   -------------------------
  NAME                     (#)(1)     YEAR(2)    SHARE)  DATE(3)  0%($)  5%($)     10%($)
  ----                   ---------- ----------- -------- -------- ----- -------- ----------
Paul Goddard............  100,000       8.5%     $14.75  12/11/07    0  $927,620 $2,350,770
Robert R. Luther........   30,000       2.5       14.75  12/11/07    0   278,286    705,231
John W. Varian..........  100,000       8.5       15.25  06/17/07    0   959,064  2,430,457
                           15,000       1.3       14.75  12/11/07    0   139,143    352,616
Philip J. Young.........   50,000       4.2       14.75  12/11/07    0   463,810  1,175,385
Bradford M. Wait........   15,000       1.3       14.75  12/11/07    0   139,143    352,616

--------
(1) Twenty-five percent of the shares vest one year following the date of option grant and the remainder vest in equal monthly amounts over the next three years.
(2) Total options granted were 1,173,768.
(3) To the extent that any incentive stock options are deemed to be non-qualified options, the non-qualified options shall have a term of 10 years and 2 days, subject to earlier termination in certain events.
(4) The 5% and 10% assumed rates of appreciation (over the deemed fair market value at the grant date) are mandated by the Rules of the Commission and do not represent Neurex's estimate or projection of the future price of Neurex Shares.

               AGGREGATED OPTION EXERCISES IN CALENDAR YEAR AND
                        CALENDAR YEAR-END OPTION VALUES

                                              NUMBER OF
                                              SECURITIES         VALUE OF
                        OPTIONS EXERCISED     UNDERLYING       IN-THE-MONEY
                        ------------------     OPTIONS          OPTIONS($)
                        NUMBER OF  VALUE   EXERCISABLE(E)/    EXERCISABLE(E)/
  NAME                   SHARES   REALIZED UNEXERCISABLE(U) UNEXERCISABLE(U)(1)
  ----                  --------- -------- ---------------- -------------------
Paul Goddard...... 1997     --         --     467,830 (E)      $5,763,560 (E)
                                              288,411 (U)       2,147,616 (U)
Robert R. Luther.. 1997  30,000   $430,925    140,814 (E)       1,650,870 (E)
                                              121,178 (U)       1,036,721 (U)
Roberto Crea...... 1997     --         --     107,707 (E)       1,281,499 (E)
                                               62,293 (U)         731,001 (U)
Bradford M. Wait.. 1997     --         --      65,625 (E)         770,574 (E)
                                               15,000 (U)             --  (U)
John W. Varian.... 1997     --         --         --  (E)             --  (E)
                                              115,000 (U)             --  (U)
Philip J. Young... 1997     --         --      33,852 (E)             --  (E)
                                              141,148 (U)             --  (U)

--------
(1) Calculated on the basis of the closing price of $13.875 on December 31, 1997, less the exercise price.

                           TEN-YEAR OPTION REPRICING

                                  NUMBER OF      MARKET                             LENGTH OF
                                  SECURITIES     PRICE       EXERCISE            ORIGINAL OPTION
                                  UNDERLYING    OF STOCK     PRICE AT             TERM REMAINING
                                 OPTIONS/SARS  AT TIME OF    TIME OF      NEW       AT DATE OF
                                 REPRICED OR  REPRICING OR REPRICING OR EXERCISE   REPRICING OR
 NAME                     DATE     AMENDED     AMENDMENT    AMENDMENT    PRICE      AMENDMENT
 ----                    ------- ------------ ------------ ------------ -------- ----------------
Paul Goddard............ 5/12/95   102,565       $1.625       $5.580     $1.625  6 years 7 months
                                   300,000        1.625        4.000      1.625  7 years 9 months
Robert R. Luther........ 5/12/95    42,735        1.625        5.580      1.625  6 years 7 months
                                   150,000        1.625        4.000      1.625  7 years 9 months
Roberto Crea............ 5/12/95   150,000        1.625        3.500      1.625  8 years 4 months
Bradford M. Wait........ 5/12/95     7,693        1.625        5.580      1.625  6 years 7 months
                                    20,000        1.625        4.000      1.625  8 years 1 month

EMPLOYMENT AGREEMENTS

  In January 1991, Neurex entered into an employment agreement with Dr. Goddard pursuant to which he presently receives a salary at the rate of $331,300 per year. Pursuant to his original employment agreement, Dr. Goddard received an option to purchase 213,676 Neurex Shares at an exercise price of $0.585 per Neurex Share which vested over five years. The agreement provides that Dr. Goddard's employment may be terminated by either party upon 90 days notice. In March 1992, the Neurex Board amended Dr. Goddard's agreement to reflect, at the discretion of the Neurex Board, a bonus of up to 20% of his salary based upon performance. In October 1995, the Neurex Board amended Dr. Goddard's agreement to remove the 20% limitation on any bonus awarded to Dr. Goddard. Dr. Goddard has signed a confidentiality agreement with Neurex.

  In February 1992, Neurex entered into an employment agreement with Dr. Luther pursuant to which he presently receives a salary at the rate of $241,750 per year, plus the right to receive an annual bonus of up to 20% of salary based upon performance. Pursuant to this agreement, Dr. Luther received an option to purchase 85,471 shares of Neurex Shares under the 1988 Stock Option Plan at an exercise price of $6.44 per share which vests over five years. The exercise price of this option was based upon a proposed sale of Neurex Shares; when the contemplated sale was postponed, the options were repriced at $1.17 per share. In October 1995, the Neurex Board amended Dr. Luther's agreement to remove the 20% limitation on any bonus awarded to Dr. Luther. Dr. Luther has signed a confidentiality agreement with Neurex.

  In January 1992, Neurex entered into an employment agreement with Mr. Wait. In accordance with his employment agreement, Mr. Wait resigned from Neurex in January 1998. Mr. Wait has signed a confidentiality agreement with Neurex.

  In June 1994, Neurex entered into an employment agreement with Dr. Crea. Dr. Crea resigned as an officer and director of Neurex, effective March 17, 1998. Dr. Crea has signed a confidentiality agreement with Neurex.

  In December 1995, the Neurex Board approved a resolution providing that in the event of any merger, reorganization, or consolidation of Neurex with or into any other entity, or the sale of all or substantially all of Neurex's assets (collectively, a "Change of Control"), (i) 50% of all unvested stock options held by each executive officer immediately prior to the effective time of such Change of Control shall immediately vest, and (ii) each remaining vesting period for the remaining 50% of the unvested options held by each executive officer shall be reduced by half; provided, however, that the Neurex Board may, in its sole discretion, declare this resolution null and void with respect to all executive officers, but not less than all, in any Change of Control if the effect of the resolution would not be in the best interests of Neurex.

REMUNERATION OF NON-EMPLOYEE DIRECTORS OF NEUREX

  Outside Directors of Neurex are not compensated for their services as directors, other than grants of stock options of Neurex Shares. At the present time, newly elected Outside Directors receive the option to purchase 12,000 Neurex Shares upon election and options to purchase an additional 8,000 Neurex Shares on March 30th of each year thereafter. All such options are granted at the closing price of Neurex Shares on the date of grant and vest monthly over a three (3) year period. At the discretion of each director, vesting is either accelerated or is continued and options remain exercisable, if resignation is caused by a Change of Control of Neurex where Neurex is not the surviving entity.

           REPORT OF THE COMPENSATION COMMITTEE OF THE NEUREX BOARD
                    WITH RESPECT TO EXECUTIVE COMPENSATION

  The Compensation Committee of the Neurex Board (the "Committee") was established on September 28, 1993. The functions of the Committee are to make recommendations to the Neurex Board concerning salaries and incentive compensation for Neurex's executive officers. The Committee is composed of two Outside Directors, neither of whom has any interlocking relationships as defined by the Commission.

  Neurex's executive compensation program has been designed to (i) attract and retain executives capable of leading Neurex to meet its business objectives and to motivate them to enhance long-term stockholder value through compensation that is comparable to the levels offered by other companies in the biotechnology industry; (ii) motivate key executive officers to achieve strategic business initiatives and reward them for their achievement; and
(iii) align the interests of executives with the long-term interests of Neurex's stockholders through award opportunities resulting in the ownership of Neurex Shares. Annual compensation for Neurex's executive officers may consist of three elements: a cash salary, a cash incentive bonus and stock option grants. All salary increases reflected consideration of competitive data provided by an independent consulting firm, as well as the Committee's assessment of the performance of each executive. Stock option grants provide an incentive which focuses the executive's attention on managing Neurex from the perspective of an owner with an equity stake in the business. These stock options will generally provide value to the recipient only when the price of Neurex Shares increases above the option grant price.

  The Committee considered a variety of factors, both personal and corporate, in evaluating Neurex's executive officers and making compensation decisions. These include the compensation paid by comparable companies to individuals in comparable positions, the individual contributions of each officer to Neurex, the progress of Neurex towards its long-term objectives, including, progress on product development, regulatory approval and strategic collaborations with other companies, and the executive's progress in achieving the individual goals set for that particular executive. As Neurex progresses, executives' performance goals are expected to change.

  The Committee based the 1997 compensation of the Chief Executive Officer and Neurex's other executive officers on the policies described above. The base salaries of the Chief Executive Officer and Neurex's other executive officers generally increased in 1997 commensurate with their increased responsibilities and the growth in scope of Neurex's operations. The 1997 cash bonuses paid to the executive officers, including the Chief Executive Officer, were based on the achievement of individual productivity and performance goals consistent with Neurex's annual business goals during the year. In December 1997, new stock option grants were made to the executive officers, including the Chief Executive Officer. These stock option grants were made by the Committee as part of the program of making periodic stock option grants to executive officers, with the number of stock options granted to each officer during 1997 determined on the basis of such officer's contribution toward achieving Neurex's strategic and product development goals, as described above.

  During 1998, it is anticipated that the Committee will conduct annual performance reviews comparing actual Neurex progress against detailed annual plans. Elements of such plans, including progress on product development and regulatory approval, expense control, and organizational development may be considered.

REPORT ON REPRICED OPTIONS

  On May 12, 1995, the Committee determined that it was in the best interest of Neurex and Neurex's stockholders to offer all employees, including executive officers, and non-employee directors, the opportunity to cancel and replace any existing options to purchase Neurex Shares with new grants, on a one-for-one basis, subject to a new four year vesting period and all other terms and conditions of the 1988 Stock Option Plan. Employees holding options to purchase a total of 1,059,274 Neurex Shares elected to reprice and revest and such options were canceled and replaced pursuant to such program (the "Repriced Options"). The Repriced Options were repriced to the closing bid price of Neurex Shares on the Nasdaq on May 12, 1995, which was $1.625.

  The Committee gathered information on recent option repricings in the biotechnology industry in determining whether, and on what terms, to make the repricing offer. The Committee, after such review, determined that the repricing offer was appropriate to incentivize and retain Neurex's existing employees and executive officers. As of May 12, 1995, approximately 68% of Neurex's outstanding options had an exercise price 100% or more above the current market price of Neurex Shares, and Neurex's stock price had been below $3.00 for more than four months. Due in part to a downturn in the market for biotechnology stocks in general, there was little indication that Neurex's stock price would improve significantly in the near future. In addition, recent announcements relating to the clinical status of both ziconotide and CORLOPAM, which Neurex considered to be positive, had little or no effect on the stock price. In the Committee's opinion, outstanding options with exercise prices substantially above the current market value of the stock provided little incentive for employees, including executive officers, to remain with Neurex and thus jeopardized the interests of Neurex and its stockholders. Option values are a particularly important factor in employee retention in that, as is typical in the biotechnology industry, if a company is successful, a significant portion of the compensation paid to such company's employees and executive officers is comprised of the value of their stock options, and the Committee felt that over the long-term, this price differential could result in damage to the morale and motivation of Neurex's employees.

THE COMPENSATION COMMITTEE

  The Committee consists of David Anderson and John Glynn.

                               NEUREX CORPORATION

                           STOCK PERFORMANCE GRAPH(1)

  The following graph compares the total stockholder return of the CRSP Total Return Index for the Nasdaq (U.S. Companies), and the CRSP Total Return Index for the Nasdaq Pharmaceutical Companies, and Neurex, since September 22, 1993. The graph assumes that $100.00 was invested on September 22, 1993, the effective date of Neurex initial public offering of Neurex Shares.


NEUREX CORPORATION

                          STOCK PERFORMANCE GRAPH(1)

The following graph compares the total stockholder return of the CRSP Total Return Index for the NASDAQ stock market (U.S. Companies), and the CRSP Total Return Index for the NASDAQ Pharmaceutical Companies, and Neurex since
September 22, 1993. The graph assumes that $100.00 was invested on September 22, 1993, the effective date of Neurex initial public offering of Common
Stock.

                                                                                                                   NASDAQ
        Measurement Period                                                                     NASDAQ (U.S.    (Pharmaceutical
      (Fiscal Year Covered)                                                         Neurex      Companies)        Companies)
9/22/93                                                                             100.00        100.00            100.00
12/31/93                                                                             80.00        101.13             88.79
3/31/94                                                                              80.00         96.88            101.72
6/30/94                                                                              77.60         92.35            124.71
9/30/94                                                                              72.60        100.00            115.07
12/31/94                                                                             45.00         98.86             93.86
3/31/95                                                                              35.00        107.77            101.33
6/30/95                                                                              40.00        123.28            117.85
9/30/95                                                                             132.60        138.13            147.26
12/31/95                                                                            182.60        139.81            171.71
3/31/96                                                                             370.00        146.33            178.66
6/30/96                                                                             437.60        158.28            173.54
9/30/96                                                                             382.60        163.91            177.51
12/31/96                                                                            340.00        171.97            172.21
3/31/97                                                                             237.50        162.65            163.55
6/30/97                                                                             282.50        192.46            176.55
9/30/97                                                                             295.00        225.02            198.07
12/31/97                                                                            277.50        211.02            177.96


--------
(1) These indices are calculated on a dividend reinvested basis. Neurex emphasizes that the performance of Neurex Shares over the period shown is not necessarily indicative of the future performance of Neurex Shares.

                                 LEGAL MATTERS

  Certain legal matters relating to the Elan ADSs will be passed upon by Cahill Gordon & Reindel (a partnership including a professional corporation) New York, New York, U.S. counsel for Elan. Certain Irish legal matters, including the validity of the Ordinary Shares will be passed upon by A&L Goodbody Solicitors, Dublin, Ireland, Irish counsel for Elan incorporated herein by reference. Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Neurex, and Cahill Gordon & Reindel will deliver opinions to their respective clients concerning the federal income tax consequences of the Merger.

                                    EXPERTS

  The consolidated financial statements of Neurex at December 31, 1996 and 1997, for the year ended September 30, 1995, for the three month period ended December 31, 1995 and for each of the two years in the period ended December 31, 1997, incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of Elan as of and for each of the years in the three-year period ended March 31, 1996, the nine months ended December 31, 1996 and the year ended December 31, 1997 incorporated herein by reference, have been audited and reported upon by KPMG, Chartered Accountants. Such consolidated financial statements have been incorporated herein by reference in reliance upon the report of KPMG, incorporated herein by reference, and upon the authority of such firm as experts in auditing and accounting.

                                    ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             ELAN CORPORATION, PLC,

                            GANESH ACQUISITION CORP.

                                      AND

                               NEUREX CORPORATION

                           DATED AS OF APRIL 29, 1998

                               TABLE OF CONTENTS

                                                                            PAGE
 ARTICLE I                                                                  ----

                                   THE MERGER

 Section 1.01. The Merger.................................................     1
 Section 1.02. Effective Time.............................................     1
                     Certificate of Incorporation and By-Laws of Surviving
 Section 1.03. Corporation................................................     1
 Section 1.04. Directors and Officers of Surviving Corporation............     2
 Section 1.05. Stockholders' Meeting......................................     2
 Section 1.06. Filing of Certificate of Merger............................     2
 Section 1.07. Further Assurances.........................................     2

                                   ARTICLE II

                              CONVERSION OF SHARES

 Section 2.01. Shares......................................................    3
 Section 2.02. Subco Common Stock..........................................    3
 Section 2.03. Exchange of Certificates....................................    3
 Section 2.04. Effect on Company Options and Warrants......................    5
 Section 2.05. Fractional Shares...........................................    5
 Section 2.06. No Appraisal Rights.........................................    5

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBCO

 Section 3.01. Organization, Etc. .........................................    6
 Section 3.02. Board Recommendation........................................    6
 Section 3.03. Authority Relative to This Agreement........................    6
 Section 3.04. No Violations, Etc. ........................................    6
 Section 3.05. Finders or Brokers..........................................    7
 Section 3.06. Registration Statement; Company Proxy Statement.............    7
 Section 3.07. SEC Filings.................................................    7
 Section 3.08. Financial Statements........................................    8
 Section 3.09. Absence of Undisclosed Liabilities..........................    8
 Section 3.10. Absence of Changes or Events................................    8
 Section 3.11. Capitalization..............................................    8
 Section 3.12. Litigation..................................................    9
 Section 3.13. Tax Treatment; Officer's Certificate as to Tax Matters......    9
 Section 3.14. Taxes.......................................................    9

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

 Section 4.01. Organization, Etc. .........................................    9
 Section 4.02. Authority Relative to This Agreement........................    9
 Section 4.03. No Violations, Etc. ........................................   10
 Section 4.04. Fairness Opinion............................................   10
 Section 4.05. Board Recommendation........................................   10
 Section 4.06. State Antitakeover Statutes.................................   10
 Section 4.07. Affiliates..................................................   11

                                                                           PAGE
                                                                           ----

 Section 4.08. Finders or Brokers..........................................   11
 Section 4.09. Registration Statement; Company Proxy Statement.............   11
 Section 4.10. Capitalization..............................................   11
 Section 4.11. SEC Filings.................................................   11
 Section 4.12. Financial Statements........................................   12
 Section 4.13. Absence of Undisclosed Liabilities..........................   12
 Section 4.14. Absence of Changes or Events................................   12
 Section 4.15. Capital Stock of Subsidiary.................................   13
 Section 4.16. Litigation..................................................   13
 Section 4.17. Insurance...................................................   14
 Section 4.18. Contracts and Commitments...................................   14
 Section 4.19. Labor Matters; Employment and Labor Contracts...............   14
 Section 4.20. Compliance with Laws........................................   14
 Section 4.21. Intellectual Property Rights................................   15
 Section 4.22. Taxes.......................................................   15
 Section 4.23. Employee Benefit Plans; ERISA...............................   16
 Section 4.24. Environmental Matters.......................................   18
 Section 4.25. Tax Treatment; Officer's Certificate as to Tax Matters......   20

                                   ARTICLE V

                                   COVENANTS

 Section 5.01. Conduct of Business of the Company..........................   20
 Section 5.02. No Solicitation.............................................   22
 Section 5.03. Access to Information.......................................   23
 Section 5.04. Registration Statement and Company Proxy Statement..........   23
 Section 5.05. Commercially Reasonable Efforts; Other Actions..............   24
 Section 5.06. Public Announcements........................................   24
 Section 5.07. Notification of Certain Matters.............................   24
 Section 5.08. Indemnification.............................................   24
 Section 5.09. Expenses....................................................   24
 Section 5.10. Affiliates..................................................   25
 Section 5.11. Stock Exchange Listings.....................................   25
 Section 5.12. Resignation of Directors....................................   25
 Section 5.13. Stock Purchase Plans........................................   25
 Section 5.14. Governance..................................................   25
 Section 5.15. Employee Benefits...........................................   25

                                   ARTICLE VI

         CONDITIONS TO THE OBLIGATIONS OF PARENT, SUBCO AND THE COMPANY

 Section 6.01. Registration Statement......................................   25
 Section 6.02. Stockholder Approval........................................   25
 Section 6.03. Listing.....................................................   26
 Section 6.04. Certain Proceedings.........................................   26
 Section 6.05. Tax Matters.................................................   26

                                  ARTICLE VII

               CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUBCO

 Section 7.01. Representations and Warranties True.........................   26
 Section 7.02. Performance.................................................   26

                                                                            PAGE
                                                                            ----

 Section 7.03. Certificates................................................   27
 Section 7.04. Material Adverse Change.....................................   27
 Section 7.05. Consents, Approvals and Notifications.......................   27
 Section 7.06. FDA Matters.................................................   27
 Section 7.07. Additional Agreements.......................................   27

                                  ARTICLE VIII

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

 Section 8.01. Representations and Warranties True.........................   27
 Section 8.02. Performance.................................................   27
 Section 8.03. Certificates................................................   27
 Section 8.04. Material Adverse Change.....................................   28
 Section 8.05. Consents, Approvals and Notifications.......................   28

                                   ARTICLE IX

                                    CLOSING

 Section 9.01. Time and Place..............................................   28
 Section 9.02. Filings at the Closing......................................   28

                                   ARTICLE X

                          TERMINATION AND ABANDONMENT

 Section 10.01. Termination................................................   28
 Section 10.02. Termination by Parent......................................   28
 Section 10.03. Termination by the Company.................................   29
 Section 10.04. Procedure for Termination..................................   30
 Section 10.05. Effect of Termination and Abandonment......................   30

                                   ARTICLE XI

                                  DEFINITIONS

 Section 11.01. Terms Defined in This Agreement............................   31

                                  ARTICLE XII

                                 MISCELLANEOUS

 Section 12.01. Amendment and Modification.................................   33
 Section 12.02. Waiver of Compliance; Consents.............................   33
 Section 12.03. Survivability; Investigations..............................   33
 Section 12.04. Notices....................................................   33
 Section 12.05. Assignment; Third Party Beneficiaries......................   34
 Section 12.06. Governing Law..............................................   34
 Section 12.07. Counterparts...............................................   34
 Section 12.08. Severability...............................................   34
 Section 12.09. Interpretation.............................................   34
 Section 12.10. Entire Agreement...........................................   34

Signatures..............................................................     S-1

EXHIBITS

  Exhibit A  Form of Company Affiliate Letter
  Exhibit B  Form of Covenant not to Sell American Depository Shares

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER, dated as of April 29, 1998 (the "Agreement"), by and among ELAN CORPORATION, PLC, a public limited company organized under the laws of Ireland ("Parent"), GANESH ACQUISITION CORP., a Delaware corporation ("Subco"), which is a newly-formed direct wholly-owned Subsidiary of Parent, and NEUREX CORPORATION, a Delaware corporation (the "Company"). Subco and the Company are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                                   RECITALS

  WHEREAS, Parent and the Company believe it is in the long-term strategic interests of their respective stockholders to combine their businesses;

  WHEREAS, the combination will be effected by the merger of Subco with and into the Company pursuant to which stockholders of the Company will receive Parent ADSs (as defined in Section 2.01) and the Company will become a wholly-owned subsidiary of Parent, all upon the terms and subject to the conditions of this Agreement;

  WHEREAS, Parent, Subco and the Company desire to make certain representations, warranties, covenants and agreements in connection with the merger of Subco and the Company; and

  WHEREAS, such combination is intended to qualify for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGER

  Section 1.01. The Merger. (a) In accordance with the provisions of this Agreement and the General Corporation Law of the State of Delaware (the "Delaware Act"), at the Effective Time (as defined in Section 1.02), Subco shall be merged (the "Merger") with and into the Company, and the Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. At the election of Parent, any direct wholly-owned consolidated subsidiary of Parent incorporated under the laws of the United States may be substituted for Subco as a Constituent Corporation in the Merger. The name of the Surviving Corporation shall be "Neurex Corporation." At the Effective Time the separate existence of Subco shall cease.

  (b) The Merger shall have the effects on Subco and the Company as constituent corporations of the Merger as provided under the Delaware Act.

  Section 1.02. Effective Time. The Merger shall become effective at the time of filing of, or at such later time specified in, a certificate of merger, in the form required by and executed in accordance with the Delaware Act, with the Secretary of State of the State of Delaware in accordance with the Delaware Act (the "Certificate of Merger"). The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

  Section 1.03. Certificate of Incorporation and By-Laws of Surviving Corporation. The Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until thereafter amended as provided by law.

  Section 1.04. Directors and Officers of Surviving Corporation. The directors of Subco immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are elected and qualified.

  Section 1.05. Stockholders' Meeting. The Company shall take all action necessary in accordance with applicable law and its Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws to call and convene a special meeting of its stockholders (a "Special Meeting") as soon as practicable to consider and vote upon the approval of this Agreement. The Company, through its Board of Directors, (i) shall recommend to its stockholders approval of this Agreement, which recommendation shall be contained in the proxy statement of the Company (the "Company Proxy Statement") and (ii) shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of approval and adoption of this Agreement; provided, however, that the Board of Directors of the Company may, in response to an unsolicited bona fide, written proposal from a corporation, partnership, person, or other entity or group (a "Third Party") regarding a Superior Proposal (as defined in Section 5.02), withdraw, modify or change its recommendation to the stockholders, but only if the Board of Directors determines in good faith by a majority vote that withdrawing, modifying or changing its recommendation is reasonably likely to lead to an Acquisition Transaction (as defined in Section 5.02) that is more favorable to the stockholders of the Company than the Merger and that failing to take such action would be reasonably likely to constitute a breach of the Board's fiduciary duties, having received prior to such determination (x) the written advice of outside legal counsel of the Company that failing to take such action would be reasonably likely to constitute a breach of the fiduciary duties of such Board of Directors and (y) the written advice of Morgan Stanley & Co. Incorporated, or another financial advisor of nationally recognized reputation, that the Superior Proposal would be reasonably likely to provide greater value to the Company and its stockholders than the Merger.

  Section 1.06. Filing of Certificate of Merger. At the Closing (as defined in Section 9.01), Parent, Subco and the Company shall cause a Certificate of Merger to be executed and filed with the Secretary of State of the State of Delaware, as provided in the Delaware Act, and shall take any and all other lawful actions and do any and all other lawful things to cause the Merger to become effective.

  Section 1.07. Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, obligation, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, obligation, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                  ARTICLE II

                             CONVERSION OF SHARES

  Section 2.01. Shares. (a) Each share of common stock, par value $.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (except for shares, if any, owned by the Company as treasury stock or owned by the Subsidiary (as defined in Section 4.01) or owned by Parent or the Parent Subsidiaries (as defined in
Section 3.01) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 0.5100 of an American Depositary Share ("Parent ADSs"), evidenced by American Depositary Receipts ("ADRs") (the "Exchange Ratio"), each Parent ADS representing one Ordinary Share ("Parent Ordinary Shares"), par value 4 Irish pence, of Parent.

  The Parent ADSs to be delivered in exchange for shares of Company Common Stock pursuant to this Section 2.01(a) are hereinafter sometimes called the "Closing Consideration." In the event of any change in Parent ADSs or Parent Ordinary Shares or Company Common Stock by reason of any stock split, readjustment, stock dividend, exchange of shares, reclassification, recapitalization or otherwise, the Exchange Ratio shall be correspondingly adjusted.

  (b) At the Effective Time all shares of Company Common Stock, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a Certificate (as defined in Section 2.03) shall thereafter cease to have any rights with respect to the number of shares of Company Common Stock evidenced by such Certificate, except the right to receive the Closing Consideration for such shares of Company Common Stock specified in the foregoing clause (a) upon the surrender of such Certificate in accordance with Section 2.03.

  Section 2.02. Subco Common Stock. All shares of common stock, par value $.01 per share, of Subco issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into such number of newly issued shares of common stock of the Surviving Corporation as shall equal the sum of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time and the number of shares of Company Common Stock underlying options, warrants, calls, subscriptions or other rights or other agreements or commitments of the Company assumed by Parent.

  Section 2.03. Exchange of Certificates. (a) Exchange Agent. From and after the Effective Time, (i) Parent shall make available to a bank or trust company designated by Parent who shall be the depositary under Parent's ADR program (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II through the Exchange Agent, certificates evidencing a sufficient number of Parent Ordinary Shares as would permit the Exchange Agent to issue such number of Parent ADSs issuable to holders of Company Common Stock pursuant to Section 2.01 (such certificates for Parent ADSs, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to deliver the Parent ADSs contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund in accordance with the procedures specified in this Section 2.03. Except as contemplated by Section 2.03(f) hereof, the Exchange Fund shall not be used for any other purpose.

  (b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates")
(i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

  (c) Exchange of Certificates. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent ADSs, if any, to which such holder is entitled pursuant to this Article II (including any cash in lieu of any fractional Parent ADSs to which such holder is entitled pursuant to Section 2.05 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.03(d) (together, the "Additional Payments")), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the applicable Closing Consideration and Additional Payments, if any, may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.03, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the applicable Closing Consideration with respect to the shares of Company Common Stock formerly represented thereby and Additional Payments, if any.

  (d) Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made after the Effective Time with respect to Parent ADSs (or underlying Parent Ordinary Shares) with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent ADSs the holder thereof entitled to receive upon surrender thereof, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.05, until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent ADSs issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional Parent ADS to which such holder is entitled pursuant to Section
2.05 and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent ADSs, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole Parent ADSs. After the Effective Time, each outstanding Certificate which therefore represented shares of Company Common Stock shall, until surrendered for exchange in accordance with this Section 2.03, be deemed for all purposes to evidence ownership of the number of shares of Parent ADSs into which the shares of Company Common Stock (which, prior to the Effective Time, were represented thereby) shall have been so converted.

  (e) No Further Rights in Company Common Stock. At the Effective Time all outstanding shares of Company Common Stock, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive Closing Consideration for such shares of Company Common Stock. All Parent ADSs issued upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.03(d) or 2.05) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this
Article II shall thereafter look only to Parent for the applicable Merger Consideration and any Additional Payments to which they are entitled. Any portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

  (g) No Liability. None of the Exchange Agent, Parent or the Surviving Corporation shall be liable to any holder of Certificates for any Parent ADSs (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

  (h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or Parent, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation or Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Closing Consideration and Additional Payments, if any.

  Section 2.04. Effect on Company Options and Warrants. (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, Parent shall assume all of the obligations of the Company under its 1988 Employee and Consultant Stock Option Plan and its 1998 Employee, Consultant and Director Stock Option Plan in the form adopted by the Board of Directors of the Company in February 1998 (together, the "Company Option Plans"), with the effect that each option to purchase shares of Company Common Stock that is outstanding under the Company Option Plans immediately prior to the Effective Time, whether or not then vested, shall be assumed by Parent in such a manner that each such option shall be exercisable upon the same terms and conditions as under the applicable Company Option Plan, except that (i) each such option shall be exercisable for that number of Parent ADSs (rounded down to the nearest whole share) equal to the number of shares of Company Common Stock subject to such option multiplied by the Exchange Ratio and (ii) the option price per share of Parent ADSs shall be an amount equal to the option price per share of Company Common Stock subject to such option in effect immediately prior to the Effective Time divided by the Exchange Ratio (rounded up to the nearest whole cent) (the "Parent Exchange Options").

  (b) Parent agrees to file with the Securities and Exchange Commission (the "SEC") at the Effective Time a Registration Statement on Form S-8 or other appropriate form under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), to register Parent ADSs issuable upon exercise of the Parent Exchange Options and use its reasonable efforts to cause such Registration Statement to remain effective until the exercise or expiration of such options.

  (c) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, Parent shall assume all of the obligations of the Company under (i) the Warrant "A", dated as of August 3, 1995, to purchase 169,646 shares of Company Common Stock (the "A Warrant") and (ii) the Warrant "B", dated as of October 16, 1995, to purchase 500,000 shares of Company Common Stock (the "B Warrant" and, together with the A Warrant, the "Company Warrants"), in each case, with the effect that each Company Warrant will be exercisable for Parent ADSs upon the terms and subject to the conditions set forth in the A Warrant and the B Warrant, as the case may be.

  Section 2.05. Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock who, upon surrender of Certificates, would be entitled to receive a fractional Parent ADS shall not be entitled to receive dividends on or vote such fractional share and shall receive, in lieu of such fractional share, cash in an amount equal to such fraction multiplied by the Market Value (as defined below). "Market Value" shall mean, with respect to Parent ADSs issued, the mean between the high and low prices of the Parent ADSs as reported on the New York Stock Exchange, Inc. ("NYSE") composite tape on the NYSE trading day immediately prior to the Effective Time. The fractional share interests of each Company stockholder will be aggregated, and no Company stockholder will receive cash in an amount equal to or greater than the value of one full share of Parent ADSs. All references in this Agreement to Parent ADSs to be issued as Closing Consideration shall be deemed to include any cash in lieu of fractional shares payable pursuant to this Section 2.05.

  Section 2.06. No Appraisal Rights. In accordance with Section 262(b) of the Delaware Act, no holder of shares of Company Common Stock shall be entitled to appraisal rights.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                              OF PARENT AND SUBCO

  Except as disclosed in a separate disclosure schedule referring to the Sections contained in this Agreement, which has been delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Statement") each of Parent and Subco jointly and severally represents and warrants to the Company as follows:

  Section 3.01. Organization, Etc. Each of Parent and its subsidiaries (collectively, the "Parent Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and the Parent Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing that would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, operations, assets, condition (financial or otherwise), results of operations or prospects of Parent and the Parent Subsidiaries taken as a whole ("Parent Material Adverse Effect"). Neither Parent nor Subco is in violation of any provision of its charter documents. Parent has heretofore furnished to the Company accurate and complete copies of the charter documents and bylaws, as currently in effect, of each of Parent and Subco. Subco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent owns directly all of the outstanding capital stock of Subco.

  Section 3.02. Board Recommendation. The Board of Directors of Parent has, by a unanimous vote at a meeting of such Board duly held on April 24, 1998, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby and determined that the Merger is fair to the holders of Parent Ordinary Shares.

  Section 3.03. Authority Relative to This Agreement. Each of Parent and Subco has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of each of Parent and Subco and by Parent as the sole stockholder of Subco and no other corporate proceedings on the part of Parent or Subco are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Subco and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and binding agreement of each of Parent and Subco, enforceable against each of them in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

  Section 3.04. No Violations, Etc. (a) Assuming that all filings, permits, authorizations, consents and approvals have been duly made or obtained as contemplated by this Section 3.04, the execution and delivery of this Agreement and the consummation by Parent and Subco of the Merger and the other transactions contemplated hereby will not (i) violate any provision of the charter, by-laws or other organizational documents of either Parent or Subco,
(ii) violate any statute, rule, regulation, order or decree of any public body or authority by which Parent, Subco or any of their respective properties is bound, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, any license, franchise, permit, indenture, agreement or other instrument to which Parent or Subco is a party, or by which Parent, Subco or any of their respective properties is bound, excluding from the foregoing clauses (ii) and (iii), violations, breaches and defaults that, individually or in the aggregate, would not prevent or materially delay the ability of Parent or

Subco to consummate the Merger or the other transactions contemplated hereby or have a Parent Material Adverse Effect on the general affairs, management, business, operations, assets, condition (financial or otherwise), results of operations or prospects of the Parent Subsidiaries.

  (b) No filing or registration with, or authorization, consent or approval of, or notification to, any governmental entity is required by Parent or Subco in connection with the execution and delivery of this Agreement or the consummation by Parent and Subco of the Merger and the other transactions contemplated hereby, except (i) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) in connection with the applicable requirements of the Mergers, Take-overs and Monopolies (Control) Act, 1978 (as amended) of Ireland (the "Irish Mergers Act"), (iii) in connection with the provisions of the Securities Act, (iv) the filing of appropriate merger documents as required by the Delaware Act, (v) the listing on the NYSE of the Parent ADSs to be issued in connection with the Merger, (vi) the agreement of the Irish Stock Exchange and the London Stock Exchange (subject to allotment) to admit to their respective Official Lists the Parent Ordinary Shares to be represented by Parent ADSs constituting the Closing Consideration, (vii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the corporation, takeover or blue sky laws of various states, (viii) such authorizations, orders, consents, licenses, confirmations, clearances, permissions and approvals as may be required in any foreign jurisdiction for the purposes of applicable anti-trust, competition, takeover or similar legislation and (ix) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, would not prevent or materially delay the ability of Parent or Subco to consummate the Merger and the other transactions contemplated hereby or have a Parent Material Adverse Effect.

  Section 3.05. Finders or Brokers. Except for Goldman Sachs International, neither Parent nor any Parent Subsidiary has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned upon consummation of the Merger.

  Section 3.06. Registration Statement; Company Proxy Statement. None of the information provided by either Parent or Subco for inclusion or incorporation by reference in (i) the registration statement registering under the Securities Act the Parent ADSs to be issued at the Effective Time (such registration statement, as amended by any amendments thereto, being referred to herein as the "Registration Statement") or (ii) the Company Proxy Statement shall, in the case of the Registration Statement, at (i) the time the Registration Statement becomes effective and (ii) the Effective Time, and, in the case of the Company Proxy Statement, on the date the Company Proxy Statement is first mailed to stockholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. If, at any time prior to the Effective Time, any event with respect to Parent or Subco shall occur that is required to be described in the Registration Statement or Company Proxy Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Registration Statement and Company Proxy Statement will (with respect to Parent and Subco) comply as to form in all material respects with the applicable provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as the case may be.

  Section 3.07. SEC Filings. (a) Parent has filed with the SEC its Annual Report on Form 20-F for the year ended December 31, 1996 and its reports on Form 6-K dated April 28, 1997, August 21, 1997, October 31, 1997 and February 9, 1998 (collectively, the "Parent SEC Reports"), each of which complied as to form when filed in all material respects with the applicable provisions of the Exchange Act. As of their respective dates, the Parent SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

  (b) Parent will deliver to the Company as soon as they become available true and complete copies of any Annual Report on Form 20-F and any report on Form 6-K relating to Parent's results for a fiscal quarter filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Parent and the Parent Subsidiaries to be included or incorporated by reference in such reports will be prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and will fairly present in all material respects the consolidated financial position of the Parent and the Parent Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

  Section 3.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent and the Parent Subsidiaries included or incorporated by reference in the Parent SEC Reports have been prepared in accordance U.S. GAAP, in each case applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of Parent and the Parent Subsidiaries as of the date thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements) and such audited consolidated financial statements have been certified as such (without exception) by Parent's independent accountants.

  Section 3.09. Absence of Undisclosed Liabilities At December 31, 1996, neither Parent nor any of the Parent Subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any unusual or extraordinary commitments, except the liabilities recorded on the Consolidated Balance Sheet as at December 31, 1996 of Parent and the Parent Subsidiaries contained in its audited financial statements for the year ended December 31, 1996 and/or reflected in the notes thereto, and except for liabilities or obligations that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

  Section 3.10. Absence of Changes or Events. Since December 31, 1996, except as set forth in the Parent SEC Reports and in the periodic reports and documents required under the Exchange Act to have been filed by Parent with the SEC since December 31, 1996 and prior to the date of this Agreement, including all exhibits filed therewith, there has not been any event or events having, or reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

  Section 3.11. Capitalization. The authorized capital stock of Parent consists of 150,000,000 Parent Ordinary Shares, 1,000 executive shares, par value 1 Irish pound per share ("Parent Executive Shares") and 25,000 "B' executive shares, par value 4 Irish pence per share ("Parent "B' Executive Shares"). As of March 31, 1998, there were 111,741,005 Parent Ordinary Shares issued and outstanding, no Parent Ordinary Shares held in Parent's treasury, 1,000 Parent Executive Shares outstanding and 21,375 Parent "B' Executive Shares outstanding. As of such date there were (i) 12,829,083 Parent Ordinary Shares reserved for issuance upon the exercise of outstanding options under the stock option plans of Parent (the "Parent Plans"), (ii) 4,574,887 Parent Ordinary Shares reserved for issuance upon the exchange of the Exchangeable Notes due 2005 (the "Exchangeable Notes") issued by Athena Neurosciences, Inc., a wholly-owned subsidiary of Parent, and guaranteed by Parent, and (iii) 13,913,288 Parent Ordinary Shares reserved for issuance upon the exercise of the outstanding warrants (the "Parent Warrants"). Except for the Exchangeable Notes, the Parent Warrants and the options granted under the Parent Plans, there were not as of such date any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating Parent to issue, transfer or sell any shares of its capital stock or any other securities convertible into or evidencing the right to subscribe for any such shares. All issued and outstanding Parent Ordinary Shares are, and all Parent ADSs to be issued at the

Effective Time shall be, when issued, duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights with respect thereto. The Parent ADSs to be issued at the Effective Time will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky laws.

  Section 3.12. Litigation. There is no (i) claim, action, suit or proceeding pending or, to the best knowledge of Parent, threatened against Parent or any of the Parent Subsidiaries before any court or governmental or regulatory authority or body or arbitration tribunal or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which Parent, any Parent Subsidiary or any of their respective assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either impair Parent's ability to consummate the Merger or the other transactions contemplated hereby or have a Parent Material Adverse Effect.

  Section 3.13. Tax Treatment; Officer's Certificate as to Tax
Matters. Neither Parent nor, to Parent's knowledge, any of its affiliates has taken, agreed to take, or will take any action that would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code.

  Section 3.14. Taxes. As of December 31, 1997, Parent was not a passive foreign investment company, as defined in Section 1297(a) of the Code, and, to the best of Parent's knowledge, there is no reasonable basis to believe that it may become one in the foreseeable future.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  Except as disclosed in a separate disclosure schedule referring to the Sections contained in this Agreement, which has been delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Statement"), the Company represents and warrants to Parent and Subco as follows:

  Section 4.01. Organization, Etc. Each of the Company and Neurex International Company Limited, a corporation organized under the laws of Liechtenstein (the "Subsidiary"), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing that would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, operations, assets, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiary taken as a whole (a "Material Adverse Effect"). Neither the Company nor its Subsidiary is in violation of any of the provisions of its Amended and Restated Certificate of Incorporation (or other applicable charter document) or by-laws. The Company has heretofore furnished to Parent accurate and complete copies of the Amended and Restated Certificate of Incorporation (or other applicable charter document) and by-laws, as currently in effect, of each of the Company and its Subsidiary.

  Section 4.02. Authority Relative to This Agreement. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, the approval of a majority of the outstanding shares of Company Common Stock at the

Special Meeting or any adjournment thereof as required by the Delaware Act). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Subco, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

  Section 4.03. No Violations, Etc. Except for the filings of the Certificate of Merger and the Company Proxy Statement under and as contemplated by the Exchange Act and the filings required under and in compliance with the HSR Act, no filing with, notification to and no permit, authorization, consent or approval of, any public body is necessary on the part of the Company for the consummation by the Company of the Merger, the other transactions contemplated hereby or the exercise by Parent and the Surviving Corporation of full rights to own and operate the business of the Company and its Subsidiary. Neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated hereby nor compliance by the Company with any of the provisions hereof nor, to the Knowledge of the Company, the exercise by Parent and the Surviving Corporation of full rights to own and operate the business of the Company and its Subsidiary will (i) subject to obtaining the approval of a majority of the outstanding shares of Company Common Stock at the Special Meeting or any adjournment thereof as required by the Delaware Act, conflict with or result in any breach of any provision of the Amended and Restated Certificate of Incorporation (or other comparable charter documents) or by-laws of the Company or its Subsidiary, (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, its Subsidiary or any of their respective properties or assets or
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, redemption or repurchase) under, any of the terms, conditions or provisions of any (x) note, bond, mortgage, indenture or deed of trust or (y) license, lease, agreement or other instrument or obligation to which the Company or its Subsidiary is a party or by which either of them or any of their properties or assets may be bound, excluding from the foregoing clauses (ii) and (iii), violations, breaches or defaults that, individually or in the aggregate, would not either prevent or materially delay the Company's ability to consummate the Merger or the other transactions contemplated hereby or have a Material Adverse Effect.

  Section 4.04. Fairness Opinion. The Company has received the opinion of Morgan Stanley & Co. Incorporated to the effect that as of the date hereof the Exchange Ratio is fair to the Company's stockholders from a financial point of view.

  Section 4.05. Board Recommendation. The Board of Directors of the Company has, by a unanimous vote at a meeting of such Board duly held on April 28, 1998, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, and determined that this Agreement, the Merger and the other transactions contemplated hereby, taken together, are fair to and in the best interest of the stockholders of the Company, and resolved to recommend that the holders of shares of Company Common Stock approve and adopt this Agreement, the Merger and the other transactions contemplated hereby.

  Section 4.06. State Antitakeover Statutes. The Company has granted all approvals and taken all other steps necessary to exempt the Merger and the other transactions contemplated hereby from the requirements and provisions of
(S)203 of the Delaware Act and any other state antitakeover statute or regulation such that none of the provisions of such (S)203 or any other "business combination," "moratorium," "control share," or other state antitakeover statute or regulation (x) prohibits or restricts the Company's ability to perform its obligations under this Agreement or its ability to consummate the Merger and the other transactions contemplated hereby, (y) would have the effect of invalidating or voiding this Agreement or any provision hereof or (z) would subject Parent or Subco to any material impediment or condition in connection with the exercise of any of their respective rights under this Agreement or their ownership and operation of the business of the Company and its Subsidiary.

  Section 4.07. Affiliates. Set forth in Section 4.07 of the Company Disclosure Statement is a list identifying all persons who may be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act ("Affiliates") and, promptly after the execution of this Agreement, the Company will use its best efforts to deliver to Parent the written agreement of each such person, substantially in the form of Exhibit A hereto.

  Section 4.08. Finders or Brokers. Except for Morgan Stanley & Co. Incorporated, whose fees have been disclosed to Parent, neither the Company nor its Subsidiary has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned upon consummation of the Merger.

  Section 4.09. Registration Statement; Company Proxy Statement. Except for information concerning Parent that has been provided by Parent for inclusion or incorporation by reference in the Company Proxy Statement, such information, at the date the Company Proxy Statement is first mailed to stockholders, at the time of the Special Meeting and at the Effective Time, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If, at any time prior to the Effective Time, any event with respect to the Company or its Subsidiary shall occur that is required to be described in the Company Proxy Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Company Proxy Statement will comply as to form in all material respects with the applicable provisions of the Securities Act and Exchange Act, as the case may be.

  Section 4.10. Capitalization. The authorized capital stock of the Company consists of 45,000,000 shares of Company Common Stock and 15,000,000 shares of Convertible Preferred Stock, par value $.01 per share (the "Company Preferred Stock"). No shares of Company Preferred Stock are outstanding. As of December 31, 1997, there were 22,239,267 shares of Company Common Stock outstanding and no treasury shares. Set forth in Section 4.10 of the Company Disclosure Statement is a list identifying and describing the number of shares of Company Common Stock to be received upon exercise or conversion, and the exercise or conversion price, of each option, warrant and convertible or exchangeable note outstanding on the date hereof (the "Company Common Stock Equivalents") and the date of grant or issuance, as the case may be, of each such option, warrant or convertible or exchangeable note. Except for the Company Common Stock Equivalents, there are no existing options, warrants, calls, subscriptions or other rights, or other agreements or commitments, obligating the Company or its Subsidiary to issue, transfer or sell any shares of capital stock of the Company or its Subsidiary or any other securities convertible into or evidencing the right to subscribe for any such shares. There are no outstanding stock appreciation rights with respect to the capital stock of the Company or its Subsidiary. All issued and outstanding shares of Company Common Stock are duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights with respect thereto.

  Section 4.11. SEC Filings. (a) The Company has filed with the SEC all required forms, reports, registration statements and documents required to be filed by it with the SEC since December 31, 1997 (collectively, the "Company SEC Reports"), all of which complied as to form when filed in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as the case may be. As of their respective dates, the Company SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

  (b) The Company will deliver to Parent as soon as they become available true and complete copies of any report, registration statement or statement mailed by it to its securityholders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by Parent or Subco, as to which the Company makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its Subsidiary to be included or incorporated by reference in such reports and statements will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and will fairly present in all material respects the consolidated financial position of the Company and its Subsidiary as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

  Section 4.12. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its Subsidiary included or incorporated by reference in any of the Company SEC Reports have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of the Company and its Subsidiary as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements) and such audited financial statements are accompanied by an unqualified opinion thereon by the Company's independent auditors.

  Section 4.13. Absence of Undisclosed Liabilities. At December 31, 1997, neither the Company nor its Subsidiary has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any unusual or extraordinary commitments, except the liabilities recorded on the Consolidated Balance Sheet as of December 31, 1997 of the Company and its Subsidiary (the "1997 Balance Sheet") and/or reflected in the notes thereto, and except for liabilities or obligations that would not, individually or in the aggregate, have a Material Adverse Effect.

  Section 4.14. Absence of Changes or Events. Since December 31, 1997, the Company and its Subsidiary have not, directly or indirectly:

    (a) purchased, otherwise acquired, or agreed to purchase or otherwise acquire, any shares of capital stock of the Company or its Subsidiary, or declared, set aside or paid any dividend or otherwise made a distribution (whether in cash, stock or property or any combination thereof) in respect of their capital stock;

    (b) authorized for issuance, issued, sold, delivered, granted or issued any options, warrants, calls, subscriptions or other rights for, or otherwise agreed or committed to issue, sell or deliver, any shares of any class of capital stock of the Company or its Subsidiary or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of the Company or its Subsidiary, other than pursuant to and in accordance with and subject to the limitations set forth in (i) the Company Option Plans, (ii) the Company Purchase Plans (as defined below in
  Section 5.12) or (iii) the Company Common Stock Equivalents;

    (c)(i) except in the ordinary course of business and consistent with past practice, created or incurred any material indebtedness for borrowed money,
  (ii) assumed, guaranteed, endorsed or otherwise as an accommodation become liable or responsible for the obligations of any other individual, firm or corporation any of which obligations would be material to the Company and its Subsidiary taken as a whole, (iii) made any material loans, advances or capital contributions to or material investments in any other individual, firm or corporation, (iv) entered into any commitment or transaction material to the Company and its Subsidiary taken as a whole, (v) amended or supplemented any material contract, agreement, commitment or other instrument in existence on or prior to December 31, 1997 or (vi) incurred any liabilities, except for liabilities that, individually or in the aggregate, would not have a Material Adverse Effect;

    (d) instituted any change in their accounting methods, principles or practices;

    (e) revalued any of their respective assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivables, except for amounts previously reserved as reflected in the 1997 Balance Sheet;

    (f) suffered any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually or in the aggregate, have a Material Adverse Effect;

    (g) suffered any event or events (i) having, or reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, excluding any such event or events relating solely to Ziconotide and (ii) that would, or would reasonably be likely to, jeopardize the final approval by the FDA for sale in the United States of Ziconotide for the treatment of pain by September 30, 2000 (a "Ziconotide Event");

    (h)(i) increased in any manner the compensation of any of their respective directors or officers or, except in the ordinary course of business and consistent with past practice, their respective employees;
  (ii) paid or agreed to pay any pension, retirement allowance or other employee benefit, or entered into any contract, agreement or understanding with any of their respective past or present employees relating to any such pension, retirement allowance or other employee benefit, except, in each case, as required under agreements, plans or arrangements existing at December 31, 1997; (iii) granted any severance or termination pay to, or entered into any employment consulting or severance agreement with, any person; (iv) entered into any contract, agreement or understanding with any of the Company's or its Subsidiary's past or present employees; (v) except in the ordinary course of business and consistent with past practice, or as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement that was not in existence on or prior to December 31, 1997, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, contract, agreement or understanding, or amended any such plans, contracts, agreements or understandings in existence at or prior to December 31, 1997; or (vi) sold, transferred, leased, licensed, pledged, mortgaged, or otherwise disposed of, or encumbered, or agreed to sell, transfer, lease, license, pledge, mortgage or otherwise dispose of or encumber, any material properties, real, personal or mixed; and

    (i) agreed to (i) do any of the things described in the preceding clauses (a) through (h) other than as expressly contemplated or provided for in this Agreement or (ii) take, whether in writing or otherwise, any action that, if taken prior to the date of this Agreement, would have made any representation or warranty in this Article IV untrue or incorrect.

  Section 4.15. Capital Stock of Subsidiary. The Company is directly or indirectly the record and beneficial owner (including all such qualifying shares) of all of the outstanding shares of capital stock of its Subsidiary. There are no proxies with respect to such shares, and there are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating the Company or its Subsidiary to issue, transfer or sell any shares of capital stock of the Subsidiary or any other securities convertible into or evidencing the right to subscribe for any such shares. All of such shares so owned by the Company are duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto and are owned by the Company free and clear of any claim, lien or encumbrance of any kind with respect thereto. The Company does not, directly or indirectly, own any interest in any corporation, partnership, joint venture or other business association or entity.

  Section 4.16. Litigation. There is no (i) claim, action, suit or proceeding pending or, the Knowledge of the Company, threatened against the Company or its Subsidiary before any court or governmental or regulatory authority or body or arbitration tribunal or (ii) outstanding judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal in a proceeding to which the Company, its Subsidiary or any of their respective assets was or is a party except, in the case of clauses (i) and
(ii) above, such as would not, individually or in the aggregate, prevent or materially delay the Company's ability to consummate the Merger or the other transactions contemplated hereby or have a Material Adverse Effect.

  Section 4.17. Insurance. The Company has heretofore furnished to Parent a list identifying and describing all insurance policies in force on the date hereof covering the businesses, properties and assets of the Company and its Subsidiary, the premiums and coverages of such policies and all claims against such policies. All such policies are currently in effect and true and complete copies of all such policies have been made available to Parent. The Company has not received notice of the cancellation of any of such insurance in effect on the date of this Agreement.

  Section 4.18. Contracts and Commitments. (a) Neither the Company nor its Subsidiary is a party to any existing contract, obligation or commitment of any type in any of the following categories:

    (i) any contract that materially limits or restricts where either of the Company or its Subsidiary may conduct its business or the type or line of business that the Company or its Subsidiary may engage in;

    (ii) any material contract containing any agreement with respect to a change of control of the Company or its Subsidiary; and

    (iii) any hedging, option, derivative or other similar transaction.

  (b) Each material contract to which the Company or its Subsidiary is a party or by which either of them or any of their properties or assets is bound is valid and binding upon the Company and/or its Subsidiary, as the case may be (and, to the Company's Knowledge, on all other parties thereto), in accordance with its terms and is in full force and effect; there is no material breach or violation of or default by the Company or its Subsidiary (or, to the Company's Knowledge, by the other parties thereto) under any such material contract, whether or not such breach, violation or default has been waived; and no event has occurred with respect to the Company or its Subsidiary which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to the right of termination, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any such material contract.

  Section 4.19. Labor Matters; Employment and Labor Contracts. (a) Neither the Company nor its Subsidiary is a party to any union contract or other collective bargaining agreement. Each of the Company and its Subsidiary is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, except for those failures to comply that, individually or in the aggregate, would not have a Material Adverse Effect. There is no labor strike, slowdown or stoppage pending (or any labor strike or stoppage threatened) against or affecting the Company or its Subsidiary. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of the Company or its Subsidiary who are not currently organized.

  (b) Neither the Company nor its Subsidiary is a party to any employment, management services, consultation or other contract or agreement with any past or present officer, director or employee or, to the best of the Company's Knowledge, any entity affiliated with any past or present officer, director or employee, which contract or agreement is required to be described under Item 404 of Regulation S-K of the SEC.

  Section 4.20. Compliance with Laws. Neither the Company nor its Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to its business or operations, except where any such violations or failures to comply would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and its Subsidiary have all permits, licenses and franchises from governmental agencies required to conduct its business as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

  (a) To the Company's Knowledge, as to each product subject to FDA's jurisdiction under the Federal Food, Drug and Cosmetic Act ("FDCA") and the jurisdiction of the Drug Enforcement Agency ("DEA") under the Comprehensive Drug Abuse Prevention and Control Act of 1970 ("CSA") that is manufactured, tested, distributed, held, and/or marketed by the Company or its Subsidiary, such product is being manufactured, held and distributed in substantial compliance with all applicable requirements under the FDCA and the CSA including, but not limited to, those relating to investigational use, premarket clearance, good manufacturing practices, labeling, advertising, record keeping, filing of reports, and security.

  (b) The Company will promptly provide Parent with copies of any document that is issued, prepared (by the Company or otherwise), or otherwise becomes available from the date of this Agreement until the Effective Time that bears on the regulatory status under the FDCA or the CSA of the Company, its Subsidiary or any product of the Company or its Subsidiary, including, but not limited to, any deficiency letter, warning letter, non-approvable letter/order, and withdrawal letter/order.

  (c) The Company will, within five days after signing of this Agreement, provide Parent copies of or make available for Parent's review any and all documents in its or its Subsidiary's possession relevant to assessing the Company's or its Subsidiary's compliance with the FDCA or the CSA and implementing regulations, including, but not limited to, copies of (i) all 483s issued during the last three years; (ii) all audit reports performed during the last three years, whether performed by the Company, its Subsidiary, or an outside consultant; (iii) any document (prepared by the Company or otherwise) concerning any oral or written communication received from the FDA, the DEA, or the Department of Justice during the last three years; (iv) any administrative or judicial order, ruling or agreement issued or entered into during the last three years in which the Company, its Subsidiary, or their respective predecessor companies were a named party or were identified as an interested person; or (v) any recall notice or order.

  Section 4.21. Intellectual Property Rights. To the best of the Company's Knowledge, the Company and its Subsidiary own or have the right to use all Intellectual Property Rights (as defined below in this Section 4.21) necessary to the conduct of their respective businesses. The Company has heretofore furnished to Parent a worldwide list of all patents, trade names, trademarks and service marks, and applications for the foregoing owned or possessed by the Company or its Subsidiary and true and complete copies of all such materials have been made available to Parent. No material rights or licenses to use Intellectual Property Rights (or covenants not to sue in respect thereof) have been granted or acquired by the Company or its Subsidiary. The Company has received no notice of any claims or assertions made by others that the Company has infringed any material Intellectual Property Rights of others by the sale of products or any other activity in the preceding five year period and there has been no such material infringement by the Company during this period. The Company has received no Knowledge of any infringement of Intellectual Property Rights of the Company by others. All issued patents, registered trademarks, and service marks owned by the Company or its Subsidiary are recorded on the public record in the name of the Company or its Subsidiary.

  "Intellectual Property Rights" shall mean and include rights to use patents, trademarks, service marks, trade names, trade secrets, know-how, copyrights, and any and all currently pending applications for any thereof.

  Section 4.22. Taxes. Except for those matters that individually or in the aggregate would not have a Material Adverse Effect, (i) the Company and its Subsidiary have prepared and timely filed or will timely file with the appropriate governmental agencies all franchise, income and all other Tax (as defined below in this Section 4.22) returns, information statements and reports and any other filings (Tax returns, information statements and reports and any other filings are hereinafter collectively referred to as "Tax Returns") required to be filed for any period (or portion thereof) ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and/or its Subsidiary (copies of which for the past three fiscal years have been provided or made available to Parent); (ii) all Taxes of the Company and its Subsidiary in respect of any taxable period (or portion thereof) ending prior to or at the Effective Time have been paid in full to the proper authorities or fully accrued on the publicly available financial statements of the Company or its Subsidiary, other than such Taxes as are being contested in good faith by appropriate proceedings and are adequately reserved for in accordance with U.S. GAAP; (iii) all deficiencies resulting from Tax examinations of federal, state, local and foreign income, sales and franchise and all other Tax Returns filed by the Company and its Subsidiary have either been paid or fully settled, and no issue previously raised by any taxing authority could reasonably be expected to result in a proposed deficiency for any prior, parallel or subsequent period (including periods subsequent to the Effective Time); (iv) to the best Knowledge of the Company, no deficiency has been asserted or assessed against the Company or its Subsidiary and is pending, and no examination of the Company or its Subsidiary is pending or threatened for any material amount of Tax by any taxing authority; (v) no extension of the period for assessment or collection of any Tax is currently in effect and no extension of time within which to file any Tax Return has been requested, which Tax Return has not since been filed; (vi) no Tax liens have been filed with respect to any Taxes of the Company or its Subsidiaries, except for property taxes that have accrued but are not yet due or payable; (vii) there are no Tax sharing agreements or arrangements under which the Company or its Subsidiary will have any obligation or liability on or after the Effective Time; (viii) neither the Company nor its Subsidiary is, or has been at any time during the five-year period prior to the Effective Time, a "United States real property holding corporation," as defined for purposes of Section 897(c)(ii) of the Code; (ix) to the best Knowledge of the Company, there are no transfer pricing agreements made by the Company or its Subsidiary with any taxation authority; (x) neither the Company nor its Subsidiary has made an election under Section 341(f) of the Code; and (xi) neither the Company nor its Subsidiary is obligated to make any payments or provide any other benefits, or is a party to any agreement that on account of the transactions contemplated in this Agreement, would obligate it, or reasonably be expected to obligate it, to make any payments or provide any other benefits that would constitute parachute payments within the meaning of
Section 280G of the Code.

  "Tax" or "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, alternative minimum, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever,
(ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) all transferee, successor, joint and several or contractual liability (including, without limitation, liability pursuant to United States Treasury Regulation ("Treas. Reg.") (S) 1.1502-6 (or any comparable state, local or foreign provisions)) in respect of any items described in clause (i) or (ii) above.

  Section 4.23. Employee Benefit Plans; ERISA. (a) There are no "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Pension Benefit Plans"), "welfare benefit plans" as defined in Section 3(1) of ERISA ("Welfare Plans"), or stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, or vacation plans, or any other employee benefit plan, program, policy or arrangement, covering employees (or former employees), maintained or contributed to by the Company or its Subsidiary or any of their ERISA Affiliates (as hereinafter defined), or to which the Company or its Subsidiary or any of their ERISA Affiliates contributes or is obligated to make payments thereunder or otherwise may have any liability (collectively, the "Employee Benefit Plans"). For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code including the Company or its Subsidiary.

  (b) The Company and its Subsidiary, and each of the Pension Benefit Plans and Welfare Plans, are in compliance with the applicable provisions of ERISA, the Code and other applicable laws, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

  (c) All contributions to, and payments from, the Pension Benefit Plans that are required to have been made in accordance with the Pension Benefit Plans have been timely made, except where the failure to make such contributions or payments on a timely basis would not, individually or in the aggregate, either impair the Company's ability to consummate the Merger and the other transactions contemplated hereby or have a Material Adverse Effect.

  (d) Any Pension Benefit Plans intended to qualify under Section 401 of the Code have been determined by the Internal Revenue Service ("IRS") to be so qualified and no event has occurred and no condition exists with respect to the form or operation of such Pension Benefit Plans that would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

  (e) There are (i) no investigations pending by any governmental entity (including the Pension Benefit Guaranty Corporation) involving the Pension Benefit Plans or Welfare Plans and (ii) no pending or threatened claims (other than routine claims for benefits), suits or proceedings against any Pension Benefit or Welfare Plan, against the assets of any of the trusts under any Pension Benefit or Welfare Plan or against any fiduciary of any Pension Benefit or Welfare Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any Pension Benefit Plan or against the assets of any trust under such plan, except for those that would not, individually or in the aggregate, give rise to any liability that would have a Material Adverse Effect, nor, to the best of the Company's Knowledge, are there any facts that would give rise to any liability, except for those that would not, individually or in the aggregate, either impair the Company's ability to consummate the Merger and the other transactions contemplated hereby or have a Material Adverse Effect in the event of any such investigation, claim, suit or proceeding.

  (f) None of the Company, its Subsidiary or any employee of the foregoing, nor any trustee, administrator, other fiduciary or, to the Knowledge of the Company, any other "party in interest" or "disqualified person" with respect to the Pension Benefit Plans or Welfare Plans, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could result in a tax or penalty on the Company or its Subsidiary under Section 4975 of the Code or Section 502(i) of ERISA, except any such event that would not, individually or in the aggregate, either impair the Company's ability to consummate the Merger and the other transactions contemplated hereby or have a Material Adverse Effect.

  (g) None of the Company, its Subsidiary or any of their ERISA Affiliates maintains or contributes to, nor have they ever maintained or contributed to, any pension plan subject to Title IV of ERISA or Sections 412 of the Code or 302 of ERISA.

  (h) None of the Company, its Subsidiary or any ERISA Affiliate has incurred any material liability under Title IV of ERISA.

  (i) None of the Company, its Subsidiary or any ERISA Affiliate has incurred any material liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of
Section 3(37) of ERISA.

  (j) With respect to each of the Employee Benefit Plans, true, correct and complete copies of the following documents have been made available to Parent:
(i) the plan document and any related trust agreement, including amendments thereto, (ii) any current summary plan descriptions and other material communications to participants relating to the Employee Benefit Plans, (iii) the most recent Forms 5500, if applicable, and (iv) the most recent IRS determination letter, if applicable.

  (k) None of the Welfare Plans maintained by the Company or its Subsidiary provide for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). The Company and its Subsidiary (to the extent that the Subsidiary maintains a "group health plan" within the meaning of Section 5000(b)(1) of the Code) have complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder, except where the failure to comply would not, individually or in the aggregate, either impair the Company's ability to consummate the Merger and the other transactions contemplated hereby or have a Material Adverse Effect.

  (l) No liability under any Pension Benefit or Welfare Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which the Company or its Subsidiary has received notice that such insurance company is in rehabilitation or a comparable proceeding.

  (m) The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of the Company or its Subsidiary; provided, however, that the vesting and exercisability schedule of the unvested and unexercisable portion of each option to purchase Company Common Stock that is outstanding immediately prior to the date of this Agreement will accelerate in a manner that is consistent with the acceleration schedule adopted by the Board of Directors of the Company by resolution dated December 21, 1995.

  (n) The Company has heretofore furnished to Parent each Foreign Plan (as hereinafter defined) to the extent the benefits provided thereunder are not mandated by the laws of the applicable foreign jurisdiction. The Company and its Subsidiary and each of the Foreign Plans are in compliance with applicable laws and all required contributions have been made to the Foreign Plans, except where the failure to comply or make contributions would not, individually or in the aggregate, either impair the Company's ability to consummate the Merger and the other transactions contemplated hereby or have a Material Adverse Effect. Each of the Foreign Plans that is a funded defined benefit plan has a fair market value of plan assets that is greater than the plan's liabilities, as determined in accordance with applicable laws. For purposes hereof, the term "Foreign Plan" shall mean any plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the Company or its Subsidiary with respect to employees (or former employees) employed outside the United States.

  Section 4.24. Environmental Matters. (a) Except to the extent otherwise disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, respecting material environmental liabilities and risks,
(i) to the Knowledge of the Company, the Company possesses all Environmental Permits required under applicable Environmental Laws to conduct its current business, and is, and within the last three years has been, in compliance with the terms and conditions of such Environmental Permits, except where the failure to so possess or comply would not reasonably be expected to have a Material Adverse Effect; to the Company's Knowledge, no Environmental Permits possessed by the Company will be revoked, suspended, or will not be renewed;

  (ii) except as would not have a Material Adverse Effect, to the Knowledge of the Company, the execution and delivery of this Agreement and the consummation by the Company of the Merger and other transactions contemplated hereby will not affect the validity or require the transfer of any Environmental Permits held by the Company, and will not require any notification, disclosure, registration, reporting, filing, investigation, or remediation under any Environmental Law;

  (iii) to the Knowledge of the Company, the Company is in compliance, and within the last three years has complied, with all applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect;

  (iv) except as would not reasonably be expected to have a Material Adverse Effect, (a) the Company has not received written notice of a civil, criminal, or administrative action, suit, demand, claim, hearing, adjudicatory proceeding, notice of violation, investigation, notice or demand letter, or request for information pending or threatened under any Environmental Law against the Company, and (b) the Company has not received written notice of actual or potential liability or of violations of or by the Company under any Environmental Law, including, but not limited to, resulting from the activities of any Contractor for or on behalf of the Company, or liability assumed by the Company pursuant to any contract entered into by the Company;

  (v) to the Knowledge of the Company, no property or facility presently or formerly owned, operated or leased by the Company is listed or proposed for listing on the National Priorities List promulgated under the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), or on any state "superfund" list established under any Environmental Law;

  (vi) except as would not reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company, there has been no disposal, spill, discharge or release of any Hazardous Material generated, used, owned, stored or controlled by the Company on, at, or under any property presently or formerly owned, leased or operated by the Company, and there are no Hazardous Materials located in, at, on, or under any such facility or property, or at any other location at which hazardous material generated, used, owned, stored, or controlled by the Company has been disposed of, in any case that could reasonably be expected to require investigation, removal, remedial or corrective action by the Company or that would reasonably likely result in liability of, or costs to, the Company under any Environmental Law;

  (vii) to the Knowledge of the Company, except as would not reasonably be expected to have a Material Adverse Effect, there has not been any underground or above-ground storage tank or other underground storage receptacle or related piping used by the Company, or any impoundment or other disposal area containing Hazardous Materials, except as in compliance with applicable Environmental Law, located on any facility or property owned, leased or operated and used by the Company during the period of such ownership, lease or operation, and no asbestos or polychlorinated biphenyls have been used or disposed of, or have been located at, on, or under any such facility or property during the period of such ownership, lease or operation except in compliance with applicable Environmental Law;

  (viii) to the Knowledge of the Company, no lien has been recorded against any properties, assets or facilities owned, leased or operated by the Company or under any Environmental Law; and

  (ix) as to such Form 10-K report referenced above in this Section 4.24(a), the Company has no Knowledge of any facts or circumstances which would lead to the realization of risks or liabilities listed as qualifications or exceptions to such Form 10-K report.

  (b) To the Knowledge of the Company, the Company has provided or made available to Parent, Subco, and their authorized representatives all records and files not subject to the attorney-client or attorney work product privileges, including, but not limited to, all assessments, reports, studies, audits, analyses, tests and data currently in the possession of the Company concerning the existence of Hazardous Materials at facilities or properties currently or formerly owned, operated, or leased by the Company or concerning compliance by the Company with, or liability under, any Environmental Law. This Section shall not create any obligation to create any records or files or to conduct any tests, assessments or analyses that currently do not exist or are not in the possession of the Company.

  (c) For purposes of this Agreement:

    (i) "Contractor" shall mean any person or entity, including, but not limited to, suppliers, vendors, or service providers with which the Company formerly or presently has any written contract or other formal agreement to provide maintenance, facilities, building operations or cleaning services, or other ministerial services unrelated to product development or manufacturing.

    (ii) "Environmental Law" shall mean CERCLA, the Resource Conservation and Recovery Act of 1976, as amended, and any other applicable federal, state or local statute, rule, regulation, order, judgment, directive, decree or, as decided as of the date of this Agreement, common law applicable to the Company, and regulating or imposing liability or enforceable standards of conduct concerning air emissions, waste water discharges, the release or threatened release or discharge of any Hazardous Material into the environment, the generation, handling, treatment, storage, transport or disposal of any Hazardous Material, or otherwise concerning pollution or the protection of the outdoor or indoor environment, public health, or the disposal of biological material or biohazardous waste.

    (iii) "Environmental Permit" shall mean any permit, license, approval, consent, or other authorization by a federal, state, or local government or regulatory entity pursuant to any Environmental Law.

    (iv) "Hazardous Material" shall mean any pollutant, contaminant or hazardous or toxic substances or wastes, or medical, biohazardous, biological or infectious waste or material, regulated or governed as such in or by any Environmental Law, including, without limitation, any asbestos, any petroleum, oil (including crude oil or any fraction thereof), any radioactive substance, any polychlorinated biphenyls, and any other substance that is adjudicated to impose liability under any Environmental Law.

  Section 4.25. Tax Treatment; Officer's Certificate as to Tax Matters. The Company has not taken, agreed to take, or will take any action that would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under Section 368(a) of the Code or that would prevent an exchange of Company Common Stock for Parent ADSs pursuant to the Merger from qualifying as an exchange described in Section 354 of the Code (except with respect to any cash received in lieu of a fractional share) to which Section 367(a)(1) of the Code does not apply, and to the Company's Knowledge, the Merger and each such exchange will so qualify. As of the date hereof, the Company knows of no reason why it will be unable to deliver to Skadden, Arps, Slate, Meagher & Flom LLP and to Cahill Gordon & Reindel at the Closing representation letters with respect to the Company in form and substance sufficient to enable such counsel to render the opinions required by Section 6.05 of this Agreement.

                                   ARTICLE V

                                   COVENANTS

  Section 5.01. Conduct of Business of the Company. Except as contemplated by this Agreement or as expressly agreed to in writing by Parent, during the period from the date of this Agreement to the Effective Time, the Company and its Subsidiary will each conduct its operations according to its ordinary and usual course of business consistent in all material respects with past practice, and will use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to preserve the current relationships with suppliers, distributors, customers and others having significant business relationships with it and will take no action that would adversely affect its ability to consummate the Merger or the other transactions contemplated hereby. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither the Company nor its Subsidiary will, without the prior written consent of Parent:

    (a) amend its Amended and Restated Certificate of Incorporation (or other applicable charter document) or by-laws;

    (b) authorize for issuance, issue, sell, deliver, grant any options, warrants, calls, subscriptions or other rights for, or otherwise agree or commit to issue, sell or deliver any shares of any class of capital stock of the Company or its Subsidiary or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of the Company or its Subsidiary, other than, in the case of the Company,
  (i) pursuant to and in accordance with and subject to the limitations set forth in (x) the Company Purchase Plans or (y) the Company Common Stock Equivalents and (ii) options to purchase up to 50,000 shares of Company Common Stock pursuant to and in accordance with and subject to the limitations set forth in the Company Option Plans; provided, however, that the Company shall be permitted to take such action as may be necessary to accelerate the vesting and exercisability schedule of the unvested and unexercisable portion of each option to purchase Company Common Stock that is outstanding immediately prior to date of this Agreement in a manner that is consistent with the acceleration schedule adopted by the Board of Directors of the Company by resolution dated December 21, 1995;

    (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or that of any subsidiary;

    (d)(i)(x) create or incur indebtedness for borrowed money, (y) assume, guarantee, endorse or otherwise as an accommodation become liable or responsible for the obligations of any other individual, firm or corporation or (z) make any loans, advances or capital contributions to or investments in any other individual, firm or corporation, except, in the case of each of clause (x),
  (y) and (z), in the ordinary course of business and consistent with past practice but in no event in an amount in excess of $500,000 in the aggregate; (ii) enter into or amend any material contract, agreement, commitment arrangement or transaction material to the Company and its Subsidiary taken as a whole; or (iii) incur any liabilities except for liabilities that, individually or in the aggregate, would not have a Material Adverse Effect;

    (e)(i) increase in any manner the compensation of any of its directors, officers or, except in the ordinary course of business and consistent with past practice, its employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit, or enter into any contract, agreement or understanding with any of its past or present employees relating to any such pension, retirement allowance or other employee benefit, except, in each case, as required under agreements, plans or arrangements existing as of December 31, 1997; (iii) grant any severance or termination pay to, or enter into any employment, consulting or severance agreement with, any person; (iv) except in the ordinary course of business and consistent with past practice, or as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement that was not in existence on or prior to December 31, 1997, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, contract, agreement or understanding, or amend any such plans, contracts, agreements or understandings in existence prior to December 31, 1997; and (v) initiate, approve or allow to begin any new Purchase Period (as defined in the 1997 Company Purchase Plan) under the 1997 Company Purchase Plan or new Offer Period (as defined in the 1992 Company Purchase Plan) under the 1992 Company Purchase Plan.

    (f) except as otherwise expressly contemplated hereby, sell, transfer, lease, license, pledge, mortgage or otherwise dispose of, or encumber, or agree to sell, transfer, lease, license, pledge, mortgage or otherwise dispose of or encumber, any material properties, real, personal or mixed;

    (g) except in the ordinary course of business or as otherwise expressly contemplated hereby, grant any material licenses to use any Intellectual Property Rights or unpatented inventions set forth in Section 4.21 of the Disclosure Statement or acquire any material licenses to use Intellectual Property Rights having a cost in excess of $500,000 in the aggregate; provided that the Company and its Subsidiary shall not grant any material licenses to use any material Intellectual Property Rights or unpatented inventions so set forth without the prior written consent of Parent, which consent shall not be unreasonably withheld;

    (h) except as otherwise expressly contemplated hereby, enter into any other agreements, commitments or contracts, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business and consistent in all material respects with past practice and having a term of no more than one year;

    (i) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with any other person with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights not in the ordinary course of business and consistent with past practice, except as expressly contemplated by this Agreement;

    (j) except as previously approved by the Board of Directors of the Company prior to the date hereof and as identified to Parent prior to the date hereof, authorize, commit to make or make capital expenditures in excess of $500,000 in the aggregate; provided, however, that the Company may make capital expenditures of up to $1.0 million in the aggregate in connection with its facility located at 1980 Independence Avenue, Menlo Park, California;

    (k) permit any insurance policy naming it as a beneficiary or a loss payee to be canceled, terminated or materially altered, except in the ordinary course of business and consistent with past practice and following written notice to Parent;

    (l) maintain its books and records in a manner not in the ordinary course of business and consistent with past practice;

    (m) enter into any hedging, option, derivative or other similar transaction;

    (n) institute any change in its accounting methods, principles or practices or revalue any of its respective assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivables;

    (o) settle or compromise any material federal, state, local or foreign Tax liability, make any new material Tax election, revoke or modify any existing Tax election, or request or consent to a change in any method of Tax accounting;

    (p) except for payment of professional fees relating to the Merger, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities (including accounts payable) in the ordinary course of business and consistent with past practice, or collect, or accelerate the collection of, any amounts owed (including accounts receivable) other than the collection in the ordinary course of business;

    (q) take, cause or permit to be taken any action, whether before or after the Effective Time, that could reasonably be expected to prevent the Merger from constituting a "reorganization" within the meaning of Section 368(a) of the Code or prevent an exchange of Company Common Stock for Parent ADSs pursuant to the Merger from qualifying as an exchange described in Section 354 of the Code (except with respect to any cash received in lieu of a fractional share) to which Section 367(a)(1) of the Code does not apply;

    (r) amend, modify, terminate, waive or permit to lapse other than by the passage of time any material right of first refusal, preferential right, right of first offer or any other material right of the Company or its Subsidiary;

    (s) take any action that would or is reasonably likely to result in any of the covenants and agreements set forth in Article I and V of this Agreement or any of the conditions set forth in Article VI of this Agreement not being satisfied as of the Closing Date; and

    (t) agree to do any of the foregoing.

  Section 5.02. No Solicitation. (a) The Company agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit its Subsidiary or any of its or its Subsidiary's directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or its Subsidiary or any acquisition of any kind of a material portion of the assets or capital stock of the Company and its Subsidiary taken as a whole (an "Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any third party with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided, however, that the Company may, in response to an unsolicited bona fide, written proposal from a Third Party regarding a Superior Proposal (as defined below in this Section 5.02(a)) furnish information to, engage in discussions and negotiate with such Third Party, but only if the Board of Directors of the Company determines in good faith by a majority vote that taking such action is reasonably likely to lead to an Acquisition Transaction that is more favorable to the stockholders of the Company than the Merger and that failing to take such action would be reasonably likely to constitute a breach of the Board's fiduciary duties, having received prior to such determination (i) the written advice of outside legal counsel of the Company that failing to take such action would be reasonably likely to constitute a breach of the fiduciary duties of the Board of Directors and (ii) the written advice of Morgan Stanley & Co. Incorporated or another financial advisor of nationally recognized reputation that the Superior Proposal would be reasonably likely to provide greater value to the Company and its stockholders than the Merger. As used herein, "Superior Proposal" means a bona fide, written and unsolicited offer made by any financially responsible Third Party (other than Parent) with respect to an Acquisition Transaction for which any required financing is committed in writing by reputable financing sources.

  (b) The Company shall promptly notify Parent of (i) receipt of any proposal relating to an Acquisition Transaction or any request for nonpublic information relating to the Company in connection with an Acquisition Transaction or for access to the properties, books or records of the Company or its Subsidiary by any person or entity that informs the Board of Directors of the Company that it is considering making, or has made, a proposal relating to an Acquisition Transaction or (ii) any action, failure to act, determination or resolution by the Company or its Board of Directors referred to in Section 1.05, 5.02(a), 10.02(c), 10.02(d) or 10.03(c). Such notice to
Parent shall be made orally and in writing and shall include a copy of any writing submitted by such person or entity and shall identify the offeror and indicate in reasonable detail the terms and conditions of such proposal, inquiry or contract.

  (c) During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or its Subsidiary is a party. During such period, the Company shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of any such agreement and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

  Section 5.03. Access to Information. (a) From the date of this Agreement until the Effective Time, each party will give the other party and their authorized representatives (including counsel, environmental and other consultants, accountants, auditors and agents) full access during normal business hours to all facilities, personnel and operations and to all books and records of it and its subsidiaries, will permit and cooperate with such other party and their authorized representatives to conduct inspections as they may reasonably require (including, without limitation, any air, water, soil or other environmental testing and monitoring deemed necessary by them) and will cause its officers and those of its subsidiaries to furnish such other party with such financial and operating data and other information with respect to its business and properties as such other party may from time to time reasonably request; provided, however, that the performance by either party of any such environmental testing or monitoring shall be subject to the prior receipt by the other party of reasonably satisfactory indemnity relating thereto.

  (b) Each of Parent and Subco will hold and will cause their respective authorized representatives, including consultants and advisors, to hold in strict confidence pursuant to the Confidentiality Agreement, dated as of January 22, 1998, between Parent and the Company (the "Confidentiality Agreement"), all documents and information (whether oral or written) concerning the Company and its Subsidiary furnished to Parent or Subco in connection with the transactions contemplated by this Agreement. The Company will hold and will cause its authorized representatives, including consultants and advisors, to hold in strict confidence pursuant to the Confidentiality Agreement, all documents and information (whether oral or written) concerning Parent and the Parent Subsidiaries furnished to the Company in connection with the transactions contemplated by this Agreement. Notwithstanding any provision of Article X hereof, nothing herein shall relieve any party of liabilities for any and all damages to the other party by reason of any breach of this Section 5.03(c).

  Section 5.04. Registration Statement and Company Proxy Statement. The Company, with the assistance of Parent (only with respect to information to be provided by Parent) shall prepare and file with the SEC as soon as is reasonably practicable after the date hereof the Company Proxy Statement and Parent, with the assistance of the Company (only with respect to information to be provided by the Company), shall file the Registration Statement in which the Company Proxy Statement shall be included. Parent and the Company shall use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC and the Company Proxy Statement cleared by the staff of the SEC as promptly as practicable. Parent shall take any action required to be taken under applicable state blue sky or securities laws in connection with the Parent ADSs to be issued as Closing Consideration. Parent and the Company shall promptly furnish to each other all information, and take such other actions (including, without limitation, using all commercially reasonable efforts to provide any required consents of their respective independent accountants or auditors, as the case may be), as may reasonably be requested in connection with any action by any of them in connection with the preceding sentences of this
Section 5.04.

  Section 5.05. Commercially Reasonable Efforts; Other Actions. Subject to the terms and conditions herein provided, Parent, Subco and the Company shall use all commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) the filing of Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and using all commercially reasonable efforts to respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation, (ii) the obtaining of all necessary consents, approvals or waivers and (iii) the lifting of any legal bar to the Merger. Parent shall cause Subco to perform all of its obligations under this Agreement and shall not take any action that would cause the Company to fail to perform its obligations hereunder.

  Section 5.06. Public Announcements. Before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated hereby, Parent, Subco and the Company will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to obtaining the consent of each of the other parties to this Agreement (which consent will not be unreasonably withheld or delayed), except as may be required by law.

  Section 5.07. Notification of Certain Matters. The Company shall give prompt notice to Parent of any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by the Company or its Subsidiary subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the general affairs, management, business, operations, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiary taken as a whole, to which the Company or its Subsidiary is a party or is subject. The Company shall keep Parent and Subco informed of all non-routine actions the Company intends to take in connection with any Environmental Law and all actions shall be on terms and conditions reasonably satisfactory to Parent and Subco. Each of the Company and Parent shall give prompt notice to the other party of (a) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the Merger or other transactions contemplated hereby, (b) any change or prospective change that is likely to have, respectively, a Material Adverse Effect or Parent Material Adverse Effect or (c) the occurrence or existence of any event that would, or could with the passage of time or otherwise, make any representation or warranty contained herein untrue.

  Section 5.08. Indemnification. (a) Parent shall cause the Surviving Corporation to maintain and perform in the same manner the Company's existing indemnification provisions with respect to present and former directors and officers of the Company for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time, to the extent permitted or required under applicable law, and the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws in effect at the date hereof (to the extent consistent with applicable law).

  (b) For a period of six years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous) with respect to claims arising from facts or events that occurred at or before the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the annual premiums paid as of the date hereof by the Company for such insurance.

  Section 5.09. Expenses. Except as set forth in Section 10.05, Parent and Subco, on the one hand, and the Company, on the other hand, shall bear their respective expenses incurred in connection with this Agreement, the Merger, and the transactions contemplated hereby, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants, except that expenses incurred in printing, mailing and filing (including, without limitation, SEC filing fees and stock exchange listing application fees) the Company Proxy Statement shall be shared equally by the Company and Parent.

  Section 5.10. Affiliates. The Company shall advise Parent in writing of any person who becomes an Affiliate after the date hereof and prior to the Effective Time and shall use all commercially reasonable efforts to cause each such person to deliver to Parent, no later than the date such person becomes an Affiliate, a written agreement substantially in the form of Exhibit A hereto.

  Section 5.11. Stock Exchange Listings. Parent shall use all commercially reasonable efforts to list on (i) the NYSE, upon official notice of issuance, the Parent ADSs to be issued in connection with the Merger and (ii) the Irish Stock Exchange and the London Stock Exchange (subject to allotment) the Parent Ordinary Shares to be represented by Parent ADSs constituting the Closing Consideration.

  Section 5.12. Resignation of Directors. Prior to the Effective Time, the Company shall take all commercially reasonable efforts to deliver to Parent at no cost the resignations of such directors of the Subsidiary as Parent shall specify, effective at the Effective Time. In connection with any such resignation, the directors shall simultaneously reconvey their directors' qualifying shares, if any, to the Subsidiary or such other persons as Parent shall specify at no additional expense to Parent, Subco or the Subsidiary other than customary expenses directly relating to the transfer and issuance of directors' qualifying shares, if any.

  Section 5.13. Stock Purchase Plans. The Company shall, on or before the Effective Time, terminate (i) effective as of May 1, 1998 its 1992 Employee Stock Purchase Plan (the "1992 Company Purchase Plan") and (ii) effective as of July 1, 1998 its 1997 Employee Stock Purchase Plan (the "1997 Company Purchase Plan" and, together with the 1992 Company Purchase Plan, the "Company Purchase Plans"). Any unused cash balances shall be refunded to participants (as defined in the Purchase Plans) in cash, without interest.

  Section 5.14. Governance. Immediately after the Effective Time, Parent shall appoint Paul Goddard, Ph.D. (i) the President of Pharmaceutical Operations of Parent and (ii) to the Executive Committee of Parent.

  Section 5.15. Employee Benefits. For a period of 12 months following the Effective Time, employees of the Company immediately prior to the Effective Time shall be entitled to receive benefits that are no less favorable, in the aggregate, than the benefits received by such employees immediately prior to the Effective Time; provided, however, that Parent and the Parent Subsidiaries shall not be required to continue any employment relationship with any employee for any specified period of time.

                                  ARTICLE VI

        CONDITIONS TO THE OBLIGATIONS OF PARENT, SUBCO AND THE COMPANY

  The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing (as defined in Section 9.01) of each of the following conditions:

  Section 6.01. Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect. All necessary state securities and blue sky authorizations shall have been received.

  Section 6.02. Stockholder Approval. The approval of a majority of the outstanding shares of Company Common Stock cast at the Special Meeting or any adjournment thereof shall have been obtained.

  Section 6.03. Listing. The Parent ADSs issuable in connection with the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance, and the Parent Ordinary Shares to be represented by Parent ADSs constituting the Closing Consideration shall have been admitted (subject to allotment) to the Official Lists of the Irish Stock Exchange and the London Stock Exchange.

  Section 6.04. Certain Proceedings. (a) No writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered and remain in effect against Parent, Subco or the Company that prohibits the consummation of the Merger or limits the exercise by Parent and the Surviving Corporation of full rights to own and operate the business of the Company and its Subsidiary, and any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and no action shall have been taken under the Irish Mergers Act prohibiting the Merger and the relevant period under the Irish Mergers Act for objection shall have expired.

  (b) All material authorizations, orders, consents, licenses, confirmations, clearances, permissions and approvals that may be required in any foreign jurisdiction for the purposes of applicable anti-trust, competition, takeover or similar legislation in connection with the consummation of the Merger and the other transactions contemplated hereby shall have been received and shall remain in full force and effect.

  Section 6.05. Tax Matters. Parent shall have received an opinion of Cahill Gordon & Reindel, counsel to Parent and Subco, and the Company shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, each such opinion dated as of the Closing Date, and each such opinion substantially to the effect that (i) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent, Subco and the Company will be a party to such reorganization within the meaning of Section 368(b) of the Code; and (iii) except for cash received in lieu of fractional Parent ADSs, no gain or loss will be recognized by a stockholder of the Company as a result of the Merger with respect to the shares of Company Common Stock converted into Parent ADSs; provided that (x) the Company complies with the reporting requirements contained in Treas. Reg.
(S)1.367(a)-3(c)(6) and (y) with respect to any particular stockholder of the Company, such stockholder owns (directly or indirectly and taking into account certain attribution rules) less than five percent of the total voting power and less than five percent of the total value of parent's outstanding capital stock immediately after the Merger (a "less-than-5% holder") or alternatively, such stockholder is not a less-than-5% holder but will still qualify for non recognition treatment provided that such stockholder enters into the applicable gain recognition agreement, as defined in Treasury Regulation section 1.367(a)-3(c)(ii). In rendering such opinions, such counsel may receive and rely upon representations of fact contained in certificates as specified in Section 3.13 and 4.25.

                                  ARTICLE VII

               CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUBCO

  The obligation of Parent and Subco to effect the Merger and to perform their other obligations to be performed at or subsequent to the Closing shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any one or more of which may be waived by Parent or
Subco:

  Section 7.01. Representations and Warranties True. The representations and warranties of the Company that are qualified by reference to a Material Adverse Effect or materiality shall be true and correct in all respects and the representations and warranties of the Company that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made at and as of the Effective Time, except for changes expressly permitted or contemplated by this Agreement.

  Section 7.02. Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, except for those failures to so perform or comply that, individually or in the aggregate, would not either prevent or materially delay the Company's ability to consummate the Merger and the other transactions contemplated hereby or have a Material Adverse Effect.

  Section 7.03. Certificates. The Company shall furnish such certificates of its officers to evidence compliance with the conditions set forth in Sections
7.01 and 7.02 as may be reasonably requested by Parent or Subco.

  Section 7.04. Material Adverse Change. There shall not have occurred since December 31, 1997 (i) any material adverse change in the general affairs, management, business, operations, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiary taken as a whole (including the loss of a significant portion of the employees of the Company), excluding any such material adverse change relating solely to Ziconotide or (ii) any Ziconotide Event.

  Section 7.05. Consents, Approvals and Notifications. All the consents and approvals, and notifications and disclosures, and filings and registrations described in Section 4.03 of this Agreement shall have been obtained.

  Section 7.06. FDA Matters. The meeting between the Company and the FDA regarding, among other things, the filing by the Company with the FDA of a New Drug Application relating to Ziconotide shall have occurred; the FDA shall have granted such meeting and acknowledged receipt of supporting materials for such meeting; the FDA shall have responded during or after the meeting either verbally or in writing; the Company shall have provided to Parent copies of all documents, materials and other information prepared by the FDA or the Company in connection therewith; and Parent shall have been provided the opportunity to attend and observe such meeting.

  Section 7.07. Additional Agreements. Parent shall have received agreements substantially in the form of Exhibit B hereto executed by each of the executive officers of the Company restricting each such executive officer's ability to dispose of Parent ADSs held by such executive officer for a period of one year following the Effective Time.

                                 ARTICLE VIII

                 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

  The obligations of the Company under this Agreement to effect the Merger shall be subject to the fulfillment on or before the Closing Date of each of the following additional conditions, any one or more of which may be waived by the Company:

  Section 8.01. Representations and Warranties True. The representations and warranties of Parent and Subco that are qualified by reference to a Parent Material Adverse Effect or materiality shall be true and correct in all respects and the representations and warranties of Parent and Subco that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made at and as of the Effective Time, except for changes expressly permitted or contemplated by this Agreement.

  Section 8.02. Performance. Parent and Subco shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date except for those failures to so perform or comply that, individually or in the aggregate, would not either prevent or materially delay the ability of Parent or Subco to consummate the Merger and the other transactions contemplated hereby or have a Parent Material Adverse Effect.

  Section 8.03. Certificates. Parent and Subco shall furnish such certificates of their respective officers to evidence compliance with the conditions set forth in Sections 8.01 and 8.02 as may be reasonably requested by the Company.

  Section 8.04. Material Adverse Change. There shall not have occurred since December 31, 1997 any material adverse change in the general affairs, management, business, operations, assets, condition (financial or otherwise) or prospects of Parent and its Parent Subsidiaries taken as a whole.

  Section 8.05. Consents, Approvals and Notifications. All necessary consents and approvals of, and notifications and disclosures to, and filings and registration with, any United States or any other governmental authority or any other third party required on the part of Parent and Subco for the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or accomplished.

                                  ARTICLE IX

                                    CLOSING

  Section 9.01. Time and Place. Subject to the provisions of Articles VI, VII, VIII and X, the closing of the Merger (the "Closing") shall take place at the offices of Cahill Gordon & Reindel, as soon as practicable but in no event later than 9:30 A.M., local time, on the first business day after the date on which each of the conditions set forth in Articles VI, VII and VIII have been satisfied or waived by the party or parties entitled to the benefit of such conditions; or at such other place, at such other time, or on such other date as Parent, Subco and the Company may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

  Section 9.02. Filings at the Closing. Subject to the provisions of Articles VI, VII, VIII and X, the Company, Parent and Subco shall cause to be executed and filed at the Closing the Certificate of Merger and shall cause the Certificate of Merger to be recorded in accordance with the applicable provisions of the Delaware Act and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                   ARTICLE X

                          TERMINATION AND ABANDONMENT

  Section 10.01. Termination. This Agreement may be terminated and the Merger may be abandoned any time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

    (a) by the written agreement of Parent and the Company duly authorized by their respective Boards of Directors;

    (b) by either Parent or the Company if, without fault of such terminating party, the Merger shall not have been consummated on or before November 30, 1998, which date may be extended by mutual consent of the parties hereto;

    (c) by either Parent or the Company, if any court of competent jurisdiction or other governmental body shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable; or

    (d) by either Parent or the Company, if the approval of a majority of the outstanding shares of Company Common Stock cast at the Special Meetings or any adjournment thereof is not obtained.

  Section 10.02. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Parent, at any time prior to the Effective Time, before or after the approval by the stockholders of the Company, if:

    (a) the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in Articles I and V of this Agreement to be complied with or performed by the

  Company at or prior to such date of termination; provided, however, that, if such failure to comply is capable of being cured prior to the Effective Time, such failure shall not have been cured within 20 days of the delivery to the Company of written notice of such failure;

    (b) there exists a breach or breaches of any representation or warranty of the Company contained in this Agreement such that the Closing condition set forth in Section 7.01 would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within 20 days of delivery to the Company of written notice of such breach or breaches;

    (c) the Board of Directors of the Company (i) fails to recommend the approval of this Agreement and the Merger to the Company's stockholders,
  (ii) withdraws or amends or modifies in a manner adverse to Parent its recommendation or approval in respect of this Agreement or the Merger or
  (iii) makes any recommendation with respect to an Acquisition Transaction (including making no recommendation or stating an inability to make a recommendation), other than a recommendation to reject such Acquisition Transaction, or the Board of Directors of the Company shall have resolved to take any of the foregoing actions referred to in this clause and publicly discloses such resolution; or

    (d) the Company or its representatives shall furnish or disclose non-public information to, or negotiate, discuss, explore or otherwise communicate in any way with, a Third Party with respect to an Acquisition Transaction, or the Board of Directors of the Company shall have resolved to take any of the foregoing actions referred to in this clause and publicly discloses such resolution; provided, however, that in such event Parent shall have no right to terminate pursuant to this clause (d) until the earlier of (i) June 29, 1998 and (ii) the 30th calendar day after the date on which the Company or any of its representatives first takes any of the foregoing actions referred to in this clause (d) (the "Trigger Date") and, in each case, only if the Company and its representatives have not terminated all such activities prior to the Trigger Date; provided, further, that if, at any time after the Trigger Date, a Ziconotide Event shall have occurred and be continuing and each of the conditions set forth in Articles VI, VII and VIII shall have been satisfied or waived by the party or parties entitled to the benefit of such conditions, other than any condition which shall not have been satisfied solely as a result of such Ziconotide Event (the "Satisfaction Date"), then Parent shall have no right to terminate pursuant to this clause (d) during the period from the 14th calendar day following the Satisfaction Date to the 44th calendar day following the Satisfaction Date and only if the Company and its representatives have not terminated all such activities prior to such 44th day.

  Section 10.03. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of the Company, by action of the Board of the Directors of the Company, if:

    (a) Parent or Subco shall have failed to comply in any material respect with any of the covenants or agreements contained in Articles I and V of this Agreement to be complied with or performed by Parent or Subco at or prior to such date of termination; provided, however, that, if such failure to comply is capable of being cured prior to the Effective Time, such failure to comply shall not have been cured within 20 days of the delivery to Parent of written notice of such failure;

    (b) there exists a breach or breaches of any representation or warranty of Parent or Subco contained in this Agreement such that the Closing condition set forth in Section 8.01 would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not be cured within 20 days of delivery to Parent of written notice of such breach or breaches; or

    (c) if (i) the Company shall have received a Superior Proposal, (ii) the Board of Directors of the Company reasonably determines in good faith by a majority vote that such Superior Proposal is more favorable to the stockholders of the Company than the Merger and is reasonably likely to be consummated and that failing to take such action would be reasonably likely to constitute a breach of the Board's fiduciary duties to the stockholders of the Company, having received prior to such determination (x) the written advice of outside legal counsel of the Company that failing to take such action would be reasonably likely to constitute a breach of the fiduciary duties of the Board of Directors and (y) the written advice of Morgan Stanley & Co. Incorporated or another financial advisor of nationally recognized reputation that the Superior Proposal would be reasonably likely to provide greater value to the Company and its stockholders than the Merger and (iii) the Company shall have given Parent five days prior notice of its determination to terminate this Agreement.

  Section 10.04 Procedure for Termination. In the event of termination and abandonment of the Merger by Parent or the Company pursuant to this Article X, written notice thereof shall forthwith be given to the other.

  Section 10.05. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and abandonment of the Merger pursuant to this
Article X, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in this Section 10.05 and except that nothing herein shall relieve any party from liability for any breach of this Agreement.

  (b) In the event of a termination of this Agreement by the Company pursuant to Section 10.03(a) or (b), then Parent shall within two business days of such termination pay the Company by wire transfer or immediately available funds to an account specified by the Company up to $3.0 million to reimburse the Company for its documented fees and expenses (including the fees and expenses of counsel, accountants, consultants and advisors) incurred in connection with this Agreement and the transactions contemplated hereby. In the event of a termination of this Agreement by Parent pursuant to Section 10.02(a) or (b), then the Company shall within two business days of such termination pay Parent by wire transfer or immediately available funds to an account specified by Parent up to $3.0 million to reimburse Parent for its documented fees and expenses (including the fees and expenses of counsel, accountants, consultants and advisors) incurred in connection with this Agreement and the transactions contemplated hereby. In the event of a termination of this Agreement by Parent pursuant to Section 10.02(b) and Parent and the Company mutually agree in writing that such termination was valid and in accordance with this Agreement and resulted solely from a Ziconotide Event then, at the Company's option exercised at the time of such termination, Parent shall, within 30 days of such termination, purchase 2,000,000 shares of Company Common Stock at a purchase price in cash equal to $20 per share (subject to appropriate adjustments in the event of any split, combination or reclassification of the Company Common Stock at any time subsequent to the date of this Agreement). Parent shall be entitled to customary registration rights relating to such Company Common Stock including, but not limited to, one demand registration at Parent's expense.

  (c) In the event of a termination of this Agreement (i) by Parent pursuant to Section 10.02(c) or (d) or (ii) by the Company pursuant to Section 10.03(c), then, in any such case, the Company shall within two business days of such termination pay Parent by wire transfer or immediately available funds to an account specified by Parent (a) up to $3.0 million to reimburse Parent for its documented fees and expenses (including the fees and expenses of counsel, accountants, consultants and advisors) incurred in connection with this Agreement and the transactions contemplated hereby and (b) a fee of $24.0 million as liquidated damages.

 (d) In the event of a termination of this Agreement by Parent pursuant to
Section 10.01(b) and if Parent and the Company mutually agree in writing that
(i) such termination was valid and in accordance with this Agreement and (ii) at the time of such termination a Ziconotide Event shall have occurred and be continuing and each of the conditions set forth in Articles VI, VII and VIII shall have been satisfied or waived by the party or parties entitled to the benefit of such conditions, other than any condition which shall not have been satisfied solely as a result of such Ziconotide Event, then, at the Company's option exercised at the time of such termination, Parent shall, within 30 days of such termination, purchase 2,000,000 shares of Company Common Stock at a purchase price in cash equal $20 per share (subject to appropriate adjustments in the event of any split, combination or reclassification of the Company Common Stock at any time subsequent to the date of this Agreement). Parent shall be entitled to customary registration rights relating to such Company Common Stock including, but not limited to, one demand registration at Parent's expense.

                                   ARTICLE XI

                                  DEFINITIONS

  Section 11.01. Terms Defined in This Agreement. The following capitalized terms used herein shall have the meanings ascribed in the indicated sections.

     1997 Balance Sheet.........................................            4.13
     1992 Company Purchase Plan.................................            5.13
     1997 Company Purchase Plan.................................            5.13
     A Warrant..................................................            2.04
     Acquisition Transaction....................................            5.02
     ADRs.......................................................            2.01
     Additional Payments........................................            2.03
     Affiliates.................................................            4.07
     Agreement.................................................. First Paragraph
     Antitrust Division.........................................            5.05
     Average Market Value.......................................            6.06
     B Warrant..................................................            2.04
     CERCLA.....................................................            4.24
     Certificate of Merger......................................            1.02
     Certificates...............................................            2.03
     Closing....................................................            9.01
     Closing Consideration......................................            2.01
     Closing Date...............................................            9.01
     COBRA......................................................            4.23
     Code.......................................................        RECITALS
     Company.................................................... First Paragraph
     Company Common Stock.......................................            2.01
     Company Common Stock Equivalents...........................            4.10
     Company Disclosure Statement...............................      Article IV
     Company Option Plans.......................................            2.04
     Company Preferred Stock....................................            4.10
     Company Proxy Statement....................................            1.05
     Company Purchase Plans.....................................            5.13
     Company SEC Reports........................................            4.11
     Company Warrants...........................................            2.04
     Confidentiality Agreement..................................            5.03
     Constituent Corporations................................... First Paragraph
     Contractor.................................................            4.24
     CSA........................................................            4.20
     Delaware Act...............................................            1.01
     DEA........................................................            4.20
     Effective Time.............................................            1.02
     Employee Benefit Plans.....................................            4.23
     Environmental Law..........................................            4.24
     Environmental Permit.......................................            4.24
     ERISA......................................................            4.23
     ERISA Affiliate............................................            4.23
     Exchange Act...............................................            3.06
     Exchange Agent.............................................            2.03
     Exchange Fund..............................................            2.03
     Exchange Ratio.............................................            2.01

     Exchangeable Notes.........................................            3.11
     FDCA.......................................................            4.20
     Foreign Plan...............................................            4.23
     FTC........................................................            5.05
     Hazardous Material.........................................            4.24
     HSR Act....................................................            3.04
     Intellectual Property Rights...............................            4.21
     Irish Mergers Act..........................................            3.04
     IRS........................................................            4.23
     Less-than-5%-holder........................................            6.05
     Market Value...............................................            2.05
     Material Adverse Effect....................................            4.01
     Merger.....................................................            1.01
     NYSE.......................................................            2.05
     Parent..................................................... First Paragraph
     Parent ADSs................................................            2.01
     Parent "B' Executive Shares................................            3.11
     Parent Disclosure Statement................................     Article III
     Parent Exchange Options....................................            2.04
     Parent Executive Shares....................................            3.11
     Parent Material Adverse Effect.............................            3.01
     Parent Ordinary Shares.....................................            2.01
     Parent Plans...............................................            3.11
     Parent SEC Reports.........................................            3.07
     Parent Subsidiaries........................................            3.01
     Parent Warrants............................................            3.11
     Pension Benefit Plans......................................            4.23
     Registration Statement.....................................            3.06
     SEC........................................................            2.04
     Securities Act.............................................            2.04
     Special Meeting............................................            1.05
     Subco...................................................... First Paragraph
     Subsidiary.................................................            4.01
     Superior Proposal..........................................            5.02
     Surviving Corporation......................................            1.01
     Tax........................................................            4.22
     Tax Returns................................................            4.22
     Taxes......................................................            4.22
     Third Party................................................            1.05
     Treas. Reg.................................................            4.22
     Trigger Date...............................................           10.02
     U.S. GAAP..................................................            3.07
     Welfare Plans..............................................            4.23
     Ziconotide Event...........................................            4.14

                                  ARTICLE XII

                                 MISCELLANEOUS

  Section 12.01. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Parent, Subco and the Company at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that after this Agreement is adopted by the stockholders of the Company, no such amendment or modification shall change the amount or form of the Closing Consideration.

  Section 12.02. Waiver of Compliance; Consents. Any failure of Parent or Subco, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company or Parent or Subco, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.02.

  Section 12.03. Survivability; Investigations. The respective representations and warranties of Parent, Subco and the Company contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto and shall not survive the Closing.

  Section 12.04. Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally, by next-day courier or mailed by registered or certified mail (return receipt requested), first class postage prepaid, or telecopied with written confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, one day after delivery to a courier for next-day delivery, or three days after mailing, if deposited in the U.S. mail, first class postage prepaid.

  (a) if to the Company, to

      Neurex Corporation
      3760 Haven Avenue
      Menlo Park, California 94025
      Telecopy: (650) 853-1538

      Attention: Paul Goddard, Ph.D.

      with a copy to

      Wise & Shepard LLP
      3030 Hansen Way
      Palo Alto, California 94304
      Telecopy: (650) 856-1344

      Attention: Thomas Barton, Esq.

      and with a copy to

      Skadden, Arps, Slate, Meagher & Flom LLP
      300 South Grand Avenue
      Los Angeles, California 90071
      Telecopy: (213) 687-5600

      Attention: Brian J. McCarthy, Esq.

  (b) if to Parent or Subco, to

      Elan Corporation, plc
      Lincoln House
      Lincoln Place
      Dublin 2, Ireland
      Telecopy: 011-353-1-662-4963

      Attention: Thomas G. Lynch

      with a copy to

      Cahill Gordon & Reindel
      80 Pine Street
      New York, New York 10005
      Telecopy: (212) 269-5420

      Attention: William M. Hartnett, Esq.

  Section 12.05. Assignment; Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including, without limitation, any wholly-owned Subsidiary of Parent incorporated under the laws of the United States and substituted for Subco as provided in Section 1.01), but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement is not intended to confer any rights or remedies hereunder upon any other person except the parties hereto and, with respect to Section 5.08, the officers, directors and employees of the Company.

  Section 12.06. Governing Law. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

  Section 12.07. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  Section 12.08. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

  Section 12.09. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; (ii) the term "subsidiary" of any specified corporation shall mean any corporation of which a majority of the outstanding securities having ordinary voting power to elect a majority of the board of directors is directly or indirectly owned by such specified corporation or any other person of which a majority of the equity interests therein is, directly or indirectly, owned by such specified corporation; and (iii) the term "Knowledge" means, solely with respect to the Company, the actual knowledge of the officers, directors or senior managers of the Company, after reasonable inquiry.

  Section 12.10. Entire Agreement. This Agreement, including the exhibits hereto and the documents and instruments referred to herein (including the Disclosure Statement), embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein and therein.

  IN WITNESS WHEREOF, Parent, Subco and the Company have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                          ELAN CORPORATION, PLC

                                                  /s/ John Groom
                                          By: _________________________________
                                            Name: John Groom
                                            Title:President and Chief
                                             Operating Officer

                                          GANESH ACQUISITION CORP.

                                                  /s/ Thomas Lynch
                                          By: _________________________________
                                            Name: Thomas Lynch
                                            Title:Executive Vice President and
                                                   Chief Financial Officer

                                          NEUREX CORPORATION

                                                  /s/ Paul Goddard
                                          By: _________________________________
                                            Name: Paul Goddard
                                            Title:Chief Executive Officer

                                                                      EXHIBIT A

                       FORM OF COMPANY AFFILIATE LETTER

Neurex Corporation
3760 Haven Avenue
Menlo Park, California 94025

Gentlemen:

  The undersigned, a holder of shares of common stock, par value $.01 per share ("Company Common Stock"), of Neurex Corporation, a Delaware corporation (the "Company"), is entitled to receive, in connection with the merger (the "Merger") between the Company and a direct wholly owned subsidiary of Elan Corporation, plc ("Parent"), American Depositary Shares ("ADSs"), each ADS representing one Ordinary Share, par value 4 Irish Pence ("Parent ADSs"), of Parent. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), although nothing contained herein should be construed as an admission of such fact.

  If, in fact, the undersigned is an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Parent ADSs received by the undersigned upon conversion of any shares of Company Common Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice and counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

  The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent ADSs received by the undersigned upon conversion of shares of Company Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) in conformity with the limitations specified by Rules 144 and 145(d), (iii) in a transaction which, in the opinion of counsel reasonably satisfactory to Parent is not required to be registered under the Act or (iv) in a transaction that, as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission (the "SEC"), is not required to be registered under the Act.

  In the event of a sale or other disposition by the undersigned of Parent ADSs pursuant to Rule 145(d)(1), the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent ADSs disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Parent ADSs sold as indicated in the letter.

  The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Parent ADSs received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from independent counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for the purposes of the Act or the third paragraph of this letter.

  The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent ADSs and (ii) the receipt by Parent of this letter is an inducement and a condition to Parent's obligations to consummate the Merger.

                                          Very truly yours,

                                                                        ANNEX I
                                                                   TO EXHIBIT A

[Name]

                                                                         [Date]

  On               the undersigned sold               Ordinary Shares,
represented by American Depositary Shares ("ADSs"), par value 4 Irish Pence (the "Parent ADSs"), of Elan Corporation, plc (the "Parent"). The Parent ADSs were received by the undersigned in connection with the merger of a direct wholly owned subsidiary of Parent with and into Neurex Corporation.

  Based upon the most recent report or statement filed by the Parent with the Securities and Exchange Commission, the Parent ADSs sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

  The undersigned hereby represents that the Parent ADSs were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Parent ADSs, and that the undersigned has not made any payment in connection with the offer or sale of the Parent ADSs to any person other than to the broker who executed the order in respect of such sale.

                                          Very truly yours,

                                                                      EXHIBIT B

                COVENANT NOT TO SELL AMERICAN DEPOSITARY SHARES

ELAN CORPORATION, PLC
Lincoln House
Lincoln Place
Dublin 2, Ireland

Ladies and Gentlemen:

  In connection with the consummation of that certain Agreement and Plan of Merger (the "Agreement") among Neurex Corporation, Elan Corporation, plc ("Parent") and Ganesh Acquisition Corp., dated as of April 29, 1998, the undersigned hereby covenants and agrees with you that, except with your prior written consent and except as otherwise provided below, the undersigned will not and will not offer or agree to, directly or indirectly, (i) sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any security interest, lien, claim, pledge, right of first refusal, limitation on voting rights, charge or encumbrance of any nature whatsoever with respect to, Parent ADSs, (ii) sell any option or contract to purchase or purchase any option or contract to sell Parent ADSs or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Parent ADSs, in the case of each of clauses (i), (ii) and (iii), whether such transaction is to be settled in Parent ADSs or any other securities and whether such Parent ADSs are acquired as Merger Consideration, upon the exercise of options or otherwise, for a period of one year from the Effective Time; provided that, up to 25.0% of the sum of Parent ADSs acquired as Merger Consideration and Parent ADSs underlying Parent Exchange Options may be immediately or from time to time sold in accordance with applicable laws as set forth in the attached affiliate letter. The transfer restrictions set forth above shall (i) cease upon the involuntary termination or death of the undersigned and (ii) shall not apply to transfers to any trust of which the undersigned's direct family members are the beneficiaries.

Dated: [     ], 1998

                                          -------------------------------------
                                          Name:

MORGAN STANLEY                                                       ANNEX B


                                                MORGAN STANLEY & CO.
                                                INCORPORATED
                                                555 CALIFORNIA STREET
                                                SAN FRANCISCO, CALIFORNIA 94104
                                                (415) 576-2000

                                        April 28, 1998




Board of Directors
Neurex Corporation
3760 Haven Avenue
Menlo Park, California 94025-1012

Members of the Board:

We understand that Elan Corporation, plc ("Elan"), Neurex Corporation ("Neurex") and Ganesh Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of Elan, have entered into an Agreement and Plan of Merger and Reorganization, dated as of April 28, 1998 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Neurex. Pursuant to the Merger, Neurex will become a wholly-owned subsidiary of Elan and each issued and outstanding share of common stock, par value $0.01 per share (the "Neurex Common Stock"), of Neurex, other than shares held in treasury or held by Elan or any subsidiary of Elan or Neurex, shall be converted into the right to receive
0.510 shares (the "Exchange Ratio") of American Depository Shares ("Elan ADSs"), evidenced by American Depository Receipts ("Elan ADRs"), each Elan ADS representing one Ordinary Share, par value 4 Irish pence per share, of Elan (the "Elan Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Neurex. Common Stock.

For purposes of the opinion set forth herein, we have:

(i) reviewed certain publicly available financial statements and other information of Elan and Neurex, respectively;

(ii) reviewed certain internal financial statements and other financial and operating data concerning Elan and Neurex prepared by the managements of Elan and Neurex;

(iii) reviewed certain financial projections prepared by the managements of Elan and Neurex;

(iv) discussed the past and current operations and financial condition and the prospects of Elan, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Elan;

                                                                  MORGAN STANLEY
Neurex Corporation
April 28, 1998
Page 2


(v) discussed the past and current operations and financial condition and the prospects of Neurex, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Neurex;

(vi) reviewed the pro forma impact of the Merger on the earnings per share of Elan;

(vii) reviewed the reported prices and trading activity for the Elan ADSs and the Neurex Common Stock;

(viii) compared the financial performance of Elan and Neurex and the prices and trading activity of the Elan ADSs and the Neurex Common Stock with that of certain other publicly-traded companies and their securities;

(ix) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

(x) reviewed and discussed with the senior managements of Elan and Neurex the strategic rationale for the Merger and certain alternatives to the Merger;

(xi) participated in discussions and negotiations among representatives of Elan and Neurex and their financial and legal advisors;

(xii)  reviewed the Merger Agreement and certain related agreements; and

(xiii) considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the internal financial statements, financial projections and/or other financial and operating data and discussions relating to the strategic, financial and operational benefits anticipated from the Merger provided by Elan and Neurex, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance and prospects of Elan and Neurex, respectively. We have relied upon the assessment by the managements of Elan and Neurex of their ability to retain key employees of both Elan and Neurex. We have also relied upon, without independent verification, the assessment by the managements of Elan and Neurex of the strategic and other benefits expected to result from the Merger. We have also relied upon, without independent verification, the assessment by the managements of Elan and Neurex of Elan's and Neurex's technologies and products, the timing and risks associated with the integration of Neurex with Elan, and the validity of, and timing and risks associated with, Elan's and Neurex's existing and future technologies and products, including the timing or likelihood of any results of clinical trials or of any necessary regulatory approvals. We have not made any independent valuation or appraisal of

                                                                  MORGAN STANLEY
Neurex Corporation
April 28, 1998
Page 3

the assets, liabilities or intellectual property of Elan or Neurex, respectively, nor have we been furnished with any such appraisals. We have assumed that the Merger will be accounted in accordance with U.S. Generally Accepted Accounting Principles, will be treated as a tax-free reorganization and/or exchange pursuant to the Internal Revenue Code of 1986, as amended, and will be consummated in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

We have acted as financial advisor to the Board of Directors of Neurex in connection with this transaction and will receive a fee for our services.

In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving Neurex.

It is understood that this letter is for the information of the Board of Directors of Neurex and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Neurex with respect to the Merger with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the Elan ADSs will actually trade at any time and we express no recommendation or opinion as to how the holders of Neurex Common Stock should vote at the shareholders' meeting held in connection with the Merger.

Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Neurex Common Stock.

                           Very truly yours,

                           MORGAN STANLEY & CO. INCORPORATED

                           By: /s/ Charles R. Cory
                               -----------------------------
                               Charles R. Cory
                               Managing Director

                                                                        ANNEX C

                               VOTING AGREEMENT

  VOTING AGREEMENT, dated as of April 29, 1998 (this "Agreement"), among Elan Corporation, plc, a public limited company organized under the laws of Ireland ("Purchaser"), and the individuals whose names and addresses are set forth on the signature pages hereto (collectively, the "Stockholders", and each, individually, a "Stockholder").

  WHEREAS, Purchaser and its wholly-owned subsidiary, Ganesh Acquisition Corp., a Delaware corporation (the "Subsidiary"), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with Neurex Corporation, a Delaware corporation (the "Company"), which Merger Agreement provides, among other things, that the Subsidiary will merge with and into the Company pursuant to the merger contemplated by the Merger Agreement (the "Merger"); and

  WHEREAS, as of the date hereof, the Stockholders own (both beneficially and of record) the number of shares of Common Stock, par value $.01 per share, of the Company ("Company Common Stock") set forth opposite their respective names on the signature pages hereto; and

  WHEREAS, each of the Stockholders has agreed to enter into this Agreement governing the voting and disposition of the shares of Company Common Stock now or hereafter beneficially owned by such Stockholder (the "Shares").

  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

  1. Voting of Shares. Each Stockholder shall, until the Termination Date (as hereinafter defined), cause the Shares owned by such Stockholder to be voted, at the Special Meeting (as defined in the Merger Agreement) or any other meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, in favor of the Merger Agreement and the transactions contemplated thereby, subject to such Stockholder's obligation to faithfully discharge his duty as a director of the Company; provided that the Merger Agreement shall not have been amended to adversely affect the Stockholders in any material respect, without the consent of the Stockholders. For the purposes of this Agreement, "Termination Date" shall mean the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time (as defined in the Merger Agreement), (iii) the termination of this Agreement by the written agreement of the parties hereto or pursuant to the terms of Section 7 of this Agreement.

  2. Irrevocable Proxy. Each Stockholder hereby irrevocably appoints Purchaser, subject to his obligation to faithfully discharge his duty as a director of the Company, until the Termination Date, as such Stockholder's attorney and proxy, with full power of substitution, to vote in such manner as Purchaser or its substitute shall, in its sole discretion, deem proper and otherwise act (by written consent or otherwise) with respect to the Shares (and all other securities issued to the Stockholder in respect of the Shares) which each Stockholder is entitled to vote at the Special Meeting or any other meeting of stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, in accordance with the provisions of Section 1 of this Agreement. This proxy and power of attorney is irrevocable and coupled with an interest in favor of Purchaser. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares (and all other securities issued to the Stockholder in respect of the Shares) which it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect thereto.

  3. No Disposition or Encumbrance of Shares. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, the Stockholder shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on the Stockholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to the Shares.

  4. No Solicitation of Transactions. Except with respect to activities as a director of the Company, each Stockholder shall not, directly or indirectly, through any agent or representative or otherwise, (i) solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or the acquisition of any kind of a material portion of the assets or capital stock of the Company (an "Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any third party with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to perform as contemplated by this Agreement. Each Stockholder immediately shall cease and cause to be terminated all existing discussions or negotiations of the Stockholder and its agents or other representatives with any Person conducted heretofore with respect to any of the foregoing. Each Stockholder shall immediately notify Purchaser if any proposal or offer, or any inquiry or contact with any Person with respect to an Acquisition Transaction, is made and shall, in any such notice to Purchaser, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. THE PROVISIONS OF THIS SECTION 4 SHALL NOT APPLY TO OR RESTRICT ANY ACTION THAT MAY BE TAKEN BY ANY STOCKHOLDER IN HIS CAPACITY AS A DIRECTOR OF THE COMPANY.

  5. Representations and Warranties of the Stockholders. Each Stockholder hereby severally represents and warrants with respect to itself and its ownership of the Shares to Purchaser as follows:

  a. Authority Relative to this Agreement. The Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Stockholder. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

  b. No Conflict. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to (other than pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Securities Exchange Act of 1934, as amended), any governmental or regulatory authority, domestic or foreign, (ii) if applicable, conflict with or violate the Certificate of Incorporation or By-laws of the Stockholder, (iii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which any property or asset of the Stockholder is bound or
(iv) result in the creation of a lien or other encumbrance of any nature whatsoever on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder is or the Shares are bound.

  c. Title to the Shares. The Shares owned by the Stockholder are all the securities of the Company owned, either of record or beneficially, by the Stockholder. The Stockholder owns all such Shares free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever which would prohibit the granting of the proxy contained herein, and, except as provided in this Agreement, the Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.

  d. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

  6. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Stockholders that Purchaser has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

  7. Termination of Agreement. Purchaser reserves the right in its sole discretion at any time hereafter to terminate this Agreement and all irrevocable proxies granted to it hereunder.

  8. Miscellaneous.

  a. Expenses. Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

  b. Further Assurances. From time to time at the other party's reasonable request, Purchaser and the Stockholders will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

  c. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they may be entitled at law or in equity.

  d. Entire Agreement. This Agreement constitutes the entire agreement between Purchaser and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Purchaser and the Stockholders with respect to the subject matter hereof.

  e. Assignment. This Agreement shall not be assigned by operation of law or otherwise, without the prior written consent of the parties.

  f. Obligations of Successors; Parties in Interest. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the successors and permitted assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

  g. Amendment; Waiver. This Agreement may not be amended or changed except by an instrument in writing signed by the parties hereto. Any party hereto may
(i) extend the time for the performance of any obligation or other act of the other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

  h. Severability. The validity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

  i. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8(i):

  if to Purchaser:

    ELAN CORPORATION, PLC
    Lincoln House
    Lincoln Place
    Dublin 2, Ireland
    Attention: Thomas G. Lynch
    Telecopy: 011-353-1-662-4963

  with a copy to:

    Cahill Gordon & Reindel
    80 Pine Street
    New York, New York 10005
    Attention: William M. Hartnett, Esq.
    Telecopy: (212) 269-5420

  if to any Stockholder:

    at the respective addresses of such Stockholder set forth on the signature pages to this Agreement.

  j. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE DELAWARE PRINCIPLES OF CONFLICTS OF
LAW) AS TO ALL MATTERS, INCLUDING, BUT NOT LIMITED TO, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

  k. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

  l. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies or any nature whatsoever under or by reason of this Agreement.

  m. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

  n. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT IT MIGHT HAVE TO A JURY TRIAL OF ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT.

  IN WITNESS WHEREOF, Purchaser and the Stockholders have duly executed this Agreement, as of the date first written above.

                                          PURCHASER:

                                          ELAN CORPORATION, PLC

                                          By: /s/ Thomas G. Lynch
                                            ___________________________________
                                            Name: Thomas G. Lynch
                                            Title: Executive Vice President
                                            and
                                                 Chief Financial Officer

                                      NUMBER OF
                     STOCKHOLDERS:  SHARES OWNED:
                     -------------  -------------
           /s/ David L. Anderson       264,392
     --------------------------------------------
      Name: David L. Anderson
      Address:
           /s/ Thomas L. Barton        135,999
     --------------------------------------------
      Name: Thomas L. Barton
      Address:
           /s/ Gerard N. Burrow         16,832
     --------------------------------------------
      Name: Gerard N. Burrow, M.D.
      Address:
            /s/ John F. Chappell       113,680
     --------------------------------------------
      Name: John F. Chappell
      Address:
           /s/ Sandra K. Cooper           None
     --------------------------------------------
      Name: Sandra K. Cooper
      Address:
           /s/ Raymond C. Egan          19,207
     --------------------------------------------
      Name: Raymond C. Egan
      Address:
            /s/ John W. Glynn, Jr.      47,603
     --------------------------------------------
      Name: John W. Glynn, Jr.
      Address:
            /s/ Paul Goddard           538,971
     --------------------------------------------
      Name: Paul Goddard, Ph.D
      Address:

                                       NUMBER OF
                     STOCKHOLDERS:   SHARES OWNED:
                     -------------   -------------
          /s/ Howard E. Greene, Jr.      51,020
     ---------------------------------------------
      Name: Howard E. Greene, Jr.
      Address:
            /s/ Robert R. Luther        215,690
     ---------------------------------------------
      Name: Robert R. Luther, M.D.
      Address:
           /s/ John W. Varian            24,999
     ---------------------------------------------
      Name: John W. Varian
      Address:
            /s/ Paul L. Wood               None
     ---------------------------------------------
      Name: Paul L. Wood, Ph.D
      Address:
            /s/ Philip J. Young          52,081
     ---------------------------------------------
      Name: Philip J. Young
      Address:

                                                                        ANNEX D

                              NEUREX CORPORATION

           1998 EMPLOYEE, CONSULTANT AND DIRECTOR STOCK OPTION PLAN
                    (AS ADOPTED EFFECTIVE FEBRUARY 3, 1998)

  1. Purposes of this Plan. The purposes of this 1998 Employee, Consultant and Director Stock Option Plan (this "Plan") of Neurex Corporation, a Delaware corporation (the "Company"), are as follows:

    (a) To furnish incentives to individuals chosen to receive options because they are considered capable of responding by improving operations and increasing profits;

    (b) To encourage selected employees and consultants to accept or continue employment with, or consulting to, the Company or its affiliates;

    (c) To encourage non-employee directors to accept membership on, or to continue serve as members of, the Company's Board of Directors; and

    (d) To increase the interest of selected employees and consultants and of non-employee directors in the Company's welfare through their participation in the growth in value of the Company's Common Stock ("Common Stock").

  To accomplish the foregoing objectives, this Plan provides a means whereby employees, consultants, and directors may receive options to purchase Common Stock. Options granted under this Plan will be either nonstatutory stock options (subject to federal income taxation upon exercise) or incentive stock options (generally not subject to immediate federal income taxation upon exercise) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "IRC").

  2. Eligible Persons. Every individual who at the date of grant is an employee of the Company or of any parent or subsidiary of the Company (as defined in Section 5.1(c) below) is eligible to receive incentive stock options and nonstatutory stock options to purchase Common Stock under this Plan. The term "employee" includes an officer or director who is an employee of the Company or a parent or subsidiary of it, as well as a non-officer, non-director employee of the Company or a parent or subsidiary of it. Every individual who at the date of grant is a consultant to, or a non-employee director of, the Company or of any parent or subsidiary of the Company is eligible to receive nonstatutory stock options to purchase Common Stock under this Plan, but shall not be eligible to receive incentive stock options. The term "consultant" includes individuals employed by, or otherwise affiliated with, a person providing consulting services to the Company or any parent or subsidiary of the Company.

  3. Common Stock Subject to Plan.

    (a) There shall be reserved for issue upon the exercise of options granted under this Plan One Million (1,000,000) shares of Common Stock, subject to adjustment as provided in Section 7 hereof. If an option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of this Plan.

    (b) Notwithstanding any other provisions of this Plan, the aggregate number of shares of Common Stock subject to outstanding options granted under this Plan, plus the aggregate number of shares issued upon the exercise of all options granted under this Plan, shall never be permitted to exceed the number of shares specified in the first sentence of Section 3(a) above.

  4. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may appoint one or more Committees each consisting of not less than two members of the Board to administer the Plan on behalf of the Board (in either case the "Administrator"), subject to such terms and conditions as the Board may prescribe. Once appointed, such Committees shall continue to serve until otherwise directed by the Board. Any grants of options to persons who are subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") shall be made (i) by the entire Board, (ii) by a Committee of two or more directors, each of whom is a Non-Employee Director and an Outside Director, or (iii) as otherwise permitted by both Rule 16b-3, Section 162(m) of the Code and other applicable regulations. The term "Non-

Employee Director" shall have the same meaning as defined or interpreted for purposes of Rule 16b-3 (including amendments and successor provisions) as promulgated by the Securities and Exchange Commission pursuant to its authority under the Exchange Act. The term "Outside Director" shall have the same meaning as defined or interpreted for purposes of Section 162(m) of the IRC. The Board may from time to time increase the size of the Committee(s) and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, or fill vacancies however caused.

  The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper. Subject to the terms and conditions of this Plan, and except as otherwise set forth herein, the Administrator shall have the sole authority, in its discretion:

    (a) to determine to which of the eligible individuals, and the time or times at which, options to purchase Common Stock of the Company shall be granted;

    (b) to determine the number of shares of Common Stock to be subject to options granted to each eligible individual;

    (c) to determine the price to be paid for the shares of Common Stock upon the exercise of each option;

    (d) to determine the term and the exercise schedule of each option;

    (e) to determine the terms and conditions of each stock option agreement (which need not be identical) entered into between the Company and any eligible individual to whom the Administrator has granted an option;

    (f) to interpret this Plan;

    (g) to accelerate the exercise date or schedule with respect to any option granted under this Plan or, with the consent of the holder thereof, to modify or amend any such option; and

    (h) to make all determinations deemed necessary or advisable for the administration of this Plan.

  5. Terms of Options. Each option granted under this Plan shall be evidenced by a stock option agreement between the individual to whom the option is granted (the "optionee") and the Company. Each such agreement shall designate the option thereby granted as an incentive stock option, or a nonstatutory stock option or in part an incentive stock option, and in part a nonstatutory stock option. Each such agreement shall be subject to the terms and conditions set forth in Section 5.1, and to such other terms and conditions not inconsistent therewith as the Administrator may deem appropriate in each case. In addition, incentive stock options shall be subject to the terms and conditions set forth in Section 5.2.

  5.1 Terms and Conditions to Which All Options Are Subject. All options granted under this Plan shall be subject to the following terms and conditions:

    (a) Term of Options. The period or periods within which an option may be exercised shall be determined by the Administrator at the time the option is granted, and such period or periods may be amended subsequently only by written mutual agreement of the Company (at the direction of the Administrator) and the optionee. In no event shall such period extend beyond ten (10) years from the date the option is granted in the case of an incentive stock option or ten (10) years and one (1) week from the date the option is granted in the case of a nonstatutory stock option.

    (b) Exercise Price. The price to be paid for each share of Common Stock upon the exercise of an option shall be determined by the Administrator at the time the option is granted, but shall in no event be less than eighty-five percent (85%) in the case of a nonstatutory stock option, and one hundred percent (100%) in the case of an incentive stock option, of the fair market value of a share of Common Stock on the date the option is granted. For all purposes of this Plan, the fair market value of the Common Stock on any particular date shall be the closing price on the trading day next preceding that date on the principal securities exchange on which the Company's Common Stock is listed, or, if such Common Stock is not then listed on any securities exchange, then the fair market value of the Common Stock on such date shall be the closing price as reported by the National Association of Securities Dealers, Inc. Automated Quotation

  System ("NASDAQ") on the trading day next preceding such date. In the event that the Company's Common Stock is neither listed on a securities exchange nor quoted by NASDAQ, then the Administrator shall determine the fair market value of the Company's Common Stock on such date.

  Notwithstanding the above provisions of this Section 5.1(b), the exercise price of all options granted to the Company's non-employee directors will be 100% of the fair market value of the Common Stock determined as above.

  (c) More than Ten Percent Shareholders. No option shall be granted to any individual who, at the time such option would be granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of outstanding capital stock of the Company, or of any parent corporation or subsidiary corporation of the Company, unless the exercise price (as provided in Section 5.1(b) hereof) is, in the case of a nonstatutory stock option, not less than one hundred percent (100%) and in the case of an incentive stock option, not less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date the option is granted, and in the case of an incentive stock option the period within which the option may be exercised (as provided in Section 5.1(a) hereof) does not exceed five
(5) years from the date the option is granted. For purposes of this Section 5.1(c) in determining stock ownership, an optionee shall be considered as owning the voting capital stock owned, directly or indirectly, by or for his brothers and sisters, spouse, ancestors and lineal descendants. Voting capital stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries, as applicable. An optionee shall not be considered as owning the shares of Common Stock issuable upon exercise of any option which such optionee holds. Additionally, for purposes of this
Section 5.1(c), outstanding capital stock shall include all capital stock actually issued and outstanding immediately after the grant of the option to the optionee. Outstanding capital stock shall not include capital stock authorized for issue under outstanding options held by the optionee or by any other person. As used in this Plan, the terms "parent corporation" and "subsidiary corporation" shall have the meanings set forth in IRC Sections 424(e) and (f), respectively.

    (d) Method of Payment for Common Stock. The exercise price for each share of Common Stock purchased under an option shall be paid in full in cash at the time of purchase.

    (e) Nontransferability. All options shall be nontransferable, except by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the optionee only by the optionee.

    (f) Withholding and Employment Taxes. At the time of exercise of an option, the optionee shall remit to the Company in cash the amount of any and all applicable federal and state withholding and employment taxes.

    (g) Death. Upon the death of an employee, any option which such employee holds may be exercised, within such period after the date of death as the Administrator shall prescribe in the stock option agreement, by the employee's representative or by the person entitled thereto under the employee's will or the laws of intestate succession.

    (h) Disability. Upon the permanent and total disability of an employee (as defined in IRC Section 22(e)(3)), any stock option which the employee holds may be exercised by the employee within such period after the date of termination of employment resulting from such disability (not to exceed twelve (12) months in the case of an incentive stock option) as the Administrator shall prescribe in the stock option agreement. The option shall terminate upon the expiration of such prescribed period, unless the employee dies prior thereto, in which event the provisions of Section 5.1(g) hereof shall apply.

    (i) Retirement. Upon the voluntary retirement of an employee at or after reaching sixty-five (65) years of age, any stock option which such employee holds may be exercised by such employee with respect to all or any portion of the balance of the Common Stock subject thereto within such period after the date of retirement (not to exceed three (3) months in the case of an incentive stock option) as the Administrator shall prescribe in the stock option agreement. The option shall terminate upon the expiration of such prescribed period, unless the employee dies prior thereto, in which event the provisions of Section 5.1(g) hereof shall apply.

    (j) Transfer to Related Corporation. If an employee leaves the employ of the Company to become an employee of any parent or subsidiary corporation of the Company, or if the employee leaves the employ of any such parent or subsidiary corporation to become an employee of the Company or of another parent or subsidiary corporation, such employee shall be deemed to continue as an employee of the Company for all purposes of this Plan.

    (k) Other Severance. If an employee leaves the employ of the Company for any reason other than as set forth in subsections (g) through (i), above, any stock option which such employee holds may be exercised by such employee with respect to all or any portion of the balance of the Common Stock subject thereto within such period after the date of severance (not to exceed three (3) months in the case of an incentive stock option) as the Administrator shall prescribe in the stock option agreement.

    (l) Other Provisions. Each option granted under this Plan may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administrator. However, options granted after the date the Common Stock of the Company is first quoted on the National Association of Securities Dealers Automated Quotation System or listed on an established stock exchange shall not contain any provisions giving the Company a right of first refusal to purchase the Common Stock underlying the options.

  5.2 Additional Terms and Conditions to Which Incentive Stock Options Are Subject. Options granted under this Plan which are designated as incentive stock options shall be subject to the following additional terms and conditions:

    (a) Annual Limitation. To the extent the aggregate fair market value (determined as of the date an incentive stock option is granted) of the stock with respect to which incentive stock options granted become exercisable for the first time by an employee during any one (1) calendar year (under this Plan and under all other plans of the Company and of any parent or subsidiary corporation) exceed One Hundred Thousand Dollars ($100,000), such options shall be treated as options which are not incentive stock options.

    (b) Disqualifying Dispositions. If Common Stock acquired by exercise of an incentive stock option granted pursuant to this Plan is disposed of within two (2) years from the date of grant of the option or within one (1) year after the transfer of the Common Stock to the optionee, the holder of the Common Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

  6. Stock Issuance and Rights as Shareholder. Notwithstanding any other provisions of this Plan, no optionee shall have any of the rights of a shareholder (including the right to vote and receive dividends) of the Company, by reason of the provisions of this Plan or any action taken hereunder, until the date such optionee shall both have paid the exercise price for the Common Stock and shall have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) the stock certificate evidencing such shares.

  7. Adjustments Upon Changes in Capitalization or Merger.

    (a) Subject to any required action by the Company's shareholders, the number of shares of Common Stock covered by this Plan as provided in
  Section 3, the number of shares covered by each outstanding option granted hereunder and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such outstanding shares of Common Stock effected without the receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."

    (b) Subject to any required action by the Company's shareholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain and apply to the securities to which a holder of the number of shares subject to the option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding option to terminate, unless the surviving corporation in the case of a merger or consolidation assumes outstanding options or replaces them with substitute options having substantially similar terms and conditions; provided, however, that if an outstanding option is to terminate upon any such event, the Administrator, on such terms and conditions as it deems appropriate, may provide, either by the terms of a stock option agreement or by a resolution adopted prior to the occurrence of any such event, that, for some period of time prior to such event, such option shall be exercisable as to all or any portion of the shares covered by the portion of the option that previously has not lapsed, terminated, or been exercised, notwithstanding any standard exercise schedule otherwise provided for in the stock option agreement.

    (c) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

    (d) Except as hereinabove expressly provided in this Section 7, no optionee shall have any rights by reason of any subdivision or consolidation of shares of the capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or of securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to any option granted hereunder.

    (e) The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

  8. Manner of Exercise. An optionee wishing to exercise an option shall give written notice to the Company at its principal executive office, to the attention of the Secretary of the Company, accompanied by payment of the exercise price as provided in Section 5.1(b). The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such option was exercised.

  Promptly after receipt of written notice of exercise of an option, the Company shall, without charge for stock issue or transfer taxes, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock pursuant to the terms of the option agreement.

  9. Employment, Consulting or Director Relationship. Nothing in this Plan or any option granted hereunder shall interfere with or limit in any way the right of the Company or of its parent or subsidiaries to terminate any optionee's employment, consultancy, or directorship at any time, nor confer upon any optionee any right to continue as an employee of, consultant to, or director of, the Company or any of its parent or subsidiaries.

  10. Securities Law Requirements.

    (a) The Administrator may require an individual as a condition of the grant and of the exercise of an option, to represent and establish to the satisfaction of the Administrator that all shares of Common Stock to be acquired upon the exercise of such option will be acquired for investment and not for resale. The Administrator shall cause such legends to be placed on certificates evidencing shares of Common Stock issued upon exercise of an option as, in the opinion of the Company's counsel, may be required by federal and applicable state securities laws.

    (b) No shares of Common Stock shall be issued upon the exercise of any option unless and until counsel for the Company determines that: (i) the Company and the optionee have satisfied all applicable requirements under the Securities Act of 1933, as amended, and the Exchange Act; (ii) any applicable requirement of any stock exchange or quotation system on which the Company's Common Stock is listed or quoted has been satisfied; and
  (iii) all other applicable provisions of state and federal law have been satisfied.

  11. Amendment. The Board may terminate this Plan or amend this Plan from time to time in such respects as the Board may deem advisable, except that, without the approval of the Company's shareholders in compliance with the requirements of applicable law, no such revision or amendment shall:

    (a) increase the number of shares of Common Stock reserved under Section 3 hereof for issue under this Plan, except as provided in Section 7 hereof;

    (b) change the class of persons eligible to participate in this Plan under Section 2 hereof;

    (c) extend the term of this Plan under Section 12 hereof; or

    (d) amend this Section 11 to defeat its purpose.

  12. Termination. This Plan shall terminate automatically on May 7, 2008, and may be terminated at any earlier date by the Board. No option shall be granted hereunder after termination of this Plan, but such termination shall not affect the validity of any option then outstanding.

  13. Time of Granting Options. The date of grant of an option hereunder shall, for all purposes, be the date on which the Administrator makes the determination granting such option.

  14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan.

  15. Effective Date. This Plan shall become effective upon adoption by the Board of Directors of the Company, and shall be effective on said date, provided this Plan is approved within twelve (12) months of said date by the shareholders of the Company in accordance with the Certificate of Incorporation and Bylaws of the Company and the requirements of the IRC and the Delaware General Corporation Law. Options may be granted hereunder, but may not be exercised, prior to the date of such shareholder approval.